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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CANDLEWOOD HOTEL COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee was calculated by multiplying the aggregate transaction cash value of $105,000,000 by 0.0000809.

	(4)	Proposed maximum aggregate value of transaction: $105,000,000
	(5)	Total fee paid: $8,495
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

8621 East 21st Street North, Suite 200
Wichita, Kansas 67206

November 17, 2003

Dear Stockholder:

        You are invited to attend a Special Meeting (the "Special Meeting") of Stockholders of Candlewood Hotel Company, Inc., a Delaware corporation ("Candlewood" or the "Company"), to be held on December 12, 2003 at 10:00 a.m. local time at the offices of Latham & Watkins LLP at 885 Third Avenue, Suite 1000, New York, New York 10022-4802.

        As previously announced, on October 26, 2003, Candlewood's Board of Directors unanimously approved transactions that will result in the sale of substantially all of the Company's assets and the eventual dissolution and winding up of the Company. As more fully set forth in the accompanying proxy statement, at the Special Meeting we will ask you to consider and vote and approve the following Proposals:

  •
  the sale of twelve hotels to Hospitality Properties Trust (the "HPT Sale");

  •
  the sale of the rights to all existing Candlewood franchise agreements and the sale of certain trademarks and brand names to Six Continents Hotels, Inc. (the "SCH Sale");

  •
  the amendment of our Restated Certificate of Incorporation to change the corporate name of the Company from "Candlewood Hotel Company, Inc." to "WCH, Inc.";

  •
  the amendment of our Certificate of Designations of our Series A Cumulative Convertible Preferred Stock and our Certificate of Designations of our Series B Cumulative Convertible Preferred Stock so that the holders of our Common Stock are entitled to receive a portion of the liquidation proceeds from the HPT and SCH Sales in excess of $25 million; and

  •
  the Plan of Dissolution (the "Plan of Dissolution").

        As described in the accompanying proxy statement, we will not undertake any of the foregoing Proposals unless all of the other Proposals are approved. For example, we will not engage in the transactions contemplated by any of the Proposals to sell assets to HPT and SCH, amend our Certificate of Incorporation or Certificates of Designations or implement the Plan of Dissolution unless all five of the Proposals are approved.

        The Board has approved each of the Proposals and has determined that each is in the best interests of our stockholders. After careful consideration, our Board recommends that our stockholders vote to approve each of the Proposals, each as described in the accompanying proxy statement. The Board formed a Special Committee for the purpose of evaluating the Proposals from the perspective of our holders of Common Stock. After careful consideration, the Special Committee determined that the

Proposals are in the best interests of the holders of our Common Stock and recommend that the holders of our Common Stock vote to approve each of the Proposals.

        The approval of the HPT Sale and SCH Sale each requires the affirmative vote of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Company's Certificate of Incorporation. The approval of the Plan of Dissolution and the amendments to the Certificate of Incorporation and the Certificates of Designations each requires the affirmative vote of the holders of (i) 66 2/3% of the outstanding shares of Series A Preferred Stock, (ii) 66 2/3% of the outstanding shares of Series B Preferred Stock, and (iii) a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Company's Certificate of Incorporation.

        Approval of each of the Proposals is virtually assured because a voting agreement has been executed by stockholders who, in the aggregate, possess sufficient voting power to approve each of the Proposals; however, approval of each of the Proposals is virtually assured only if the stockholder vote occurs before the termination of the Voting Agreement and before any shares are withdrawn from discretionary accounts which represent 26.15% of the voting power of the outstanding shares of our Series A Preferred and 18.81% of the voting power of the outstanding shares of our Series B Preferred, and 14.56% of the voting power of our Common Stock and Preferred Stock, voting together as a single class.

        Only stockholders of record, as shown by the transfer book of the Company at the close of business on November 17, 2003, will be entitled to notice of and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for the proper purpose during normal business hours at our offices for a period of at least ten days preceding the Special Meeting.

        In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders (the "Notice"), a proxy statement relating to the actions to be taken by the Company's stockholders at the Special Meeting and a proxy card. Please read the Notice and the proxy statement and consider the information included therein carefully. All stockholders are invited to attend the Special Meeting in person; however, even if you expect to be present at the Special Meeting, we ask that as promptly as possible, you mark, sign, date and return the enclosed proxy in the postage pre-paid envelope provided. Stockholders attending the special meeting may vote in person even if they previously voted.

Sincerely,

/s/ WARREN D. FIX Warren D. Fix Executive Vice President, Chief Financial Officer and Secretary

2

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on December 12, 2003

To the Stockholders of Candlewood Hotel Company, Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Candlewood Hotel Company, Inc., a Delaware corporation ("Candlewood," the "Company," "we," "us" or "our"), will be held on December 12, 2003, at 10:00 a.m. local time, at the offices of Latham & Watkins LLP at 885 Third Avenue, Suite 1000, New York, New York 10022-4802, for the following purposes:

  1.
  To approve the sale of twelve of our hotels to Hospitality Properties Trust ("HPT") pursuant to the Asset Purchase and Sale Agreement between Candlewood and HPT, a copy of which is attached as Appendix A to the accompanying proxy statement;

  2.
  To approve the sale of our rights to all existing Candlewood franchise agreements and certain trademarks and brand names to Six Continents Hotels, Inc. ("SCH") pursuant to the Asset Purchase and Sale Agreement between Candlewood and SCH, a copy of which is attached as Appendix C to the accompanying proxy statement;

  3.
  To approve an amendment to our Restated Certificate of Incorporation (the "Certificate of Incorporation") to change our corporate name from "Candlewood Hotel Company, Inc." to "WCH, Inc.," a copy of which is attached as Appendix D to the accompanying proxy statement;

  4.
  To approve an amendment to our Certificate of Designations of our Series A Cumulative Convertible Preferred Stock and our Certificate of Designations of our Series B Cumulative Convertible Preferred Stock, a copy of which is attached as Appendix E to the accompanying proxy statement, to change the dividend rights, redemption rights and liquidation preferences of the Preferred Stock such that the holders of the our Common Stock are entitled to receive a portion of the liquidation proceeds in excess of $25 million;

  5.
  To approve the Plan of Dissolution of Candlewood Hotel Company, Inc., a copy of which is attached as Appendix F to the accompanying proxy statement, to liquidate Candlewood's remaining assets and wind up its corporate affairs; and

  6.
  To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

3

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice. You should carefully consider the risk factors relating to the Proposals described above, which are described under "Risk Factors" in the enclosed proxy statement.

        As described in the accompanying proxy statement, we will not undertake any of the foregoing Proposals unless all of the other Proposals are approved. For example, we will not engage in any of the transactions contemplated by the Proposals to sell assets to HPT and SCH, amend our Certificate of Incorporation or Certificates of Designations or implement the Plan of Dissolution unless all five of the Proposals are approved.

        Only stockholders of record at the close of business on November 17, 2003, the record date fixed by the Board, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ WARREN D. FIX Warren D. Fix Secretary

Wichita, Kansas
November 17, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO VOTE BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

4

Questions And Answers About The Special Meeting
Summary
The Parties To The Purchase Agreements
Summary Of The Asset Sales And Dissolution
Reasons For The Asset Sales
The Purchase Prices
Assets Sold And Liabilities Assumed
Representations, Warranties And Conditions
Termination Of The Purchase Agreements
Plan Of Dissolution
Amendment And Abandonment Of Plan Of Dissolution
Judicial Approval Process
Expected Distributions To Stockholders
Fairness Opinion Of Merrill Lynch
Fairness Opinion Of Houlihan Lokey
Voting Agreement
Board Composition Upon Completion Of The Asset Sales
Amendment To Stockholders Agreement
Special Meeting Of Stockholders
Purposes Of The Special Meeting
Record Date And Outstanding Shares
Voting And Solicitation
Quorum; Abstentions; Broker Non-Votes
Revocability Of Proxies
Forward-Looking Statements-Safe Harbor
Market Price Information
Risk Factors
Risks Related To Our Business Prospects
Risks Related To The Asset Sales
Risks Related To The Plan Of Dissolution
The Asset Sales And The Plan Of Dissolution
General
Background
Reasons For The Collective Transactions
Opinion Of Financial Advisor (Merrill Lynch)
Opinion Of Financial Advisor (Houlihan Lokey)
Voting Agreements
Termination Agreement
Side Letter
Board Composition After Completion Of The Asset Sale Transactions
Amendment To Stockholders Agreement

i

Proposal No. 1 To Approve The Proposed Asset Sale To HPT
General
Termination Agreement
The Purchase Agreement
Purchase Price
Representations And Warranties Of Candlewood
Representations And Warranties Of HPT
Covenants
Conditions To Closing The Proposed Asset Sale
Termination
Regulatory Approvals
Use Of Proceeds From The Proposed Asset Sales
Certain Federal Income Tax Consequences
Appraisal Rights
Vote Required And Board Recommendation
Proposal No. 2 To Approve The Proposed Asset Sale To SCH
General
The Purchase Agreement
Purchase Price
Assumed Liabilities
Representations And Warranties Of Candlewood
Representations And Warranties Of SCH
Covenants
Conditions To Closing The Proposed SCH Asset Sale
Termination
Regulatory Approvals
Use Of Proceeds From The Proposed Asset Sales
Certain Federal Income Tax Consequences
Appraisal Rights
Vote Required And Board Recommendation
Proposal No. 3 To Amend Our Certificate Of Incorporation
Vote Required And Board Recommendation
Proposal No. 4 To Amend Our Certificates Of Designations
Vote Required And Board Recommendation
Proposal No. 5 To Approve The Plan Of Dissolution
General
Principal Provisions Of The Plan Of Dissolution
Cessation Of Business Activities
Certificate Of Dissolution
Disposition Of Certain Assets
Judicial Approval Process
Contingency Reserve
Final Record Date
Surrender Of Stock Certificates
Liquidating Trust
Amendment And Abandonment
Liquidating Distributions; Nature; Amount; Timing
Contingencies; Creditors

ii

Conduct Of Candlewood Following Adoption Of The Plan
Reporting Requirements
Government Approvals
Absence Of Appraisal Rights
Material United States Federal Income Tax Consequences
Effect Of Liquidation
Possible Effects Of The Approval Of The Plan Of Dissolution Upon Directors And Executive Officers
Vote Required And Board Recommendation
Certain Relationships And Related Transactions
Prior Relationship With HPT
Change Of Control Agreements
Indemnification
Insurance
Other Agreements
Voting Securities And Principal Holders Thereof
Financial Information Incorporated By Reference
Independent Auditors
Other Matters
Additional Information

APPENDIX A	HPT Purchase Agreement
APPENDIX B	Termination Agreement
APPENDIX C	SCH Purchase Agreement
APPENDIX D	Amendment to Certificate of Incorporation
APPENDIX E	Amendments to Certificates of Designations
APPENDIX F	Plan of Dissolution
APPENDIX G	Opinion of Merrill Lynch, dated October 26, 2003
APPENDIX H	Opinion of Houlihan Lokey, dated October 27, 2003
APPENDIX I	Voting Agreement

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:
Why am I receiving this proxy statement?

A:
We have entered into agreements to sell substantially all of our assets. If these asset sale transactions are approved, we plan to amend our Certificate of Incorporation and our Certificates of Designations for our Preferred Stock and dissolve the Company and liquidate our remaining assets. Our Board of Directors (the "Board") has unanimously approved the asset sale transactions, the amendments and the Plan of Dissolution. We need the approval of our stockholders in order to complete the transactions contemplated by the Proposals.

  This proxy statement contains important information about the proposed asset sale transactions, the proposed amendments to the Certificate of Incorporation and the Certificates of Designations, the proposed Plan of Dissolution and the transactions contemplated thereby. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Q:
What proposals will be voted on at the Special Meeting?

A:
You are being asked to vote in favor of and approve the following five Proposals at the Special Meeting (the "Collective Transactions"):

Proposal 1:	To approve the sale of twelve of our hotels to Hospitality Properties Trust ("HPT") pursuant to the Asset Purchase and Sale Agreement between Candlewood and HPT (the "HPT Purchase Agreement"), a copy of which is attached hereto as Appendix A (the "HPT Sale Proposal");
Proposal 2:
To approve the sale of our rights to all existing Candlewood franchise agreements and certain trademarks and brand names (the "Franchise Business") to Six Continents Hotels, Inc. ("SCH"), a wholly-owned indirect subsidiary of InterContinental Hotels Group PLC ("IHG"), pursuant to the Asset Purchase and Sale Agreement between Candlewood and SCH (the "SCH Purchase Agreement" and, together with the HPT Purchase Agreement, the "Purchase Agreements"), a copy of which is attached hereto as Appendix C (the "SCH Sale Proposal" and, together with the HPT Sale Proposal, the "Sale Proposals");
Proposal 3:
To approve an amendment to our Restated Certificate of Incorporation (the "Certificate of Incorporation") to change our corporate name from "Candlewood Hotel Company, Inc." to "WCH, Inc.," a copy of which is attached hereto as Appendix D (the "Certificate of Incorporation Proposal");
Proposal 4:
To approve an amendment to our Certificate of Designations of our Series A Cumulative Convertible Preferred Stock and our Certificate of Designations of our Series B Cumulative Convertible Preferred Stock, a copy of which is attached hereto as Appendix E, to change the dividend rights, redemption rights and liquidation preferences of the Preferred Stock such that the holders of the our Common Stock are entitled to receive a portion of the liquidation proceeds in excess of $25 million (the "Certificates of Designations Proposal"); and
Proposal 5:
To approve the Plan of Dissolution of Candlewood Hotel Company, Inc. (the "Plan of Dissolution"), a copy of which is attached hereto as Appendix F, to liquidate Candlewood's remaining assets and wind up its corporate affairs (the "Dissolution Proposal").

Q:
Is the approval of each of the Proposals a condition to the Collective Transactions?

A:
Execution of any of the Proposals, even if approved, is conditioned upon approval of all of the other Proposals. For example, we will not engage in the transactions contemplated by the Sale Proposals, the Certificates of Designations Proposal, the Certificate of Incorporation Proposal or the Dissolution Proposal unless all five of the Proposals have been approved.

Q:
What will happen if all of the proposals are approved?

A:
If all of the proposals are approved, and the other conditions set forth in the Purchase Agreements are satisfied, we will sell substantially all our assets in the two separate asset sale transactions with HPT and SCH. We anticipate that the two transactions will close in the first quarter of 2004.

  After the closing of the asset sales to HPT and SCH, we will have limited operating assets and, subject to approval by our stockholders, will implement the proposed Plan of Dissolution to sell our remaining assets and wind up our corporate existence over a three-year period. During the three-year dissolution process, we will make reasonable provisions to pay all of our obligations and claims, and following the payment of such obligations and claims, we will distribute the remaining proceeds to our stockholders.

Q:
What will happen to the Company under the Plan of Dissolution?

A:
Under the Plan of Dissolution, our Board will cause us to take the following actions:

•
promptly following the closing of the transactions contemplated by the Purchase Agreements (the "Closing"), file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

•
upon filing the Certificate of Dissolution, cease conducting normal business operations, except as may be required to wind-up our business affairs;

•
reduce the number of Directors on the Board to five, consisting of three directors nominated by holders of our Preferred Stock and two directors, one of whom shall be an independent director, nominated by certain holders of our Common Stock;

•
attempt to convert all of our remaining assets into cash or cash equivalents in an orderly fashion;

•
pay or adequately provide for the payment of all of our known obligations and liabilities;

•
establish a contingency reserve designed to satisfy any additional liabilities; and

•
distribute the proceeds from the transactions contemplated by the Purchase Agreements and the Plan of Dissolution in one or more liquidating distributions in amounts as determined by the liquidation preferences as outlined in our Certificates of Designations as amended.

Q:
What will happen if the Plan of Dissolution is not approved?

A:
If the Plan of Dissolution is not approved, we will not proceed with any of the transactions contemplated by the other Proposals. In addition, SCH would have the ability to terminate the SCH Purchase Agreement, and as a result, HPT would be able to terminate the HPT Purchase Agreement.

Q.
What will happen if the amendment to our Certificate of Incorporation is not approved?

A.
One of the terms of the SCH Purchase Agreement requires that we amend our Certificate of Incorporation to change our corporate name. If the asset sale to SCH is approved, we would be required to comply with the terms of the SCH Purchase Agreement and amend our Certificate of Incorporation to change our name from "Candlewood Hotel Company, Inc." to "WCH, Inc." The approval of the HPT Sale Proposal and the SCH Sale Proposal are contingent upon the approval of the Certificate of Incorporation Proposal. If the Certificate of Incorporation Proposal is not approved, the HPT Sale Proposal, the SCH Sale Proposal, the Certificates of Designations Proposal and the Dissolution Proposal will also not be considered approved. Each of the Proposals is conditioned upon the approval of each of the other Proposals. Accordingly, none of the Proposals will be considered approved and we will not proceed with any of the Collective Transactions unless all of the Proposals have been approved by our stockholders. Further, if the Certificate of Incorporation Proposal is not approved, we will not satisfy a closing condition of the SCH Purchase Agreement, and SCH would have the right to terminate the SCH Purchase Agreement.

Q.
What will happen if the amendment to our Certificates of Designations is not approved?

A.
Currently, our Certificate of Designations of our Series A Preferred Stock and our Certificate of Designations of our Series B Preferred Stock provide that holders of our Preferred Stock are entitled to receive a premium on a change of control of 175% of their principal investment or a liquidation preference of $107 million plus accrued dividends from the proceeds of the asset sale transactions contemplated by the Purchase Agreements before any proceeds can be distributed to holders of our Common Stock. If the Certificates of Designations Proposal is approved (see Proposal No. 4—Proposal to Amend our Certificates of Designations), however, the liquidation preference for holders of our Preferred Stock will be reduced from $107 million to $25 million; holders of our Common Stock would then receive their pro rata share of up to $500,000 of the remaining liquidation proceeds. Thereafter, the holders of our Preferred Stock would receive 90%, and the holders of our Common Stock would receive 10%, of any remaining liquidation proceeds. The undertaking of the transactions contemplated by the Certificates of Designations Proposal is conditioned upon the approval of the HPT Sale Proposal, the SCH Sale Proposal, the Certificate of Incorporation Proposal and the Dissolution Proposal. If the Certificates of Designations Proposal is not approved, we will not proceed with any of the Collective Transactions.

Q:
Will holders of our Common Stock receive the same distribution as holders of our Preferred Stock?

A:
No. If the amendments to our Certificates of Designations are approved (see Proposal No. 4—Proposal to Amend our Certificates of Designations), holders of our Preferred Stock will be entitled to receive the first $25 million of liquidation proceeds; holders of our Common Stock would be entitled to receive their pro rata share of up to $500,000 of the remaining liquidation proceeds. Thereafter, the holders of our Preferred Stock would receive 90%, and the holders of our Common Stock would receive 10%, of any remaining liquidation proceeds. There are no guarantees if and when stockholders will receive any distributions, however, and the actual amount available for distribution, if any, could be substantially less.

Q:
What is the purpose of the Special Committee?

A:
The Special Committee is a committee of our Board that was formed for the purpose of evaluating the Proposals from the perspective of our holders of Common Stock, with the advice of its own financial and legal advisors. Under the current Certificates of Designations of the Company, holders of our Preferred Stock are entitled to receive a premium on a change of control of 175% of their principal investment or a liquidation preference of $107 million plus accrued dividends, which would mean that holders of our Common Stock would not receive any distributions in connection with the proposed dissolution of Candlewood. The Special Committee negotiated the amendment to our Certificates of Designations (See Proposal 4—Certificate of Designations Proposal), which will reduce liquidation preference for holders of our Preferred Stock from $107 million to $25 million. The holders of the Common Stock would receive their pro rata share of up to $500,000 of the remaining liquidation proceeds. Thereafter, the holders of our Preferred Stock would receive 90%, and the holders of our Common Stock would receive 10%, of any remaining liquidation proceeds. The Special Committee determined after careful consideration that the Proposals are in the best interests of the holders of our Common Stock and recommends that the holders of our Common Stock vote to approve each of the Proposals.

Q:
When will stockholders receive any payment from our liquidation?

A:
Subject to the approval of our stockholders and completion of the transactions contemplated by each of the Proposals, we anticipate that the Company will distribute the available liquidation proceeds, if any, as the Board deems appropriate to our stockholders. After the initial distribution to our stockholders, as we liquidate our remaining assets and properties pursuant to the Plan of Dissolution, we will distribute the remaining liquidation proceeds to our creditors and other claimants of the Company and to our stockholders as the Board deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of three years in accordance with Delaware law. There is no assurance, however, as to when a distribution may be made or the amount of any such distribution. See "Proposal No. 5—To Approve the Plan of Dissolution—Liquidating Distributions; Nature; Amount; Timing."

Q:
What is the amount of the payment that our stockholders will receive from our liquidation?

A:
Assuming that the assets sales contemplated by the Purchase Agreements are approved and completed on the terms described in this proxy statement, and that our dissolution is approved and completed by January 15, 2004, we estimate that the amount ultimately distributed to the holders of our Common Stock, if at all, will be in the range of $0.04 to $0.08 per share. These ranges are based on our estimates of the total consideration HPT and SCH have agreed to pay us pursuant to the Purchase Agreements as of the Closing Date, the estimated value of the assets we will retain at the Closing Date, our aggregate liabilities which must be satisfied and the expenses we expect to incur from the closing date of the asset sales contemplated by the Purchase Agreements until our final dissolution. The actual amount available for distribution, if any, could be substantially less, depending on a number of factors including (i) the actual value we receive at disposition of our remaining assets, (ii) the existence of unknown liabilities or claims, and (iii) the existence of unexpected or greater than expected expenses. See "Proposal No. 5—To Approve the Plan of Dissolution—Liquidating Distributions; Nature; Amount; Timing."

Q:
What will happen if the asset sales to HPT and SCH are not approved?

A:
If the proposed asset sales contemplated by the Purchase Agreements are not approved, we will review all of our options for continuing operations, including reducing operating expenses, and we will potentially seek to sell our stock or assets to the highest bidder, if any. The proposed asset sales followed a process designed to identify parties interested in acquiring Candlewood. There can be no assurance that any potential bidder will offer to purchase Candlewood or its assets for a purchase price equal to or greater than the combined price proposed to be paid by HPT and SCH in the asset sales, or that Candlewood or its assets can be sold at all. In addition, we are currently experiencing a material decline in our operating performance. If our operating performance does not improve, we will not have sufficient funds to meet our operating needs in the first quarter of 2004. We do not have sufficient funds nor expect to generate sufficient funds to redeem our

  Series A and Series B Preferred Stock in September 2004. As of September 30, 2003, the mandatory redemption amount was approximately $125.2 million. If the Company fails to redeem the Preferred Stock when due, we will be required to issue to each holder of Preferred Stock on such date, and on each three month anniversary thereafter, warrants to purchase 25% of the number of shares of Common Stock into which such holder's outstanding shares of Preferred Stock would be convertible on such date. The warrants would be immediately exercisable at a purchase price of $.01 per share of Common Stock. Each of the Proposals is conditioned upon the approval of each of the other Proposals. Accordingly, none of the Proposals will be considered approved and we will not proceed with any of the Collective Transactions unless all of the Proposals have been approved by our stockholders.

Q:
Do I have any appraisal rights in connection with the asset sale or dissolution?

A:
No. Our stockholders do not have appraisal rights in connection with the asset sales or dissolution.

Q:
Will Candlewood still be subject to the reporting requirements of the SEC?

A:
If the Plan of Dissolution is approved, in order to curtail expenses, we will, after filing a Certificate of Dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act. However, other companies in our situation have sought relief from the SEC with respect to reporting requirements and such relief has been denied.

Q:
What vote is required?

A:
The approval of the Sale Proposals each requires the affirmative vote of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Company's Certificate of Incorporation. The approval of the Plan of Dissolution and the amendments to the Certificate of Incorporation and the Certificates of Designations each requires the affirmative vote of (i) the holders of 66 2/3% of the outstanding shares of Series A Preferred Stock, (ii) the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock and (iii) the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Company's Certificate of Incorporation.

  Approval of each of the Proposals is virtually assured because a voting agreement has been executed by stockholders who, in the aggregate, possess sufficient voting power to approve each of the Proposals. More specifically, stockholders representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation currently entitled to vote at the Special Meeting, have agreed to vote in favor of these proposals; however, approval of each of the Proposals is virtually assured only if the stockholder vote occurs before the termination of the Voting Agreement and before any shares are withdrawn from discretionary accounts which represent 26.15% of the voting power of the outstanding shares of our Series A Preferred and 18.81% of the voting power of the outstanding shares of our Series B Preferred, and 14.56% of the voting power of our Common Stock and Preferred Stock, voting together as a single class.

Q:
What do I need to do now?

A:
You should carefully read this proxy statement in its entirety, including the Appendices, to consider how the matters discussed will affect you. You should then complete and sign your proxy and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting.

Q:
Can I change my vote after I have mailed my signed proxy?

A:
Yes. You can change your vote at any time before your proxy card is voted at the Special Meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to Warren D. Fix, our Chief Financial Officer, at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the meeting and vote in person. See "Information Concerning Solicitation and Voting."

Q:
If my Candlewood shares are held in "street name" by my broker, will the broker vote the shares on my behalf?

A:
A broker who holds your shares for you in "street name" will only vote your shares if you provide the broker with instructions on how to vote. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," will not be voted in favor of any of the proposals. Because each proposal requires the affirmative vote of a majority or supermajority of the outstanding shares of our stock, broker non-votes will have the effect of a vote against all proposals. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote. See "Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes."

Q:
Can I still sell my shares of Candlewood Common Stock?

A:
Yes. Our Common Stock is traded on the Over the Counter Bulletin Board ("OTCBB"). However, we anticipate that we will terminate our obligations to continue to file information with the SEC. If we no longer file information such as 10-Q's and 10-K's with the SEC, our Common Stock will be removed from quotation on the OTCBB. If we are deemed not eligible to terminate our obligations to continue to file information with the SEC, we anticipate that we will request our Common Stock be removed from quotation on the OTCBB. In addition, we will close our stock transfer books and discontinue recording transfers of shares of our Common Stock at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. See "Proposal No. 5—To Approve the Plan of Dissolution—Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts."

Q:
Who can help answer my questions?

A:
If you have any questions about the Special Meeting or the proposals to be voted on at the Special Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact Warren D. Fix, our Chief Financial Officer, at (316) 631-1321. Our public filings can also be accessed at the Securities and Exchange Commission's web site at www.sec.gov.

SUMMARY

        This Summary highlights selected information contained in the proxy statement and may not contain all of the information that is important to you. You are urged to carefully read the entire proxy statement, including the appendices.

THE PARTIES TO THE PURCHASE AGREEMENTS (SEE PAGES 46 and 50)

Candlewood Hotel Company, Inc.
East 21st Street North, Suite 200
Wichita, Kansas 67206
Telephone: (316) 631-1300

        Candlewood Hotel Company, Inc., a corporation organized under the laws of the State of Delaware in August 1996, is in the business of operating, franchising, owning and managing extended-stay hotels. In November 1996, the Company completed an initial public offering of its Common Stock. The Company has 77 Company-operated hotels (which are comprised of owned, leased and joint venture hotels), two managed hotels and 32 franchised hotels.

Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts 02458
Telephone: (617) 964-8389

        Hospitality Properties Trust, a real estate investment trust, was formed in 1995 under the laws of the State of Maryland to buy and own hotels which are leased to or operated by unaffiliated hotel companies. HPT owns 274 hotels throughout the United States under various brands, including 64 hotels that were previously purchased from Candlewood and which are managed by Candlewood.

Six Continents Hotels, Inc.
Suite 100
Three Ravinia Drive
Atlanta, Georgia 30346-2149
Telephone: (770) 604-2000

        Six Continents Hotels, Inc., a Delaware corporation, is a wholly-owned indirect subsidiary of InterContinental Hotels Group PLC, which is a public limited company organized under the laws of the United Kingdom. Through its subsidiaries, IHG owns a portfolio of well-recognized and respected brands, including InterContinental®, Crowne Plaza®, Staybridge Suites®, Holiday Inn® and Express by Holiday Inn®.

SUMMARY OF THE ASSET SALES AND DISSOLUTION (SEE PAGES 46, 50 and 57)

        We have entered into asset sale agreements to sell substantially all of our assets. If the HPT and SCH Proposals, the Dissolution Proposal, the Certificate of Incorporation Proposal and the Certificates of Designations Proposal are approved by our stockholders, we plan to liquidate our remaining assets, distribute the cash proceeds to our creditors and, to the extent available, to our stockholders, and wind up our corporate affairs, all in accordance with the proposed Plan of Dissolution. More specifically, we entered into the HPT Purchase Agreement on October 27, 2003 pursuant to which we have agreed to sell twelve hotels to HPT. We also entered into a Termination Agreement with HPT (the "Termination Agreement"), a copy of which is attached hereto as Appendix B, whereby the lease agreement governing 64 hotels to which the Company and HPT are parties will be terminated. On the same day, we also entered into the SCH Purchase Agreement pursuant to which we have agreed to sell our rights to all existing Candlewood franchise agreements as well as certain trademarks and brand names to

SCH. Subsequent to completion of the transactions contemplated by the Purchase Agreements, the Company would retain limited operating assets. The Company would sell all remaining assets and wind up our corporate existence over a three-year period in accordance with the proposed Plan of Dissolution. During the three-year dissolution process, we would make reasonable provisions to pay all of our obligations and claims, and following the payment of such obligations and claims, we would distribute any remaining proceeds to our stockholders. If the amendment to our Certificates of Designations is approved (see Proposal No. 4—Proposal to Amend our Certificates of Designations), holders of our Preferred Stock will be entitled to receive the first $25 million of liquidation proceeds; holders of our Common Stock would receive their pro rata share of $500,000 of the remaining liquidation proceeds. Thereafter, the holders of our Preferred Stock would receive 90% of any remaining liquidation proceeds and the holders of our Common Stock would receive 10% of any remaining liquidation proceeds.

REASONS FOR THE COLLECTIVE TRANSACTIONS (SEE PAGE 30)

        We have been experiencing a decline in operating revenue and diminished cash flow since 2001. Management has determined that we may not have sufficient funds to meet our operating needs in the first fiscal quarter of 2004. In addition, we are required to maintain a net worth of at least $52 million under our amended and restated lease agreement with HPT. As of September 30, 2003, our net worth was $53.2 million. If our net worth drops below the required level, we will be in default under the amended and restated lease agreement and we will lose our rights as the tenant to the applicable hotels. In addition, we may not have enough funds to make our 2004 rent payments under the lease agreement. Because our net worth continues to decline and because we may not have enough funds to continue our operations in the first quarter of 2004, our Board determined that it is in the best interest of the Company and our stockholders, and our Special Committee to the Board has determined that it is in the best interests of our holders of Common Stock to engage in the Collective Transactions.

THE PURCHASE PRICES (SEE PAGES 46 and 50)

        Pursuant to the HPT Purchase Agreement, we will receive $90 million for the sale of twelve hotels to HPT. The $90 million in proceeds will be reduced by the $66 million of debt on the 12 hotels which will be paid in full at the Closing or assumed by HPT. We will receive $15 million for the sale of our rights to all existing Candlewood franchise agreements as well as certain trademarks and brand names to SCH. The transactions contemplated by the Purchase Agreements are estimated to net approximately $27 million to the Company. Merrill Lynch & Co. delivered an opinion to our Board that the consideration was fair from a financial point of view.

ASSETS SOLD AND LIABILITIES ASSUMED (SEE PAGES 46 and 50)

        Pursuant to the asset sales to HPT and SCH, we are selling substantially all of our assets, including substantially all of our tangible property, intellectual property rights, certain contracts, and certain agreements. In addition, HPT and SCH will assume all future obligations under transferred contracts and certain future liabilities related to their operations or ownership of the acquired assets. After the closing of the asset sales, our assets will be limited to the "Cambridge" brand, a 50% joint venture interest in the East Lansing, Michigan hotel and related management agreement, a 30% interest in the Rockford, Illinois hotel and related management agreement, a management agreement related to the Newport News, Virginia hotel, and limited furniture, fixtures and equipment in our Wichita, Kansas headquarters.

REPRESENTATIONS, WARRANTIES AND CONDITIONS (SEE PAGES 46 and 51)

        The HPT Purchase Agreement contains customary representations and warranties covering a broad range of matters including the condition of the hotels and properties being sold. The HPT Purchase

Agreement contains customary covenants governing the operation of business prior to the closing of the transaction. The closing of the transactions contemplated by the HPT Purchase Agreement is subject to the approval of the stockholders as well as other conditions to closing such as the accuracy of representations and warranties, the performance of certain obligations, and the consummation of the transactions contemplated by the SCH Purchase Agreement. The SCH Purchase Agreement also contains customary representations and warranties covering a broad range of matters including specific representations concerning the brand right and proprietary trademarks being sold. The SCH Purchase Agreement also contains customary covenants governing the operation of business prior to the closing of the transaction. The closing of the transactions contemplated by the SCH Purchase Agreement are subject to the approval of the SCH Purchase Agreement by our stockholders as well as other conditions to closing such as the accuracy of representations and warranties, the performance of certain obligations, the receipt of all regulatory approvals, and the consummation of the HPT Purchase Agreement.

TERMINATION OF THE PURCHASE AGREEMENTS (SEE PAGES 48 and 53)

        Either of the Purchase Agreements may be terminated under certain circumstances, including, among others:

  •
  if we have not obtained stockholder approval or if the asset sales are not completed by February 28, 2004;

  •
  if either party materially breaches its respective representations, warranties, covenants or agreements contained in the respective Purchase Agreements; or

  •
  if a material adverse effect develops and is not cured within 20 days.

PLAN OF DISSOLUTION (SEE PAGE 57)

        After the sale of substantially all our assets, the Company plans to sell the remaining assets and wind-up its corporate existence in accordance with the Plan of Dissolution. Under the Plan, our Board will cause us to take the following actions:

  •
  promptly following the closing of the HPT and SCH Purchase Agreements, file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

  •
  cease conducting normal business operations, except as may be required to wind-up our business affairs;

  •
  reduce the number of Directors on the Board to five, consisting of three directors nominated by holders of our Preferred Stock and two directors, one of whom shall be an independent director, nominated by certain holders of our Common Stock;

  •
  attempt to convert all of our remaining assets into cash or cash equivalents in an orderly fashion;

  •
  pay or adequately provide for the payment of all of our known obligations and liabilities;

  •
  establish a contingency reserve designed to satisfy any additional liabilities; and

  •
  distribute the proceeds from the transactions contemplated by the Purchase Agreements and the Plan of Dissolution in one or more liquidating distributions in amounts as determined by the liquidation preferences as outlined in our Certificates of Designations as amended.

AMENDMENT AND ABANDONMENT OF PLAN OF DISSOLUTION (SEE PAGE 60)

        The Board may, to the fullest extent permitted by law, amend the Plan of Dissolution without any further stockholder approval if it determines that the amendment is in the best interests of our stockholders. In addition, if the Board determines that liquidation and dissolution are not in the best interests of our stockholders, the Board may direct that the Plan of Dissolution be abandoned. The Plan of Dissolution is conditioned upon the approval and completion of each of the Sale Proposals, the Certificate of Incorporation Proposal and the Certificates of Designations Proposal. The Board may take no action prior to the closing of the HPT and SCH Asset Purchase Agreements with respect to the Plan of Dissolution without the approval of at least (i) one director who has been designated by the holders of the outstanding Series A Preferred Stock and (ii) one director who has been designated by the holders of the outstanding Series B Preferred Stock pursuant the Stockholders Agreement. In the event the Company abandons the Plan of Dissolution, it will cause a condition to the SCH Purchase Agreement not to be satisfied and therefore SCH could terminate such SCH Purchase Agreement.

JUDICIAL APPROVAL PROCESS (SEE PAGE 58)

        Our Board currently intends to follow the procedures set forth in Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the "DGCL") for the liquidation and dissolution of the Company. The procedures require us to publish and deliver notice of the dissolution to potential claimants, settle claims and post security for the payment of potential future claims as ordered by the Delaware Court of Chancery. Accordingly, our Board does not plan to make any distributions to its stockholders for up to 9 months after filing the Certificate of Dissolution with the Delaware Secretary of State, and, during such time, the Company will pay any outstanding claims or obligations. Following the expiration of the 9 month period, the Company will make the appropriate distributions to the stockholders pursuant to the terms of the Certificates of Designations (as discussed in "Expected Distributions to Stockholders" below). Any potential claimant may bring a claim against the Company during the three year period following the filing of the Certificate of Dissolution. If, after we have distributed funds to the stockholders, we are unable to make payment to a claimant, such claimant has the ability to seek reimbursement for his claim from the stockholders directly. In such case, the claimant could force the stockholder to repay his or her distribution proceeds to the claimant directly.

        Following the procedures set forth in Sections 280 and 281(a) of the DGCL, we expect a distribution of substantially all of the remaining amount will be made to stockholders within three years following the filing of the Plan of Dissolution with the Delaware Secretary of State. However, the actual time of distribution may be such longer period of continued existence as directed by the Delaware Court of Chancery.

EXPECTED DISTRIBUTIONS TO STOCKHOLDERS (SEE PAGE 60)

        Proposal No. 4 amends our Certificates of Designation in order to change the liquidation preferences of our Preferred Stock. Under the revised Certificates of Designations, the holders of our Preferred Stock will receive, pro rata, pari passu as if members of a single class of securities, up to $25 million in liquidation proceeds before any payment is made to the holders of our Common Stock following completion of the transactions contemplated by the HPT and SCH Sale Proposals. After payment of the liquidation preference to the holders of Preferred Stock, the Company will pay, pro rata, to the holders of our Common Stock, up to $500,000 of the remaining liquidation proceeds. Thereafter, 90% of any remaining liquidation proceeds will be paid to the holders of the Preferred Stock and 10% of any remaining liquidation proceeds will be paid to holders of the Common Stock, each on a pro rata basis. Our Board and the Special Committee to the Board determined the modification to be in the best interests of the stockholders. The actual amount available for distribution, if any, could be substantially less, depending on a number of factors including (i) the actual value we receive at disposition of our remaining assets, (ii) the existence of unknown liabilities or claims, and (iii) the existence of unexpected or greater than expected expenses.

FAIRNESS OPINION OF MERRILL LYNCH (SEE PAGE 31)

        Merrill Lynch & Co., our financial advisor, delivered a written opinion to our Board to the effect that, as of October 26, 2003, in light of the transactions contemplated by the HPT Purchase Agreement, the SCH Purchase Agreement and the Termination Agreement and the payment of Candlewood's obligations taken as a whole, the aggregate $105.0 million consideration to be received by us in connection with the HPT Purchase Agreement and SCH Purchase Agreement is fair to us from a financial point of view. We have attached a copy of Merrill Lynch's opinion, dated October 26, 2003, as Appendix G to this proxy statement. The opinion of Merrill Lynch does not constitute a recommendation as to whether or how you should vote with respect to the transactions. We urge you to read the opinion of Merrill Lynch in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch.

FAIRNESS OPINION OF HOULIHAN LOKEY (SEE PAGE 36)

        In connection with the proposed transactions contemplated by the Purchase Agreements, the Termination Agreement and related amendments to our Certificate of Designations relating to the distribution of proceeds, the Special Committee to the Board requested the opinion of Houlihan Lokey Howard & Zukin ("Houlihan Lokey") as to the fairness, from a financial point of view, of the consideration to be paid to the holders of our Common Stock. On October 24, 2003, Houlihan Lokey delivered to our Special Committee and Board its oral opinion, subsequently confirmed in writing that the consideration to be paid to the holders of Common Stock is fair to them from a financial point of view. We have attached a copy of Houlihan Lokey's opinion, dated October 27, 2003, as Appendix H to this proxy statement.

VOTING AGREEMENT (SEE PAGE 43)

        HPT, SCH and holders of Candlewood stock representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class, have entered into a voting agreement (the "Voting Agreement") attached hereto on Appendix I. Pursuant to the Voting Agreement, the stockholders who are parties to the Voting Agreement have agreed, among other things, to vote: in favor of (i) approval of the terms of the transactions contemplated by the Purchase Agreements, with any modifications that are approved by the stockholders who are a party to the Voting Agreement, (ii) any action required to consummate such transactions contemplated by the Purchase Agreements and (iii) the adoption of the Plan of Dissolution with any modifications that are approved by the stockholders who are a party to the Voting Agreement, provided that each of the matters listed in the above clauses (i), (ii) and (iii) are contemporaneously approved; against any purchase proposal; prior to the closing of the asset sales, against any action or proposal involving us or any of our subsidiary that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the transactions contemplated by the Purchase Agreements; in favor of the amendment to our Certificate of Incorporation to change our name; and in favor of the adoption of the amendments to our Certificate of Designations. The stockholders who are parties to the Voting Agreement are not required to vote (i) in favor of approving the terms of the transactions contemplated by the Purchase Agreements or (ii) in favor of adopting the Plan of Dissolution, if any changes have been made to the Purchase Agreements or the Plan of Dissolution without the approval of the stockholders.

        The Voting Agreement will terminate upon the earliest to occur of (i) the consent of each of the parties to the Voting Agreement, (ii) the termination of either of the asset sales to HPT or SCH or (iii) February 28, 2004. In addition, the Voting Agreement will terminate with respect to shares held by certain signatories to the Voting Agreement in discretionary accounts for clients at such time as such shares are no longer held in such discretionary accounts. Discretionary accounts represent, in the aggregate, 26.15% of the voting power of the outstanding shares of our Series A Preferred and 18.81% of the voting power of the outstanding shares of our Series B Preferred, and 12.77% of the voting power of our Common Stock and Preferred Stock, voting together as a single class.

        As a result, approval of the Sale Proposals, the Dissolution Proposal, the Certificate of Incorporation Proposal and the Certificates of Designations Proposals is virtually assured; however, approval of each of the Proposals is virtually assured only if the stockholder vote occurs before the termination of the Voting Agreement and before any shares are withdrawn from discretionary accounts.

BOARD COMPOSITION UPON COMPLETION OF THE ASSET SALES (SEE PAGE 44)

        After the transactions contemplated by the HPT Sale Proposal, the SCH Sale Proposal and the Certificates of Designations Proposal are completed, an amendment to the Company's Bylaws to change the authorized number of members of the Board to five (5) will become effective. It is anticipated that the five-member Board will consist of two (2) directors designated by the holders of a majority of the outstanding Series A Preferred Stock, one (1) director designated by the holders of a majority of the outstanding Series B Preferred Stock and two (2) directors, one of whom will most likely be an independent director, who were previously designated by holders of the Company's Common Stock. Each director will serve until his successor is elected or until his death, retirement, resignation or removal. It is contemplated that the composition of the Board will be accomplished by the voluntary resignation of certain of our directors. The identity of the directors who will remain on the Board and who will resign is not known at this time.

AMENDMENT TO STOCKHOLDERS AGREEMENT (SEE PAGE 45)

        In connection with these transactions, the parties to the Amended and Restated Stockholders Agreement, dated as of July 10, 1998, by and among the Company, Doubletree Corporation, Jack P. DeBoer and certain of his affiliates, Warren Fix and the Warren D. Fix Family Partnership, L.P. (the "Fix Partnership"), and the holders of the Company's Series A Preferred Stock and Series B Preferred Stock (the "Stockholders Agreement"), agreed to amend the Stockholders Agreement effective upon the closing of the transactions contemplated by the HPT Sale Proposal and the SCH Sale Proposal to be consistent with the proposed changes to the number of Directors of the Company as described above. The amendment to the Stockholders Agreement provides that:

  •
  the holders of Series A Preferred shall be entitled to designate for nomination by the Board's two (2) nominees for election to the Board,

  •
  the holders of Series B Preferred Stock shall be entitled to designate for nomination by the Board's one (1) nominee for election to the Board, and

  •
  Jack P. DeBoer, certain of his affiliates and the Fix Partnership (the "DeBoer/Fix Holders") together with Doubletree Corporation shall be entitled to designate for nomination by the Board's two (2) nominees for election to the Board (one (1) of whom shall be an independent director).

        The Stockholders Agreement requires the parties to the Stockholders Agreement, who collectively own a majority of the voting power of the Company, to vote all of the shares of stock held by them for the nominees selected by such parties under the Stockholders Agreement.

        The parties to the Stockholders Agreement will continue to be able to elect all of the members of the Board.

SPECIAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited on behalf of the Board of Candlewood Hotel Company, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders to be held at the offices of Latham & Watkins LLP at 885 Third Avenue, Suite 1000, New York, New York 10022-4802, on December 12, 2003 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof. We intend to mail this proxy statement and accompanying proxy card on or about November 19, 2003 to all stockholders entitled to vote at the Special Meeting.

PURPOSES OF THE SPECIAL MEETING

        The purposes of the Special Meeting are:

  •
  To approve the sale of twelve of our hotels to HPT pursuant to the HPT Purchase Agreement and the transactions contemplated thereby, a copy of which is attached hereto as Appendix A.

  •
  To approve the sale of our rights to all existing Candlewood franchise agreements and certain trademarks and brand names to SCH pursuant to the SCH Purchase Agreement and the transactions contemplated thereby, a copy of which is attached hereto as Appendix C.

  •
  To amend our Certificate of Incorporation to change our corporate name from "Candlewood Hotel Company, Inc." to "WCH, Inc.," a copy of which is attached hereto as Appendix D.

  •
  To approve an amendment to our Certificate of Designations of our Series A Cumulative Convertible Preferred Stock and our Certificate of Designations of our Series B Cumulative Convertible Preferred Stock to change the dividend rights, redemption rights and liquidation preferences of the Preferred Stock such that the holders of the our Common Stock may receive a portion of any liquidation proceeds in excess of $25 million, a copy of which is attached hereto as Appendix E.

  •
  To approve the Plan of Dissolution to liquidate Candlewood's remaining assets and wind up its corporate affairs, a copy of which is attached hereto as Appendix F.

  •
  To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

        We will not undertake any of the foregoing Proposals unless all of the other Proposals are approved. For example, we will not engage in the transactions contemplated by any of the Proposals to sell assets to HPT and SCH, amend our Certificate of Incorporation or Certificates of Designations or implement the Plan of Dissolution unless all five of the Proposals are approved.

RECORD DATE AND OUTSTANDING SHARES

        Only holders of record of the 9,025,000 shares of our Common Stock, the 65,000 shares of our Series A Preferred Stock and the 42,000 shares of our Series B Preferred Stock outstanding at the close of business on the record date November 17, 2003, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

VOTING AND SOLICITATION

        On each matter to be considered at the Special Meeting, each stockholder will be entitled to cast (i) one vote for each share of the Company's Common Stock, (ii) 142.857142 votes for each share of Series A Preferred Stock, and (iii) 133.333333 votes for each share of Series B Preferred Stock held of record by such stockholder on November 17, 2003 (the "Record Date"). Accordingly, an aggregate of 23,910,713 votes may be cast on each matter to be considered at the Special Meeting. Abstentions and broker non-votes will have the same effect as negative votes with respect to each proposal.

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies in favor of any or all of Candlewood's proposals. An adjournment may be made from time to time by the holders of shares of our Common Stock representing a majority of the votes present in person or by proxy at the meeting without further notice other than by an announcement made at the meeting. No proxies voted against approval of any of the proposals will be voted in favor of adjournment of the meeting for the purpose of soliciting additional proxies.

        Shares of our stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted:

  •
  FOR the approval and adoption of the HPT Sale Proposal;

  •
  FOR the approval and adoption of the SCH Sale Proposal;

  •
  FOR the approval and adoption of the Certificate of Incorporation Proposal;

  •
  FOR the approval and adoption of the Certificates of Designations Proposal; and

  •
  FOR the approval and adoption of the Dissolution Proposal.

        No business other than that set forth in the accompanying Notice of Special Meeting is expected to come before the Special Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote the shares they represent as the Board may recommend.

        The approval of the HPT and SCH Sale Proposals each requires the affirmative vote of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Company's Certificate of Incorporation. The approval of the Plan of Dissolution and the amendments to the Certificate of Incorporation and the Certificates of Designations each requires the affirmative vote of (i) the holders of 66 2/3% of the outstanding shares of Series A Preferred Stock, (ii) the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock and (iii) the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Company's Certificate of Incorporation.

        Approval of each of the Proposals is virtually assured because a voting agreement has been executed by stockholders who, in the aggregate, possess sufficient voting power to approve each of the Proposals. More specifically, stockholders representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation currently entitled to vote at the Special Meeting have agreed to vote in favor of these proposals; however, approval of each of the Proposals is virtually assured only if the stockholder vote occurs before the termination of the Voting Agreement and before any shares are withdrawn from discretionary accounts which represent 26.15% of the voting power of the outstanding shares of our Series A Preferred and 18.81% of the voting power of the outstanding shares of our Series B Preferred, and 14.56% of the voting power of our Common Stock and Preferred Stock, voting together as a single class.

        The expense of soliciting proxies will be borne by us.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        In order to constitute a quorum for the conduct of business at the Special Meeting, shares representing a majority of the votes entitled to be cast at the Special Meeting must be represented at the Special Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

        Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," will not be voted in favor of any of the proposals. Because each proposal requires the affirmative vote of a majority or supermajority of the outstanding shares of our stock, broker non-votes will have the effect of a vote against all proposals. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke the proxy at any time before it is voted. It may be revoked by (i) filing with the Secretary of the Company at our principal executive office, 8621 East 21st Street North, Suite 200, Wichita, Kansas 67206, at any time prior to the Special Meeting, a written notice of revocation, (ii) executing and delivering to the Secretary of the Company a proxy bearing a later date at any time prior to the Special Meeting, or (iii) attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

FORWARD-LOOKING STATEMENTS-SAFE HARBOR

        We make certain "forward-looking statements" in this proxy statement, in the letter to stockholders and in the documents incorporated by reference into this proxy statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements include, among others, the statements regarding the proposed consummation of the Asset Sale, the potential value of our assets, the amount and nature of the liabilities that may be asserted against us and the timing and amount of any distributions to stockholders pursuant to the Dissolution Proposal. Without limiting the foregoing, words such as "anticipates," "believes," "expects," "intends," "plans," "may," "will," "estimates" or the other negative variations thereof or comparable terminology and similar expressions are intended to identify "forward-looking statements".

        All of these "forward-looking statements" are inherently uncertain, and stockholders must recognize that actual events could cause actual results to differ materially from management's expectations. Key risk factors that could, in particular, have an adverse impact on our ability to effect the asset sales or the Plan of Dissolution and on the amount of any distributions that may be made to stockholders pursuant to the Plan of Dissolution are set forth below in this proxy statement under "Risk Factors," as well as in the reports we have previously filed with the SEC, including without limitation statements concerning the estimated amount and timing of any distribution(s) to our stockholders, the timing of our dissolution, liquidation and closure of our stock transfer books and future operations and wind down of our business.

MARKET PRICE INFORMATION

        Candlewood Common Stock is traded on the OTCBB under the symbol "CNDL.OB". The table below sets forth, for the quarters indicated, the reported high and low sales prices of our Common Stock.

	Price Per Share
	High	Low
2001
First Quarter	$3.50	$2.50
Second Quarter	2.99	2.00
Third Quarter	2.30	1.21
Fourth Quarter	2.00	1.10
2002
First Quarter	2.29	1.45
Second Quarter	2.45	0.75
Third Quarter	1.35	0.68
Fourth Quarter	0.78	0.42
2003
First Quarter	0.98	0.47
Second Quarter	0.60	0.30
Third Quarter	0.50	0.20
Fourth Quarter, through November 14, 2003

        On October 27, 2003, the last trading day prior to Candlewood's public announcement that it had entered into the Purchase Agreements, the OTCBB reported that the last sale price of our Common Stock was $0.35 per share.

        On November 5, 2003, the most recent practicable date prior to the filing of the preliminary proxy statement, the OTCBB reported that the last sale price of our Common Stock was $0.06 per share.

        We urge you to obtain current market quotations for our Common Stock and to review carefully the other information contained in this proxy statement or incorporated by reference into this proxy statement in considering whether to approve the proposals. See the section entitled "Where You Can Find More Information."

RISK FACTORS

        There are many factors that stockholders should consider when deciding whether to vote to approve the Proposals. Such factors include the risk factors related to the Sale Proposals, the Dissolution Proposal and our business prospects, as well as additional data set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2002, our quarterly reports on Forms 10-Q for the quarters ended March 31, 2002, June 30, 2003 and September 30, 2003 and other factors set forth below.

RISKS RELATED TO OUR BUSINESS PROSPECTS

If we experience a material decline in operating performance, we may not generate enough cash flow to support our operations.

        We believe that a combination of our cash and cash equivalents and cash from operations will be sufficient to provide capital for operations through December 2003. However, if we experience a material decline in operating performance, we may not generate sufficient cash flow to support our operations through December 2003. In addition, in order to meet our long-term financing obligations, we will be required to raise additional capital. In particular, we do not currently project that we will generate sufficient cash flow to repay the mandatory redemption of the Preferred Stock in 2004. We continue to consider a number of financing alternatives, including credit facilities, additional sale leaseback transactions, the issuance of equity, debt or equity-linked securities and joint ventures, which are necessary to provide the capital needed to meet our financing needs. We are unable to assure you that we will be able to obtain financing on a timely basis, on acceptable terms, or at all.

If our net worth continues to decline, we will fail to comply with the terms of our agreements with HPT, which could result in the loss of our rights as a tenant to the applicable hotels.

        The terms of our amended lease agreement with HPT requires us to guarantee the payment of rent for the duration of the lease and, as a guarantor, to maintain a minimum net worth in an amount at least equal to the aggregate of one year's minimum rent ($52 million). At September 30, 2003, our net worth as defined in the agreement was $53.2 million. We expect that our net worth will continue to decline below $52 million. If HPT terminates the amended lease agreement as a result of the decline in our net worth and we lose our rights as tenants under the applicable hotels, we will likely not be able to continue our operations.

We may be unable to service our debt and lease obligations.

        Our ability to make payments on, to repay or to refinance our indebtedness and to make our scheduled lease payments and Preferred Stock dividend payments will depend upon our ability to generate capital in the future and increase operating revenues. We cannot predict whether we will be able to reverse the recent declines in occupancy levels and room rates. Future occupancy and room rates may be impacted by a number of factors including:

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  the number and geographic location of new hotels;

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  the season in which new hotels open;

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  competition;

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  market acceptance of our hotels;

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  general economic conditions;

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  unexpected events; and

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  the profitability of the businesses' of our core customers.

        Accordingly, we cannot make any assurances that our business will generate sufficient cash flow from operations to fund our debt obligations or to make our scheduled dividend payments on our Preferred Stock or accrued but unpaid dividends during the past eight quarters. We do not currently have sufficient liquid capital to pay off all of our debts if they were due today. We cannot provide any assurances that we will be able to refinance any of our indebtedness on commercially reasonable terms, or at all. Our ability to make payments on, to repay or refinanced our indebtedness and to make our scheduled lease and Preferred Stock dividend payments is also subject to general economic, competitive, legislative, regulatory and other factors beyond our control. Our inability to make payments on, to repay, or to refinance our debt, lease and Preferred Stock obligations could result in litigation and have a material adverse effect on our business and results of operations.

We do not have sufficient funds to redeem out Preferred Stock when it becomes due.

        Pursuant to a mandatory redemption provisions in the Certificates of Designation for our Series A Preferred Stock and Series B Preferred Stock, we are required to redeem our Preferred Stock in September 2004. As of September 30, 2003, the mandatory redemption amount was approximately $125.2 million, which amount includes accrued and unpaid dividends on the Preferred Stock. If we fail to redeem the Preferred Stock when due, we are required to issue to each holder of Preferred Stock on such date, and on each three month anniversary thereafter, warrants to purchase 25% of the number of shares of Common Stock into which such holder's outstanding shares of Preferred Stock would be convertible on such date. The warrants would be immediately exercisable at a purchase price of $.01 per share of Common Stock. We do not currently have, and do not believe that our operations will generate, sufficient capital to make the Scheduled payment to redeem our Preferred Stock, and we cannot provide any assurances that we will be able to obtain the financing necessary to do so.

We have never been profitable.

        At September 30, 2003, we operated 77 hotels. This limited number of hotels limits our ability to attract potential franchisees and expand our business. We have incurred losses to date and cannot give any assurance that we will be profitable in the future. Operation of individual hotels and a chain of multiple hotels are subject to numerous risks, including:

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  the inability to maintain high occupancy rates or to attract guests for extended-stays;

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  the inability to achieve expected nightly rates;

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  the inability to operate the hotels at expected expense levels;

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  the inability to attract and retain quality personnel; and

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  liability for accidents and other events occurring at hotel properties.

        If we are unable to efficiently and effectively operate our hotels, we may never be profitable.

Adverse economic conditions may negatively impact our occupancy rates and results of operations.

        Since our core customers are extended-stay business travelers, moderate or severe economic downturns or adverse economic conditions negatively affect our operations. These economic conditions may be widespread or isolated to one or more geographic regions. Economic downturns generally cause a decline in the occupancy rates of our hotels as our core customers limit their extended-stay travel. For example, the tragedy at the World Trade Center caused significant short-term declines in our occupancy rates and room rates. Decreases in our occupancy rates result in a decrease in our operating revenue. In addition, as our occupancy rates decrease, we expect that competition will increase and that the average daily room rate of our hotels will be negatively impacted. As a result, recessions or other general economic conditions may have a negative impact on our results of operations and financial condition.

RISKS RELATED TO THE ASSET SALES

We cannot be sure if or when the asset sale transactions contemplated by the Purchase Agreements will be completed.

        The consummation of the asset sales are subject to the satisfaction of various conditions, including the requirement that we obtain stockholder approval of the asset sales in Proposal Nos. 1 and 2 and the approval of the amendment to the Certificates of Designations in Proposal No. 4.

        In addition, HPT may terminate the HPT Purchase Agreement if, among other things:

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  we have not obtained stockholder approval for the HPT Purchase Agreement;

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  we materially breach our representations and warranties, covenants, or agreements contained in the HPT Purchase Agreement;

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  if the Termination Agreement is terminated; or

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  if the SCH Purchase Agreement is terminated.

        SCH may terminate the SCH Purchase Agreement if, among other things:

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  we have not obtained stockholder approval for the SCH Purchase Agreement;

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  we materially breach our representations and warranties, covenants, or agreements contained in the SCH Purchase Agreement (failure to approve the Plan of Dissolution permits SCH to terminate the SCH Purchase Agreement and, if it does, HPT would have the right to terminate the HPT Purchase Agreement); or

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  if the HPT Purchase Agreement is terminated.

        We cannot guarantee that we will be able to meet the closing conditions set forth in the Purchase Agreements. If we are unable to meet the closing conditions, HPT and/or SCH will not be obligated to purchase our assets.

        If the asset sales contemplated by the Purchase Agreements are not approved by our stockholders or do not close, our Board, in discharging their fiduciary obligations to our stockholders, will evaluate other alternatives which may be less favorable to our stockholders than the contemplated asset sales with HPT and SCH.

If we do not close the asset sale contemplated by the HPT Purchase Agreement, we may fail to comply with the terms of our lease agreement, which could result in the loss of our rights as a tenant to the applicable hotels.

        The terms of our amended lease agreement with HPT require us to guarantee the payment of rent for the duration of the lease and, as a guarantor, to maintain a minimum net worth of $52 million. At September 30, 2003, our net worth (as defined in the lease agreement with HPT) was $53.2 million. We expect that our net worth will decline during the year ending December 31, 2003 below $52 million. Failure to maintain a net worth above $52 million would result in a breach of our lease agreement with HPT which would give HPT the right to start proceedings that would result in the cancellation of the lease agreement and we would lose our rights as a tenant. If HPT cancels the lease agreement and we lose our rights as tenants under the applicable hotels, we will likely not be able to continue operations.

        As of September 30, 2003, our cash and cash equivalents equaled $9.4 million. The combination of our cash and cash equivalents and cash from operations may not be sufficient to provide capital for the operations through December 2003. We currently expect the cash and cash equivalents to continue to decline during the year ending December 31, 2003. If our operating performance does not improve, we will not have sufficient funds to meet our operating needs in the first quarter of 2004. Specifically, we will not have enough funds to pay our rent obligations to HPT under our amended and restated lease agreement with HPT for January of 2004.

If we fail to fully pay our rent obligations to HPT on time, HPT can terminate the Termination Agreement and the HPT Purchase Agreement.

        The terms of the Termination Agreement require that Candlewood make all rent payments to HPT in full when they become due and payable. If we fail to make such rent payments, HPT can terminate the Termination Agreement and the HPT Purchase Agreement.

        The terms of our amended and restated lease agreement with HPT require us to make monthly base rent payments to HPT in the amount of approximately $4.3 million on the first day of every month. The Termination Agreement with HPT provides: (i) a modification of the rent payment due date from the first day of each month to the fifteenth day of each month from the date thereof until the closing date of the HPT Purchase Agreement; (ii) for the termination of all of Candlewood's lease obligations with HPT upon the closing date of the HPT Purchase Agreement and (iii) for the release of any and all claims that HPT may have against the Company under any prior agreements and transactions between HPT and the Company.

        We currently believe that we have enough funds to make the rent payments in full when they become due for the remainder of 2003. If the HPT Purchase Agreement does not close by January 15, 2004, we cannot assure you that we will have enough funds to make the rent payment for the month of January 2004. In such case, HPT would have the right to terminate the HPT Purchase Agreement which could lead to the termination of the SCH Purchase Agreement.

We will incur additional alternative minimum tax if the asset sales close after December 31, 2003.

        As noted above, the consummation of the asset sales are subject to the satisfaction of various conditions. If such conditions are not satisfied so as to enable the asset sales to occur prior to December 31, 2003, we will incur a significant amount of additional alternative minimum tax due to limitations on using net operating loss carryforwards to offset alternative minimum taxable income. If we incur additional alternative minimum tax, the amount of funds available for distribution to our stockholders will be reduced by the amount of such additional tax liability.

RISKS RELATED TO THE PLAN OF DISSOLUTION

We will not know the exact amount, if any, or timing of liquidation distributions at the time of the Special Meeting.

        Liquidation and dissolution may not create value for our stockholders or result in any remaining capital for distribution to our stockholders. We cannot assure you of the precise nature and amount of any distribution to our stockholders pursuant to the Plan of Dissolution.

        The methods used by management in estimating the values of our assets and liabilities are made in accordance with GAAP, but because they are based on estimates, the methods are inexact and may not approximate values actually realized or the actual costs incurred. The Board's assessment assumes that the estimates of our assets, liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control, including any new contingent liabilities that may materialize. For all these reasons, the actual net proceeds distributed to stockholders in liquidation may be significantly less than the estimated amounts. Moreover, any amounts to be received by our stockholders in liquidation may be less than the price or prices at which the Common Stock has recently traded or may trade in the future.

        We currently estimate that $25 million will be available to for distribution to holders of our Preferred Stock and between $0.04 and $0.08 per outstanding share of our Common Stock will be available for distribution, after payment of all liabilities and expenses associated with the Plan of Dissolution and otherwise. The actual amount available for distribution, if any, could be substantially less, depending on a number of factors including (i) unknown liabilities or claims, and (ii) unexpected or greater than expected expenses. We currently anticipate that this initial distribution will be made to stockholders as early as nine (9) months after the filing of the Certificate of Dissolution with the Delaware Secretary of State. However, if there are no claims other than those that we anticipate, the initial distribution may be sooner and if there are claims that we do not anticipate, the initial distribution may be later. Following the procedures set forth in Sections 280 and 281(a) of the DGCL, we expect a distribution of substantially all of remaining amount will be made to stockholders within three years following the filing of the Plan of Dissolution with the Delaware Secretary of State. However, the actual time of distribution may be such longer period of time as directed by the Delaware Court of Chancery.

The Company may not be able to recognize significant value for the assets remaining after the asset sales.

        After completion of the transactions contemplated by the Purchase Agreements, the Company will own a limited amount of assets. There can be no assurance that we will be able to find a buyer for the remaining assets, and if we are able to sell such assets, there can be no guaranty that the value received upon such sale will be significant.

Our stockholders could vote against the Plan of Dissolution or any of the other Proposals.

        Our stockholders could vote against the Plan of Dissolution or any of the other Proposals. If our stockholders do not approve the Plan of Dissolution and the other Proposals, we would have to continue the business operations from a difficult position, in light of the announced intent to liquidate and dissolve. Employees, customers and other third parties may refuse to continue or form new relationships or conduct business with us if they have no confidence in our future.

We may not be able to settle all of our obligations to creditors.

        We have current and future obligations to creditors. These include, without limitation, long-term contractual obligations associated with customers and third parties. As part of the wind-down process, we will attempt to settle any obligations with creditors remaining after the closing of the transactions contemplated by the Purchase Agreements. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders. If available cash and amounts received as a result of the transactions contemplated by the Purchase Agreements are not adequate to provide for the obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

We will continue to incur claims, liabilities and expenses which will reduce the amount available for distribution to our stockholders.

        Claims, liabilities and expenses from operations (such as operating costs, salaries, directors' and officers' insurance, payroll and local taxes, legal accounting and consulting fees and miscellaneous office expenses) will continue to be incurred as we wind down. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders. If available cash and amounts received on the sale of non-cash assets are not adequate to provide for the obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

Distributions of assets, if any, to our stockholders could be delayed.

        We are currently unable to predict the precise timing of any distribution pursuant to the wind-down. The timing of any distribution will depend and could be delayed by, among other things, the timing of the closing of the transactions contemplated by the Purchase Agreements, conversion of outstanding receivables and claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of the liabilities and expenses. Any action of this type could delay or substantially diminish the amount, if any, available for distribution to our stockholders.

Stockholders may be liable to our creditors for the amount received from us if our reserves are inadequate.

        If the Plan of Dissolution is approved by the stockholders, we will file a Certificate of Dissolution with the Delaware Secretary of State promptly after the closing of the Asset Sale transactions dissolving Candlewood. Pursuant to the Delaware General Corporation Law (the "DGCL"), Candlewood will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling us gradually to dispose of our assets, to discharge our liabilities and to distribute to our stockholders any remaining assets. In the event our contingency reserve for payment of our expenses and liabilities during this three-year period is not adequate, under the DGCL each stockholder could be held liable for payment to our creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts). Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. The contingency reserve established by us may not be adequate to cover all expenses and liabilities.

You will not be able to buy or sell shares of our Common Stock after the final record date.

        If the Dissolution Proposal is approved by our stockholders, we intend to close our transfer books on the date which we file a Certificate of Dissolution with the Delaware Secretary of State (the "Final Record Date"), which we anticipate will be shortly after the closing of the asset sales. After the Final Record Date, we will not record any further transfers of our Common Stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our Common Stock upon exercise of outstanding options or warrants. It is anticipated that no further trading of our Common Stock will occur after the Final Record Date.

        All liquidating distributions from the liquidating trust or Candlewood on or after the Final Record Date will be made to our stockholders pro rata according to their holdings of Common Stock as of the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the books as a result of any assignment by will, intestate succession or operation of law.

Risks Related to the Investment Company Act of 1940

        If we invest our cash and/or cash equivalents in investment securities, we may be subject to regulation under the Investment Company Act of 1940 (the "1940 Act"). If we are deemed to be an investment company under the 1940 Act because of our investment securities holdings, we must register as an investment company under the 1940 Act. As a registered investment company, we would be subject to the further regulatory oversight of the Division of Investment Management of the Securities Exchange Commission, and our activities would be subject to substantial regulation under the 1940 Act. In addition, no more than 60% of our Board could be "interested persons" of the Company, within the meaning of the 1940 Act. We would seek to hire an investment advisor registered under the Investment Advisors Act of 1940 to manage our assets, and such investment advisor would be entitled to management fees. We would also require the services of a custodian to maintain our securities, which custodian would be entitled to custodial fees. In addition to registering with the Commission, we would need to file annual and semi-annual reports with the Commission, and distribute these reports to our stockholders.

        Although we do not intend to become an investment company and we intend to limit the investments of our assets to government securities and other investments that do not subject us to the regulations under the 1940 Act, if we were deemed to have invested in investment securities and did not register under the 1940 Act, we would be in violation of the 1940 Act and we would be prohibited from engaging in business or selling our securities and could be subject to civil and criminal actions for doing so. In addition, our contracts would be voidable and a court could appoint a receiver to take control of us and liquidate us. Therefore, our classification as an investment company could materially adversely affect our business, results of operations and financial condition.

THE ASSET SALES AND THE PLAN OF DISSOLUTION

GENERAL

        The Company has entered into the Purchase Agreements to sell substantially all of our assets. If the Purchase Agreements are approved by our stockholders, we plan to enter into the proposed Plan of Dissolution to liquidate our remaining assets. Pursuant to the HPT Purchase Agreement, we will sell 12 hotels to HPT. In connection with that transaction, the Company and HPT will also enter in a Termination Agreement pursuant to which the lease agreement governing 64 hotels to which HPT and the Company are parties will be terminated. Under the SCH Purchase Agreement, the Company will sell the rights to all existing Candlewood franchise agreements as well as certain trademarks and brand names to SCH. In connection with the SCH Purchase Agreement, we will amend, subject to the approval of our stockholders, our Certificate of Incorporation to change our name from "Candlewood Hotel Company, Inc." to "WCH, Inc." After completion of the transactions contemplated by the Purchase Agreements, the Company will own a limited amount of assets and, unless it receives relief from the SEC, will continue to be subject to the reporting requirements of a public company. Because the costs associated with the Company's continued operations will likely outweigh the limited revenue generated by operation of the remaining assets, the Company intends on entering into the proposed Plan of Dissolution whereby the Company will sell its remaining assets and wind up its corporate existence. In order to successfully effectuate the dissolution, the Company may merge all of its subsidiaries into the Company as the parent entity prior to dissolving the Company. The net proceeds from the Purchase Agreements and dissolution process will be paid to our stockholders according to the provisions of the proposed amendment to our Certificates of Incorporation and the Delaware laws governing the process of dissolution. Our Board, by unanimous vote, has approved these transactions.

BACKGROUND

        In the first quarter of 2001, the Company began to see a decline in revenue from its hotels consistent with what the industry was experiencing. Throughout 2001 the Board discussed the timing of financing alternatives and potential difficulties with refinancing its outstanding debt including its secured mortgage debt with GMAC that was due to mature in 2003 and 2004 and its unsecured note to Hilton, due to mature in the fourth quarter of 2001.

        On February 20, 2001, at a meeting of the Board, Credit Suisse First Boston reviewed potential strategic alternatives for the Company including options (i) to pursue its current business plan and (ii) to seek potential sale/merger alternatives, including the sale of Company, the sale of the Company's brand and the sale of real estate assets.

        May 15, 2001, Merrill Lynch made a presentation regarding an overview of the Company and its strategic alternatives, including (i) maintaining the status quo, (ii) selling of the Company, (iii) a going-private transaction and (iv) separating of the business into separate real estate and brand companies. Merrill Lynch advised the Board that if it believed that the Company could meet its budget, it should maintain the status quo and continue to operate as a stand alone business. The Board determined the best course of action at that time was to focus on improving operating results. The Board determined that having more information about the market's reception to a potential transaction would be helpful in assessing its alternatives and therefore gave Merrill Lynch permission to approach selectively certain third-parties on a highly confidential basis to gauge their interest in a potential transaction. The Board also explored possible cost-cutting measures to implement during the interim period in which strategic alternatives would be explored.

        In the second and third quarter of 2001, management implemented the first of several rounds of operating changes intended to improve operating results and reduce costs. In addition, management continued discussions with Merrill Lynch on strategic alternatives and continued to update the Board on discussions with potential acquirors.

        The tragedy of September 11, 2001 further accelerated the Company's decline in revenue due to the resulting decline in travel and in the hotel industry. In the fourth quarter of 2001, the Company began to implement additional operational changes and cash management policies in an attempt to streamline operations.

        On November 11, 2001, the Company failed to make the scheduled principal payment and defaulted under its $15 million unsecured note to Hilton. Because of its increasingly difficult financial position and the state of the travel industry in general, the Company initiated discussions with HPT to restructure lease payments due under their existing lease and with GMAC to restructure loan payments.

        On November 30, 2001, the Board elected not to make the scheduled quarterly dividend payment to the holders of its Preferred Stock. The Company has not made another dividend payment since that time.

        During the fourth quarter of 2001, the Company's operating performance continued to decline along with the hotel industry in general. As a result, the Company reorganized field operations, reduced corporate staff and implemented other operational changes in an attempt to boost revenue and reduce cost.

        In early 2002, the Company began negotiations with HPT to sell and leaseback 21 hotels. The purpose was to retire a portion of the GMAC debt, repay the Hilton note in its entirety and generate cash proceeds. Simultaneously, the Company began to negotiate with GMAC to refinance the remaining debt on the 10 hotels, all of which had mortgages coming due in 2002 or 2003. The Company was able to complete the sale leaseback transaction with HPT and the refinancing of the GMAC debt in April of 2002. The Hilton note was repaid out of the proceeds.

        On January 30, 2002, Merrill Lynch gave a presentation to the Board regarding a preliminary valuation analysis of the Company. Merrill Lynch identified certain potential buyers. Merrill Lynch discussed the timing and process to explore strategic alternatives. The Board instructed Merrill Lynch to search for a suitable strategic partner. In addition, the Company formed a strategic alternative committee of Robert Cresci, Jack DeBoer, Tom Nielsen and Frank Pados, Jr. to explore further various strategic alternatives and to coordinate correspondence between the Company and Merrill Lynch.

        On May 14, 2002, the Board formally engaged Merrill Lynch to pursue strategic alternatives. Based on the report of an outside compensation consultant, the Board adopted certain change in control severance agreements with its executive officers. Michael Issa joined the strategic alternative committee at this time.

        In July 2002, Merrill Lynch contacted 30 strategic and financial parties to determine initial interest in entering a transaction with Candlewood. Merrill Lynch provided public information packages to 19 different parties. Merrill Lynch received executed confidentiality agreements from six parties, five of whom were provided with confidential information.

        In August of 2002, Merrill Lynch gave presentations to the Board about potential strategic transactions and discussed the terms of the indications of interests received to date. Merrill Lynch reviewed the issues raised by the indications of interest and described its ongoing attempts to contact other qualified bidders. The Board directed management and Merrill Lynch to continue to explore the possibility of a transaction with the parties who had expressed an interest. The Board also discussed the need and timing for additional cost-cutting measures and directed management to conserve cash and explore cost-cutting measures.

        In the third quarter of 2002, the Company defaulted on its obligations to its joint venture with Boston Capital and began to explore options to refinance the eight hotels within the Boston Capital joint venture. In the fourth quarter of 2002, the Company entered into an agreement with Boston

Capital, whereby the Company paid back $1.8 million to Boston Capital and Boston Capital waived a $3.4 million default payment. In addition, the Company agreed to remove a Chicago hotel from the joint venture.

        On October 14, 2002, Rick Kelleher was appointed as a member to the strategic alternative committee.

        Between September 30 and October 17, 2002, Merrill Lynch received three preliminary indications of interest regarding a possible sale of the Company. The Board directed Merrill Lynch to continue to negotiate to clarify the terms and bring definitive proposals to the Board.

        The Company engaged the McKinsey Group to conduct a consulting study to determine ways to optimize the Company's direct sales efforts and ultimately increase revenue. The recommendations of this study were implemented in the third quarter of 2002. Despite implementing the McKinsey Group's recommendations, the Company continued to experience declines in revenue. During the third and fourth quarters of 2002, management implemented another round of changes to the hotel operating model in a further effort to reduce cost.

        Between November 14 and November 18 of 2002, Merrill Lynch received three revised indications of interest, two of which provided for the purchase of substantially all of the assets of Candlewood for cash consideration of $20 million and $25 million, respectively, and the third provided for a purchase of Candlewood for significantly less than $20 million. Each of the proposals provided that the acquiring party would only assume a limited amount of Candlewood's obligations and liabilities. Each of the proposals were subject to several conditions outside the Company's control, including the satisfactory completion of due diligence. The party that made the $20 million proposal also required that HPT make substantial concessions in its lease arrangements with Candlewood prior to such party agreeing to move forward with a transaction.

        On November 20, 2002, the Board held a meeting to discuss the acquisition proposals received by Candlewood. At the meeting, The Company's legal counsel reviewed with the Board its fiduciary duties in connection with considering a sale of the Company or substantially all of its assets. Merrill Lynch and management reviewed the terms of the proposals and Merrill Lynch presented a preliminary financial analysis of the proposed transactions. The Board instructed management to further analyze each of the three proposals and to enter into negotiations with each of the parties to attempt to increase the consideration provided for in the proposals. The Board also instructed management to address any issues raised by the parties during their due diligence review so that each party could submit a proposal that did not contain substantial conditions.

        During late November and throughout December 2002, management and Merrill Lynch had conversations with the parties that submitted the three proposals. During these conversations, management and Merrill Lynch informed each of the parties that the proposals, as submitted, did not provide for sufficient consideration and that all significant conditions would need to be eliminated in order for Candlewood to move forward with a transaction. Management also addressed the issues raised by the parties during their preliminary due diligence review. During this period, Merrill Lynch and Candlewood initiated discussions with an additional party, HPT, regarding a potential strategic transaction with Candlewood.

        On January 16, 2003, Candlewood received a proposal from HPT. Pursuant to its written proposal, HPT proposed, among other things, to (a) acquire eight Candlewood hotels and lease the acquired hotels back to Candlewood under a lease agreement providing for 11% base rent and a one year security deposit, (b) form a new subsidiary, which would be capitalized with $100 million by HPT, and spin off the new subsidiary to HPT stockholders, and (c) following the spin-off, the new subsidiary would acquire Candlewood through a merger, pursuant to which Candlewood's stockholders would receive cash proceeds totaling $30 million (less all transaction costs) and warrants to purchase shares of the new subsidiary's equity securities at market price.

        On January 22, 2003, management met with HPT to discuss the HPT proposal.

        On January 23, 2003, the strategic alternative committee held a meeting during which HPT's proposal was discussed. Merrill Lynch reviewed the terms of the proposal. At the conclusion of the meeting, the committee instructed Merrill Lynch and management to continue discussions with HPT regarding the proposed transaction.

        On February 4, 2003, Candlewood received a revised proposal from one of the original three bidders, which proposed two alternative transactions, the first being the acquisition of substantially all of the assets of Candlewood for $20 million, and the second alternative providing for a restructuring of Candlewood in a complex transaction.

        On February 7, 2003, the strategic alternative committee held a meeting during which Merrill Lynch and management provided the committee with an update regarding the various transaction proposals. Merrill Lynch and Candlewood continued to have discussions with each of the parties that submitted the November 2002 proposals throughout January and February 2003.

        On February 24, 2003, the Board discussed the Company's strategic alternatives. Merrill Lynch reviewed the terms of the three proposals pending before the Company and the history of negotiations. The Board also requested a detailed analysis of cost-cutting measures that could be implemented to conserve cash, including a short, medium and long-term analysis with identified impacts on operations and the ability to consummate a strategic transaction. The Board formed a Special Committee comprised of Issa, Kelleher, Nielsen and Salazar to review proposed transactions from the perspective of the holders of Common Stock of the Company, to consider the documentation and allocation of consideration, and to make recommendations to the Board and stockholders to approve a transaction.

        In February and March, the Special Committee of the Board met and discussed developments with the potential strategic transactions, engaged Houlihan Lokey as its financial advisor and began negotiations with the Preferred stockholder representatives on the Board regarding the allocation of proceeds from a transaction.

        On March 11, 2003, at a meeting of the Board, Merrill Lynch discussed the status of discussions with the other bidders and expected timing. The Board authorized the retention of Houlihan Lokey as financial advisor to the Special Committee. The Board instructed managements and Merrill Lynch to continue to negotiate with other potential bidders.

        In March and April 2003, Merrill Lynch and management reported on conversations with HPT regarding the proposed transaction, terms and timing. The Board discussed timing and urged management and the advisors to get a schedule to finalize a transaction quickly.

        On April 7, 2003, Candlewood, HPT, Merrill Lynch and Candlewood's legal counsel met in Boston to discuss the proposed transaction and negotiate the terms of the definitive agreements. Discussions and negotiations continued through May.

        On June 10, 2003, Candlewood received a revised proposal from one of the original bidders which was subject to several conditions, including the satisfactory completion of due diligence. The proposal also required the execution of an exclusivity agreement by Candlewood pursuant to which Candlewood would not be permitted to solicit or negotiate alternative proposals. The interested party again reiterated that it would not be able to proceed with a transaction unless HPT agreed to make substantial concessions prior to such party agreeing to move forward with a transaction.

        On June 19, 2003, the Board held a meeting to discuss the various acquisition proposals received by Candlewood. At the meeting, Merrill Lynch and Candlewood management reviewed the terms of the proposals and Merrill Lynch presented a preliminary financial analysis of the proposed transactions. Following these presentations, the Board discussed each of the proposals and concluded that the HPT proposal was the proposal that provided Candlewood stockholders with the greatest value and the highest probability of a successfully consummating a transaction. Accordingly, the Board instructed Merrill Lynch and Candlewood management to pursue a transaction with HPT, but, at the same time, continue discussions with the other parties in the event Candlewood and HPT could not reach agreement on a mutually acceptable transaction.

        Throughout 2003 the Company's operating performance continued to decline and the Company continued to produce insufficient cash flow to cover its costs of operations and lease payments due to HPT.

        On July 15, 2003, HPT delivered to Candlewood a letter which indicated that HPT would not present the proposed transaction agreements to its Board until Candlewood had exhausted all other potential alternatives for strategic transactions.

        After defaulting on the repayment of a loan secured by one hotel in its Boston Capital joint venture, the Company and Boston Capital entered into a forbearance agreement while the Company attempted to negotiate a sale and leaseback of seven remaining hotels in the Boston Capital joint venture to HPT; all in an effort to find a short term solution to its liquidity problems and to solve the default under the joint venture obligations with Boston Capital.

        Throughout July and August of 2003, management and Merrill Lynch continued to negotiate terms with HPT and update the Board as to the status of such negotiations. Under direction from the Board, management and Merrill Lynch continued to seek superior transaction proposals. The Board discussed strategies to facilitate other offers and improve its liquidity for the remainder of 2003. The Company continued to explore potential cost-cutting to help relieve the Company's financial distress, including withholding the September 2003 lease payment due to HPT in order to force HPT to negotiate and make lease concessions.

        On August 18, 2003, representatives of HPT, SCH, Candlewood, Candlewood's counsel and Merrill Lynch met to discuss the potential transactions and steps needed to be taken.

        On September 9, 2003, HPT and SCH delivered letters to Candlewood outlining the terms upon which HPT would acquire 12 of Candlewood's hotel properties and upon which SCH would acquire certain of Candlewood's trademarks including the Candlewood Suites brand name and Candlewood's franchise business.

        On September 17 and 18, 2003, representatives of HPT, SCH, Candlewood, their respective legal advisors and Merrill Lynch, Candlewood's financial advisor, met to discuss the proposal letters delivered by HPT and SCH. However, at this time, the parties did not agree upon several significant issues raised by the letter, including structuring the transaction and the amount of consideration.

        On September 25, 2003, at a meeting of the Board, Merrill Lynch described a proposed three-party transaction involving the sale of hotel assets to HPT and the sale of the Candlewood Suites brand and franchise agreements to SCH. The Board discussed negotiations and meetings with HPT including attempts to increase purchase price, negotiate for a stock transaction structure and to pursue a quick transaction. The Board authorized management to continue to negotiate a transaction with HPT and SCH and to report back on its progress. The Board instructed management to negotiate actively to attempt to secure a stock-based transaction rather than an asset transaction.

        During the first two weeks of October, counsel for Candlewood, SCH and HPT exchanged drafts and comments to the definitive documents.

        Beginning in October, the Special Committee initiated a series of negotiations with the holders of Preferred Stock for the purpose of obtaining the agreement of the holders of the Preferred Stock to allocate some portion of the sale proceeds to the holders of the Company's Common Stock. The Special Committee also negotiated the proposed Plan of Dissolution, which included a change in the number and consistency of the Board of Directors. The Special Committee held numerous discussions with Houlihan Lokey regarding the fairness of the proposed consideration and with its legal counsel regarding the transaction and the allocation of proceeds to the holders of Common Stock, and related matters.

        On October 17, 2003, the Special Committee met to discuss the status of negotiations with certain holders of Candlewood's Preferred Stock. Counsel to the Special Committee discussed the fiduciary duties to be considered by the Special Committee in the context of the proposed transactions and Candlewood's financial condition. The Special Committee discussed the opinion that would be rendered by Houlihan Lokey regarding the fairness of the consideration to be received by the holders of Candlewood's Common Stock. Moreover, the Special Committee considered the Board structure to be in place after the transaction closed and the methodology to be followed in liquidating the Company.

        On October 17, 2003, at a meeting of the Board, Merrill Lynch described the status of the proposed transaction involving the sale of hotel assets to HPT and the sale of the Candlewood Suites brand and franchise agreements to SCH. The Board discussed the importance of timing in closing the transactions, given the Company's projected loss from operations over the next few months and the potential insolvency should the Company fail to consummate the transactions. The Company's legal counsel discussed the Board's fiduciary duties when evaluating the transactions.

        From October 20 through October 22, 2003, representatives of Candlewood, SCH, HPT and their respective legal counsel and financial advisors held meetings in Boston to negotiate the specific terms of the definitive transaction documents and the transactions contemplated thereby.

        On October 24, 2003, the Special Committee held a meeting to discuss the proposed transaction from the perspective of the holders of Common Stock. Houlihan Lokey issued an opinion that the consideration to be received by the Company's Common stockholders was fair from a financial point of view.

        On October 24, 2003, the Board held a meeting to discuss the proposed transactions with HPT and SCH. Legal counsel reviewed the fiduciary responsibilities of the Board during the evaluation and approval process. Merrill Lynch provided a detailed analysis of the proposed transactions from a financial perspective. Merrill Lynch issued an oral fairness opinion with regard to the proposed transaction. The Company's legal counsel provided a detailed analysis of key terms of the proposed transactions. The Board directed management and Merrill Lynch to continue to negotiate the definitive agreements.

        From October 22 through October 26, counsel for SCH, Candlewood, HPT and certain holders of Preferred Stock finalized the documentation for the transactions.

        On October 26, 2003, the Special Committee held a meeting in which Houlihan Lokey confirmed their opinion that the transactions contemplated by the definitive agreements are fair to the holders of the Common Stock of the Company. The Special Committee unanimously voted to recommend the approval of the Asset Purchase Agreements, as well as the Plan of Dissolution to the Board and the holders of the Common Stock.

        On October 26, 2003 our Board, based in part upon the recommendation from the Special Committee to the Board, unanimously determined that the sale of substantially all of our non-cash assets to HPT and SCH accompanied by complete liquidation and dissolution of the Company was the alternative most likely to maximize stockholder value. At this meeting, Merrill Lynch confirmed its opinion that the consideration to be paid to Candlewood in the Collective Transactions was fair to Candlewood from a financial point of view. The Board voted unanimously to approve the transactions. The asset purchase agreement with SCH, a direct subsidiary of HPT, the termination agreement with

HPT, the asset purchase agreement with SCH and the voting agreement were executed by the parties on the evening of October 27, 2003.

        On October 28, 2003, prior to the opening of the securities trading markets in the U.S., each of Candlewood, HPT and SCH issued press releases announcing the execution of the transaction documents.

REASONS FOR THE COLLECTIVE TRANSACTIONS

        In reaching its decision to approve the Collective Transactions, the Board consulted with senior members of Candlewood's management team and its financial advisors regarding alternatives to the Collective Transactions and Candlewood's past and current business operations, financial condition and future prospects. The Board also consulted with Merrill Lynch regarding the fairness, from a financial point of view, of the consideration to be paid to Candlewood in the Collective Transactions. The Board also consulted with management and its legal counsel regarding legal due diligence matters and the terms of the agreements governing the Collective Transactions. In approving the Collective Transactions and recommending that our stockholders approve the Proposals, the Board considered a variety of factors, a number of which are summarized below:

  •
  that the Company and Merrill Lynch vigorously explored strategic alternatives, including extensive efforts to merge our Company with another company;

  •
  that our negotiations with other interested parties had not led to offers that would generate proceeds as high as the Collective Transactions and further negotiations may not have been completed successfully, in a timely fashion, or at all;

  •
  that we have never been profitable and our operating revenues continue to decline, and at current pace, we will not have sufficient working capital to meet our day-to-day operating needs in the first fiscal quarter of 2004, or possibly earlier;

  •
  that we may not be able to comply with the terms and therefore default under our amended and restated lease agreement with HPT, including requirements to: (i) maintain a minimum net worth of at least $52 million and (ii) to make monthly base rent payments of approximately $4.3 million and that such a default would result in a loss of a significant portion of the Company's hotels;

  •
  that we may not be able to generate sufficient cash flow from operations to fund our long-term financing obligations, including our hotel-level debt owed to GMAC;

  •
  that we do not currently project that we will generate sufficient cash flow to repay the mandatory redemption obligation which requires us to redeem the Series A and Series B Preferred Stock in September 2004 for an amount is equal to $107 million plus accrued dividends;

  •
  the depressed state of the hotel industry generally and the negative outlook for a recovery in the near term;

  •
  the inability of the Company to reduce operating expenses without an equal or greater negative impact on the revenue and value of the Company;

  •
  that Merrill Lynch rendered its opinion that, as of the date of the opinion, and based upon and subject to the considerations described in the opinion, the consideration to be paid to the Company in the Collective Transactions is fair from a financial point of view to the Company;

  •
  that a Special Committee had been formed to review the Collective Transactions from the perspective of the holders of Common Stock of the Company, to consider the documentation and allocation of consideration, and to make recommendations to the Board and stockholders to ultimately approve a transaction; and

  •
  that the Special Committee had received an opinion of Houlihan Lokey that, as of the date of the opinion, and based upon and subject to the considerations described in the opinion, the consideration to be received by the holders of the Company's common stock in the Collective Transactions was fair from a financial point of view to the holders of the Company's Common Stock and that the Special Committee recommended that the Board approve the Collective Transactions.

        In addition, the Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Collective Transactions, including:

  •
  that the Company may be selling its assets at the bottom of a market cycle;

  •
  that the sale of the Company's assets may require more transaction costs than a merger due to the need to liquidate the Company; and

  •
  that there are no assurances regarding the amount or timing of the distribution of proceeds to the Company's stockholders.

        However, on balance, the Board concluded that the Collective Transactions were the best means to maximize stockholder value.

OPINION OF FINANCIAL ADVISOR (MERRILL LYNCH)

        On May 19, 2002, we retained Merrill Lynch to act as financial advisor in connection with ascertaining interest by one or more parties in entering into a possible business transaction with us. We retained Merrill Lynch based on Merrill Lynch's experience, expertise, reputation and its familiarity with us and our business. Merrill Lynch is an internationally recognized investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes. Merrill Lynch has in the past provided financial advisory and financing services to us, HPT, SCH and entities that may be deemed their "affiliates."

        On October 24, 2003, Merrill Lynch delivered its oral opinion to our Board and subsequently confirmed in writing, that, as of that date and based upon the assumptions made, matters considered and limitations on Merrill Lynch's review, in light of the transactions (defined in the Merrill Lynch opinion to include the transactions contemplated by the Sale Proposals and the Termination Agreement) and the payment of obligations (defined in the Merrill Lynch opinion as the settlement of certain obligations and claims of the Company) taken as a whole, the aggregate $105.0 million consideration to be received by us for the hotel sale and the brand assets sale is fair to us from a financial point of view. The consideration to be paid pursuant to the transactions was determined through arm's length negotiations between our senior management and the senior management of HPT and SCH. Other than with respect to limiting Merrill Lynch's analyses to the consideration to be paid to us, we did not provide specific instructions to, or place any limitations on, Merrill Lynch with respect to the procedures to be followed or factors to be considered by Merrill Lynch in performing its analyses or providing its opinion.

        The full text of Merrill Lynch's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix G to this proxy statement and is incorporated into this document by reference. The description of Merrill Lynch's opinion below sets forth the material terms of the opinion. You are urged to and should read carefully the opinion in its entirety. The following summary of Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion.

        Merrill Lynch's opinion is addressed to our Board and addresses only the fairness from a financial point of view of the aggregate $105.0 million to be received by us pursuant to the hotel sale and brand assets sale in the light of the transactions and the payment of obligations taken as a whole. The opinion does not address any other aspect of the transactions, or the merits of our or your underlying decision to engage in the transactions, and the opinion does not constitute, nor should it be construed as, a recommendation by Merrill Lynch to any shareholder as to whether or how he or she should vote with respect to the transactions.

        In connection with the preparation of the opinion, Merrill Lynch, among other things:

  1.
  reviewed certain publicly available business and financial information relating to us that Merrill Lynch deemed to be relevant;

  2.
  reviewed certain information, including financial forecasts, relating to our business, earnings, cash flow, assets, liabilities and prospects that we furnished to Merrill Lynch;

  3.
  conducted discussions with members of our senior management concerning the matters described in clauses 1 and 2 above;

  4.
  performed various valuation analyses of us that Merrill Lynch deemed relevant, including discounted cash flow analysis;

  5.
  reviewed our results of operations and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

  6.
  compared the proposed financial terms of the transactions with the financial terms of certain other transactions that we deemed to be relevant;

  7.
  participated in certain discussions and negotiations among representatives of HPT, SCH, their respective financial and legal advisors and us and our legal advisors;

  8.
  reviewed a draft dated October 24, 2003 of the HPT Sale Agreement;

  9.
  reviewed a draft dated October 24, 2003 of the SCH Sale Agreement; and

  10.
  reviewed a draft dated October 24, 2003 of the Termination Agreement.

        In preparing its opinion, Merrill Lynch (i) assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by it, or publicly available, (ii) did not assume any responsibility for independently verifying any of this information or undertake an independent evaluation or appraisal of any of our assets or liabilities, (iii) was not furnished with an independent evaluation or appraisal and (iv) did not evaluate our solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of our properties or facilities. With respect to the financial forecast information we furnished to or discussed with Merrill Lynch, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of our management as to our expected future financial performance. Merrill Lynch expresses no opinion as to the financial forecast information or the assumptions on which they were based. Merrill Lynch also has assumed that the final forms of the Purchase Agreements and the Termination Agreement were substantially similar to the last draft reviewed by Merrill Lynch.

        Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and upon the information made available to Merrill Lynch as of, the date of the opinion.

        In accordance with customary investment banking practice, Merrill Lynch employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material analyses utilized by Merrill Lynch in connection with providing its opinion.

Valuation of the Company

        Summary Valuation Analysis.    Merrill Lynch established a transaction value (value available for distribution to the Company's stockholders and creditors) of approximately $92 million based on the $105 million to be received by us as consideration for the transactions minus approximately $13 million in respect of certain expenses and other obligations. Merrill Lynch then compared the $92 million transaction value to the range of enterprise values obtained from various valuation methodologies, including a discounted cash flow analysis, publicly traded comparable company analysis and transaction comparables analysis. In each case, the $92 million transaction value was within or exceeded the range of transaction values produced by these valuation methodologies.

        Solicited Third Party Interest.    In connection with the preparation of its opinion, Merrill Lynch was authorized by us to solicit, and did actively solicit, third-party indications of interest for the transactions. Specifically, Merrill Lynch contacted 30 potential purchasers, including public and private hotel companies, real estate opportunity funds and other financial buyers. Six of these parties executed confidentiality agreements and five received detailed confidential information packages, and in November 2002, three made final offers, each with significant contingencies, many of which were beyond our control. We subsequently initiated discussions with HPT and received revised transaction proposals from them and certain of the previous three final bidders, but were unable to reach agreement with any party. We continued our discussions with HPT and explored the possibility of a potential joint transaction with SCH and subsequently received a joint transaction proposal from HPT and SCH. On October 27, 2003, we agreed to enter into the transactions with HPT and SCH.

        Historical Secondary Market Transfer Prices.    Merrill Lynch reviewed the historical secondary market transfer prices of our Common Stock for the period from October 1, 2001 through October 10, 2003. For details on the historical secondary market transfer prices for our Common Stock, see "Price Range for our Common Stock."

        Discounted Cash Flow Analysis.    Merrill Lynch performed a discounted cash flow analysis (i.e., an analysis of the present value of projected free cash flows) for us for the 5-year period beginning in 2004 and ending in 2008 based upon projections and assumptions we provided. Merrill Lynch discounted the projected free cash flows using discount rates ranging from 8% to 12%. In determining the appropriate range of discount rates, Merrill Lynch relied on its extensive industry knowledge and considered, among other things, the weighted average cost of capital of relevant comparable companies and qualitative factors. Merrill Lynch added to the present value of the annual cash flows the present value of our terminal value at the end of the year 2008 using the same 8% to 12% discount rate range to arrive at a total enterprise value. The terminal value at the end of 2008 was calculated using the projected 2008 EBITDA we provided and applying an EBITDA multiple range of 8.0x-10.0x. The discounted cash flow analysis resulted in an implied enterprise value range of $46 million to $75 million as compared with the $92 million actual transaction value.

        Comparable Company Analysis.    Merrill Lynch determined an implied enterprise value for us by reviewing the public valuations of companies Merrill Lynch generally deemed comparable to us and which compete in industries similar, although not necessarily identical, to ours. In identifying and selecting companies whose business and operations were deemed generally comparable to us, Merrill Lynch examined lodging corporations and lodging REITs. Using publicly available information, Merrill Lynch reviewed the closing stock prices, as of October 23, 2003, and the selected market trading multiples focusing on the following companies: Starwood Hotels & Resorts, Hilton Hotels Corp., Fairmont Hotels & Resorts, Extended Stay America, Inc., La Quinta Corporation, Boca Resorts, Inc., Orient Express Hotels, Prime Hospitality Corp., John Q. Hammons Hotels and Wyndham International.

        The multiples used by Merrill Lynch for its comparable companies analysis were derived by dividing the public valuations of the companies Merrill Lynch deemed comparable, by certain U.S. GAAP and non-U.S. GAAP measures of operating performance, such as earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest, taxes, depreciation, amortization and rent payments ("EBITDAR"). The EBITDAR multiples are based on total adjusted enterprise value divided by EBITDAR and the EBITDA multiples are based on total enterprise value divided by EBITDA. Total enterprise value is defined as the aggregate market capitalization of the referent company's publicly traded equity interests, plus total debt, less cash and cash equivalents. Total adjusted enterprise value is defined as total enterprise value further adjusted to take into account the capitalized value of lease obligations. The range of enterprise values implied by the company analysis was $-32 million to $114 million, as compared with the actual transaction value of approximately $92 million. This range was derived by applying multiples of 8.5x-10.5x to (i) our 2004 base case estimate EBITDAR of $48 million, (ii) a downside case 2004 estimated EBITDAR of $45 million and (iii) an upside case 2004 estimated EBITDAR of $51 million. The downside and upside cases were formulated varying the assumptions for 2004 estimated revenue per available room ("RevPAR") growth from the base case, per guidance from our senior management. The adjusted enterprise values arrived at by this analysis were subtracted by $416 million, the capitalized value of our lease obligations, to derive the enterprise value range referenced.

        However, because of the differences inherent in our business, operations, financial condition and prospects and that of the comparable companies, Merrill Lynch did not rely solely on the quantitative results of the foregoing comparable companies analysis, and accordingly, also made non-mathematical, qualitative and subjective judgments concerning differences between the characteristics of the comparable companies and us that, in Merrill Lynch's judgment, would affect the values of such companies.

        Comparable Transaction Analysis.    Using publicly available information, Merrill Lynch reviewed the respective purchase prices and multiples paid in selected mergers and acquisitions involving companies that it deemed relevant in reviewing the transactions. In its comparable transaction analysis, Merrill Lynch applied a methodology similar to the one it employed in the comparable companies analysis set forth above, but relied on multiples derived from recent merger and acquisition transactions involving target companies in industries similar, although not necessarily identical to ours. Merrill Lynch analyzed comparable mergers and acquisitions in the lodging industry with disclosed terms and financial data completed between April 1997 and May 2003.

        The following selected transactions were reviewed by Merrill Lynch (date in parentheses indicates announcement date of the transaction): CNL Hospitality Properties' acquisition of RFS Hotel Investors (5/8/2003), Westbrook Hotel Partners IV's acquisition of 13 properties from Wyndham International (9/24/2002), Barcelo Hotels & Resorts' acquisition of Crestline Capital Corp. (3/28/2002), Blackstone Real Estate Advisors' acquisition of Homestead Village (11/20/2001), Nomura Holdings Inc.'s acquisition of Le Meridien Hotels (5/25/2001), FelCor Lodging Trust's acquisition of MeriStar Hospitality (5/10/2001, withdrawn), Bass PLC's acquisition of Posthouse (Compass Group) (4/4/2001), Nova Finance Company, LLC's acquisition of Sunburst Hospitality Corp. (9/20/2000), Bass PLC's acquisition of Bristol Hotels and Resorts (2/28/2000), Whitbread's acquisition of Swallow Group (11/22/1999), Hilton Hotels' acquisition of Promus Hotels (9/7/1999) and Accor SA's acquisition of Red Roof Inns, Inc. (7/14/1999), SHP Acquisition, LLC's (Westbrook) acquisition of Sunstone Hotel Investors, Inc. (4/15/1999), Ladbroke Group PLC's acquisition of Stakis PLC (2/8/1999), FelCor Lodging Trust's acquisition of Bristol Hotel Co. (3/23/1998), CapStar Hotel Co.'s acquisition of American General Hospitality (3/16/1998), Bass PLC's acquisition of Inter-Continental Hotels & Resorts (2/20/1998), Meditrust Acquisition Co.'s acquisition of La Quinta Inns (1/14/1998), Starwood Hotels and Resorts' acquisition of ITT Corporation (11/7/1997). Starwood Lodging Trust's acquisition of Westin Hotels Ltd. (7/1/1997), Promus Hotel Corp.'s acquisition of Doubletree Corp. (9/2/1997), and

Patriot American Hospitality's acquisition of Wyndam Hotel Corp. (4/14/97). The financial information Merrill Lynch reviewed included the purchase prices and multiples of the target's trailing twelve months and forward EBITDA. Financial data regarding the selected transactions was derived solely from publicly available Exchange Act and Securities Act filings with the SEC, press releases and other public announcements.

        The transaction values implied by the comparable transaction analysis is $-9 million to $139 million as compared with the approximate $92 million transaction value. This range was derived by applying multiples of 9.0x-11.0x to (i) our base case 2004 estimated EBITDAR of $48 million, (ii) a downside case 2004 estimated EBITDAR of $45 million and (iii) an upside case 2004 estimated EBITDAR of $51 million. The downside and upside cases were based on varying the assumptions for 2004 estimated RevPAR growth from the base case, per guidance from our senior management. The adjusted enterprise values arrived at by this analysis were subtracted by $416 million, the capitalized value of our lease obligations, to derive the enterprise value range referenced.

        Because the reasons for and the circumstances surrounding each of the selected transactions reviewed by Merrill Lynch were specific to each such transaction, and because of the inherent differences between our business, operations, financial condition and prospects and that of the acquired companies included in the selected transactions, Merrill Lynch did not rely solely on the quantitative results of the foregoing selected transactions analysis. Accordingly, Merrill Lynch made non-mathematical, qualitative and subjective judgments concerning the differences between the characteristics of these transactions and the transaction that would, in its opinion, affect the value of the transaction. The non-mathematical, qualitative and subjective judgments made by Merrill Lynch included an evaluation of (i) the different stages in the industry cycle at the time in which those comparable transactions were consummated; (ii) the differences in structure between the transaction and the comparable transactions considered; and (iii) the differences in the macroeconomic factors at the time in which those comparable transactions were consummated.

        Review of Our Liquidity.    Merrill Lynch reviewed our expected cash position over the next three months based on information provided by our senior management. Merrill Lynch determined that we would not have sufficient cash to satisfy our obligations beyond mid-January 2004, nor would we be able to seek alternative sources of capital to fund those obligations, including the payment of rent under our lease agreement with Hospitality Properties Trust. As such, while the above referenced valuation methodologies viewed the company as a "going concern," Merrill Lynch also took into consideration in its fairness opinion that the company would likely not be in a position to continue as a "going concern" given its liquidity situation.

        The summary set forth above does not purport to be a complete description of the analyses presented by Merrill Lynch. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and therefore is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analyses or the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch's opinion. In arriving at its opinion, Merrill Lynch considered the results of all its analyses. Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it. The analyses performed by Merrill Lynch and estimates contained in these analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. The analyses do not purport to be appraisals or to reflect the prices at which the hotel assets and/or brand assets might actually be sold or the prices at which they may be transferred at any time in the future. The analyses were prepared solely for the purposes of Merrill Lynch providing its opinion to our Board. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to industry performance and general business, economic, market, financial and competitive conditions beyond the control of the parties or their respective advisors, none of Merrill Lynch, we, HPT, SCH or any other person assumes responsibility if future results or actual values are materially different from those forecast. The foregoing summary does not purport to be a complete description of the analyses performed by Merrill Lynch and is qualified by reference to the written opinion dated as of October 26, 2003 of Merrill Lynch which is attached to this proxy statement as Appendix G.

        Under the terms of an engagement letter dated May 19, 2002, we will pay Merrill Lynch a transaction fee, conditioned on the transactions becoming effective, equal to 1% of our adjusted enterprise value. No additional fee is payable in respect of the opinion. In addition to any fees payable to Merrill Lynch under the engagement letter, we agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with providing its services and rendering its opinion, including the reasonable fees of its legal counsel. We also agreed to indemnify Merrill Lynch, its affiliates and each of their respective directors, officers, agents, employees and controlling persons against liabilities, including liabilities under U.S. federal securities laws, related to or arising out of the transactions or the engagement and related performance of Merrill Lynch and to reimburse Merrill Lynch, its affiliates and each of their respective directors, officers, agents, employees and controlling persons for reasonable related expenses, including reasonable outside counsel fees and expenses.

        Merrill Lynch has in the past provided financial advisory and financing services to us, HPT and SCH, the ultimate parent entity of SCH and entities that may be deemed their "affiliates" and may continue to do so and has received, and may receive, fees for the rendering of these services. One of Merrill Lynch's officers is a current beneficial owner of 0.1% of our Series A Preferred Stock and 0.2% of our Series B Preferred Stock. In addition, in the ordinary course of its business, Merrill Lynch may actively trade our securities as well as the securities of HPT and SCH for Merrill Lynch's own account and for the accounts of its customers and, accordingly, Merrill Lynch may at any time hold a long or short position in these securities.

OPINION OF FINANCIAL ADVISOR (HOULIHAN LOKEY)

        In March 2003, the Special Committee of the Board of Candlewood retained Houlihan Lokey as its financial adviser and to render an opinion (the "Houlihan Lokey Opinion") to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the Common stockholders of the Company in connection with the proposed transactions contemplated by the Purchase Agreements, the Termination Agreement and the distribution of proceeds in connection with such transactions and the liquidation of the remaining assets of the Company (the "Transactions"). The Special Committee utilized the Houlihan Lokey Opinion in evaluating the Transactions.

        The Special Committee retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers, acquisitions, recapitalizations and similar transactions, particularly with respect to real estate and hotel companies. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business valuations and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

        On October 24, 2003, Houlihan Lokey delivered its oral Houlihan Lokey Opinion, subsequently confirmed in writing, to the Special Committee to the effect that, as of the date of the Houlihan Lokey Opinion, on the basis of its analysis summarized below and subject to the limitations described below and in the Houlihan Lokey Opinion, the consideration to be received by the Common stockholders of the Company in connection with the Transactions is fair to them from a financial point of view.

        The full text of the Houlihan Lokey Opinion, which is attached as Appendix H, describes, among other things, the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering the Houlihan Lokey Opinion and is incorporated herein by reference. The summary of the Houlihan Lokey Opinion in this proxy statement is qualified in its entirety by reference to the full text of the Houlihan Lokey Opinion. You are urged to read the Houlihan Lokey Opinion carefully and in its entirety.

        The Houlihan Lokey Opinion does not constitute a recommendation to the Special Committee or the Company's stockholders on whether or not to support the Transactions and does not constitute a recommendation to any stockholder on whether or not to vote in favor or against any matter set forth herein. The Houlihan Lokey Opinion is furnished for the benefit of the Special Committee in evaluating the Transactions, and, by its terms, may not be relied upon by any other person without the written consent of Houlihan Lokey, except to the extent required by applicable law. This summary is qualified in its entirety by reference to the full text of the Houlihan Lokey Opinion, which is attached as Appendix H to this proxy statement.

        As compensation to Houlihan Lokey for its services in connection with the rendering of the Houlihan Lokey Opinion, Candlewood agreed to pay Houlihan Lokey an aggregate fee of $250,000. Of this amount, $75,000 was due to Houlihan Lokey upon retention and an additional $25,000 came due at the time the Houlihan Lokey Opinion was rendered. The balance of Houlihan Lokey's aggregate fee is to be paid only upon the successful completion of the Transactions, but no portion of Houlihan Lokey's aggregate fee is contingent upon the conclusions reached in the Houlihan Lokey Opinion. The Company also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for its reasonable expenses.

        The Houlihan Lokey Opinion does not address the Company's underlying business decision to effect the Transactions. Furthermore, at the request of Candlewood, Houlihan Lokey has not negotiated the Transactions or advised Candlewood or the Special Committee with respect to alternatives to it.

        In connection with the Houlihan Lokey Opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

  1.
  reviewed the Company's annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-Q for the 2 quarters ended March 31 and June 30, 2003;

  2.
  reviewed draft copies of the following agreements: Asset Purchase Agreement by and among SCH, Candlewood, and Candlewood Hotel Company, L.L.C. as of October 23, 2003; the Purchase and Sale Agreement by and among Candlewood and Certain of its Affiliates and HPT as of October 24, 2003; the Certificates of Amendment of Certificates of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Preferred Stock as of October 26, 2003; the Termination Agreement among HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPTCW II Properties LLC, HPT, Candlewood and Candlewood Leasing No. 1, Inc. as of October 23, 2003; and the Voting Agreement among HPT, Candlewood, SCH and certain stockholders as of October 23, 2003 (collectively, the "Transaction Agreements");

  3.
  met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and held discussions with representatives of the Company's counsel to discuss certain matters including, but not limited to, the rights and privileges of the Preferred stockholders and the status of the transaction process;

  4.
  visited certain facilities and business offices of the Company including corporate headquarters in Wichita, Kansas as well as certain of the Company's hotel properties in this area;

  5.
  reviewed Merrill Lynch presentations to the Board of the Company which, among other things, included a status of the marketing and transaction process, dated November 20, 2002, February 7, 2003 and February 24, 2003;

  6.
  reviewed the Draft Plan of Liquidation dated October 26, 2003;

  7.
  reviewed internal financial schedules, forecasts and projections prepared by the Company's management with respect to the Company including, but not limited to, hotel profit and loss statements for fiscal years ending December 31, 2000 through 2003; hotel profit and loss statements for year-to-date periods ended June 30, 2003 and 2002; forecasted cash flows for the East Lansing joint venture property for 30 years; pro forma profit and loss statement for the Company (including contributions from leased, franchised, managed and owned hotel properties) for the trailing twelve months ended June 30, 2003 and future growth rate assumptions; sources and uses schedule prepared for the Board of the Company on October 23, 2003; Preferred Stock schedule as of September 30, 2003; and tax status schedule (including the net operating loss carryforward estimate as of August 31, 2003);

  8.
  reviewed the historical market prices and trading volume for the Company's publicly traded securities;

  9.
  reviewed the current certificates of designation for the Preferred Stock;

  10.
  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction or certain components of the Transaction; and

  11.
  conducted such other studies, analyses and inquiries as we have deemed appropriate.

Analyses

        The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing the Houlihan Lokey Opinion. This summary is qualified in its entirety by reference to the full text of the Houlihan Lokey Opinion, which is attached as Appendix H to this proxy statement. You are urged to read the full text of the Houlihan Lokey Opinion carefully and in its entirety.

        Houlihan Lokey's analyses included: (i) an analysis of the Company's common equity value based upon various alternative valuation methodologies and (ii) an analysis of the estimated consideration to the Common stockholders of the Company in connection with the Transactions.

        Houlihan Lokey performed the following analyses in order to determine the Company's common equity value:

        Market Multiple Methodology:    The market multiple methodology is a valuation methodology in which the value of a company is determined based upon the trading multiples of comparable publicly-traded companies. This approach can involve the determination of a level of EBITDA, which is considered to be representative of the future performance of the Company, and capitalizing this figure by a risk-adjusted multiple.

        Houlihan Lokey reviewed certain financial, operating and stock market information of comparable publicly traded hotel companies selected solely by Houlihan Lokey. The comparable public companies included: Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels Corp., Extended Stay America, Inc., Prime Hospitality Corp. and La Quinta Corp. (collectively, the "Comparables").

Houlihan Lokey calculated certain financial ratios of the Comparables based on the most recent publicly available information, including the multiples of: (i) enterprise value ("EV") to EBITDA for the to latest twelve months ("LTM") and (ii) EV to EBITDA for the fiscal year ending 2002. EV is calculated by adding an entity's market value of equity ("MVE") to the book value of its existing debt, preferred stock and minority interests, less cash balances. The Comparables exhibited a range of 2002 EBITDA multiples from 7.6x to 15.7x and a range of LTM EBITDA multiples from 9.0x to 21.5x, with medians of 10.5x and 11.6x, respectively.

        There are inherent differences between the businesses, operations, and prospects of Candlewood and the Comparables used in the market multiple analysis. Accordingly, Houlihan Lokey believed that it was inappropriate to, and therefore did not, rely solely on the above-described quantitative results of the market multiple analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Candlewood and the Comparables that would, in Houlihan Lokey's opinion, affect the public market valuation of such companies. Specifically, the Comparables are all significantly larger than Candlewood with more established brand portfolios. In addition, Candlewood has substantially more financial leverage than the Comparables and, therefore, a higher risk capital structure.

        Houlihan Lokey derived EV indications for Candlewood by applying EBITDA multiples of 7.0x to 9.0x to operating results for the twelve months ended December 31, 2002 and projected operating results for the twelve months ended December 31, 2003 and adding to this result (i) the calculated equity value of the two joint ventures (based upon a DCF analysis and capitalization rate analysis) and (ii) the calculated value of certain tax-favorable net operating losses (based upon a DCF analysis of the future tax benefits of such operating losses). The resulting indications of the EV of the operations of Candlewood ranged from approximately $14.5 million to $18.7 million under this approach.

        After determining the EV of the operations of Candlewood, Houlihan Lokey made certain adjustments to determine equity value, including (i) a negative adjustment to reflect the debt obligations of Candlewood and (ii) a negative adjustment to reflect the liquidation value of the Preferred Stock including unpaid and accrued dividends. After consideration of such adjustments, Houlihan Lokey estimated the equity value of Candlewood using the market multiple methodology to be $0 million, or $0.00 per share.

        Discounted Cash Flow Approach.    Houlihan Lokey performed a discounted cash flow analysis based upon financial forecasts prepared by management with respect to fiscal years 2004 to 2008. Houlihan Lokey determined Candlewood's Weighted Average Cost of Capital ("WACC") to be equal to 14% based upon the Company's existing capital structure. After calculating the net present value of cash flows for the applicable periods using discount rates of 12% to 16% (using 14% as the midpoint), a terminal value was calculated based upon exit EBITDA multiples of 7.0x to 9.0x and this terminal value was discounted to a present value based upon the same 12% to 16% discount rate range. Houlihan Lokey then added (i) the calculated equity value of the two joint ventures and (ii) the calculated value of the tax-favorable net operating losses. Based on this analysis, Houlihan Lokey calculated indications of the EV of Candlewood of between $42.8 million and $71.0 million.

        After determining the EV of the operations of Candlewood, Houlihan Lokey made certain adjustments to determine equity value, including (i) a negative adjustment to reflect the debt obligations of Candlewood and (ii) a negative adjustment to reflect the liquidation value of the Preferred Stock including unpaid and accrued dividends. After consideration of such adjustments, Houlihan Lokey estimated the equity value of Candlewood using the discounted cash flow approach to be $0 million, or $0.00 per share.

        Sum of the Parts Approach:    Houlihan Lokey performed a "Sum of the Parts" analysis to separately value each component of the Company's business, including owned hotels, leased hotels, managed hotels and franchised hotels, utilizing selected multiples or capitalization rates appropriate for each respective type of income. Houlihan Lokey evaluated, among other things, public market comparables, recent transaction comparables and data from recognized industry publications in selecting the valuation metrics for purposes of this analysis.

        Based upon the PriceWaterhouseCoopers Korpaez Real Estate Investor Survey, the average cap rate for the National Extended Stay Lodging Segment for the second quarter of 2003 was 11.33%. For the twelve owned hotels, Houlihan Lokey applied capitalization rates ranging from 10.5% to 11.5% to actual and projected EBITDA (after a deduction for furniture, fixtures and equipment reserves equal to 5% of suite revenues) for the twelve months ended December 31, 2002 and December 31, 2003. For the thirty-seven franchised or managed and sixty-four leased hotels, Houlihan Lokey applied multiples ranging from 5.0x to 7.0x to actual and projected EBITDA for the twelve months ended December 31, 2002 and December 31, 2003. Houlihan Lokey then added (i) the calculated equity value of the two joint ventures and (ii) the calculated value of the tax-favorable net operating losses. Based on this analysis, Houlihan Lokey calculated indications of the EV of Candlewood of between $38.7 million and $87.2 million.

        After determining the EV of the operations of Candlewood, Houlihan Lokey made certain adjustments to determine equity value, including (i) a negative adjustment to reflect the debt obligations of Candlewood and (ii) a negative adjustment to reflect the liquidation value of the Preferred Stock, including unpaid and accrued dividends. After consideration of such adjustments, Houlihan Lokey estimated the equity value of Candlewood using the sum of the parts approach to be $0 million, or $0.00 per share.

        Black Scholes Equity Option Valuation:    Houlihan Lokey valued the Company based on the potential value to the Common stockholders in the event that no transaction takes place and the Company does not have sufficient funds available to meet the mandatory redemption provisions of the Preferred Stock in September 2004. As set forth in the certificates of designation relating to the Preferred Stock, Houlihan Lokey assumed that the Preferred stockholders would be issued warrants every three months beginning in September 2004, exercisable for $0.01 per warrant, in an amount equal to 25% of the number of shares of Candlewood common stock into which the preferred shares were then convertible. This resulted in the Preferred stockholders owning approximately 97% of the common equity by December 31, 2008 (the end of management's projection period). Houlihan Lokey then used the Black Scholes valuation methodology to estimate the aggregate option value of the common equity as of December 31, 2008, of which approximately 3% would be attributable to the existing Common stockholders. The Black Scholes option valuation analysis concluded the aggregate option value of the common equity as of December 31, 2008 to be from $33.9 million to $53.8 million. Thus, the concluded option value to existing Candlewood stockholders was determined to be approximately $1.1 million to $1.7 million. This value was then discounted at the Company's calculated cost of equity based upon Candlewood's existing capital structure of 21.6% to a present value of $440,000 to $700,000 or $0.05 to $0.08 per share as of the date of the Houlihan Lokey Opinion.

        Recovery Analysis.    Houlihan Lokey conducted an analysis of in-court and out-of-court bankruptcies over the past decade pursuant to which the most junior security holders senior to the Common stockholders recovered 35% or less of face value for their securities in order to determine the hypothetical recovery value to Candlewood's Common stockholders in the event of a bankruptcy filing. This analysis resulted in recovery rates for Common stockholders with a median of 0% and an average of 0.5% ownership in the post-bankruptcy entity. Houlihan Lokey applied a range of 0% to 1% to the estimated proceeds to the Preferred and Common stockholders as a result of the Transactions, which resulted in equity value to Common stockholders ranging from $0 to $289,000 or $0.00 to $0.03 per share.

        Houlihan Lokey performed the following analysis in order to estimate the consideration to the Common stockholders of the Company in connection with the Transaction:

        Houlihan Lokey added the total cash consideration from IHG and HPT to the following items: (i) the expected net working capital at closing valued at book value, (ii) the HPT security deposit refund valued as cash, (iii) the estimated value of the Company's land parcel located in Morris Plains, New Jersey valued based on management's estimate, (iv) other assets less associated liabilities valued at book value, and (v) the East Lansing joint venture valued on a discounted cash flow basis. Against this total consideration, all of the Company's expected liabilities were deducted including the following items: (i) debt repayment at book value as of December 31, 2003, (ii) transaction costs based on management estimates, (iii) the amended liquidation preference of the Preferred Stock valued at the amended liquidation preference and (iv) the post-transaction and liquidation costs and contingencies based on management's estimates. Finally, the resulting value was increased by a potential additional adjustment for a discount on repayment of the Wheeling Loan, which was still in negotiations at the time of the Houlihan Lokey Opinion. This resulted in a residual value of $2.4 million to $3.9 million to be split among the Common stockholders and Preferred stockholders according to the amended certificates of designations. The resulting total value to the Common stockholders was estimated to be $686,000 to $842,000 or $0.08 to $0.09 per share.

Conclusion

        Based on the aforementioned methodologies, Houlihan Lokey determined the value of the Company's Common Stock to range from $0.00 to $0.06 per share. Based on the above analyses, Houlihan Lokey estimated the consideration to be received by the Common stockholders of Candlewood in connection with the Transaction to be $0.08 to $0.09 per share. Houlihan Lokey therefore concluded that the consideration to be received by the Common stockholders of Candlewood in connection with the Transaction is fair to them from a financial point of view.

        Market Price of Common Stock.    As of the date of the Houlihan Lokey Opinion, the Company's 30-day average closing stock price was approximately $0.36 per share and the 90-day average closing stock price was approximately $0.33 per share. Houlihan Lokey determined that the Company's Common Stock price may not be indicative of its underlying value for a variety of reasons, including (i) the low liquidity and average daily trading volume are likely an impediment to attracting professional arbitrage activity in the stock, (ii) the mandatory redemption provisions of the Preferred Stock may not be well understood by less sophisticated retail investors, even though these terms have been publicly disclosed and (iii) the results of Merrill Lynch's marketing efforts were not disclosed to the public and, therefore, not reflected in the market price of the Common Stock.

Assumptions

        As a matter of course, Candlewood does not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, Houlihan Lokey considered financial projections. These financial projections were prepared by the management of Candlewood. The financial projections were prepared under market conditions as they existed as of approximately October 2003 and Candlewood management does not intend to provide Houlihan Lokey with any updated or revised financial projections in connection with the Transactions or otherwise. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of Candlewood, may cause the financial projections or the underlying assumptions to be inaccurate. As a result, the financial projections should not be relied upon as necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on such financial projections.

        In arriving at the Houlihan Lokey Opinion, Houlihan Lokey reviewed key economic and market indicators, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. The Houlihan Lokey Opinion is based on the business, economic, market and other conditions as they existed as of October 26, 2003 and on the financial projections provided to Houlihan Lokey as of such date. In rendering the Houlihan Lokey Opinion, Houlihan Lokey has relied upon and assumed, without independent verification that the accuracy and completeness of the financial and other information provided to Houlihan Lokey by the management of Candlewood, including the projections, was reasonably prepared and reflects the best currently available estimates of the financial results and condition of Candlewood; and that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey Opinion. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Candlewood and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of the specific properties or assets of Candlewood.

        The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at the Houlihan Lokey Opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at the Houlihan Lokey Opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in the Houlihan Lokey Opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to Candlewood, the Transactions, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of Candlewood are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

VOTING AGREEMENT

        In connection with the Purchase Agreements with HPT and SCH, HPT, SCH and holders of Candlewood stock representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class, have entered into the Voting Agreement. Pursuant to the Voting Agreement, these stockholders who are parties to the Voting Agreement agreed to, among other things, vote all of their shares at any of our stockholders meetings in favor of (i) approval of the terms of the transactions contemplated by the Purchase Agreements, with any modifications that are approved by the stockholders who are a party to the Voting Agreement, (ii) any action required to consummate such transactions contemplated by the Purchase Agreements and (iii) the adoption of the Plan of Dissolution with any modifications that are approved by the stockholders who are a party to the Voting Agreement, provided that each of the matters listed in the above clauses (i), (ii) and (iii) are contemporaneously approved; against any purchase proposal; prior to the closing of the Purchase Agreements, against any action or proposal involving us or any of our subsidiary that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the transactions contemplated by the Purchase Agreements; in favor of the amendment to our Certificate of Incorporation to change our name; and in favor of the adoption of the amendments to our Certificate of Designations. The stockholders who are parties to the Voting Agreement are not required to vote (i) in favor of approving the terms of the transactions contemplated by the Purchase Agreements or (ii) in favor of adopting the Plan of Dissolution, if any changes have been made to the Purchase Agreements or the Plan of Dissolution without the approval of the stockholders who are a party to the Voting Agreement. The Voting Agreement will terminate upon the earliest to occur of (i) the consent of each of the parties to the Voting Agreement, (ii) the termination of either of the asset sales to HPT or SCH or (iii) February 28, 2004. In addition, the Voting Agreement will terminate with respect to shares held by certain signatories to the Voting Agreement in discretionary accounts for clients at such time as such shares are no longer held in such discretionary accounts. Discretionary accounts represent, in the aggregate, 26.15% of the voting power of the outstanding shares of our Series A Preferred and 18.81% of the voting power of the outstanding shares of our Series B Preferred, and 12.77% of the voting power of our Common Stock and Preferred Stock, voting together as a single class. As a result, approval of the Asset Sale Proposals, the Dissolution Proposal, the Certificate of Incorporation Proposal and the Certificates of Designations Proposals is virtually assured; however, approval of each of the Proposals is virtually assured only if the stockholder vote occurs before the termination of the Voting Agreement and before any shares are withdrawn from discretionary accounts. The Voting Agreement, however, does not obligate a party to the Voting Agreement who is a member of our Board or has an officer, employee or other representative who is a member of our Board to act in any manner that would conflict with his or her fiduciary duties as a Director of Candlewood.

TERMINATION AGREEMENT

        In connection with the HPT Purchase Agreement and the SCH Purchase Agreement, Candlewood has entered into the Termination Agreement with HPT, in the form attached hereto as Appendix B. HPT currently owns 64 hotels that were previously purchased from the Company and which are managed by Candlewood subject to various lease and management agreements. The Termination Agreement provides:

  •
  for the termination of the lease agreement governing 64 hotels to which the Company and HPT are parties;

  •
  for the payment of rent by us, under the current lease agreement for the months of November 2003, December 2003, and January 2004 which will be due on the 15th day of such month rather than the 1st day; and

  •
  for the release of any and all claims that HPT may have against the Company under any prior agreements and transactions between HPT and the Company.

        The effectiveness of the Termination Agreement is conditioned upon the approval and completion of the Purchase Agreements.

SIDE LETTER

        The Company has agreed in a side letter (the "Side Letter") addressed to the parties to the Voting Agreement that, without the approval of a majority of the directors designated by our stockholders holding Series A Preferred Stock and Series B Preferred Stock (the "Designated Directors"), it will not, until after the closing of the transactions contemplated by the Purchase Agreements:

  •
  enter into, amend, renew or terminate any employment, consulting, severance, change in control or similar contracts, arrangements, agreements or practices with any current or former stockholder, director, officer, employee (excluding defined employees who work at the hotels being acquired) or independent contractor;

  •
  grant or increase any compensation, benefit or perquisite (including incentive or bonus payments); or

  •
  forgive any outstanding loans or other obligations of, any such persons,

except for changes that are required by applicable law.

        The Company has further agreed that, without the approval of a majority of the Designated Directors, it will not, until after the Closing:

  •
  enter into, amend, renew or terminate, any benefit or compensation plan or other similar contract, plan, agreement or arrangement, or

  •
  take any action to accelerate the payment, funding, vesting or exercisability of any rights under any pension, retirement, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other compensation or benefits payable under such contract, plan, agreement or arrangement, except as may be required by applicable law or as may be required under the terms of any existing agreement in accordance with the terms of such agreement in effect on the date the Side Letter was signed.

BOARD COMPOSITION AFTER COMPLETION OF THE ASSET SALE TRANSACTIONS

        After the transactions contemplated by the HPT Sale Proposal, the SCH Sale Proposal and the Certificates of Designations Proposal are completed, an amendment to the Company's Bylaws to change the authorized number of members of the Board to five (5) will become effective. It is anticipated that the five-member Board will consist of two (2) directors designated by the holders of a majority of the outstanding Series A Preferred Stock, one (1) director designated by the holders of a majority of the outstanding Series B Preferred Stock and two (2) directors, one of whom will most likely be an independent director, who were previously designated by holders of the Company's Common Stock. Each director will serve until his successor is elected or until his death, retirement, resignation or removal. It is anticipated that the composition of the Board will be accomplished by the voluntary resignation of certain of our directors. The identify of the directors who will remain on the Board and who will resign is not known at this time.

        If the Dissolution Proposal is approved, and a Certificate of Dissolution is filed with the Delaware Secretary of State, the members of the Board in office on the date the Certificate of Dissolution is filed will continue to have all powers provided to them by the DGCL and other applicable laws. However, once the Company is dissolved, the Board of Director's activities will primarily be limited to carrying out activities required to liquidate and wind up the Company's business affairs.

AMENDMENT TO STOCKHOLDERS AGREEMENT

        In connection with these transactions, the parties to the Amended and Restated Stockholders Agreement, dated as of July 10, 1998, by and among the Company, Doubletree Corporation, Jack P. DeBoer and certain of his affiliates, Warren Fix and the Warren D. Fix Family Partnership, L.P. (the "Fix Partnership"), and the holders of the Company's Series A Preferred Stock and Series B Preferred Stock (the "Stockholders Agreement"), agreed to amend the Stockholders Agreement effective upon the closing of the transactions contemplated by the HPT Sale Proposal and the SCH Sale Proposal to be consistent with the proposed changes to the number of Directors of the Company as described above. The amendment to the Stockholders Agreement provides that:

  •
  the holders of Series A Preferred shall be entitled to designate for nomination by the Board's two (2) nominees for election to the Board,

  •
  the holders of Series B Preferred Stock shall be entitled to designate for nomination by the Board's one (1) nominee for election to the Board, and

  •
  Jack P. DeBoer, certain of his affiliates and the Fix Partnership (the "DeBoer/Fix Holders") together with Doubletree Corporation shall be entitled to designate for nomination by the Board's two (2) nominees for election to the Board (one (1) of whom shall be an independent director).

        The Stockholders Agreement requires the parties to the Stockholders Agreement, who collectively own a majority of the voting power of the Company, to vote all of the shares of stock held by them for the nominees selected by such parties under the Stockholders Agreement.

        As a result, the parties to the Stockholders Agreement will be able to elect all of the members of the Board.

PROPOSAL NO. 1
TO APPROVE THE PROPOSED ASSET SALE TO HPT

GENERAL

        On October 26, 2003, our Board unanimously approved the HPT Purchase Agreement between Candlewood and HPT. Subject to the approval of our stockholders and other customary conditions set forth in the HPT Purchase Agreement, we have agreed to sell to HPT and HPT has agreed to purchase for an amount equal to $90 million, at the closing of the proposed HPT Purchase Agreement (the "HPT Closing Date"), twelve hotels, constituting all of the hotels owned by us. HPT will also assume our indebtedness to La Salle Bank, Trustee for holders of Bank of America Mortgage, Inc. Commercial Mortgage Pass-Thru Certificates, Series 2001-PB1.

TERMINATION AGREEMENT

        In connection with the HPT Purchase Agreement and the SCH Purchase Agreement, Candlewood has entered into the Termination Agreement with HPT, in the form attached hereto as Appendix B. HPT currently owns 64 hotels that were previously purchased from the Company and which are leased to and managed by Candlewood subject to various lease and management agreements. The Termination Agreement provides for (i) the termination of the lease agreement governing 64 hotels to which the Company and HPT are parties; (2) the payment of rent by us, under the current lease agreement for the months of November 2003, December 2003, and January 2004 which will be due on the 15th day of such month rather than the 1st day; and (3) for the release of any and all claims that HPT may have against the Company under any prior agreements and transactions between HPT and the Company.

        The effectiveness of the Termination Agreement is conditioned upon the approval and completion of the HPT and SCH Purchase Agreements.

THE PURCHASE AGREEMENT

        The following contains a summary of the material provisions of the HPT Purchase Agreement. The summary description does not purport to be complete and is qualified in its entirety by the full text of the HPT Purchase Agreement attached as Appendix A to this proxy statement. Stockholders are urged to read the HPT Purchase Agreement in its entirety.

PURCHASE PRICE

        HPT has agreed to pay to us $90 million, less approximately $66 million of debt to be paid off or assumed by HPT, for the sale of the twelve hotels. Certain transaction costs will be split between the Company and HPT.

REPRESENTATIONS AND WARRANTIES OF CANDLEWOOD

        The HPT Purchase Agreement contains customary representations and warranties from us to HPT relating to, among other things, the following matters:

  •
  due organization, good standing, qualification and power;

  •
  corporate authority to enter into the HPT Purchase Agreement;

  •
  no violations of agreements;

  •
  absence of litigation;

  •
  existing leases and material agreements;

  •
  assumed debt;

  •
  disclosure;

  •
  availability and sufficiency of utilities at the hotel properties;

  •
  compliance with laws;

  •
  tax matters;

  •
  absence of hazardous substances on the hotel properties;

  •
  insurance;

  •
  ownership of sellers;

  •
  substantial completion of improvements on the hotel properties; and

  •
  condition of the hotel properties.

REPRESENTATIONS AND WARRANTIES OF HPT

        HPT has made representations and warranties to us relating to, among other things, the following matters:

  •
  due organization, good standing, qualification and power;

  •
  corporate authority to enter into the HPT Purchase Agreement;

  •
  no violations of agreements;

  •
  absence of litigation; and

  •
  availability of financing.

        We believe these representations and warranties are customary for a transaction of this type.

COVENANTS

        Under the HPT Purchase Agreement, we have agreed that from and after the date of execution of the HPT Purchase Agreement until the HPT Closing Date, we will (subject to certain exceptions), among other things:

  •
  comply with all applicable laws, regulations and other requirements of every governmental body having jurisdiction over the hotel properties and all terms, covenants, and conditions of all instruments and agreements affecting the hotel properties;

  •
  not to, other than in the ordinary course of business, enter into, modify, amend or terminate any other agreement with respect to the hotel properties without the prior written consent of HPT;

  •
  promptly notify HPT of any material adverse change in the conditions of any of the hotel properties which makes any of our representations or warranties untrue or misleading;

  •
  provide HPT all financial information as reasonably requested by HPT in order to comply with applicable securities laws and to permit HPT to incorporate by reference any information included in Candlewood's filings made with the SEC;

  •
  not, with respect to the owner of our Jersey City, New Jersey hotel property, make any change in its accounting methods or practices, make any tax election, amend any tax return or settle or compromise any tax liability;

  •
  as promptly as practicable after the execution of the HPT Purchase Agreement, prepare and file a proxy statement with the SEC;

  •
  call a special meeting of our stockholders for the purpose of voting upon the HPT Purchase Agreement and other proposals, cause the proxy statement to be mailed to our stockholders and, subject to the fiduciary duties of our Board, use all efforts to obtain stockholder approval;

  •
  not solicit, encourage, initiate or participate in any negotiations or discussion with respect to a sale of the assets to be acquired by HPT under the HPT Purchase Agreement;

  •
  pay a termination fee of $2,571,428 if Candlewood accepts another purchase proposal and terminates the HPT Purchase Agreement;

  •
  carry on our business in the usual, regular and ordinary course in substantially the same manner as previously conducted;

  •
  use commercially reasonable efforts to maintain similar insurance coverage;

  •
  not purchase, sell, lease or dispose of any of the hotel properties or incur material liability;

  •
  not acquire any business or any assets that are material to Candlewood;

  •
  not encumber or dispose of any of the hotel properties;

  •
  not sell all or substantially all of our assets;

  •
  not make any changes in accounting methods except as may be required by a change in applicable law;

  •
  not knowingly waive, release, or assign any material rights or claims in a manner adverse to the Properties or the Jersey City Owner; and

  •
  not compromise or settle any material litigation or arbitration proceeding related to the Properties or the Jersey City Owner.

CONDITIONS TO CLOSING THE PROPOSED ASSET SALE

        Before the parties can consummate the transactions contemplated by the HPT Purchase Agreement, certain conditions must be satisfied on or prior to the HPT Closing Date, including the following:

  •
  accuracy of representations and warranties of Candlewood and HPT;

  •
  performance of certain obligations of Candlewood and HPT;

  •
  assumption by HPT of our indebtedness and obligations related to the Overland Park property;

  •
  approval of the Purchase Agreements by our stockholders; and

  •
  no material default, and no default of any kind with regard to payment of rent, under the HPT Purchase Agreement.

TERMINATION

        The HPT Purchase Agreement may be terminated at any time prior to the HPT Closing Date by:

  •
  mutual consent of Candlewood and HPT;

  •
  by us or HPT if the HPT Closing Date has not occurred prior to February 28, 2004;

  •
  by us or HPT if our stockholders will not have approved the HPT Purchase Agreement;

  •
  by us or HPT if the SCH Purchase Agreement, the Termination Agreement or the lease agreement pursuant to which 64 hotels have been leased back to a wholly owned subsidiary of Candlewood has been terminated;

  •
  by HPT if a material adverse effect develops with respect to the Company and is not cured within 20 days after written notice to us from HPT;

  •
  by HPT for our material breach of any representations, warranty, covenant or agreement, if such breach has not been cured within 20 days after written notice from HPT; and

  •
  by us for HPT's material breach of any representation, warranty, covenant or agreement, if such breach has not been cured within 20 days after written notice from us.

REGULATORY APPROVALS

        No United States Federal or state regulatory requirements must be complied with or approvals obtained as conditions of the proposed asset sales.

USE OF PROCEEDS FROM THE PROPOSED ASSET SALES

        If the proposed asset sale contemplated by the HPT Purchase Agreement is completed, we will apply the net proceeds of an estimated $90 million to satisfy our remaining liabilities and, subsequently, to distribute liquidation proceeds, if any, to our stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a general summary of certain material United States federal income tax consequences which are anticipated to result to us from the consummation of the sale of our assets under the HPT Purchase Agreement. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

        We will recognize gain or loss with respect to the sale of our assets pursuant to the HPT Purchase Agreement in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. The amount of consideration we will be treated as receiving in the reorganization will be increased by the amount of our indebtedness assumed by HPT in the acquisition. We believe that we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes as a result of the sale of our assets pursuant to the HPT Agreement; however, if the sale closes after December 31, 2003, we will incur a significant amount of additional alternative minimum tax due to limitations on using net operating loss carryforwards to offset alternative minimum taxable income.

APPRAISAL RIGHTS

        Our stockholders do not have appraisal rights in connection with the sales of assets to HPT.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The approval of the asset sale to HPT requires the affirmative vote of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Company's Certificate of Incorporation. Stockholders representing 80.38 of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation currently entitled to vote at the Special Meeting have agreed to vote in favor of this proposal.

        The proposed asset sale to HPT is conditioned upon the approval of Proposal No. 2 (the SCH Sale Proposal), Proposal No. 3 (the Certificate of Incorporation Proposal), Proposal No. 4 (the Certificates of Designations Proposal) and Proposal No. 5 ( the Dissolution Proposal).

        The Board believes that the proposed asset sale to HPT is in the best interests of our stockholders and recommends a vote "FOR" this Proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this Proposal unless otherwise specified in such proxy.

PROPOSAL NO. 2
TO APPROVE THE PROPOSED ASSET SALE TO SCH

GENERAL

        On October 26, 2003, our Board unanimously approved the SCH Purchase Agreement between Candlewood and SCH under which we have agreed to sell our franchise business including the rights to all of our existing Candlewood franchise agreements and certain of our trademarks, (including "Candlewood", "Candlewood Suites", and "Where Value Stays") (the "Franchise Business") to SCH for $15 million, less certain adjustments.

        Subject to the approval of our stockholders and other customary conditions set forth in the SCH Purchase Agreement, we will sell to SCH and SCH has agreed to purchase, at the closing of the proposed SCH Purchase Agreement (the "SCH Closing Date"):

  •
  all existing Candlewood franchise agreements, including those for 32 hotels open as of the date hereof;

  •
  our trademarks (including "Candlewood," "Candlewood Suites," and "Where Value Stays"), material unregistered trademarks, trade secrets, registered copyrights, domain name registrations and patents;

  •
  our goodwill;

  •
  business licenses and permits related to our Franchise Business;

  •
  certain personal property, including trade fixtures and machinery;

  •
  files and records related to our Franchise Business; and

  •
  all sales and marketing materials and records used in connection with the operation of our hotels and Franchise Business.

THE PURCHASE AGREEMENT

        The following contains a summary of the material provisions of the SCH Purchase Agreement. The summary description does not purport to be complete and is qualified in its entirety by the full text of the SCH Purchase Agreement attached as Appendix C to this proxy statement. Stockholders are urged to read the SCH Purchase Agreement in its entirety.

PURCHASE PRICE

        SCH has agreed to pay us $15 million for the sale of the Franchise Business, adjusted for certain charges and fees prorated between Candlewood and SCH.

ASSUMED LIABILITIES

        In connection with the SCH Purchase Agreement, SCH will, upon the SCH Closing Date, assume certain of our liabilities arising from and after the effective time, including:

  •
  all of our obligations under any of the franchise or license agreements for our Franchise Business not resulting from a breach or assignment;

  •
  all of our obligations arising under any of our equipment leases or assumed contracts not resulting from a breach or assignment;

  •
  all of our obligations with respect to the accrued medical leave of absences and accrued vacation for certain of our employees who are actively employed and hired by SCH; and

  •
  certain purchase orders pertaining to our Franchise Business.

REPRESENTATIONS AND WARRANTIES OF CANDLEWOOD

        The SCH Purchase Agreement contains customary representations and warranties from us to SCH relating to, among other things, the following matters:

  •
  organization, good standing, qualification and power;

  •
  corporate authority to enter into the SCH Purchase Agreement;

  •
  no conflict;

  •
  consents;

  •
  compliance with laws;

  •
  title to assets;

  •
  necessary properties;

  •
  licenses;

  •
  equipment leases;

  •
  litigation and judgments;

  •
  employee benefit plans;

  •
  financial information;

  •
  taxes and other undisclosed liabilities;

  •
  absence of collective bargaining agreements;

  •
  compliance with environmental laws;

  •
  assumed contracts;

  •
  our employees employed in connection with our Franchise Business;

  •
  franchising intangibles;

  •
  insurance coverage;

  •
  solvency;

  •
  furniture, fixtures and equipment;

  •
  franchise relations;

  •
  brokers; and

  •
  full disclosure.

REPRESENTATIONS AND WARRANTIES OF SCH

        SCH has made representations and warranties to us relating to, among other things, the following matters:

  •
  due organization, good standing, qualification and power;

  •
  corporate authority to enter into the SCH Purchase Agreement;

  •
  no conflict;

  •
  consents;

  •
  litigation;

  •
  information provided to Candlewood for proxy disclosure purposes;

  •
  availability of financing;

  •
  SCH's assets and business; and

  •
  brokers.

We believe these representations and warranties are customary for a transaction of this type.

COVENANTS

        Under the SCH Purchase Agreement, we have agreed that from and after the date of execution of the SCH Purchase Agreement until the SCH Closing Date, we will (subject to certain exceptions), among other things, to:

  •
  make all payment in full to our vendors of products and services to the Franchise Business;

  •
  carry on our business in the usual, regular and ordinary course in substantially the same manner as previously conducted;

  •
  not purchase, sell, lease or dispose of any material property related to the Franchise Business or incur material liability;

  •
  not enter into any franchise agreement;

  •
  not acquire any business or any assets that are material to Candlewood;

  •
  not encumber or dispose of any of the assets material to the Franchise Business;

  •
  not license any material intellectual property rights related to the Franchise Business except on a non-exclusive basis and in the ordinary course of business;

  •
  as promptly as practicable after the execution of the SCH Purchase Agreement, prepare and file a proxy statement with the SEC;

  •
  call a special meeting of our stockholders for the purpose of voting upon certain transactions;

  •
  not solicit, encourage, initiate or participate in any negotiations or discussion with respect to a sale of the assets to be acquired by SCH;

  •
  pay a termination fee of $428,571 if Candlewood accepts another purchase proposal and terminates the SCH Purchase Agreement;

  •
  not engage in competitive business activity related to the Franchise Business;

  •
  maintain the current liability insurance in full force and effect, cause SCH to be named as an additional insured, and maintain SCH as a named insured thereon; and

  •
  consult with SCH before issuing any press release or otherwise making any public statements with respect to the SCH Purchase Agreement, except as may be required by applicable law.

        Under the SCH Purchase Agreement, SCH has agreed that it will (subject to certain exceptions), among other things, offer employment to hotel operational employees of Candlewood employed in connection with the operations of the Franchise Business.

CONDITIONS TO CLOSING THE PROPOSED SCH ASSET SALE

        Pursuant to the SCH Purchase Agreement, certain conditions must be satisfied on or prior to the SCH Closing Date, including the following:

  •
  receipt of all regulatory approvals;

  •
  no proceedings by any governmental entity;

  •
  approval of the SCH Purchase Agreement by our stockholders;

  •
  consummation of the HPT Purchase Agreement and termination agreement terminating Candlewood's lease of the Jersey City hotel from HPT;

  •
  accuracy of representations and warranties of Candlewood and SCH;

  •
  performance of certain obligations of Candlewood and SCH;

  •
  no occurrence of any material adverse effect;

  •
  receipt of a fairness opinion by us that the payments under the SCH Purchase Agreements are fair to Candlewood and its stockholders;

  •
  amendment to our organizational documents and those of our subsidiaries to remove any reference to the name "Candlewood Hotel Company, Inc."; and

  •
  adoption and no abandonment of the Plan of Dissolution.

TERMINATION

        The SCH Purchase Agreement may be terminated at any time prior to the SCH Closing Date by:

  •
  mutual consent of Candlewood and SCH;

  •
  by us or SCH if the Closing Date has not occurred prior to February 28, 2004;

  •
  by us or SCH if our stockholders shall not have approved the SCH Purchase Agreement;

  •
  by us or SCH if the HPT Purchase Agreement or Termination Agreement have been terminated;

  •
  by Candlewood if Candlewood has accepted another purchase proposal;

  •
  by SCH for our material breach of any representations, warranty, covenant or agreement, if such breach has not been cured within 20 days after written notice from SCH; and

  •
  by us for SCH's material breach of any representation, warranty, covenant or agreement, if such breach has not been cured within 20 days after written notice from us.

REGULATORY APPROVALS

        No United States Federal or state regulatory requirements must be complied with or approvals obtained as conditions of the proposed asset sales.

USE OF PROCEEDS FROM THE PROPOSED ASSET SALES

        If the proposed SCH Purchase Agreement is completed, we will apply the net proceeds of an estimated $15 million to satisfy our remaining liabilities and, subsequently, to make liquidation distributions, if any, to our stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a general summary of certain material United States federal income tax consequences which are anticipated to result to us from the consummation of the sale of our assets under the SCH Purchase Agreement. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

        We will recognize gain or loss with respect to the sale of our assets pursuant to the SCH Purchase Agreement in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. We believe that we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes as a result of the sale of our assets pursuant to the SCH Purchase Agreement; however, if the sale closes after December 31, 2003, we will incur a significant amount of additional alternative minimum tax due to limitation on using net operating loss carryforwards to offset alternative minimum taxable income.

APPRAISAL RIGHTS

        Our stockholders have no appraisal rights in connection with the sale of assets to SCH.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The approval of the asset sale to SCH requires the affirmative vote of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation. Stockholders representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation currently entitled to vote at the Special Meeting have agreed to vote in favor of this proposal.

        The proposed asset sale to SCH is conditioned upon the approval of Proposal No. 1 (the HPT Sale Proposal), Proposal No. 3 (the Certificate of Incorporation Proposal), Proposal No. 4 (the Certificates of Designations Proposal) and Proposal No. 5 (the Plan of Dissolution Proposal).

        The Board believes that the proposed asset sale to SCH is in the best interests of our stockholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL NO. 3
TO AMEND OUR CERTIFICATE OF INCORPORATION

        Subject to approval of and following consummation of the asset sales to HPT and SCH (see Proposal No. 1 and Proposal No. 2), we propose to amend our Certificate of Incorporation to change our name from "Candlewood Hotel Company, Inc." to "WCH, Inc." Once the sale of assets to SCH has been completed, the terms of the SCH Purchase Agreement provides that we will no longer use the "Candlewood" name, trademark, logo or service marks and that prior to the closing, we shall amend our Certificate of Incorporation to delete the name "Candlewood Hotel Company, Inc." The text of the proposed certificate of amendment to amend our name is included herein as Appendix D.

        The change of our name will not affect the rights of any stockholder or the validity or transferability of stock certificates currently outstanding. Stockholders will not be required to surrender or exchange any stock certificates of the company that they currently hold. We will not change our trading symbol if the proposed amendment is approved because we anticipate that we will terminate our SEC reporting obligations, and, consequently, our stock will be removed from quotation on the OTCBB. If this proposal is approved, shortly after the Special Meeting, we will amend our Certificate of Incorporation as provided above, which amendment will be effective upon filing with the Delaware Secretary of State.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of (i) 66 2/3% of the holders of Series A Preferred Stock, (ii) 66 2/3% of the holders of Series B Preferred Stock and (iii) a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation. Stockholders representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation currently entitled to vote at the Special Meeting have agreed to vote in favor of this proposal.

        The amendment to our Certificate of Incorporation is conditioned upon the approval of Proposal No. 1 (the HPT Asset Sale Proposal), Proposal No. 2 (the SCH Sale Proposal), Proposal No. 4 (the Certificates of Designations Proposal) and Proposal No. 5 (the Dissolution Proposal).

        The Board believes that the amendment to our Certificate of Incorporation is in the best interests of our stockholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL NO. 4
TO AMEND OUR CERTIFICATES OF DESIGNATIONS

        Subject to approval of the transactions contemplated in Proposal No. 1 and Proposal No. 2 above, we propose to amend our Certificates of Designations of our Series A Preferred Stock and our Series B Preferred Stock to replace the existing dividend rights with liquidation preferences of our Preferred Stock such that the holders of our Preferred Stock will receive, pro rata, pari passu as if members of a single class of securities, a maximum of $25 million in liquidation proceeds before any payment can be made to the holders of our Common Stock upon the completion of the transactions contemplated Proposal Nos. 1 and 2. If the holders of Preferred Stock receive $25 million in liquidation proceeds, then the holders of our Common Stock will receive their pro rata share of $500,000 of the remaining liquidation proceeds before any further distribution is made to the holders of Preferred Stock. Any liquidation proceeds remaining after such preferences are paid will be paid 90% to the holders of the Preferred Stock and 10% to the holders of the Common Stock. Currently, the Certificates of Designations provide that the holders of our Series A Preferred Stock and Series B Preferred Stock will receive a liquidation preference of $107 million plus accrued dividends, which would mean that holders of our Common Stock would not receive any distributions in connection with the dissolution of Candlewood. The text of the proposed certificates of amendment to amend the Certificates of Designations are included herein as Appendix E.

        The Board believes that elimination of dividend and redemption rights and the modification of liquidation preferences of our Preferred Stock are necessary to improve the likelihood that the holders of our Common Stock may receive consideration upon the completion of the transactions contemplated in Proposal Nos. 1 and 2. As currently constructed, the Certificates of Designations would require that the holders of our Preferred Stock receive any and all proceeds from the transactions contemplated in Proposal Nos. 1 and 2 because the total proceeds would be less than the total liquidation preference of our Preferred Stock. These amendments to the Certificates of Designations are specific to the transactions contemplated in Proposal Nos. 1 and 2 and will have no effect if Proposal Nos. 1 and 2 are not approved.

        The closings of the HPT and SCH Sale Proposals are considered liquidation or winding up of the affairs of the Corporation events within the meaning of the amendment to the Certificates of Designations.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The approval of the amendments to our Certificates of Designations requires the affirmative vote of (i) 66 2/3% of the holders of Series A Preferred Stock, (ii) 66 2/3% of the holders of Series B Preferred Stock and (iii) a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation. Stockholders representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation currently entitled to vote at the Special Meeting have agreed to vote in favor of this proposal.

        The amendments to our Certificates of Designations are conditioned upon the approval of Proposal No. 1 (the HPT Sale Proposal), Proposal No. 2 (the SCH Sale Proposal), Proposal No. 3 (the Certificate of Incorporation Proposal) and Proposal No. 5 (the Dissolution Proposal).

        The Board believes that the amendments to our Certificates of Designations are in the best interests of our stockholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL NO. 5
TO APPROVE THE PLAN OF DISSOLUTION

GENERAL

        At a meeting held on October 26, 2003, the Board determined that it would be in our best interests and our stockholders best interests if the Company were to liquidate and dissolve in accordance with our organizational documents, and Delaware law, including the DGCL. Accordingly, on October 26, 2003, the Board approved the Company's termination pursuant to the Plan of Dissolution, subject to stockholder approval. The Board concluded that our dissolution and liquidation would have the highest probability of returning the greatest value to our stockholders. Under the Plan of Dissolution, subject to the closing the of the assets sales contemplated by the Purchase Agreements, and upon the adoption of the amendment to the Certificate of Designations and the adoption of the amendment to our Certificate of Incorporation, promptly following the closing of the asset sales, we will, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, file any certificates required by the Delaware governmental authorities, or any other documents as may be required to effectuate the dissolution of the Company, including filing with the Delaware Secretary of State a Certificate of Dissolution in accordance with the DGCL. The dissolution will be effective (the "Effective Time") upon the filing of the Certificate of Dissolution with the Delaware Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. From and after the Effective Time, we will wind up our affairs, attempt to convert all of our assets into cash or cash equivalents, pay or attempt to adequately provide for the payment of all of our known obligations and liabilities and distribute in one or more liquidating distributions to or for the benefit of our stockholders, as of the applicable record date(s), all of our assets.

PRINCIPAL PROVISIONS OF THE PLAN OF DISSOLUTION

        The Board has approved the Plan of Dissolution as summarized below and as set forth as Appendix F to this proxy statement. The summary of the material terms and features of the Plan of Dissolution does not purport to be complete and is qualified in its entirety by reference to the Plan of Dissolution. A copy of the Plan of Dissolution is attached as Appendix F to this proxy statement. You are urged to read a copy of the Plan of Dissolution in its entirety. The Plan of Dissolution provides for our complete liquidation and dissolution in accordance with the requirements of Delaware law and the Internal Revenue Code of 1986, as amended (the "Code").

CESSATION OF BUSINESS ACTIVITIES

        After the Effective Time, we will not engage in any business activities except to the extent necessary to preserve the value of our assets, wind up our business and affairs, and distribute our assets in accordance with the Plan of Dissolution and the DGCL. One or more liquidating distributions of our assets will be conditioned upon setting aside a sufficient amount of assets, including cash, to meet any residual obligation or liability that we have not otherwise met. Residual obligations and liabilities might include, but are not limited to, unknown events, tax obligations, claims that are the subject of pending litigation, all expenses of the sale of our property and assets, of the collection and defense of our assets, and of the liquidation and dissolution provided for by the Plan of Dissolution. See "Contingency Reserve." We will satisfy, or provide for the satisfaction of, all of our legally enforceable claims, liabilities or obligations in an orderly manner.

CERTIFICATE OF DISSOLUTION

        Upon direction from the Board, we will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Candlewood. Our dissolution will become effective, in accordance with the DGCL, upon the filing of the Certificate of Dissolution with the Delaware Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Under Delaware law, Candlewood will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling Candlewood gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to the stockholders any remaining assets, but not for the purpose of continuing the business for which Candlewood was organized. The members of the Board in office at the time the Certificate of Dissolution is accepted for filing by Delaware Secretary of State will have all powers provided to them under the DGCL and other applicable laws.

        During the three years following the dissolution of the Candlewood, or such longer period of continued existence as directed by the Delaware Court of Chancery, Candlewood may revoke the dissolution. Only holders of record of our Preferred Stock and Common Stock on the actual date of dissolution will be entitled to vote on the revocation of dissolution.

DISPOSITION OF CERTAIN ASSETS

        The Plan of Dissolution gives to the Board the power to direct the sale (or, in certain cases, otherwise dispose of) all the assets of Candlewood on such terms and in such manner as also determined by the Board. The prices at which we may be able to sell those assets will depend on factors that may be beyond our control and may not be as high as the prices that could be obtained if Candlewood were not in liquidation. Approval of the Dissolution Proposal will constitute approval of any such sales. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales of assets approved by the Board. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law.

JUDICIAL APPROVAL PROCESS

        The Plan of Dissolution provides that the Board will liquidate our assets in accordance with any applicable provision of the DGCL, including Sections 280 and 281(a). Without limiting its flexibility, the Board, at its option, may instruct our officers to follow the procedures set forth in Sections 280 and 281(a) of the DGCL including:

  •
  publish notice of the dissolution and mail notice of the dissolution to all persons known to have a claim against us and provide for the acceptance or rejection of any such claims in accordance with Section 280 of the DGCL;

  •
  offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejects our offer of security in accordance with Section 280 of the DGCL;

  •
  petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us, and claims that have not been made known to us at the time of dissolution, but are likely to arise or become known within five years (or longer period not to exceed ten years in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

  •
  pay, or make adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Dissolution in accordance with Section 280 of the DGCL;

  •
  post all security offered to claimants holding contingent, conditional or unmatured contractual claims if not rejected by such claimant and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

  •
  pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us.

        The Board currently intends to follow the procedures set forth in Sections 280 and 281(a) of the DGCL. The Board may, in its discretion, choose to proceed with the liquidation and dissolution of the Company pursuant to any other manner permitted by the DGCL. We cannot assure you that the Delaware Court of Chancery will not require us to increase substantially the contingency reserve or prohibit us entirely from making an early distribution to stockholders. Even if the distribution is approved by the Delaware Court of Chancery, this approval process could have the effect of substantially delaying our distributions to stockholders.

CONTINGENCY RESERVE

        Before making any distributions to our stockholders, we will pay, or as determined by the Board, make reasonable provision to pay, all of our claims, liabilities and obligations, including all contingent, conditional or unmatured claims known to us. The Board will establish a reserve for contingencies in an amount that it believes should enable us to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged as they become due and payable. We currently intend to petition the Delaware Court of Chancery to determine if the contingency reserve will be reasonably likely to be sufficient to satisfy pending claims and claims that have not arisen but might arise, and we do not currently intend to make any distributions to you unless and until we receive the approval of the Delaware Court of Chancery. If the court's instructions are followed and the Plan of Dissolution is approved by the court, our directors will not be personally liable to our unpaid claimants for an insufficient contingency reserve.

        The amount of the contingency reserve is based upon an internal review of our estimated expenses and actual and contingent liabilities and obligations. The contingency reserve may not be sufficient to cover such expenses, liabilities and obligations. After establishing the contingency reserve, we may from time to time distribute to stockholders such portions of the contingency reserve that the Board deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by the Board to have been satisfied in full, upon receipt of approval of the Delaware Court of Chancery, we will distribute to our stockholders any remaining funds in the contingency reserve.

FINAL RECORD DATE

        If the Plan of Dissolution is approved by the stockholders, on the date on which Candlewood files a Certificate of Dissolution with the Delaware Secretary (the "Final Record Date"), we intend to close our transfer books. After the Final Record Date, we will not record any further transfers of our Common Stock and Preferred Stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our Common Stock upon exercise of outstanding options or warrants. It is anticipated that no further trading of our Common Stock and Preferred Stock will occur after the Final Record Date.

SURRENDER OF STOCK CERTIFICATES

        Subsequent to the Final Record Date, Candlewood may at its election require stockholders to surrender certificates representing their shares of the Common Stock and Preferred Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by Candlewood or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificates evidencing the Common Stock and Preferred Stock have been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

LIQUIDATING TRUST

        From and after the Closing, if advisable for any reason to complete the liquidation and distribution of our assets to our stockholders, our Board may at any time transfer to a liquidating trust all or some of our remaining assets and obligations. The liquidating trust thereupon will succeed to the assets which are transferred, and any of our remaining liabilities and obligations with respect to the transferred assets. The purpose of the liquidating trust will be to prosecute and defend suits by or against us, to collect amounts due to us, to settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our stockholders. Any distributions made from the liquidating trust will be made in accordance with the provisions of the Plan of Dissolution. The Board may appoint one or more of its members to act as trustee or trustees of the liquidating trust and to cause us to enter into a liquidating trust agreement with such trustee or trustees of the liquidating trust on such terms and conditions as the Board determines are appropriate. Approval of the Plan of Dissolution by the stockholders also will constitute approval by the stockholders of any appointment of a trustee and of a liquidating trust agreement between us and any trustee.

AMENDMENT AND ABANDONMENT

        Under the Plan of Dissolution, if the Board determines that liquidation and dissolution are not in the best interests of Candlewood or its stockholders, the Board may direct that the Plan of Dissolution be abandoned. Candlewood nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets executed before then which the Board considers to be in the best interests of Candlewood. The Board also may amend or modify the Plan of Dissolution if it determines such action to be in the best interests of Candlewood or its stockholders, to the extent permitted by the DGCL and relevant Delaware law, without the necessity of further stockholder approval. The Board, however, may take no action prior to the Closing with respect to the Plan of Dissolution without the approval of at least (i) one director who has been designated by the holders of the outstanding Series A Preferred Stock and (ii) one director who has been designated by the holders of the outstanding Series B Preferred Stock pursuant to Section 2.1 of the Stockholders Agreement.

LIQUIDATING DISTRIBUTIONS; NATURE; AMOUNT; TIMING

        The Board will determine, in its discretion and in accordance with applicable law, the timing of, the amount, the kind of and the record dates for all distributions made to stockholders. Although the Board has not established a firm timetable for distributions to stockholders, after the Plan of Dissolution has been approved, the Board will, subject to uncertainties inherent in winding up our business, make such distributions as promptly as practicable if, and when, the Delaware Court of Chancery approves the distributions.

        The methods used by the Board and management in estimating the values and value ranges of Candlewood's assets and liabilities are inexact and may not approximate values actually realized or the actual costs incurred. The Board's assessment assumes that the estimates of Candlewood's assets, liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond Candlewood's control and also do not reflect any contingent liabilities that may materialize. For all these reasons, there is no assurance that the actual net proceeds, if any, distributed to stockholders in liquidation will not be significantly less than the estimated amount indicated below. Moreover, no assurance can be given that any amounts to be received by Candlewood's stockholders in liquidation will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future.

        Currently, our Certificate of Designations of our Series A Preferred Stock and our Certificate of Designations of our Series B Preferred Stock provide that holders of our Preferred Stock will receive a total liquidation preference of $107 million plus accrued dividends before any proceeds are distributed to holders of our Common Stock; as a result, it is likely that holders of our Common Stock will not receive any proceeds from the dissolution of Candlewood under the current Certificates of Designations. If the Amendments to our Certificates of Designations Proposal are approved (see Proposal No. 6—Proposal to Amend our Certificates of Designations), however, the liquidation preference for holders of our Preferred Stock will be reduced from $107 million to $25 million.

        We currently estimate that between $0.04 and $0.08 per outstanding share of our Common Stock will be available for distribution to our stockholders, after payment of all liabilities and expenses associated with the Plan of Dissolution and otherwise. The actual amount available for distribution, if any, could be substantially less, depending on a number of factors including (i) the actual value we receive at disposition of our remaining assets, (ii) the existence of unknown liabilities or claims, and (iii) the existence of unexpected or greater than expected expenses.

        We currently anticipate that the initial distribution will be made to stockholders approximately as early as nine (9) months after the filing of the Certificate of Dissolution with the Delaware Secretary of State. However, if there are no claims other than those that we anticipate, the initial distribution may be sooner and if there are claims that we do not anticipate, the initial distribution may be later.

        Following the procedures set forth in Sections 280 and 281(a) of the DGCL, we expect a distribution of substantially all of the remaining amount will be made to stockholders between within three years following the filing of the Plan of Dissolution with the Delaware Secretary of State. However, the actual time of distribution may be up to three years following the filing date, or such longer period of time as directed by the Delaware Court of Chancery.

        Following is a table showing management's estimate of cash proceeds and outlays and of our ultimate distribution to stockholders as of the date of this proxy statement. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. The table assumes that we complete the proposed asset sales to HPT and SCH by January 15, 2004. See "Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution" for a discussion of the risk factors related to the Plan of Dissolution and any potential proceeds which we may be able to distribute to stockholders.

Estimated Distribution to Stockholders
(amounts in millions, except per share data)

	Low Range	High Range
HPT Asset Purchase Agreement	$90.0	$90.0
SCH Asset Purchase Agreement	15.0	15.0
Refund of Security Deposit with HPT (Per Termination Agreement)	2.5	2.5
Cash and Current Assets (Cash and Accounts Receivable)	11.0	11.5
Other Assets less associated liabilities	—	0.1
Total Sources of Cash	118.5	119.1

Repayment of Debt on 12 Hotels purchase by HPT	65.9	65.2
Post Transaction Liquidation Costs	2.5	2.0
Current Liabilities (Trade Payables, Hotel & Corporate Expenses)	12.7	11.8
Change in Control Payments to Officers	4.6	4.6
Investment Banking Fee to Merrill Lynch and Houlihan	4.6	4.6
Other Transaction Costs (Title, Legal, Accounting, Tax)	2.9	2.9
Total Uses of Cash	93.2	91.0

Estimated Cash to Distribute to Stockholders	$25.4	$28.1

Preferred preference per amended Certificates of Designations	25.0	25.0
Common return per amended Certificates of Designations	0.4	0.5
Excess Proceeds	—	2.6
Split of Excess per amended Certificates of Designation
90% to Preferred	—	2.3
10% to Common	—	0.3
Total Preferred Payment	25.0	27.3
Total Common Payment	0.4	0.8
Common Shares Outstanding	9.0	9.0
Per Common Share	$0.04	$0.08

CONTINGENCIES; CREDITORS

        Under Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve (and the assets held by any liquidating trust) be exceeded by the amount ultimately found to be payable in respect of our expenses and liabilities, each stockholder could be held liable for the payment to Candlewood's creditors of such stockholder's pro rata share of such excess, but limited to the amounts received by such stockholder from Candlewood (and from any liquidating trust). Accordingly, in that event, a stockholder could be required to return all distributions made and thus would receive nothing from Candlewood as a result of the dissolution proposal. Moreover, in the event a stockholder has paid taxes on amounts received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

CONDUCT OF CANDLEWOOD FOLLOWING ADOPTION OF THE PLAN

        Following the filing of the Certificate of Dissolution with the Delaware Secretary of State, our activities will be limited to: operation of our remaining assets, distributing our assets in accordance with the plan, establishing a contingency reserve for payment of our expenses and liabilities, including liabilities incurred but not paid or settled prior to approval of the Plan of Dissolution, selling any of our remaining assets, and terminating any of our remaining commercial agreements, relationships or outstanding obligations and collecting any monies owed to us. Following the approval of the Plan of Dissolution by our stockholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and Bylaws, including for actions taken in connection with the plan and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover our indemnification obligations under the Plan of Dissolution.

REPORTING REQUIREMENTS

        Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is approved, in order to curtail expenses we will, after filing a Certificate of Dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act. However, other companies in our situation have sought relief from the SEC with respect to the reporting requirements and such relief has been denied.

Listing and Trading of the Company's Common Stock and Preferred Stock and the Beneficial Interests in the Liquidating Trust

        If the Dissolution Proposal is approved by our stockholders, we intend to close our transfer books on the date which we file a Certificate of Dissolution with the Delaware Secretary of State (the "Final Record Date"). After the Final Record Date, we will not record any further transfers of our Common Stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our Common Stock upon exercise of outstanding options or warrants. It is anticipated that no further trading of our Common Stock will occur after the Final Record Date.

        All liquidating distributions from the liquidating trust or Candlewood on or after the Final Record Date will be made to our stockholders pro rata according to their holdings of Common Stock as of the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the books as a result of any assignment by will, instate succession or operation of law

Listing and Trading of Interests in the Liquidating Trust

        It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. The interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share, subject to the rights of the Preferred Stock holders under the Certificate of Incorporation, of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

GOVERNMENT APPROVALS

        Except for filing the Certificate of Dissolution and compliance with applicable Delaware law and the rules and regulations of the SEC and the Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution.

ABSENCE OF APPRAISAL RIGHTS

        Under Delaware law, the stockholders of the Company are not entitled to appraisal rights for their shares of the Company's Common Stock in connection with the transactions contemplated by the Dissolution Proposal, or to any similar rights under Delaware law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a general summary of certain material United States federal income tax consequences affecting our stockholders that are anticipated to result from the receipt of distributions pursuant to our dissolution and liquidation. This discussion is for information purposes only and does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of our stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, financial institutions or broker-dealers, traders in securities that elect to mark to market, holders owning capital stock as part of a "straddle," "hedge" or "conversion transaction," United States holders whose functional currency is not the United States dollar, persons deemed to sell the capital stock under the constructive sale provisions of the Code (defined below), "S" corporations, expatriates, REITs or regulated investment companies, foreign individuals and entities, persons subject to the alternative minimum tax and persons who acquired their Candlewood stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the plan of dissolution may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion has no binding effect on the Internal Revenue Service or the courts, and assumes that we will liquidate in accordance with the plan of dissolution in all material respects.

        No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the plan of dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be increased taxation at the corporate and/or stockholder level. Holders of our preferred and common stock are urged to consult their own tax advisors regarding the specific tax consequences to them of our liquidation and dissolution as described herein.

Federal Income Taxation of our Stockholders.    As described above, we will make distributions to the holders of our Common and Preferred Stock after payment of our liabilities and expenses. If the distributions were taxed as such, amounts received by stockholders pursuant to the plan of dissolution would be treated as full payment to our stockholders in exchange for their shares of our Preferred and Common Stock, as the case may be. However, we believe that distributions made by us pursuant to the plan of dissolution will more likely be treated, for United States federal income tax purposes, as though the holders of our Preferred Stock received all of the distributions which they are entitled to receive without the amendment to the Certificate of Designation and, thereafter, made a payment to the holders of our Common Stock equal to the amount of the distributions the holders of our Preferred

Stock have given up under such amendment. We intend to report the federal tax consequences of the distributions consistent with such treatment and the following general tax consequences should result:

  •
  Holders of our Preferred Stock will recognize gain or loss equal to the difference between (1) the sum of the amount of cash deemed distributed to them and the fair market value (at the time of distribution) of property, if any, deemed distributed to them, and (2) their tax basis for their shares of our preferred stock. As discussed above, a stockholder's tax basis in his or her shares will depend upon various factors. Also, see description above with respect to the calculation of gain or loss if we make more than one liquidating distribution.

  •
  Amounts deemed paid by the holders of our Preferred Stock, and received by the holders of our common stock, will likely be ordinary income to the holders of our Common Stock in the year the distribution to which such deemed payments relate are actually made by us.

  •
  Holders of our Common Stock will recognize a capital loss with respect to our Common Stock held by them. The amount of such capital loss will equal the holder's basis in the common stock and will be a long-term capital loss if the holder's holding period in the stock exceeded one year. The loss will be deemed to occur in the year in which the Common Stock becomes worthless in the hands of the holder of such common stock.

  •
  Holders of our Preferred Stock may be entitled to take a deduction equal to the amount of the payment deemed made by the holders of our Preferred Stock to the holders of our common stock. However, the availability of such a deduction to individuals is limited. If holders of our Preferred Stock are not entitled to a deduction, such holders should be entitled to a capital loss equal to the amount of the deemed payment.

If instead the distributions made by us to our preferred and common stockholders pursuant to the dissolution are respected as such, the following tax consequences should result:

  •
  Holders of our Preferred and Common Stock will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our Preferred or Common Stock, as applicable. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

  •
  A stockholder's gain or loss will be computed on a "per share" basis. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year.

  •
  Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

  •
  After the close of each calendar year, we intend to provide each of our stockholders and the Internal Revenue Service with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by our stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

  •
  If a stockholder is required to satisfy any liability of ours not fully covered by our contingency reserve (see "Contingent Liabilities; Contingency Reserve; Liquidation Trust"), payments by stockholders in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Federal Income Taxation of Candlewood.    Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, we may recognize gain upon such distribution of property. We will be treated as if we had sold any such distributed property to the distributee-stockholder for its fair market value on the date of the distribution. We believe that we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes as a result of the distribution of property.

Liquidating Trusts.    If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. It is intended that the liquidating trust or trusts themselves will not be subject to federal income tax. After formation of the liquidating trust or trusts, the stockholders must generally take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

THE TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. WE RECOMMEND THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

EFFECT OF LIQUIDATION

        The methods used by the Board and management in estimating the values of our assets are inexact and may not approximate values actually realized. The Board's assessment assumes that estimates of our liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent or unmatured liabilities that may materialize or mature. For all these reasons, actual net proceeds distributed to stockholders in liquidation may be significantly less than the estimated amount discussed in this proxy statement. Moreover, no assurance can be given that any amounts to be received by our stockholders in liquidation will equal or exceed the price or prices at which our Common Stock has recently traded or may trade in the future.

POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN OF DISSOLUTION UPON DIRECTORS AND EXECUTIVE OFFICERS

        Under Delaware law, directors remaining in office owe fiduciary duties to creditors as well as to our stockholders during the dissolution process. Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees, agents and representatives for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of Candlewood in accordance with our Certificate of Incorporation, Bylaws, indemnification agreements, our existing directors' and officers liability insurance policy and applicable law. Candlewood's obligation to indemnify such persons may also be satisfied out of assets of the liquidating trust, if any. Any claims arising in respect of such indemnification will be satisfied out of the contingency reserve or out of assets transferred to the liquidating trust, if any. The Board has obtained, and the Board and the trustees of any liquidating trust are authorized to obtain and maintain, insurance as may be necessary to cover our indemnification obligations.

        Pursuant to the Plan of Dissolution, subject to the closing of the assets sales contemplated by the Purchase Agreements, and upon the adoption of the amendment to the Certificate of Designations and the adoption of the amendment to our Certificate of Incorporation, we may, in the absolute discretion of the Board, pay to Candlewood's present or former officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of any extraordinary efforts they, or any of them, may undertake in connection with the implementation of the Plan of Dissolution. Approval of the Plan of Dissolution by our stockholders will constitute the approval of the stockholders of the payment of any such compensation.

        Other than as set forth above and as described in "Certain Relationships and Related Transactions," we do not currently anticipate that our liquidation will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan of Dissolution, other than benefits as stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The approval of the Plan of Dissolution requires the affirmative vote of (i) 66 2/3% of the holders of Series A Preferred Stock, (ii) 66 2/3% of the holders of Series B Preferred Stock and (iii) a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation. Stockholders representing 80.38% of the voting power of the outstanding shares of our Series A Preferred Stock, 94.74% of the voting power of the outstanding shares of our Series B Preferred Stock and 62.20% of the voting power of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class pursuant to the Certificate of Incorporation currently entitled to vote at the Special Meeting have agreed to vote in favor of this proposal.

        The Plan of Dissolution is conditioned upon the approval of Proposal No. 1 (the HPT Sale Proposal), Proposal No. 2 (the SCH Sale Proposal), Proposal No. 3 (the Certificate of Incorporation Proposal) and Proposal No. 4 (the Certificates of Designations Proposal).

        The Board believes that the Plan of Dissolution is in the best interests of our stockholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRIOR RELATIONSHIP WITH HPT

        As of September 2003, the Company had completed four separate sale-leaseback transactions with HPT. These transactions were completed in stages commencing in December 1997 with the most recent transaction completed in July 2003. As of September 30, 2003, the Company has sold 64 hotels to HPT for an aggregate sales price of approximately $500 million. Currently, the Company leases a total of 64 hotels from HPT In addition, we previously managed 15 Summerfield Suites hotels owned by HPT, which management agreement was terminated on October 6, 2003.

        Terms of the HPT sales agreements were all cash at the close of escrow for each hotel sold. Each of the hotels sold has been leased back to a wholly owned subsidiary of Candlewood pursuant to the terms of a an amended and restated lease dated April 2002. Currently, this lease is scheduled to expire in December 2018 and requires monthly base lease payments of approximately $4.3 million. However, if the HPT Purchase Agreement is approved, and the transactions contemplated by the HPT Purchase Agreement and Termination Agreement are successfully completed, the lease would be terminated upon the closing of the HPT Purchase Agreement.

CHANGE OF CONTROL AGREEMENTS

        The Company entered into an employment agreement with Mr. Jack DeBoer under which he agreed, subject to certain conditions, to continue to serve as the Company's Chief Executive Officer. The contract provides that upon a change of control of the Company or termination of employment under certain circumstances, Mr. DeBoer will be entitled to a payment equal to three times his average annual salary for the previous three years. The contract also provides that for two years after Mr. DeBoer's contract ends, subject to the aforementioned exceptions, Mr. DeBoer will not engage in the acquisition, founding, development, operation, or management of any new hotel company or chain.

        The Company also entered into change in control letters agreements with Mr. Warren Fix, Mr. James Roos, Mr. Thomas Kennalley, Mr. Tim Johnson, Mr. Charles Armstrong, Mr. H. Steven Meadows and Mr. David Redfern. The agreements provide enhanced benefits in the case of a change in control of the Company and are available if, within two years of the change in control, the participant is terminated other than for cause (as defined in the agreement) or as a result of a disability or if the participant terminates his employment for good reason (as defined in the agreement), or if, within 30 days of a change in control, the participant terminates or resigns his employment for any reason. Upon a qualifying termination following a change in control, the participants are entitled to severance compensation and benefits, including a multiple of base salary, certain target bonus benefits, health medical, disability and dental benefits and full vesting of stock options. The transactions contemplated by the Proposals will constitute a change in control under these letter agreements.

        The Company has adopted the Candlewood Hotel Company, Inc. Senior Executive Transaction Bonus Plan pursuant to which certain senior executives of the Company are eligible to receive a bonus upon completion of a change in control of the Company. The Company's chief executive officer is responsible for awarding bonuses under the plan, but no awards have been designated as of the date of this filing. After the closing of the Asset Sales, the aggregate amount of bonuses which will be awarded under the plan is $600,000.

INDEMNIFICATION

        Our Bylaws provide that we will indemnify our directors and may indemnify our officers, employees, and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence by indemnified parties, and may require us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        In addition, our certificate of incorporation provides that to the fullest extent permitted by Delaware law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party to by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our bylaws.

INSURANCE

        We maintain insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are required to indemnify the officers or directors. We believe that our certificate of incorporation and bylaw provisions, indemnification agreements and such insurance policies are necessary to attract and retain qualified persons as directors and officers.

        The Company purchases property and casualty insurance, worker's compensation coverage, and builders risk insurance through Manning & Smith Insurance, an insurance agency in which Mr. DeBoer previously owned a minority interest. On June 1, 2002, Manning & Smith Insurance was sold to Arthur Gallagher & Company, an unaffiliated third party. The sale agreement included a three-year earnout period in which annual payments, calculated on the pre-tax profits of the agency, are paid to the former owners in proportion to their ownership interest in the agency. The earnout period ends on June 1, 2005. The Company awarded the insurance contracts through a competitive bid process. For the years ended December 31, 2002, 2001, 2000, 1999, 1998, and 1997 the Company paid insurance premiums to Manning & Smith Insurance for such coverage in the amount of $2,205,000, $1,628,000, $990,000, $1,213,000, $1,134,000 and $167,000, respectively. The Company did not utilize Manning & Smith insurance in 2003.

 OTHER AGREEMENTS

        The Company purchases corporate air travel through Wichita Air Services, a Wichita, Kansas based air travel service, owned by Mr. DeBoer. In February 1999, the Company purchased a 0.1% interest in Wichita Air Services for a nominal amount of cash. In addition, the Company purchases corporate travel through Wichita Air Services. For the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997 the Company paid Wichita Air Services $106,000, $275,000, $160,000, $199,000, $396,000 and $41,000 respectively.

        The Company entered into an agreement with Wichita Downtown Residence Associates in April 1997 to provide management services to Cambridge Suites by Candlewood, located in Wichita, Kansas. In exchange for providing all management services as specified in the agreement, the Company receives management fees equal to 3.0% of room revenue and 4.5% of gross operating profit. In addition, the Company receives accounting fees equal to $500 per month. The current agreement expires in April 2003 and is renewable for five-year terms upon mutual consent. Mr. DeBoer is a majority owner of Wichita Downtown Residence Associates. For the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997 the Company received fees of $72,000, $50,000, $62,000, $69,000, $52,000 and $47,000, respectively. The name "Cambridge Suites by Candlewood" will be licensed to Candlewood from SCH for six months following the closing of the SCH Purchase Agreement.

        In April 1998, the Company entered into a management agreement with The Hotel At Old Town, Inc., located in Wichita, Kansas to provide management services to The Hotel At Old Town. The hotel opened in March 1999. In exchange for providing all management services as specified in the agreement, the Company receives management fees equal to 3.0% of room revenue and 4.5% of gross operating profit. In addition, the Company receives accounting fees equal to $500 per month. The term of the agreement is five years and expires in March 2004. The agreement is renewable for additional multi-year terms upon mutual consent of the parties. Mr. DeBoer is a majority partner in The Hotel at Old Town, Inc. For the years ended December 31, 2002, 2001 and 2000, the Company received fees of $163,000, $166,000 and $161,000, respectively.

        In connection with the approval of the transactions, the Board authorized the payment of severance bonuses to non-executive employees of the Company in the aggregate amount of $500,000. The Board believes that these bonuses are necessary to motivate employees to remain with the Company through the closing of the proposed transactions. It is imperative that the Company continue to operate its business through the closing so that the conditions to closing may be satisfied.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table sets forth, as of November 17, 2003, the amount and percentage of the outstanding shares of the Company's Common Stock, Preferred Stock and Common Share Equivalents (the Common Stock together with the Preferred Stock on an as-converted basis) which, according to the information supplied to the Company, are beneficially owned by:

  •
  each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of such securities,

  •
  each person who is a director of the Company (each of whom is also a nominee for election as a director of the Company),

  •
  each executive officer, and

  •
  all current directors and executive officers of the Company as a group.

        Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares that are deemed beneficially owned by such person or entity.

	Shares Beneficially Owned
							Common Share Equivalents(3)
	Series A Preferred		Series B Preferred		Common
Name and Address of Beneficial Owner(1)	Number	Percent of Class	Number	Percent of Class	Number(2)	Percent of Class	Number	Percent of Class
Directors/Nominees and Named Executive Officers:
Charles H. Armstrong, Jr.(4)	0	—	0	—	43,500	*	43,500	*
Robert J. Cresci(5)(6)	0	—	0	—	10,000	*	10,000	*
Jack P. DeBoer(6)(7)(29)	1,000	1.54	0	—	2,271,099	24.71	2,413,956	10.03
Warren D. Fix(6)(8)	250	*	0	—	425,465	4.64	461,179	1.92
J. Michael Issa(9)	0	—	0	—	2,500	*	2,500	*
Richard M. Kelleher(10)	0	—	0	—	2,500	*	2,500	*
H. Steven Meadows(11)	0	—	0	—	40,000	*	40,000	*
Robert S. Morris(6)(12)	0	—	0	—	10,000	*	10,000	*
Thomas H. Nielsen(13)	0	—	0	—	10,000	*	10,000	*
Frank J. Pados, Jr.	0	—	0	—	10,000	*	10,000	*
James E. Roos(15)	0	—	0	—	213,000	*	213,000	*
Tony M. Salazar(16)	0	—	0	—	10,000	*	10,000	*
Seth E. Schofield(17)	0	—	0	—	5,000	*	5,000	*
All directors and executive officers as a group (16 persons)(4)(5)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)	1,250	1.92	0	—	3,226,669	32.69	3,405,240	13.76
5% Beneficial Holders:
Stockholders Group(6)	64,250	98.85	41,790	99.50%	5,732,860	59.24	20,483,431	83.39
Doubletree Corporation(6) Hilton Hotels Corporation World Headquarters 9336 Civic Center Drive Beverly Hills, California 90210	0	—	0	—	2,587,500	28.67	2,587,500	10.82
Olympus Growth Fund, II, L.P.(6)(18)(29) One Station Place Stamford, Connecticut 06430	9,900	15.23	4,841	11.53	38,728	*	2,098,480	8.76

JPMorgan Chase Bank(6)(19)(27)(29) c/o J.P. Morgan Investment Mgmt. 522 Fifth Avenue, 9th Floor New York, New York 10036	10,000	15.38	0	—	0	—	1,428,571	5.97
J.P. Morgan Partners (SBIC), LLC(6)(19)(28)(29) 380 Madison Avenue, 12th Floor New York, New York 10017	7,000	10.77	0	—	0	—	1,000,000	4.18
Arbor Lake Club, Ltd.(6)(20)(29) 760 N.W. 107th Avenue, Suite 300 Miami, Florida 33172	7,000	10.77	0	—	0	—	1,000,000	4.01
Pecks Management Partners Ltd.(6)(21)(29) One Rockefeller Plaza, Suite 900 New York, New York 10020	7,000	10.77	7,900	18.81	63,200	*	2,116,533	8.83
Private Equity Investors III, L.P.(6)(22)(29) 410 Park Avenue, Suite 830 New York, New York 10022	3,500	5.38	12,000	28.57	96,000	1.05	2,196,000	9.15
Equity-Linked Investors-II, L.P.(6)(23)(29) 410 Park Avenue, Suite 830 New York, New York 10022	3,500	5.38	12,000	28.57	96,000	1.05	2,196,000	9.15
Advance Capital Associates, L.P.(6)(24) 660 Madison Avenue, 15th Floor New York, New York 10021	3,250	5.00	2,000	4.77	16,000	*	746,953	3.13
The FFJ Nominee Trust(6)(19) Samuel T. Byrne, Trustee c/o Boston Capital Institutional Advisors One Boston Place Boston, Massachusetts 02108-4406	3,250	5.00	0	—	0	—	464,286	1.94
MONY Life Insurance Company(6)(25)(29) 1740 Broadway New York, New York 10019	3,250	5.00	3,000	7.14	24,000	*	888,286	3.71
Allied Capital Corporation(6)(26) 1919 Pennsylvania Avenue, Third Floor Washington, DC 20006	3,250	5.00	0	—	0	—	464,286	1.94

*
Less than one percent.

(1)
The address of each of the directors and officers listed in the table is c/o Candlewood Hotel Company, 8621 E. 21st Street North, Suite 200, Wichita, Kansas 67206.

(2)
Includes options exercisable within 60 days of November 17, 2003 and assumes the conversion of certain warrants issued by the Company in connection with the issuance of the Series B Preferred Stock (the "Series B Warrants") for Common Stock on a one-to-one basis.

(3)
Includes (i) Common Stock (including options exercisable within 60 days of November 17, 2003), (ii) Series A Preferred Stock (after giving effect to the conversion of Series A Preferred Stock at a ratio of 142.857142 shares of Common Stock per share of Series A Preferred Stock), (iii) Series B Preferred Stock (after giving effect to the conversion of Series B Preferred Stock at a ratio of 133.333333 shares of Common Stock per share of Series B Preferred Stock), and (iv) the conversion of the Series B Warrants on a one-to-one basis into shares of Common Stock.

(4)
Includes 40,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(5)
Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003. Excludes 7,000 shares of Series A Preferred Stock, 7,900 shares of Series B Preferred Stock and 63,200 Series B Warrants beneficially owned by Pecks Management Partners, Ltd. ("Pecks"). Mr. Cresci is a Managing Director of Pecks and disclaims beneficial ownership of such shares.

(6)
On July 10, 1998, an Amended and Restated Stockholders Agreement (the "Stockholders Agreement") was executed by and between the Company, Messrs. DeBoer and Fix, Doubletree and certain other parties signatory thereto in connection with the issuance of the Company's Series B Preferred Stock (collectively, the "Stockholders Group"). The Stockholders Group may be deemed to be a "group" for purposes of 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Messrs. DeBoer, Fix, Cresci (through his association with Pecks), Morris (through his association with Olympus Growth Fund II, L. P. ("OGF-II") and Olympus Executive Fund, L.P. ("OEF"), Doubletree and the other parties to the Stockholders Agreement may therefore be deemed to beneficially own those shares listed as beneficially owned by the Stockholders Group. The Stockholders Agreement provides for certain rights and obligations regarding the nomination and election of directors. See "Stockholders Agreement." The listed holders disclaim beneficial ownership of the shares except to the extent that they have a pecuniary interest therein.

(7)
Includes 167,500 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003. Excludes 114,476 shares of Common Stock held by the Alexander John DeBoer Trust dated March 14, 1995 and the Christopher Scott DeBoer Trust dated March 14, 1995 (collectively, the "DeBoer Trusts"). Mr. DeBoer has no interest in the DeBoer Trusts and disclaims beneficial ownership of such shares.

(8)
Includes 250 shares of Series A Preferred Stock held by Mr. Fix as Trustee for the Warren D. Fix Defined Benefit Plan Trust. Includes 274,965 shares of Common Stock held by the Warren D. Fix Family Partnership, L.P. (the "Fix Partnership"). Mr. Fix disclaims beneficial ownership of these shares except to the extent of his interest in the Fix Partnership. Includes 150,500 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(9)
Includes 2,500 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(10)
Includes 2,500 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(11)
Includes 40,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(12)
Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003. Excludes 100 shares of Series A Preferred Stock, 49 shares of Series B Preferred Stock and 392 Series B Warrants beneficially owned by OEF. Excludes 9,900 shares of Series A Preferred Stock, 4,841 shares of Series B Preferred Stock and 38,728 Series B Warrants beneficially owned by OGF-II. Mr. Morris is an executive officer of the general partners of both OEF and OGF-II and disclaims beneficial ownership of the shares held by such entities.

(13)
Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(14)
Includes 10,000 shares of Common Shares subject to options exercisable within 60 days of November 17, 2003. Excludes 3,500 shares of Series A Preferred Stock, 12,000 shares of Series B Preferred Stock and 96,000 Series B Warrants beneficially owned by ELI-II. Excludes 3,500 shares of Series A Preferred Stock, 12,000 shares of Series B Preferred Stock and 96,000 Series B Warrants beneficially owned by PEI-III. Mr. Pados is a former executive officer of Desai Capital Management Incorporated ("DCMI") and disclaims beneficial ownership of such shares. DCMI acts as an investment advisor to PEI-III and ELI-II and, with the respective general partners of PEI-III and ELI-II, has the power to vote or to direct the vote and to dispose or to direct the disposition of such shares under an investment and advisory agreement between PEI-III and ELI-II.

(15)
Includes 213,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(16)
Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(17)
Includes 5,000 shares of Common Stock subject to options exercisable within 60 days of November 17, 2003.

(18)
Based on (i) Schedule 13D filed October 23, 1997 and Schedule 13D/A filed December 11, 1998 by OGF-II and OEF and (ii) Schedule 13D/A filed on November 6, 2003 by OGF-II, OEF and RSM, L.L.C., a general partner to OGF-II. OEF, an affiliate of OGF-II, beneficially owns an additional 100 shares of Series A Preferred Stock, 49 shares of Series B Preferred Stock and 392 Series B Warrants, and, as a party to the Stockholders Agreement, may therefore be deemed to beneficially own those shares listed as beneficially owned by the Stockholders Group.

(19)
The listed holder is known by the Company to have purchased shares of the Company's Preferred Stock and to have entered into the Stockholders Agreement. The Company is unaware of any other stockholdings of the holder.

(20)
Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by LNR Candlewood Holdings, Inc. ("LNR"), Leisure Colony Management Corp. and LNR Property Corporation ("LNR Property"). According

  to information provided to the Company by its stock transfer agent, the shares issued to LNR were transferred to Arbor Lake Club, Ltd. ("Arbor"). Both LNR and Arbor are indirectly wholly-owned and controlled by LNR Property.

(21)
Based on (i) Schedule 13D filed on June 4, 1998, and Schedule 13D/A filed on September 10, 1998 by Pecks and (ii) Schedule 13D/A filed on November 6, 2003 by Pecks ELI-II, PEI-III, MONY Life Insurance Company ("MONY," formerly known as The Mutual Life Insurance Company of New York), DCMI and Mr. Desai.

(22)
Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by ELI-II, PEI-III, DCMI and Rohit Mojilal Desai ("Mr. Desai"), and (ii) Schedule 13D/A filed on November 6, 2003 by ELI-II, Private Equity Investors, L.P., MONY, DCMI and Mr. Desai. The power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by PEI-III is vested in its general partner Rohit M. Desai Associates-III, LLC ("RMDA-III"), however, such decisions may also be made by DCMI under an investment and advisory agreement between PEI-III and DCMI. Accordingly, RMDA-III and DCMI may be deemed to beneficially own the shares held by PEI-III. Mr. Desai is the managing member of RMDA-III and the Chairman, President and Treasurer of DCMI, and may be deemed to share the power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by PEI-III.

(23)
Based on (i) Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by ELI-II, PEI-III, DCMI and Mr. Desai, and (ii) Schedule 13D/A filed on November 6, 2003 by ELI-II, Private Equity Investors, L.P., MONY, DCMI and Mr. Desai. The power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by ELI-II is vested in general partner Rohit M. Desai Associates-II ("RMDA-II"), however, such decisions may also be made by DCMI under an investment and advisory agreement between ELI-II and DCMI. Accordingly, RMDA-II and DCMI may be deemed to beneficially own the shares held by ELI-II. Mr. Desai is the managing general partner of RMDA-II and the Chairman, President and Treasurer of DCMI, and may be deemed to share the power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by ELI-II.

(24)
Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by Advance Capital Associates L.P. ("Advance L.P."), Advance Capital Management, LLC ("Advance LLC"), Advance Capital Partners, L.P. ("Advance Capital") and Advance Capital Offshore Partners, L.P. ("Advance Offshore"). The shares beneficially owned by Advance L.P. and Advance LLC are held by Advance Capital (2,457 shares of Series A Preferred Stock, 1,523 shares of Series B Preferred Stock and 12,184 Series B Warrants) and Advance Offshore (793 shares of Series A Preferred Stock, 477 shares of Series B Preferred Stock and 3,816 Series B Warrants). With respect to the shares issued to them, respectively, Advance Capital and Advance Offshore each has shared power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares beneficially owned by Advance L.P. and Advance LLC.

(25)
Based on Schedule 13D filed on June 4, 1998, Schedule 13D/A filed on September 10, 1998 and Schedule 13D/A filed on November 6, 2003 by ("MONY"). The shares beneficially owned by MONY are held by J. Romeo & Co.

(26)
Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by Allied Capital Corporation.

(27)
Based on Schedule 13D filed on November 6, 2003 by J.P. Morgan Chase & Co., the parent of JPMorgan Chase Bank, reporting an aggregate of 10,000 shares of Series A Preferred Stock, of which 8,500 shares are registered in the name of nominee, Whiting & Co., and 1,500 shares are registered in the name of nominee, Bost & Co. JPMorgan Chase Bank was formed in 2001 by the merger of Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank.

(28)
Based on Schedule 13D filed on November 6, 2003 by J.P. Morgan Partners (SBIC), LLC (formerly known as Chase Venture Capital Associates LLC).

(29)
Pecks, ELI-II, PEI-III, MONY Life Insurance Company, J.P. Morgan Partners (SBIC), LLC, JPMorgan Chase Back, Jack DeBoer, Olympus Executive Fund, L.P., Olympus Growth Fund II, L.P. and Arbor Lake Club, Ltd. are stockholders party to a Voting Agreement, dated as of October 27, 2003. As a result of the Voting Agreement, the stockholders party to the Voting Agreement may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Exchange Act. The stockholders party to the Voting Agreement disclaim beneficial ownership of any securities owned by any of the other signatories to the Voting Agreement.

FINANCIAL INFORMATION INCORPORATED BY REFERENCE

        The financial and other information required by Item 13(a) of Schedule 14A of the Securities Exchange Act of 1934 has been previously filed in our Form 10-K for the fiscal year ended December 31, 2002, which is incorporated by reference to this Proxy Statement.

INDEPENDENT AUDITORS

        Representatives of Ernst & Young LLP, the Company's independent auditors, are not expected to be present at the Special Meeting and will not be available to respond to appropriate questions.

OTHER MATTERS

        The Board does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

        In conjunction with this proxy statement, we are sending you a copy of our most recent Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003.

By Order of the Board of Directors,

/s/ WARREN D. FIX Warren D. Fix Secretary

Appendix A

ASSET PURCHASE AGREEMENT

BY AND AMONG

SIX CONTINENTS HOTELS, INC.

CANDLEWOOD HOTEL COMPANY, INC.

AND

CANDLEWOOD HOTEL COMPANY, L.L.C.

October 27, 2003

ARTICLE I PURCHASE AND SALE

1.1	Transfer of Assets
1.2	Consideration to be Paid by Purchaser
1.3	Assumption of Certain Liabilities
1.4	Closing

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS

2.1	Organization and Authority of Sellers
2.2	Due Authorization
2.3	No Conflict; Consents
2.4	Compliance with Laws
2.5	Title to Assets; Necessary Properties
2.6	Licenses
2.7	Equipment Leases
2.8	Litigation; Judgments
2.9	Benefit Plans
2.10	Financial Information
2.11	Taxes; Other Undisclosed Liabilities
2.12	No Unions
2.13	Environmental
2.14	Assumed Contracts
2.15	Employees
2.16	Franchising Intangibles
2.17	Insurance
2.18	Solvency of Sellers
2.19	FF&E
2.20	Certain Relations
2.21	Brokers
2.22	Full Disclosure

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1	Organization and Authority of Purchaser
3.2	Due Authorization
3.3	No Conflict; Consents
3.4	Litigation
3.5	Disclosure Documents
3.6	Financing
3.7	Purchaser’s Assets
3.8	Brokers

i

ARTICLE IV OTHER COVENANTS

4.1	Payment by Sellers of Sellers’ Vendors and Other Indebtedness
4.2	Sales and Transfer Taxes
4.3	Employees
4.4	Conduct of the Business
4.5	Proxy Statement
4.6	Special Meeting
4.7	No Solicitation
4.8	Termination Fee
4.9	Noncompetition
4.10	Franchising Receivables
4.11	Maintenance of Books and Records
4.12	Liability Insurance
4.13	Further Action; Future Cooperation
4.14	Appropriate Action; Consents; Filings
4.15	Public Announcements

ARTICLE V CLOSING

5.1	Closing Deliveries of Sellers
5.2	Closing Deliveries of Purchaser
5.3	Conditions to Each Party’s Obligations to Close
5.4	Conditions to Purchaser’s Obligation to Close
5.5	Conditions to Sellers’ Obligations to Close

ARTICLE VI

6.1	Termination
6.2	Effect of Termination

ARTICLE VII MISCELLANEOUS PROVISIONS

7.1	Effect of Representations and Warranties
7.2	Non-Survival of Representations and Warranties
7.3	Headings
7.4	Entire Agreement; Amendment; Waiver
7.5	Counterparts; Copies
7.6	Binding Effect
7.7	Expenses
7.8	Nature of Representations, Warranties, Covenants and Agreements
7.9	Notices
7.10	Governing Law
7.11	Exhibits
7.12	No Third-Party Beneficiary
7.13	Assignment
7.14	Construction
7.15	Disclosure

7.16	Non-Recourse
7.17	Specific Performance

EXHIBITS

Exhibit A	List of Hotels
Exhibit B	Marketing Fund Accounts
Exhibit C	General Conveyance, Bill of Sale and Assignment and Assumption Agreement
Exhibit D	Franchise Assignments
Exhibit E	Closing Agenda

SCHEDULES

Schedule l.l (k)	Assets
Schedule 1.2 (b)	Wiring Instructions of Sellers and Amounts
Schedule 1.2 (e)	Wire Instructions of Purchaser
Schedule 1.3 (b)	Excluded Assets
Schedule 2.1	Franchising Jurisdictions
Schedule 2.3	Consents of Sellers
Schedule 2.4 (a)	Compliance with Laws
Schedule 2.4 (b)	Permits
Schedule 2.5	Exceptions to Title
Schedule 2.6	Licenses
Schedule 2.7	Equipment Leases
Schedule 2.8	Litigation
Schedule 2.9	Employee Benefit Plans
Schedule 2.11	Undisclosed Liabilities
Schedule 2.13	Environmental Laws
Schedule 2.14	Assumed Contracts
Schedule 2.15	Employees
Schedule 2.16	Franchise Intangibles
Schedule 2.17	Insurance
Schedule 2.19	FF&E
Schedule 2.20	Franchise Relations; Applications and Prospects
Schedule 2.21	Brokers
Schedule 3.3	Consents of Purchaser

LIST OF DEFINED TERMS

“include”, “includes” or “including”
Accrued Medical Leave of Absence
Accrued Vacation
Adjustment
Adjustment Schedule
Agreement
Assets
Assumed Contracts
Assumed Liabilities
Business
Closing
Closing Date
Closing Date Payment
Code
Disclosure Schedule
Effective Time
Environmental Laws
Environmental Permits
Equipment Leases
Exchange Act
Excluded Assets
Excluded Liabilities
Expiration Date
FF&E
Franchise Assignments
Franchisee
Franchising Intangibles
Franchising Receivables
GAAP
General Conveyance, Bill of Sale and Assignment and Assumption Agreement
Governmental Entity
Hazardous Substances
Hired Employees
Hotels
HPT Agreements
HPT Purchase Agreement
IACHO
Interface
Knowledge
Licenses
Liens
Marketing Fees
Marketing Fund
Material Adverse Effect
Other Filings

Outside Date
Party
Permits
Property
Prorations
Proxy Statement
Purchase Price
Purchaser
Restricted Activity
SEC
Seller
Sellers
Services
Special Meeting
Supplemental Amount
Supplemental Amount Schedule
System
Termination Agreement
Territory
Transaction Documents
Transactions
UFOC
Vendors

v

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of October 27, 2003, by and among Six Continents Hotels, Inc., a Delaware corporation (“Purchaser”), Candlewood Hotel Company, Inc., a Delaware corporation (“Candlewood”), and Candlewood Hotel Company, L.L.C., a Delaware limited liability company (“Franchisor”), (each of Candlewood and Franchisor, a “Seller”, and jointly, “Sellers”; each of Purchaser and each Seller, a “Party”, and collectively, the “Parties”).

BACKGROUND STATEMENT

Sellers have developed and own a concept and distinctive system (“System”) for the design, decor, establishment, operation and image of hotels under certain proprietary trademarks and service marks, and utilizing certain trade secrets, of Sellers in connection with providing mid-priced, extended-stay lodging accommodations. Sellers are the exclusive franchisors of this System and provide certain services as a franchisor (the “Services”) to extended-stay hotels operating or which may in the future operate under the trade name “Candlewood Suites” (collectively with the System and the Services, the “Business”), including sales and marketing, quality assurance, information technology, and access to a nationwide reservation system. In connection with the Business, Franchisor has entered into franchise or license agreements with the owner-operators (each a “Franchisee”) for each of the hotels identified on Exhibit A (the “Hotels”). Candlewood provides the Services to the Franchisees and the Hotels pursuant to the terms of the Licenses (as defined herein). In addition, Candlewood owns the names “Candlewood”(R), “Candlewood Suites”(R) and “Where Value Stays”(R), and certain other names and other trade names, service marks, trademarks, logos, emblems, or other indication of origin which are part of Sellers’ System and related to the Business. Pursuant to the terms of the Licenses, the Franchisees pay to Franchisor certain sums as royalty fees and as marketing fees (the “Marketing Fees”), which amounts are deposited into deposit accounts (in respect of the Marketing Fees, the “Marketing Fund”) owned or controlled by Candlewood and identified on Exhibit B. Purchaser desires to purchase and assume, and Sellers desire to sell and assign, the assets relating to the operation of the Business and certain specified liabilities relating to the operation of the Business.

Contemporaneously with the execution of this Agreement, Candlewood and certain of its subsidiaries and Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”) are entering into that certain Purchase and Sale Agreement (the “HPT Purchase Agreement”) as well as that certain Termination Agreement (the “Termination Agreement” and, together with the HPT Purchase Agreement, the “HPT Agreements”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1                                 Transfer of Assets. Subject to the terms and conditions of this Agreement, at the Closing and as of the Effective Time, Sellers agree to sell, convey, assign and deliver to Purchaser and Purchaser agrees to purchase and accept from Sellers, the following assets (other than any Excluded Assets) of the Business of Sellers, in each case free and clear of all liens of any kind or nature, including all right, title and interest of Sellers in and to the following, as the same shall exist at the Effective Time (collectively, the “Assets”):

(a)                                  The Licenses (as defined in Section 2.6);

(b)                                 The Franchising Intangibles (as defined in Section 2.16);

(c)                                  The Marketing Fund (as defined in the Background Statement);

(d)                                 All of the goodwill of Sellers related to the Business;

(e)                                  The Permits (as defined in Section 2.4);

(f)                                    The Assumed Contracts (as defined in Section 2.14);

(g)                                 The FF&E (as defined in Section 2.19); (h) The Equipment Leases; (as defined in Section 2.7);

(i)                                     The files and records related to the Business, original copies of the Licenses, Assumed Contracts and Permits, guest history records, prototype plans and construction documents, model Candlewood guest room FF&E, future bookings, and training or other manuals related to the Business;

(j)                                     All sales and marketing materials and records (whether or not current) that any Seller owns or uses in connection with the operation of the Hotels or the solicitation of franchises;

(k)                                  The assets specified on Schedule l.l(k);

(1)                                  All other items of personal property of any kind, tangible or intangible, owned by any Seller and used or held for use in the operation of the Business.

1.2                                 Consideration to be Paid by Purchaser. The consideration to be paid by Purchaser to Sellers hereunder shall be determined, paid and allocated as provided herein below:

(a)                                  Consideration; Allocation; Fair Value. The consideration to be paid by Purchaser for the Assets will equal (i) the sum of $15,000,000 minus (ii) the sum of the Supplemental Amount (determined pursuant to Section 1.2(c)) and the Adjustment (determined pursuant to Section 1.2(d)) (the “Purchase Price”)) and, in addition, Purchaser will assume the Assumed Liabilities to the extent provided in Section 1.3.

(b)                                 Closing Payment. At the Closing, in addition to the assumption of the Assumed Liabilities by Purchaser at the Effective Time, Purchaser will pay to or for the accounts of Sellers (allocated among Sellers in accordance with the percentages and pursuant to the wiring instructions set forth on Schedule 1.2(b)) by wire transfer of immediately available funds the amount by which (i) $15,000,000 exceeds (ii) the sum of the Supplemental Amount (without giving effect to the Adjustment) and the aggregate of the amounts paid by Purchaser to third party creditors of any Seller pursuant to pay off letters delivered to Purchaser on or before the Closing Date and/or pursuant to written instructions signed by Sellers (the “Closing Date Payment”).

(c)                                  Supplemental Amount. Except as otherwise provided herein, all charges and fees attributable to the Assumed Contracts shall be prorated by and between Sellers and Purchaser as of the close of business on the Closing Date, with the aggregate amount of such prorations being deemed a positive value if such aggregate results in an amount payable by Sellers to Purchaser, and with the aggregate amount of such prorations being deemed a negative value if such aggregate results in an amount payable by Purchaser to Sellers (the “Prorations”). The “Supplemental Amount” shall equal the estimated value of the Prorations, and will be determined in good faith by Sellers and in accordance with generally accepted accounting principles consistently applied (“GAAP”) (except that no item shall fail to be included therein or excluded therefrom on the basis of materiality, individually or collectively). Sellers shall deliver to Purchaser not later than five (5) days prior to the Closing Date a schedule (the “Supplemental Amount Schedule”), certified by the treasurer or chief financial officer of each Seller, setting forth the Prorations and Sellers’ calculation of the Supplemental Amount.

(d)                                 Adjustment. Promptly and not later than twenty (20) after the Closing Date, Sellers shall deliver to Purchaser a schedule (the “Adjustment Schedule”), certified by the treasurer or chief financial officer of each Seller, setting forth (a) the actual value of the Prorations and (b) Sellers’ calculation of the amount of the excess of the actual value of the Prorations over the Supplemental Amount (the “Adjustment”), which amount may be positive or negative. If within five (5) business days after receipt of the Adjustment Schedule, Purchaser has not given Sellers notice of objection (reasonably specifying only the issue(s) in dispute) of Sellers’ calculation of the Adjustment, then Sellers’ calculation will be final and binding on the parties. If Purchaser gives such notice of objection, then the parties will attempt to resolve any disagreements. If Purchaser and Sellers cannot resolve any disagreements within twenty (20) days of the delivery of a notice of objection, then the issue(s) in dispute shall be submitted to a nationally recognized accounting firm mutually acceptable to the parties and the decision of such accounting firm shall be final and binding on the parties. Any fees of such accounting firm shall be split evenly between Purchaser, on the one hand, and Sellers, on the other hand.

(e)                                  Adjustment Payment. Promptly after mutual agreement or the final determination of the Adjustment (but in no event later than two (2) business days after such agreement or determination), (i) Sellers shall pay to Purchaser (pursuant to the wiring instructions set forth on Schedule 1.2(e)) the Adjustment if the Adjustment is a positive value, or (ii) Purchaser shall pay to Sellers (in the same percentages and manner as the Closing Date Payment was paid) the absolute value of the Adjustment if the Adjustment is a negative value.

1.3                                 Assumption of Certain Liabilities.

(a)                                  Assumption by Purchaser. As of the Effective Time, Purchaser agrees to assume only the obligations of any Seller arising from and after the Effective Time under the following liabilities directly related to the Business and the Assets (collectively, “Assumed Liabilities”):

(i)                                     the obligations of any Seller under the Licenses for the Business, arising and accruing from and after the Effective Time other than those based on Sellers’ breaches or violations occurring prior to the Effective Time or as a result of the assignments of the Licenses to Purchaser pursuant hereto in violation of the terms of the Licenses;

(ii)                                  all obligations of any Seller arising under any Equipment Lease or Assumed Contract arising and accruing from and after the Effective Time other than those based on Sellers’ breaches or violations occurring prior to the Effective Time or as a result of the assignments of the Equipment Lease or Assumed Contract to Purchaser pursuant hereto;

(iii)                               for those employees of any Seller who are actively employed as of the Closing Date and who are hired by Purchaser on the Closing Date, (A) the obligation of any Seller to honor accrued medical leave of absence as of the Effective Time, excluding all compensation, benefits, FICA and similar costs attributable thereto and any obligation to make a payment therefor upon termination (the “Accrued Medical Leave of Absence”), and (B) the aggregate of the amounts of accrued vacation as reflected on the books of Sellers at the Effective Time (the “Accrued Vacation”), each determined consistently with Sellers’ past practices and certified by the chief financial officer or treasurer of each Seller; and

(iv)                              Purchase orders that pertain solely to the Business and that are outstanding and unfulfilled at the Effective Time, but only to the extent provided in Section 4.1 hereto.

(b)                                 Exclusion of Other Assets and Liabilities. Except for the Assumed Liabilities expressly assumed by Purchaser, it is expressly understood and agreed that Purchaser will not be liable for and will not assume any of either Seller’s obligations or liabilities, including contracts, claims, costs, expenses, agreements or understandings, of any kind or nature whatsoever, whether or not related to any Seller’s operation of the Business or its ownership of the Assets prior to the Effective Time (the “Excluded Liabilities”). Without limitation, the term “Excluded Liability” includes any liability or obligation whatsoever with respect to any past or present environmental conditions of the Business or of any real property owned or leased by any Seller at any time for use in the operation of the Business, or on which any Seller conducted operations related to the Business (“Property”), any past or present breach, default or violation by any Seller with respect to any Equipment Lease, License, Assumed Contract or Permit, and amounts due or obligations to employees accrued or arising prior to the Effective Time, whether or not such employees are hired by Purchaser after the Effective Time. Notwithstanding anything in this Agreement to the contrary, the Assets to be transferred and assigned by Sellers to Purchaser hereunder shall not include those assets (if any) set forth on Schedule 1.3(b) hereto (the “Excluded Assets”).

1.4                                 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement, which shall consist of the deliveries set forth in Article VI, shall take place at the offices of Sullivan & Worcester LLP located at One Post Office Square, Boston, Massachusetts 02109 as soon as practicable after the satisfaction or, if permissible, the waiver of the conditions set forth in Article V. The effective time of the Closing (the “Effective Time”) shall be as of 11:59 p.m. on the date on which the Closing occurs (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

In order to induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the Disclosure Schedule delivered by Sellers to Purchaser prior to the execution of this Agreement (the “Disclosure Schedule”) Sellers hereby jointly and severally represent and warrant to Purchaser, as of the date hereof and again on and as of the Closing Date, as follows:

2.1                                 Organization and Authority of Sellers. Candlewood is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Franchisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Candlewood owns all of the issued and outstanding limited liability company interests or other equity securities of Franchisor. Except with respect to compliance with federal or any state’s franchise laws, to which Section 2.6 shall apply, each Seller is duly qualified as a foreign entity in such jurisdictions as the conduct of its business or the ownership of its properties requires such qualification unless such failure to so qualify could not reasonably be anticipated to have a Material Adverse Effect. Schedule 2.1 lists each jurisdiction in which either Seller is qualified or approved to transact business as a franchising entity. Each Seller has all necessary power and authority to own its properties and conduct its business as it is presently being conducted, to execute and deliver this Agreement and such other documents to be delivered hereunder (the “Transaction Documents”) to which such Seller is or will be a party and to consummate the transactions contemplated thereby and hereby (“Transactions”).

2.2                                 Due Authorization. Candlewood’s directors and Franchisor’s members and managers (as required by their organizational documents) have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the Transactions, and, subject to approval by Candlewood’s stockholders, no other corporate proceedings are necessary so to approve such authorization, execution and consummation. This Agreement and each of the Transaction Documents to which any Seller is a party constitute, or will constitute, when executed and delivered, a valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors rights and remedies generally and to the availability of specific performance or other equitable remedies (regardless of whether it is considered in a proceeding in equity or at law). In approving and authorizing the execution and delivery of this Agreement and each of the

Transaction Documents and the consummation of the Transactions, the board of directors of Candlewood, based in part upon advice received from its independent advisors, determined that the Purchase Price to be paid by Purchaser to Sellers hereunder is fair consideration for the sale of the Assets and the Business.

2.3                                 No Conflict; Consents. The execution and delivery by each Seller of the Transaction Documents to which it is a party and the consummation by each Seller of the Transactions do not and will not: (a) violate the terms of any instrument, document or agreement to which any Seller is a party or by which any Seller or the Assets are bound, or be in conflict with, result in a breach of, constitute (upon the giving of notice or lapse of time or both) a default under or give rise to a right of termination under any such instrument, document or agreement or result in the creation of any lien upon any of the property or assets of any Seller relating to the Business (assuming all of the consents, approvals and authorizations set forth in Schedule 2.3 hereto are obtained); or (b) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any domestic or foreign governmental, administrative, judicial or regulatory authority or court (“Governmental Entity”) applicable to any Seller or relating to the Business. Except as set forth on Schedule 2.3 and for approval by the stockholders of Candlewood, no Seller is required to obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

2.4                                 Compliance with Laws. Except as set forth on Schedule 2.4(a), Sellers are in good standing as a franchisor in each state in which the nature of their operations in connection with the Business requires them to maintain such standing. Except as set forth on Schedule 2.4(a), no Seller is or has within three years of the date of this Agreement been, or has received any notice of being or having been within three years of the date of this Agreement, in violation of, or under any investigation with respect to, any applicable law, statute, order, rule, regulation, agency agreement, judgment, decree, arbitration award, penalty or fine entered by any Governmental Entity relating to the Business or to any of the Assets, including any franchise laws, environmental laws, laws concerning occupational health and safety or applicable zoning laws or regulations. The business licenses and each other permit necessary for the operation of the Business as operated as of the date of this Agreement (the “Permits”) are listed on Schedule 2.4(b), all of which are in full force and effect as of the date of this Agreement.

2.5                                 Title to Assets; Necessary Properties. Except as set forth on Schedule 2.5, Sellers have, and will transfer to Purchaser at the Closing, good and valid title to the Assets free and clear of all claims, liens, encumbrances, covenants, conditions, easements, reservations, leases or other restriction whether existing of record or not, security interests, mortgages, and similar interests of any kind or nature whatsoever (collectively, the “Liens”), subject only to the Assumed Liabilities and, at the Closing, Sellers will transfer to Purchaser all of the Assets free and clear of all Liens. The Assets are sufficient in all respects and include all necessary properties for Purchaser to operate the Business as historically operated, and are individually and collectively free from material damages by fire, accident or casualty, and free from material defects. In the event title to one or more assets used in the conduct of the Business is actually held by an affiliate of a Seller, Sellers will cause such affiliate to transfer the asset in question to Purchaser at the Closing.

2.6                                 Licenses.

(a)                                  As of the date of this Agreement, true, correct and complete copies of all executed franchise or license agreements between Franchisor and any Franchisee related to the Business, all amendments or stipulations thereto, and the name of each proposed Franchisee with a description of the status of negotiations with such party, have been delivered by Sellers to Purchaser and are listed in Schedule 2.6 (together with all franchise or license agreements of the Business entered into after the date hereof as provided herein, the “Licenses”). None of the Licenses has been amended or modified in any material respect since such copies were delivered. Each License is in full force and effect and has not been abandoned. Except as set forth on Schedule 2.6, each current Franchisee signed a Uniform Franchise Offering Circular (“UFOC”) Item 23 “receipt” at least ten business days prior to executing its franchise agreement with Franchisor. Except as set forth in Schedule 2.6, as of the date of this Agreement, no proceeding is pending or, to the Knowledge of any Seller, is threatened, which alleges a breach or default under any of the Licenses or which seeks revocation, termination, or limitation of any of the Licenses, and no party to any License has given written notice of default or termination. Except for any transfer of any License between Franchisor and Candlewood, no Seller has made an assignment or transfer of any of its rights under any of the Licenses.

(b)                                 Except as set forth in Schedule 2.6, neither the assignment of the Licenses by the applicable Seller to Purchaser hereunder, nor the exercise of any rights under the Licenses by Purchaser and its successors and assigns, shall violate the terms thereof or infringe or conflict in any way with the rights of (i) any Franchisee, or (ii) to the Knowledge of any Seller, any other person, firm, association, corporation or other entity. Subject to the terms of the Licenses, Franchisor is the exclusive owner of the franchisor rights under the Licenses, free and clear of any and all liens, claims and encumbrances, and, except as set forth in Schedule 2.6, no License contains any restrictions on the right of Purchaser and its successors and assigns to use and enjoy such Licenses.

(c)                                  From the time of Sellers’ or their predecessors’ first sale of a franchise in each jurisdiction in which any of them have sold a franchise, Sellers and their predecessors have at all times maintained all government approvals necessary for the sale by them of franchises, and to act as a franchisor, in each such jurisdiction. At the time of each sale by it of a franchise to each Franchisee located in the State of Virginia, Franchisor was properly registered as a franchisor in such State. Except as set forth on Schedule 2.6, all franchise registrations remain in full force and effect and are not the subject of any existing or threatened government or other action intended, in whole or in part, to result in the termination, revocation, modification, suspension, conditioning or dissolution of any such franchise registration or any other circumstance which might or would impair, impede or preclude Purchaser’s ability routinely to renew or amend (as the case may be) any such franchise registration or enter into franchise agreements in any jurisdiction. Except as set forth on Schedule 2.6, Sellers have not been notified by any Governmental Entity that any of Sellers may not sell one or more franchises in such jurisdiction. Except as set forth on Schedule 2.6, no Governmental Entity has imposed upon any Seller or the Business any requirement to escrow any franchise fees related to the Business.

(d)                                 Each hotel that uses the System or any of the Franchise Intangibles is subject to a License with Sellers. Except as set forth on Schedule 2.6, Franchisor and Candlewood are and have been in compliance in all material respects with their obligations and liabilities under each of the Licenses, and all other obligations and liabilities that are due to the Franchisees. To the Knowledge of any Seller, except as set forth on Schedule 2.6, all Franchisees are in compliance in all material respects with their respective obligations and liabilities under the Licenses and all other obligations and liabilities due to Sellers. Except as set forth on Schedule 2.6, all of the Licenses, and Sellers rights and obligations thereunder, are freely assignable by Sellers with no requirement of consent or approval by any third party or Governmental Entity. Except as described on Schedule 2.6, there have been no prepayments of any amounts due under any License. Schedule 2.6 identifies all written contracts or other agreements other than Licenses between any Seller and any Franchisee as of the date of this Agreement, and Sellers are in compliance in all material respects with each such contract or agreement.

(e)                                  Franchisor and Candlewood are and have been in compliance in all material respects with their obligations and liabilities in respect of the International Association of Candlewood Hotel Owners (“IACHQ”). Sellers have properly collected and accounted for all Marketing Fees paid by Franchisees in respect the Marketing Fund, including all rebates from third party vendors related to the Marketing Fund, and Schedule 2.6 reflects the amount of the Marketing Fund as of the date hereof. Each hotel operated under the trademark “Candlewood”(R) or “Candlewood Suites”(R) has equal representation on the marketing committee of IACHO, and the action of a majority of such hotels constitutes the action of such marketing committee. The directors and officers of IACHO are identified on Schedule 2.6.

2.7                                 Equipment Leases. Schedule 2.7 lists all of the material equipment leases under which any Seller is lessee or sublessee of any FF&E or other personal property used or held for use in the operation of the Business (other than any that would constitute Excluded Assets) (the “Equipment Leases”). True, correct and complete copies of the Equipment Leases and all amendments thereto have been delivered to Purchaser by Sellers. Such Equipment Leases have not been further modified in any respect, are valid and legally binding upon the parties thereto, and remain in full force and effect. There is not under any of the Equipment Leases: (i) any material default by any Seller or, to the Knowledge of any Seller, the lessors; or (ii) any event which, with notice or lapse of time, or both, would constitute a material default by any Seller or, to the Knowledge of any Seller, by the lessors.

2.8                                 Litigation; Judgments.

(a)                                  Except as set forth on Schedule 2.8, there exists no formal or informal complaint, inquiry, investigation, or judicial or administrative action or proceeding, communicated or commenced (as the case may be) by any Governmental Entity to or against Sellers regarding the offer and sale of franchises; the administration of its franchise network; advancing or referring to any complaint received from any Franchisee; inquiring of or contesting any element of Sellers’ franchise program or franchise relationships (including antitrust issues such as, without limitation, predatory pricing or monopolization); or otherwise related to Seller’s compliance with any franchise or non-franchise law, rule or regulation. Except as set forth on Schedule 2.8 or as described in Franchisor’s UFOC on the date of this Agreement, no franchise or franchise-related litigation of any type or nature whatsoever exists. Except as set forth on Schedule 2.8, Sellers have no knowledge of any complaints, threats to initiate or join in litigation or arbitration proceedings, threats to file complaints with any Governmental Entity or threats to otherwise complain of Sellers in any respect by any Franchisee (or group of Franchisees, including IACHO), whether such threats have been filed either with Sellers or any third party (including any Governmental Entity). Except as set forth on Schedule 2.8, there exists no material litigation or other claims asserted by any third party against any Franchisee in which any Seller or Purchaser is or may become a party under any theory, including negligence or “vicarious liability”.

(b)                                 Except as set forth on Schedule 2.8, there is no action, proceeding or investigation of any kind or nature pending or, to Sellers’ Knowledge, threatened against or involving any of the Assets or the operation of the Business or which might hinder, delay or impose substantial restrictions on the consummation of the transactions contemplated hereby.

2.9                                 Benefit Plans.

(a)                                  No Employee Plan Liability. Neither Sellers nor any ERISA Affiliate (as defined below) has any liability under, or is subject to, any lien, restriction or other adverse right relating to, any “Employee Plans” (as defined below) (i) that would affect in any manner whatsoever Purchaser’s right, title and interest in or Purchaser’s right to use or enjoy (free and clear of any lien or restriction) any Assets, any Assumed Liabilities or any aspect of the Business or (ii) that would result in the assumption by or imposition on Purchaser or any of its affiliates or successors of any liability other than liabilities expressly included as Assumed Liabilities. Schedule 2.9 attached hereto lists any Employee Plans maintained, contributed to or participated in by Sellers or any ERISA Affiliate. “ERISA Affiliate” means each trade or business (whether or not incorporated) that together with any Seller is treated as a single employer pursuant to Internal Revenue Code (“Code”) sections 414(b), (c), (m) or (o). “Employee Plans” means any “employee benefit plan” (as such term is defined section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and including all applicable laws thereunder (“ERISA”)) or any other compensation, stock option, restricted stock, bonus, incentive, severance, fringe benefit or retirement plan of any kind whatsoever, whether formal or informal, not included in the foregoing or providing benefits for, or for the welfare of, any or all of the current or former employees, agents, officers, directors or independent contractors of Sellers or any ERISA Affiliate or their beneficiaries or dependents. Neither Sellers nor any ERISA Affiliate maintains or has ever maintained, contributed to or otherwise participated in or had any liability or obligation with respect to, any (i) defined benefit plan (as defined in ERISA section 3(35)) subject to ERISA Title I, Subtitle B, Part 3 or ERISA Title IV, (ii) multiemployer plan (as defined in ERISA section 3(37)), (ii) multiple employer plan (as defined in Code section 413(c)), (iii) multiple employer welfare arrangement (as defined in ERISA section 3(40)) or (iv) Employee Plan covering employees whose employment is subject to a collective bargaining agreement.

(b)                                 COBRA. Schedule 2.9 lists the name of each former or current employee and “qualified beneficiary” (as defined in COBRA) of an Employee Plan subject to COBRA who has experienced a “qualifying event” (as defined in COBRA) and who is eligible for “continuation coverage” (as defined in COBRA) and whose maximum period for continuation coverage has not expired. Such list shall include the name, social security number and current address for each individual listed, the date and type of each qualifying event with respect to such individual and, for any individual who has not yet elected continuation coverage, the date on which such individual was notified of his or her rights to elect continuation coverage.

2.10                           Financial Information.

(a)                                  Candlewood has filed all registration statements, forms, reports and other documents required to be filed by Candlewood with the Securities and Exchange Commission (“SEC”) since January 1, 2000 and has made available to Purchaser copies of all registration statements, forms, reports and other documents filed by Candlewood with the SEC since such date. All such registration statements, forms, reports and other documents (including those that Candlewood may file after the date hereof until the Closing) are referred to herein as the “Candlewood SEC Reports.” The Candlewood SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Candlewood SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Candlewood SEC Reports or necessary in order to make the statements in such Candlewood SEC Reports, in the light of the circumstances under which they were made, not misleading.

(b)                                 Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Candlewood SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, in accordance with GAAP the consolidated financial position of Candlewood and its subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Candlewood and its subsidiaries, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or are not expected to be material in amount.

(c)                                  All financial information previously provided by Sellers to Purchaser or its representatives regarding the Business and the Assets is true and correct in all material respects with respect to the periods covered thereby, and was prepared in the ordinary course of the applicable Seller’s business, consistent with the internal accounting practices of such Seller, consistently applied. All such financial information has been prepared in accordance with

GAAP and fairly and accurately presents the financial condition and results of operations of the Business and the Assets as of the dates and for the periods shown thereon. Since the respective dates of the most recent of such financial statements and related information documents provided by Sellers to Purchaser, the operation of the Business by each Seller has been conducted in the ordinary course and consistent with past practices and there has not been any materially adverse change in the financial condition, assets, liabilities, revenues, expenses or operations of the Business.

(d)                                 All Franchise Receivables are, and on the Closing Date will be, valid and represent or will represent true and correct amounts owed to Sellers. The reserves for doubtful or uncollectible Franchise Receivables reflected on Sellers’ most recent quarterly balance sheet and on its books and records as of the Closing Date Financial Statements were and will be established in accordance with GAAP consistently applied.

2.11                           Taxes; Other Undisclosed Liabilities. Each Seller has filed or will file when due all federal, state and local income, franchise, sales, use, payroll, excise, business and license tax returns required by law to be filed by such Seller with respect to the Business or the ownership of the Assets for all periods prior to the Effective Time. Each Seller has paid or will pay all federal, state, local or foreign taxes or other governmental charges (including interest or penalties) imposed with respect to the Business or the ownership of the Assets for all periods prior to and including the Closing Date. There are no liens for any such taxes on any of the Assets other than any liens for taxes not yet due and payable. There are no outstanding assessments or any such taxes otherwise due that if not paid on a timely basis would result in any liens for such assessments or taxes on any of the Assets.

(b)                                 Except as set forth in Schedule 2.11, neither Seller has any liabilities of any nature (whether absolute, accrued, contingent, liquidated, unliquidated, known, unknown or otherwise) related to the Assets or the Business, and no act, omission, fact or circumstance has occurred which could result in such a liability, except for

(i)                                     liabilities reflected or reserved against in and the most recent annual and quarterly financial statements of Sellers contained in the Candlewood SEC Reports (which reserves are adequate, appropriate and reasonable),

(ii)                                  additional indebtedness resulting from borrowings by Sellers under any existing loan or credit agreement, provided that such borrowings were made in the ordinary course of business; and

(iii)                               trade payables and similar ordinary and necessary liabilities incurred in the ordinary course of the Business (which, among other things, do not include liabilities or obligations arising from the borrowing of money or secured indebtedness or negligent or unlawful actions any Seller or any of their respective officers, directors, agents or employees).

2.12                           No Unions. There are no collective bargaining agreements with any unions affecting any of the Business or Assets. To each Seller’s knowledge, within the 12-month period preceding the date of this Agreement, there have been no material actions relating to or attempts at organizing any unions for any of the Business.

2.13                           Environmental.

(a)                                  For purposes of this Section 2.13, the following definitions shall apply:

(i)                                     “Environmental Law(s)” shall mean any and all applicable international, federal, state, or local laws, statutes, ordinances, regulations, policies, guidance, rules, judgments, orders, court decisions or rule of common law, permits, restrictions and licenses, which (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (ii) impose liability or responsibility with respect to any of the foregoing, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), or any other law of similar effect..

(ii)                                  “Environmental Permits” shall mean any material permit, license, authorization or approval required under applicable Environmental Laws.

(iii)                               “Hazardous Substances” shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or byproducts or derivatives.

(b)                                 To the Knowledge of any Seller, and except as set forth on Schedule 2.13, attached hereto:

(i)                                     The operations of the Properties, was in full compliance in all material respects with all Environmental Laws at all times during the periods of any Seller’s ownership, lease, management or conduct of operations with respect to such Properties.

(ii)                                  Each Seller has all the Environmental Permits necessary for the conduct and operation of the business as now being conducted, all of which are in full force and effect.

(iii)                               There is not now and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from or to, any Seller owned, leased or operated property associated with the Business except in compliance with all applicable Environmental Laws.

(iv)                              No Seller has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any release or threatened release of

Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law, nor is the Company aware of any information which might form the basis of any such notice or any claim.

(v)                                 There is no site to which any Seller has transported or arranged for the transport of Hazardous Substances which to the Knowledge of the Seller is or may become the subject of any environmental action.

(c)                                  True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted at any Seller owned, leased or operated property, have been provided to Purchaser.

2.14                           Assumed Contracts. True, correct and complete copies of all contracts to which any Seller is a party as of the date of this Agreement (other than the Permits and the Licenses but including any confidentiality agreement between any Seller and any Franchisee) that are material to the operation of the Business and all amendments thereto (the “Assumed Contracts”) have been delivered to Purchaser by Sellers and are listed on Schedule 2.14 as of the date of this Agreement, and, except as specifically identified on Schedule 2.14 hereto, all of such Assumed Contracts are able to be terminated by the applicable Seller without cause on not more than sixty (60) days’ notice. None of the Assumed Contracts has been materially modified since such copies were delivered. Each Assumed Contract is in full force and effect in all material respects. No party to any of the Assumed Contracts has given notice of default or termination. Except as set forth on Schedule 2.14, Franchisor and Candlewood are and have been in compliance in all material respects with their obligations and liabilities under each of the Assumed Contracts. To the Knowledge of any Seller, except as set forth on Schedule 2.14, all other parties to the Assumed Contracts are in compliance in all material respects with their respective obligations and liabilities under the Assumed Contracts. Except for any transfer of any Assumed Contract between Candlewood and Franchisor, no Seller has made an assignment or transfer of any of its rights under any of the Assumed Contracts. Neither the assignment of the Assumed Contracts by the applicable Seller to Purchaser hereunder, nor the exercise of any rights under the Assumed Contracts by Purchaser and its successors and assigns, shall violate the terms thereof or infringe or conflict in any way with the rights of (i) any Franchisee, or (ii) to the Knowledge of any Seller, any person, firm, association, corporation or other entity that could reasonably be anticipated to have a Material Adverse Effect. Except as otherwise provided on Schedule 2.14, each Assumed Contract is freely assignable by Sellers with no requirement of consent or approval by any third party or Governmental Entity.

2.15                           Employees. Schedule 2.15 attached hereto contains a true and complete list of all Hotel-based operational employees and strategic sales directors of Sellers employed in connection with the operations of the Business as of the date of this Agreement, including thereon the name, date of hire, Hotel location, and the current hourly or annualized aggregate compensation of each employee (including any accrued bonuses or other forms of incentive compensation), all Accrued Vacation and Accrued Medical Leave of Absence for each employee. Except as otherwise set forth on Schedule 2.15, each of the employees listed on Schedule 2.15, as of the date of this Agreement, has been actively employed by the applicable Seller through the date of this Agreement.

2.16                           Franchising Intangibles.

(a)                                  Schedule 2.16 lists all of the registered trademarks (including the names “Candlewood”(R), “Candlewood Suites”(R), “Where Value Stays”(R)), material unregistered trademarks, service marks, trade names, Trade Secrets (as defined below, provided that such listing of Trade Secrets contains only a general description of material Trade Secrets that have been reduced to writing), registered and material unregistered copyrights, domain name registrations and patents owned by any Seller and used in the Business (including where applicable, the date of registration, serial or registration number or patent number), as of the date of this Agreement, which Schedule will be revised, as necessary, to add any such items used in the Business as of the Closing Date. “Franchising Intangibles” shall mean all of the trademarks, service marks, trade names, Trade Secrets, copyrights and copyrighted material, domain name registrations, or patents, and the custom interfaces for the HIS Lodging Touch system, used by either Seller or their affiliates in connection with the operation of the Business, whether or not listed on Schedule 2.16, and shall also include the mark “Cambridge Suites by Candlewood”(R). “Trade Secrets” shall mean confidential information of Sellers, including (i) the design for System hotels, (ii) methods of service and operations at System hotels, (iii) knowledge of sales and profit performance at any one or more System hotels, (iv) knowledge of test programs, concepts or results relating to new advertising and promotional programs, (v) sources of suppliers of equipment, (vi) advertising, promotion, and marketing techniques, (vii) methods and information regarding the selection and training of managers and other employees for System hotels; and (viii) Sellers’ System standards manual setting out the standards, methods, procedures, techniques and specifications of the System.

(b)                                 Candlewood owns all right, title and interest in and to all trademarks, service marks, trade names, Trade Secrets, copyrights and copyrighted material, domain name registrations, patents and the Interface included within the Franchising Intangibles, the use of which has been licensed to Franchisor and sublicensed to the Franchisees pursuant to the Licenses. Candlewood licenses all such items to Franchisor for use in the Business. Except to the extent set forth in Schedule 2.16 and as licensed to Franchisees pursuant to the Licenses, each Seller owns, has the sole and exclusive right to use or the right without restrictions to use royalty-free all Franchising Intangibles in connection with the Business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. No person other than Sellers and the Franchisees has any right to use any of the Franchising Intangibles in connection with the hotel business. Except as set forth on Schedule 2.16, no claims have been asserted within the past three years, and no claims are pending, by any person regarding the use of any Franchising Intangibles or challenging or questioning the validity or effectiveness of any Franchising Intangibles. The use by any Franchisee or each Seller of the Franchising Intangibles has not and does not infringe on the rights of any person under applicable law.

(c)                                  Except to the extent set forth in Schedule 2.16, each Seller:

(i)                                     has procedures in place sufficient to maintain the confidentiality of the Trade Secrets; and

(ii)                                  has obtained from each of its employees and/or consultants valid and enforceable assignments of their rights in any Trade Secrets or other Franchising Intangibles which such employees and/or consultants developed during the course of their employment or other relationship with such Seller.

To the extent Trade Secrets are not in documentary form, Sellers will, on or within a reasonable time after the Closing Date, make such Trade Secrets available to Purchaser by other appropriate means, such as interviews, technical assistance or training, at no additional cost to Purchaser, sufficient to transfer such Trade Secrets.

(d)                                 Except to the extent set forth in Schedule 2.16, Sellers control the quality of the services rendered by Franchisees under the Franchising Intangibles by performing regular inspections at each Franchisee location, and to the extent any material defects have been revealed by such inspections, Sellers have taken appropriate steps to ensure that the Franchisee has corrected such material defects.

2.17                           Insurance. The Assets and the Business are currently insured under various policies of general liability and other forms of insurance, which are set forth on Schedule 2.17, as of the date of this Agreement, and based on the past claims experience of Candlewood and Franchisor, such policies are in amounts adequate in the reasonable judgment of Sellers to protect the business from significant loss. All such policies are in force and effect with premiums thereon timely paid and, to the Knowledge of any Seller, no act or failure to act has occurred which caused or may cause any such policy to be canceled or terminated. Seller has not been refused any material insurance with respect to the Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. Except as set forth on Schedule 2.17, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business or the Assets that require or recommend material changes in the conduct of the Business. Schedule 2.17 denotes which of the liability policies are “occurrences” policies and which are “claims made” policies.

2.18                           Solvency of Sellers. As of the Closing Date, the assets of each of Candlewood and Franchisor will exceed each such entity’s liabilities and each of Candlewood and Franchisor will have at and after the Effective Time funds sufficient to enable it to pay its debts, obligations and other liabilities, including the Excluded Liabilities as and when they become due. Each of Candlewood and Franchisor have not been and will not after the Effective Time be engaged or about to engage in a business or a transaction for which its remaining assets were unreasonably small in relation to the business or transaction.

2.19                           FF&E. Schedule 2.19 lists all furniture, trade fixtures, machinery, computers, cash registers and equipment owned or leased by any Seller and used in connection with the operation of the Business (the “FF&E”). Sellers have good and valid title to the FF&E and such FF&E is to be sold and conveyed to Purchaser hereunder in good condition, normal wear and tear excepted.

2.20                           Certain Relations. Seller’s relations with its Franchisees are generally good, and to each Seller’s Knowledge, there has not been any materially adverse change in relations with the Franchisees as a result of the disclosure of the Transactions or otherwise since the date hereof. Schedule 2.20 lists all pending applications for Licenses and all material prospective franchisees. All franchise applications are being processed in the ordinary course of business consistent with past practice.

2.21                           Brokers. Except as set forth in Schedule 2.21, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Sellers.

2.22                           Full Disclosure. This Agreement and the exhibits and schedules attached hereto disclose all facts material to the Assets and operation of the Business. No statement contained herein or in any certificate, schedule, list, exhibit, document, agreement or other instrument furnished by any Seller to Purchaser in connection with this Agreement contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

In order to induce Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

3.1                                 Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified as a foreign entity in such jurisdictions as the conduct of its business or the ownership of its properties requires such qualification unless such failure to so qualify reasonably could not be anticipated to have a Material Adverse Effect. Purchaser has all necessary power and authority to execute and deliver the Transaction Documents to which Purchaser is or will be a party and to consummate the Transactions.

3.2                                 Due Authorization. Purchaser’s directors (as required by its organizational documents) have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the Transactions, and no other corporate proceedings are necessary to authorize the Transaction Documents and to consummate the Transactions. This Agreement and each of the Transaction Documents to which Purchaser is a party constitute, or will constitute, when executed and delivered, a valid and binding agreement of Purchaser enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors rights and remedies generally and to the availability of specific performance or other equitable remedies.

3.3                                 No Conflict; Consents. The execution and delivery by Purchaser of the Transaction Documents to which it is a party and the consummation by Purchaser of the Transactions do not and will not: (a) violate the terms of, result in any breach of or any loss of benefit under any material instrument, document or agreement to which Purchaser is a party or by which Purchaser is bound; or (b) violate any material order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Entity applicable to Purchaser. Except as set forth on Schedule 3.3, Purchaser is not required to obtain any consent from any Governmental Entity or other third party in connection with the execution and delivery of this Agreement or the consummation of the Transactions that could reasonably be anticipated to cause a Material Adverse Effect if such consent were not obtained.

3.4                                 Litigation. As of the date hereof, (A) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser and (B) the Purchaser is not subject to any outstanding order, writ, judgment, injunction or decree of any or Governmental Entity which, in the case of (A) or (B), would, individually or in the aggregate, reasonably be expected to prevent or materially delay Purchaser’s ability to consummate the Transactions.

3.5                                 Disclosure Documents. The information with respect to the Purchaser that the Purchaser furnishes to the Company in writing and specifically designated for use in a proxy statement (the “Proxy Statement”) or in any other filing required to be made by Sellers with the SEC other than the Proxy Statement (the “Other Filings”) will not at the time provided contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.6                                 Financing. Purchaser has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the Transactions, and will have sufficient funds available to consummate the Transactions.

3.7                                 Purchaser’s Assets. Purchaser’s principal assets are trademarks, franchise contracts, owned and leased hotels, management contracts, joint venture agreements, and ancillary support businesses. Purchaser’s business comprises the ownership, leasing, management and franchising of hotels and resorts primarily under the following brands: Holiday Inn, Crowne Plaza, Holiday Inn Express and Staybridge Suites.

3.8                                 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

ARTICLE IV

OTHER COVENANTS

4.1                                 Payment by Sellers of Sellers’ Vendors and Other Indebtedness. Seller will make payment in full to all vendors, suppliers, merchants, wholesalers, distributors, service companies or similar suppliers of products and services to the Business (collectively, “Vendors”) for all amounts payable to such Vendors in respect of products and services provided to the Business prior to the Effective Time. Purchaser shall have no liability whatsoever for any invoices from Vendors relating to the Business or to the ownership and/or operation of any of the Assets prior to the Effective Time. Purchaser will have responsibility for purchase orders of the Business outstanding at the Effective Time, provided that purchase orders that individually exceed $5,000 must be approved by Purchaser in writing prior to the Closing and Sellers will retain all liability and obligation pursuant to purchase orders that have not been approved by Purchaser in writing prior to the Closing to the extent the aggregate of the amounts payable pursuant to such purchase orders exceeds $10,000. Sellers will pay all of their debts and discharge all of their obligations as and when they become due consistent with past practices. Each Seller covenants that before the Effective Time all assessments levied against the Assets, if any, that are payable by each Seller shall be paid in full by each Seller even if the assessments are due in installments after the Effective Time. Each Seller covenants that it shall pay any income, sales, use, business, franchise, occupation, withholding, employment, security or similar tax, and all other taxes of any kind whatsoever with respect to the Assets and/or the operation of the Business relating to any period prior to the Effective Time and Purchaser shall pay all such taxes relating to periods after the Effective Time.

4.2                                 Sales and Transfer Taxes. Each Seller and Purchaser will use reasonable efforts to take all necessary action to cause the consummation of the Transactions to qualify for an exemption from any obligation to pay sales, use, transfer, recording and similar taxes (federal, state, city or otherwise) in connection therewith. To the extent any such taxes are payable, however, each of Sellers, on the one hand, and Purchaser, on the other hand, shall be responsible for the payment of one-half of such taxes.

4.3                                 Employees.

(a)                                  Purchaser will offer employment at the Effective Time to all hotel-based operational employees, including to hotel general managers of Sellers in good standing but not currently assigned to a specific hotel, employed in connection with the operations of the Business, and to certain strategic sales directors designated on Schedule 2.15, and Purchaser may (but shall not be obligated to) offer employment to other employees of the Business. Individuals who are offered and who accept employment with Purchaser shall commence employment with Purchaser effective as of the Effective Time and are referred to herein as “Hired Employees”. Sellers shall in all events comply with the requirements of COBRA.

(b)                                 Purchaser acknowledges that Purchaser shall be responsible for the employment-related obligations with respect to the Hired Employees that arise with respect to their employment by Purchaser as of the Effective Time. For purposes of this section, “employment related obligations” shall include compensation for services performed for Purchaser after the Effective Time (and related employment and withholding taxes), benefits accrued under any Purchaser-sponsored plan or arrangement of Purchaser covering the employees after the Effective Time, worker’s compensation benefits with respect to injuries after the Effective Time and Accrued Vacation and Accrued Medical Leave of Absence.

(c)                                  Seller shall have responsibility for and shall pay when due all compensation and benefits owed (i) to Hired Employees, for all service and employment prior to the Effective Time, except to the extent specifically included in the Assumed Liabilities, and (ii) to all other employees of Sellers. Seller shall comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) with respect to any “plant closing” or “mass layoff”, as those terms are defined in WARN, which may result from any Seller’s termination of the employment of any of its employees in connection with the transactions contemplated by this Agreement, and Purchaser shall have no obligation or responsibility therefor.

(d)                                 Subject to the terms and conditions of any applicable collective bargaining agreement which may be in effect at any time in the future, for a period of one (1) year immediately following the Effective Time, Purchaser shall provide the Hired Employees with a compensation package which is, when combined with the Employee Plans described in clause (e) of this Section 4.3, substantially comparable in the aggregate the compensation package and Employee Plans which the Hired Employees are provided by Sellers as reflected on Schedule 2.15.

(e)                                  Subject to the terms and conditions of any applicable collective bargaining agreement which may be in effect at any time in the future, for a period of one (1) year immediately following the Effective Time, Purchaser shall provide the Hired Employees certain Employee Plans that are, when combined with the compensation package described in clause (d) of this Section 4.3, substantially comparable in the aggregate the compensation package and Employee Plans which the Hired Employees are provided as reflected on Schedule 2.9. Purchaser shall ensure that its Employee Plans credit employment with any of Sellers prior to the Effective Time the same as employment with any of Purchaser, its parent and its subsidiaries from and after the Effective Time for purposes of eligibility, vesting, and benefit accrual (except with respect to any defined benefit or cash balance plan) under Sellers’ Employee Plans.

(f)                                    Immediately after the Effective Time, Purchaser shall cause the Hired Employees to be covered by one or more medical benefit plans (“Purchaser’s Medical Plans”) which shall provide benefits to the Hired Employees and their dependents which in the aggregate are no less favorable then the medical benefits which were provided to the Hired Employees and their dependents by Sellers’ medical plans. Purchaser’s Medical Plans shall waive any “pre-existing conditions” exclusions or limitations which would cause any of the Hired Employees or their dependents to be excluded from Purchaser’s Medical Plans immediately after the Effective Time. Purchaser shall give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, the Hired Employees in the plan year in which the Closing Date occurs with respect to medical plans maintained by Sellers for their benefit immediately prior to the Effective Time.

(g)                                 Subject to the terms and conditions of any applicable collective bargaining agreement which is currently in effect or which may be in effect at any time in the future, each Hired Employee who satisfies the eligibility requirements of Purchaser’s 401(k) plan shall become eligible to participate in Purchaser’s 401(k) plan as of the Effective Time. Purchaser’s 401(k) plan shall accept rollovers from any Seller’s 401(k) plan with respect to Hired Employees who participate in Purchaser’s 401(k) plan.

(h)                                 Purchaser shall not assume any of the Employee Plans, and any liabilities arising from Sellers’ employment of the employees prior to the Effective Time shall remain the sole obligation of Sellers.

(i)                                     No provision of this Agreement shall create any third-party beneficiary rights in any Hired Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Hired Employee by Purchaser or under any benefit plan which Purchaser may maintain.

4.4                                 Conduct of the Business. Except as expressly contemplated in this Agreement or as otherwise consented to in writing by Purchaser, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time,

(a)                                  Candlewood shall, and shall cause its subsidiaries to

(i)                                     carry on the Businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, will use commercially reasonable efforts to preserve intact its current organization, maintain the Assets, the Business and the System in good condition in a manner consistent with past practice, keep available the services of its current officers and employees, preserve its relationships with persons having business dealings with it, solicit and process applications for Licenses in the ordinary course of business, consistent with past practice, and promptly deliver to Purchaser true and correct copies of any Licenses Sellers may enter into in accordance with the terms of this Agreement;

(ii)                                  Sellers will, for no additional consideration due from Purchaser, pay to Purchaser at the Effective Time the full amount paid by any Franchisee to any Seller as liquidated damages to effect the early termination of any License;

(iii)                               use its commercially reasonable efforts to maintain insurance coverage of the types and in the amounts carried by it prior to the execution of this Agreement and promptly report all known claims within the applicable claims period; and

(iv)                              take all action that is necessary and appropriate to terminate any license of rights related to the Franchising Intangibles other than any license of such rights between any Seller and any Franchisee entered into pursuant to any License, including any license of such rights by Candlewood to Franchisor that will be assumed by Purchaser in connection with the Transactions; and

(b)                                 Candlewood shall not, and shall not permit any of its subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Purchaser (which consent will not be withheld unreasonably):

(i)                                     purchase, sell, lease or dispose of any material property related to the Business or Assets and not incur any material liability or make any material commitment or enter into any other material transaction related to the Business, except in the ordinary and usual course of business or pursuant to contracts existing on the date hereof;

(ii)                                  agree to amend, modify or terminate any existing License or materially amend or modify any existing Assumed Contract, whether or not in the ordinary and usual course of business;

(iii)                               enter into any License or take any action which would influence a prospective Franchisee of the Business whose profile is more suited for the Business to enter into a franchise or license agreement in respect of Sellers Cambridge Suites business;

(iv)                              except as expressly provided by this Agreement, by that certain voting agreement entered into between HPT and certain of Candlewood’s stockholders in connection with the HPT Agreements, or by any plan of dissolution approved by Candlewood’s stockholders, amend or propose to amend Candlewood’s or any of its subsidiaries’ articles of incorporation or organization, bylaws, operating agreement, partnership agreement or other comparable charter or organizational documents, or modify or agree to modify in any material respect the operative documents or procedures of IACHO;

(v)                                 acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets that are material, in the aggregate, to Candlewood and its subsidiaries, taken as a whole, except purchases of assets in the ordinary course of business;

(vi)                              pledge or encumber, sell, lease, license, dispose of or otherwise transfer any assets material to the Business, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock of any of its subsidiaries) other than (A) in the case of pledges, encumbrances and leases, in connection with the purchase of equipment subject to capital lease or other similar financing arrangements in the ordinary course of business consistent with Candlewood’s past practice, and (B) dispositions in the ordinary course of business of equipment no longer used in the businesses of Candlewood and its subsidiaries;

(vii)                           except as contemplated by the HPT Agreements, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Candlewood or any of its subsidiaries;

(viii)                        make any changes in accounting methods, principles or practices or any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may have been required by a change in GAAP or applicable Law;

(ix)                                (A) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the in ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, unless such payment, discharge, settlement or satisfaction would not reasonably be expected to impose upon Candlewood or any of its subsidiaries any material burden that would remain in effect and apply to the Assets after the Closing, or (B) waive any benefits of, modify in any respect, or fail to enforce any confidentiality, standstill or similar agreements to which Candlewood or any of its subsidiaries is a party which results in a Material Adverse Effect;

(x)                                   knowingly waive, release or assign any material rights or claims thereunder in a manner adverse to the Business or the Assets (including any write-off or other compromise of any material accounts receivable of Candlewood or any of its subsidiaries related to the Business or the Assets);

(xi)                                except on a non-exclusive basis in the ordinary course of business, license any material intellectual property rights related to the Business or the Assets to any other person;

(xii)                             compromise or settle any material litigation or arbitration proceeding related to the Business or the Assets;

(xiii)                          permit the prepayment of or compromise or discount any of Franchised Receivables;

(xiv)                         except for individual annual merit increases in salary or wages of less than 2.5% offered in the ordinary course of business consistent with past practice, amend or modify compensation or benefits payable to or for the benefit of any person being considered as a Hired Employee, including any raises in salary or wages, any modification of any Benefit Plan, or Seller’s vacation or medical leave of absence policy; or

(xv)                            authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction of any conditions in Article VI.

4.5                                 Proxy Statement. As promptly as practicable after the execution of this Agreement, Candlewood will prepare and file with the SEC a Proxy Statement and any Other Filings which shall comply in all material respects with the provisions of the Exchange Act. Purchaser will provide Candlewood with any information which is specifically requested by Candlewood in writing and which may be required in order to effectuate the preparation and filing of the Proxy Statement. Candlewood will use its commercially reasonable efforts to respond to any comments from the SEC. Candlewood will notify Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Candlewood will promptly inform Purchaser of such occurrence and file with the SEC or its staff, and/or mail to stockholders of Candlewood such amendment or supplement. Candlewood shall provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Purchaser with a copy of all such filings made with the SEC.

4.6                                 Special Meeting. Candlewood (i) shall call a special meeting of its stockholders (“Special Meeting”) to be held as promptly as practicable after the filing of the Proxy Statement with the SEC for the purpose of voting upon the Transactions, (ii) will cause the Proxy Statement to be mailed to its stockholders and (iii) subject to the fiduciary duties of the board of directors of Candlewood under Delaware law, shall use all reasonable efforts to obtain stockholder approval of the Transactions.

4.7                                 No Solicitation.

(a)                                  If, prior to receipt of the Stockholder Approval, Candlewood shall receive a Purchase Proposal from any person, and Candlewood’s board of directors shall determine in good faith, after consultation with independent counsel and Candlewood’s financial advisor, that failing to take such action would be inconsistent with its fiduciary obligations under Delaware law, Candlewood’s board of directors may, in response to a Purchase Proposal, terminate this Agreement and accept such Purchase Proposal, and then Candlewood shall give Purchasers notice thereof and, subject to the continuing obligations of Sellers hereunder, including under Section 4.8, this Agreement shall terminate without recourse. For purposes of this Agreement, a “Purchase Proposal” shall mean any offer or proposal concerning any (A) merger, consolidation, business combination, or similar transaction involving Candlewood or any of its subsidiaries, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of Candlewood or any of its subsidiaries representing 25% or more of the consolidated assets of Candlewood and its subsidiaries, (C) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 25% or more of the voting power of Candlewood or (D) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding voting capital stock of Candlewood or (E) any combination of the foregoing.

(b)                                 Candlewood shall not, and shall not permit any of its subsidiaries, officers or directors, or any of its representatives, directly or indirectly, to knowingly solicit or initiate (including by way of furnishing any non-public information concerning Candlewood’s business, properties, assets or prospects) discussions, inquiries or proposals or participate in any negotiation leading to any proposal concerning any Purchase Proposal or for the sale of all or substantially all of Candlewood’s Assets or for the purchase of all or substantially all of Candlewood’s equity securities, except for the transactions contemplated by this Agreement and the HPT Agreements; provided, however, that if, at any time prior to the obtaining of the Stockholder Approval, Candlewood’s board of directors determines in good faith, after consultation with independent counsel, that failing to take such action would be inconsistent with its fiduciary duties to Candlewood’s stockholders, Candlewood may, in response to a Purchase Proposal, (i) furnish information with respect to Candlewood and its subsidiaries to the person making such Purchase Proposal pursuant to a customary confidentiality agreement and (ii) participate in discussions and negotiations with respect to such Purchase Proposal. If Candlewood shall receive any offer or request for non-public information, it shall (i) inform Purchaser that an offer or request has been received, and (ii) furnish to Purchaser the identity of the offerer or person making the request, and, in the case of an offer, a copy of such offer or, if oral, a description of the material terms thereof.

4.8                                 Termination Fee. If Candlewood accepts a Purchase Proposal and terminates this Agreement pursuant to Section 4.7, Candlewood shall promptly, but in no event later than two business days after the consummation of the transactions contemplated by such Purchase Proposal, pay Purchaser an aggregate termination fee of $428,571.43.

4.9                                 Noncompetition.

(a)                                  Seller acknowledges that (1) Sellers are the exclusive franchisors of the System and provide the Services to extended-stay mid-priced hotels (the “Restricted Activity”) pursuant to its Business throughout the United States (the “Territory”) (2) Purchaser would not purchase the Business and the Assets or enter into the transactions contemplated by this Agreement without assurances that Sellers will not engage in the activities prohibited by this Agreement for the specified periods, (3) in order to induce Purchaser to enter into this Agreement, Sellers will restrict their actions as provided in this Agreement, and (4) such restrictions are reasonable in light of the Business and the benefits of this and other transactions contemplated by this Agreement to Sellers. Sellers and Purchaser agree that:

(i)                                     until the third anniversary of the Closing Date or until such time as neither Purchaser nor any of its subsidiaries is engaged in the Restricted Activity in the Territory, whichever is earlier (the “Expiration Date”), Sellers will not directly or indirectly, in the Territory either engage in, have any interest in, act as agent, broker, or distributor for or adviser or consultant to, or in any way assist (whether by solicitation of customers or employees or otherwise) any person, firm, corporation or business entity other than Purchaser and its affiliates which is engaged, or which any Seller knows is undertaking to become engaged, in the Territory in the Restricted Activity; provided that this Section 4.9 (a)(i) shall not prohibit Sellers from owning any publicly traded shares or other securities of any company that is engaged in any such business so long as the aggregate amount of all such shares and other securities owned by any such Seller does not exceed 5% of the outstanding shares or securities of such company;

(ii)                                  until the Expiration Date, Sellers will not directly or indirectly induce a Franchisee or a prospective franchisee of the Business to become a franchisee of any business entity operating in the Territory (other than Purchaser or its affiliates) with respect to extended-stay hotels; and

(iii)                               until the Expiration Date, no Seller will directly or indirectly through a business entity in which he or any of his affiliates has an ownership interest, request or induce any employee of Purchaser to terminate his employment with Purchaser or its affiliates and accept employment with another business entity engaged in the Restricted Activity in the Territory.

(iv)                              For purposes of this Section 4.9, a “mid-priced, extended-stay” hotel is a hotel with an average daily rate between $55 and $75 and that more than 50% of the guests of which occupy rooms for more than seven nights, and does not include any of Sellers’ Cambridge Suites hotels open and operating on the date of this Agreement so long as such hotels are operated in the same manner as they are operated on the date of this Agreement.

4.10                           Franchising Receivables. Purchaser and Sellers will negotiate in good faith to determine a value of all accounts receivable of the Business arising solely pursuant to the terms of the Licenses (the “Franchising Receivables”). If the parties agree on a value of the Franchising Receivables, Purchaser may purchase from Sellers all of the Franchising Receivables by paying to Sellers such agreed value at the Closing.

4.11                           Maintenance of Books and Records. After the Effective Time, where there is a legitimate purpose, each of Sellers and Purchaser shall provide the others and their representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such Party and (ii) the books of account and records of such Party, but, in each case, only to the extent relating to the assets, liabilities or operations of the Business prior to the Effective Time or the performance of the Assumed Liabilities, and the other Parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Party; and further, provided, that, as to so much of such information as constitutes Trade Secrets or confidential business information of such Party, the requesting Party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such Party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such Party, through sources other than the requesting Party, its affiliates or its officers, directors or representatives. All books and records possessed or to be possessed by such Party relating to any of the Assets, liabilities or business of the Business prior to the Effective Time shall be preserved for a reasonable period of time, but in any event for not less than two years. Before destroying any such records, a Party send to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 60th day after such notice is given unless another Party objects to the destruction in which case the Party seeking to destroy the records shall deliver such records to the objecting Party.

4.12                           Liability Insurance. Sellers shall maintain their current liability insurance in full force and effect until the Closing Date, cause Purchaser to be named as an additional insured thereon as of the Effective Time, deliver to the Purchaser certificates of insurance to that effect, and maintain Purchaser as a named insured thereon.

4.13                           Further Action; Future Cooperation. Sellers and Purchaser shall take such actions, do all things necessary, and execute such documents, certificates, instruments and other papers as may be reasonably required or desirable to carry out the provisions of this Agreement and the Transactions, and shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. Sellers will cooperate and use their commercially reasonable efforts to have the present officers, directors and employees cooperate with Purchaser at and following the Closing in furnishing documents, information, evidence, testimony and other assistance, whether in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing or otherwise. Sellers will further so cooperate prior to the Closing Date in the transfer of the operations of all hotels owned or leased by Sellers and operating under the name “Candlewood Suites”, which hotels are the subject of an effective License, to Purchaser, which cooperation will include, in addition to the foregoing, the granting to Purchaser and its agents of reasonable access to Sellers’ offices and facilities and to such hotels during normal business hours, prorations of all utility deposits, and prompt and complete transfer of all employee and other files and records after the Effective Time. The Party requesting cooperation, information or actions under this Section 4.12 shall reimburse the other Party for all reasonable out-of-pocket costs and expenses paid or incurred in connection therewith, which costs and expenses shall not, however, include per diem charges for employees or allocations of overhead charges.

4.14                           Appropriate Action; Consents; Filings. The Purchaser and Sellers shall use their commercially reasonable efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders respectively required to be obtained or made by Purchaser and Sellers or any of their respective subsidiaries, or to avoid any action or proceeding by any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (C) make or assist the other parties hereto in making all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under the Exchange Act, and any other applicable law; provided, however, that Purchaser and Sellers shall cooperate with each other in connection with the making of all such filings, including providing copies, if requested, of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith, and to assist Purchaser in preparing a UFOC sufficient for the Purchaser’s operation of the Business after the Effective Time. The Purchaser and Sellers shall furnish, upon written request, to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

4.15                           Public Announcements. Purchaser and Sellers shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Transaction (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Transaction, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

ARTICLE V

CLOSING

5.1                                 Closing Deliveries of Sellers. At the Closing, Sellers shall make the following deliveries to Purchaser and shall execute and deliver to Purchaser or otherwise cause to be delivered to Purchaser, as the case may be, each of the following documents dated as of the Closing Date:

(a)                                  Manager’s and Officer’s Certificates.

(i)                                     A certificate dated the Closing Date from Candlewood and duly executed by the appropriate officer of Candlewood: (i) setting forth the names, titles and signatures of the officers of Candlewood executing the Transaction Documents to be executed by Candlewood, (ii) attaching certified copies of all resolutions of the directors and the stockholders authorizing the execution and delivery of this Agreement, the Transaction Documents and consummation of the Transactions, which certificate shall state that such resolutions have not been modified, amended or rescinded, and (iii) attaching a complete copy of the Certificate of Incorporation of Candlewood certified by the Delaware Secretary of State and a complete copy of the current Bylaws of Candlewood certified by the appropriate officer of Candlewood.

(ii)                                  A certificate dated the Closing Date from Franchisor and duly executed by the appropriate manager or officer of Franchisor: (i) setting forth the names and titles of the managers or officers of Franchisor executing the Transaction Documents to be executed by Franchisor and the signatures of such managers or officers, (ii) attaching certified copies of all resolutions of the members and/or managers authorizing or otherwise addressing the execution and delivery of this Agreement, the Transaction Documents and consummation of the Transactions, which certificate shall state that such resolutions have not been modified, amended or rescinded, and (iii) attaching a complete copy of the Certificate of Formation of Franchisor certified by the Delaware Secretary of State and a complete copy of the current limited liability company agreement of Franchisor certified by the appropriate manager or officer of Franchisor.

(iii)                               The other certificates required by Section 1.2.

(b)                                 Closing Certificate. A certificate, dated the Closing Date, from the chief executive officer or other senior officer of each Seller to the effect that:

(i)                                     each of the representations and warranties of Sellers set forth in this Agreement is true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties that speak as of a specific date,

(ii)                                  Each Seller has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, and

(iii)                               all conditions precedent to the obligations of Sellers under this Agreement have been satisfied or waived.

(c)                                  General Conveyance, Bill of Sale and Assignment and Assumption Agreement. A combined general warranty bill of sale (with respect to all Assets) and assignment and assumption instruments relating to the Equipment Leases, the Licenses and the Assumed Contracts, in substantially the form attached hereto as Exhibit C (the “General Conveyance, Bill of Sale and Assignment and Assumption Agreement”).

(d)                                 Assignment and Assumption of Certain Franchising Intangibles. The Franchise Assignments, which shall be in substantially the form attached hereto as Exhibit D, as to the assumption by Purchaser of each Seller’s right, title and interest in and to certain of the Franchising Intangibles (the “Franchise Assignments”).

(e)                                  Certificate of Existence and Good Standing. A Certificate of Existence with respect to each Seller issued by the Secretary of State of such Seller’s state of incorporation or organization, and a certificate of good standing for each Seller as to each other state in which any of the Business is located.

(f)                                    Consents. Executed copies of each of the consents necessary to consummate the Transactions (including the consents listed on Schedule 2.3 hereto as of the date of this Agreement), each of which shall be in form and substance reasonably acceptable to Sellers and Purchaser.

(g)                                 Certificates of Insurance. Certificates of insurance in respect of Sellers’ liability insurance policies naming Purchaser as a named insured thereon effective as of the Effective Time.

(h)                                 License and Sublicenses. The trademark license described in Section 5.2(h) and duly executed franchise agreements or sublicenses authorizing all third parties which use the mark “Cambridge Suites by Candlewood”(R) to use such mark, in form reasonably acceptable to Purchaser.

(i)                                     Additional Documents. Any and all other documents reasonably requested by Purchaser or its counsel, including any additional documents listed in the draft closing agenda set forth as Exhibit E.

5.2                                 Closing Deliveries of Purchaser. At the Closing (except as to Section 5.2(b), after the Closing), Purchaser shall make the following deliveries to Sellers and shall execute and deliver to Sellers or otherwise cause to be delivered to Sellers, as the case may be, each of the following documents dated as of the Closing Date:

(a)                                  Officer’s Certificate. A certificate dated the Closing Date and duly executed by the officers of Purchaser: (i) setting forth the names and titles of the officers of Purchaser executing the Transaction Documents to be executed by Purchaser and the signatures of such officers, (ii) attaching certified copies of all resolutions of the Board of Directors of Purchaser authorizing or otherwise addressing the execution and delivery of this Agreement, the Transaction Documents and consummation of the Transactions, which certificate shall state that such resolutions have not been modified, amended or rescinded, and (iii) attaching a complete copy of the Certificate of Incorporation of Purchaser certified by the Delaware Secretary of State and a complete copy of the current Bylaws of Purchaser certified by the officers of Purchaser.

(b)                                 Closing Certificate. A certificate, dated the Closing Date, from the chief executive officer or other senior officer of Purchaser to the effect that

(i)                                     each of the representations and warranties of Purchaser set forth in this Agreement is true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties that speak as of a specific date,

(ii)                                  Purchaser has performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, and

(iii)                               all conditions precedent to the obligations of Purchaser under this Agreement have been satisfied or waived.

(c)                                  General Conveyance, Bill of Sale and Assignment and Assumption Agreement. The General Conveyance, Bill of Sale and Assignment and Assumption Agreement.

(d)                                 Assignment and Assumption of Franchising Intangibles. The Franchise Assignments.

(e)                                  Good Standing Certificate. A good standing certificate with respect to Purchaser issued by the Delaware Secretary of State.

(f)                                    Consents. Executed copies of each of the consents necessary to consummate the Transactions (including the consents listed on Schedule 3.3 hereto as of the date of this Agreement), each of which shall be in form and substance reasonably acceptable to Sellers and Purchaser.

(g)                                 Purchase Price. At the Closing, the Purchase Price to be paid at Closing shall be paid by Purchaser in accordance with Section 1.2.

(h)                                 Trademark License. A world-wide, six-month, royalty-free, non-exclusive license to use or authorize the use of the trademark “Cambridge Suites by Candlewood”(R) exclusively in connection with Sellers’ four existing Cambridge Suites franchise or license agreements for the purpose of changing signage and consuming or disposing of stationery, documents and all other items bearing such trademark to terminate the use of such trademark in connection with such hotels, which license shall also provide Sellers’ agreement to terminate all use of such mark by any other person claiming rights under Sellers.

(i)                                     Additional Documents. Any and all other documents reasonably requested by Sellers or their counsel, including any additional documents listed in the draft closing agenda set forth as Exhibit E.

5.3                                 Conditions to Each Party’s Obligations to Close. The respective obligations of Purchaser to take the actions required to be taken by Purchaser at the Closing and Sellers to take the actions required to be taken by Sellers at the Closing are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)                                  the receipt of all necessary regulatory approvals required by applicable law for the consummation of the Transactions and the expiration or termination of any applicable waiting period with respect thereto;

(b)                                 there shall not have been instituted, pending or threatened any action or proceeding by any Governmental Entity or before any Governmental Entity or court of competent jurisdiction, nor shall there be in effect any judgment, decree order, or injunction of any Governmental Entity or court of competent jurisdiction, or any other legal restraint preventing or seeking to prevent consummation of the transactions contemplated by this Agreement;

(c)                                  the stockholders of Candlewood shall have approved at a special meeting of the stockholders duly convened the execution and delivery of this Agreement and the consummation of the Transactions;

(d)                                 Candlewood, certain of Candlewood’s affiliates, HPT, and certain of HPT’s affiliates shall have effected the transactions contemplated by that certain Termination Agreement; and

(e)                                  Candlewood, certain of Candlewood’s affiliates and HPT shall have consummated the transactions contemplated by the HPT Agreements.

5.4                                 Conditions to Purchaser’s Obligation to Close. The obligation of Purchaser to take the actions required to be taken by Purchaser at the Closing are subject to the satisfaction of the following conditions on or before the Closing Date, the compliance with or occurrence of which may be waived, in whole or in part, by Purchaser:

(a)                                  Accuracy of Representations. The representations and warranties of Sellers contained in this Agreement shall be true on and as of the Closing Date with the same effect as if made on and as of such date except for any representations and warranties that speak as of a specific date (which shall be true as of such date) except for such failures of such representations and warranties to be true that would not, individually or in the aggregate, result in a Material Adverse Effect, taking into account all events and circumstances under Section 5.4(a), (b) and (d) which could be included in determining whether there has been a Material Adverse Effect;

(b)                                 Performance of Obligations. Sellers shall have performed, complied with and satisfied all agreements, covenants and conditions required by this Agreement to be performed, complied with and satisfied by them prior to the Closing Date, in accordance with the terms of this Agreement, except for such failures so to perform, comply with or satisfy that would not, individually or in the aggregate, result in a Material Adverse Effect, taking into account all events and circumstances under Section 5.4(a), (b) and (d) which could be included in determining whether there has been a Material Adverse Effect;

(c)                                  Delivery of Documents. Sellers shall have delivered each of the documents required to be delivered by Sellers pursuant to Section 5.1;

(d)                                 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, or any litigation, claim, event or development that individually or in the aggregate has resulted in a Material Adverse Effect, with respect to Sellers, the Business or the Assets, taken as a whole, taking into account all events and circumstances under Section 5.4(a), (b) and (d) which could be included in determining whether there has been a Material Adverse Effect;

(e)                                  Fairness Opinion. An internationally recognized investment banker shall have delivered to Candlewood’s Board of Directors its opinion to the effect that the consideration payable hereunder and under the HPT Agreements is fair to Candlewood and its stockholders, which opinion shall not have been withdrawn;

(f)                                    Change of Names. Candlewood shall have taken, or caused to be taken, all actions that are necessary and appropriate to amend the certificates of incorporation, certificates of formation, or other similar organizational documents of Candlewood and all of its subsidiaries, and such documents shall have been amended, to remove from the corporate or legal name of each such entity reference to the name “Candlewood” or any other Franchise Intangible; and

(g)                                 Dissolution of Sellers. Candlewood’s Board of Directors and stockholders shall have duly adopted a plan of dissolution that provides for the satisfaction of all outstanding indebtedness and other liabilities of Candlewood prior to Candlewood’s complete liquidation in accordance with Delaware law, and Candlewood shall not have withdrawn or rendered ineffective such plan of dissolution as of the Effective Time.

5.5                                 Conditions to Sellers’ Obligations to Close. The obligation of Sellers to take the actions required to be taken by Sellers at the Closing are subject to the satisfaction of the following conditions on or before the Closing Date, the compliance with or occurrence of which may be waived, in whole or in part, by Candlewood:

(a)                                  Accuracy of Representations. The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as if made on and as of such date except for any representations and warranties that speak as of a specific date (which shall be true in all material respects as of such date) except for such failures of such representations and warranties to be true that would not, individually or in the aggregate, result in a Material Adverse Effect;

(b)                                 Performance of Obligations. Purchaser shall have performed, complied with and satisfied all material agreements, covenants and conditions required by this Agreement to be performed, complied with and satisfied by it prior to the Effective Time, in accordance with the terms of this Agreement, except for such failures so to perform, comply with or satisfy that would not, individually or in the aggregate, result in a Material Adverse Effect; and

(c)                                  Delivery of Documents. Purchaser shall have delivered each of the documents required to be delivered by Purchaser pursuant to Section 5.2.

ARTICLE VI

6.1                                 Termination. This Agreement may be terminated, and the Transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after receipt of Stockholder Approval:

(a)                                  By mutual written consent of Purchaser and Sellers;

(b)                                 By either the Purchaser or Sellers if the Transaction shall not have been consummated prior to February 28, 2004 (“Outside Date”); provided however that the right to terminate this Agreement under this Section 7.l(b) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the primary cause of the failure of the Transactions to occur on or before the Outside Date;

(c)                                  By either Purchaser or Sellers if the Stockholder Approval is not obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

(d)                                 By either Purchaser or Sellers if either the HPT Purchase Agreement or the Termination Agreement has been terminated;

(e)                                  By Candlewood pursuant to Section 4.7;

(f)                                    By Purchaser, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and such Material Adverse Effect is not cured within 20 days after written notice thereof;

(g)                                 By Purchaser, if (i)(A) there shall be breached any covenant or agreement on the part of a party other than Purchaser set forth in this Agreement, or (B) any representation or warranty of a party other than Purchaser set forth in this Agreement shall have become untrue, (ii) such breach or misrepresentation is not cured within 20 days after written notice thereof, and (iii) such breach or misrepresentation would cause any of the conditions set forth in Section 5.4 not to be satisfied; and

(h)                                 By Sellers, if (i)(A) Purchaser has breached any covenant or agreement on the part of Purchaser set forth in this Agreement, or (B) any representation or warranty of Purchaser set forth in this Agreement shall have become untrue, (ii) such breach or misrepresentation is not cured within 20 days after written notice thereof and (iii) such breach or misrepresentation would cause any of the conditions set forth in Section 5.5 not to be satisfied.

6.2                                 Effect of Termination.

(a)                                  In the event of termination of this Agreement by either Purchaser or Sellers as provided in Section 6.1, this Agreement shall terminate and there shall be no liability or obligation on the part of Purchaser or Sellers or their respective Subsidiaries, officers or directors except (x) with respect to this Section 6.2, Section 4.7 and Article VI and the obligations incorporated by reference and (y) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

(b)                                 Purchaser and Sellers agree that if this Agreement is terminated pursuant to Section 6.1(e), then Sellers shall pay Purchaser the amount specified in Section 4.8 plus an additional amount equal to the sum of Purchaser’s Expenses up to an amount equal to $500,000.

(c)                                  Purchaser and Sellers agree that if this Agreement is terminated pursuant to Section 6.1(g), then Sellers shall pay to Purchaser an amount equal to the sum of Purchaser’s Expenses up to an amount equal to $500,000.

(d)                                 Purchaser and Sellers agree that if this Agreement is terminated pursuant to Section 6.1(h), then Purchaser shall pay to Sellers an amount equal to the sum of Sellers’ Expenses up to an amount equal to $500,000.

(e)                                  Payment of Expenses pursuant to Section 6.2(b), Section 6.2(c) or Section 6.2(d) shall be made not later than two business days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 90th day after such party delivers such notice of demand for payment).

(f)                                    All payments under Section 6.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

(g)                                 For the purposes of this Section 6.2, the term “Expenses” shall mean all reasonable and customary out-of-pocket expenses incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

ARTICLE VII MISCELLANEOUS PROVISIONS

7.1                                 Effect of Representations and Warranties. Notwithstanding anything to the contrary set forth herein, in the case of any breach by any of Sellers of any of such Sellers’ representations and warranties contained in Article II or any breach by Purchaser of any of Purchaser’s representations and warranties contained in Article III, the non-breaching Party’s sole right shall be the exercise (if it is entitled to do so) of its rights not to close under Article V hereof and its rights of termination pursuant to Article VI hereof (and the non-breaching Party’s sole remedies in connection therewith shall be those expressly set forth or referenced in Article VI hereof) and none of the Parties who committed such breach of its representations and warranties shall, subject to making any required payments provided for or referenced in Article VI, at any time (whether before, on or after the Effective Date) have any further liability whatsoever with respect to any such breach. For purposes of clarity, the limitations contained in this Section 7.1 do not apply in respect of (a) any breach of any covenant or other agreement of Purchaser or Sellers contained in this Agreement, or (b) any willful or intentional breach of any representation or warranty of Purchaser or Sellers contained in this Agreement.

7.2                                 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

7.3                                 Headings. The subject headings of the articles, sections and subsections of this Agreement and the table of contents are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

7.4                                 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, representations and understandings, both written and oral, of the parties and the rights and remedies of the parties hereto with respect to the subject matter of this Agreement shall be governed by the express terms hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

7.5                                 Counterparts; Copies. This Agreement and any amendments hereto may be executed by the parties hereto in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. This Agreement and any amendments thereto may be executed by the parties hereto in several copies each of which shall be deemed an original and it shall not be necessary, when making proof of this Agreement, to account for or produce more than one original of such copies. Any signature delivered by a Party by facsimile transmission shall be deemed to be an original signature thereto.

7.6                                 Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns and shall inure to the benefit of their respective permitted legal representatives, heirs, successors and assigns.

7.7                                 Expenses. Except as otherwise specifically provided herein, Purchaser and Sellers shall each respectively be responsible for their own fees and expenses regarding the Transactions, including all of the fees and expenses incurred by the parties hereto in connection with the preparation, execution and delivery of this Agreement, including, but not limited to, all legal, accounting and other professional fees.

7.8                                 Nature of Representations, Warranties, Covenants and Agreements. No representations or warranties whatsoever are made by any Party, except as specifically set forth in this Agreement, or as specifically set forth in any schedule, instrument, certificate, exhibit or other writing provided for or referred to in this Agreement or in the Transaction Documents. All statements contained in any such instrument or other writing shall be deemed to be representations and warranties under this Agreement to the extent specified in this Agreement.

7.9                                 Notices. All notices, offers, acceptances and other communications required or permitted under this Agreement shall be in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed properly addressed as follows:

To Purchaser:	Six Continents Hotels, Inc.
Suite 100
Three Ravinia Drive
Atlanta, Georgia 30346-2149
Attn: Robert Gunkel

with copies to:	Six Continents Hotels, Inc
Suite 100
Three Ravinia Drive
Atlanta, Georgia 30346-2149
Attn: Robert Jackman

Sutherland Asbill & Brennan LLP
999 Peachtree Street, N.E., Suite 2300
Atlanta, Georgia 30309-3996
Attn: James Kacena, Esq.

To any Seller:	Candlewood Hotel Company, Inc.
8621 E. 21st Street North, Suite 200
Wichita, Kansas 67206
Attn: Mr. Warren D. Fix

with a copy to:		Candlewood Hotel Company, Inc.
8621 E. 21st Street North, Suite 200
Wichita, Kansas 67206
Attn: Mr. Tim D. Johnson

Candlewood Hotel Company, Inc.
8621 E. 21st Street North, Suite 200
Wichita, Kansas 67206
Attn: Mr. Jack P. DeBoer

Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
	Attn:	William J. Cernius
Charles K. Ruck

and such notice shall be deemed to have been received (i) on the date of delivery if delivered in person or if sent by telecopier or other facsimile transmission (with hard copy of same being mailed to recipient) or (ii) on the first (1st) business day after the date of delivery if sent by same day or overnight courier service, or (iii) upon receipt, if sent by certified or registered United States Mail, return receipt requested, postage and charges prepaid. The time period in which a response to any such notice must be given, or any action taken with respect thereto, however, shall commence to run from the date of receipt by the addressee. Rejection, failure or refusal to accept delivery or the inability to deliver because of changed address of which no notice was given, shall be deemed to constitute receipt of the notice sent by the addressee. Any Party may change its address for notice, election, and other communication from time to time by notifying the other Party of the new address in the manner provided for giving notice herein. If notice is given pursuant to this Section of a permitted successor or assign, then notice shall be given in accordance with the foregoing to such permitted successor or assign.

7.10                           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7.11                           Exhibits.  All exhibits, schedules and attachments to this Agreement and all exhibits, schedules and attachments thereto are hereby incorporated by reference into this Agreement and hereby made a part hereof (whether or not physically attached hereto or thereto).

7.12                           No Third-Party Beneficiary.  The parties do not intend to confer any benefit under this Agreement on anyone other than the parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any such other person.

7.13                           Assignment.  Neither Sellers, on the one hand, or Purchaser, on the other hand may assign its or their rights or delegate its or their duties under this Agreement without the prior written consent of the other Party.

7.14                           Construction.  As used herein:

(a)                                  “Material Adverse Effect” means

(i)                                     any change, event, development or effect that has had, or is reasonably likely to have, a materially adverse effect on (A) the liabilities, prospects, condition (financial or other), or results of operations of the Business and the Assets, taken as a whole, or of Purchaser, or (B) the ability of Sellers or Purchaser to consummate the transactions contemplated by this Agreement, or

(ii)                                  any changes, events, developments or effects that have had, or are reasonably likely to have, in the aggregate, an adverse effect on the liabilities, prospects, condition (financial or other) or results of operations of the Business or the Assets (including any loss, cost, damage, expense or diminution of value) with an aggregate value of $1,500,000 or more, except in each case other than the termination of Licenses described in the last sentence of this Section 7.13(a), for any such change or condition resulting from (A) changes or developments primarily resulting from the announcement or pendency of this Agreement or the HPT Agreements, (B) changes or developments in the industry in which Sellers operate or (C) changes or developments in financial or securities markets or the economy in general. For purposes of determining whether any Material Adverse Effect exists pursuant to clause (ii) of this Section 7.13(a),

(x)                                   the termination of any License related to (1) any open and operating Hotel except the Rockford, Illinois Hotel, or to any of the Hotels under construction in Anaheim, California, Syracuse, New York, or Sterling, Virginia, shall have a deemed loss value per Hotel equal to the excess of $300,000 over any amount paid to Purchaser pursuant to clause (ii) of Section 4.4(a) in respect of the termination of such License, and (2) the Rockford, Illinois Hotel shall have a deemed loss value equal to the excess of $150,000 over any amount paid to Purchaser pursuant to clause (ii) of Section 4.4(a) in respect of the termination of such License, and

(y)                                 Sellers may cure the termination or other loss of any License by paying to the Purchaser the deemed value of any such deemed loss value at or prior to the Effective Time;

(b)                                 “Knowledge” means (a) with respect to an individual, “knowledge” of a particular fact or other matter if such individual is aware of such fact or other matter; and (b) with respect to a person (other than an individual), “knowledge” of a particular fact or other matter if any individual who is serving as a director, manager or executive officer of such person is aware of such fact or other matter;

(c)                                  whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; and

(d)                                 whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

7.15                           Disclosure. Any matter disclosed in any section of a Party’s Disclosure Schedule shall be considered disclosed for other sections of such Disclosure Schedule, but only to the extent such matter on its face would reasonably be expected to be pertinent to a particular section of a Party’s Disclosure Schedule in light of the disclosure made in such section.

7.16                           Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, each and every warranty, representation, covenant and agreement made in this Agreement by any of Sellers or the Purchaser was not made or intended to be made as a personal or individual warranty, representation, covenant or agreement on the part of the incorporator or any stockholder (including any holder of preferred stock of any Seller or the Purchaser), director, officer, agent or partner, past present or future, of any of Sellers or the Purchaser, or any of them, and no personal or individual liability or responsibility is assumed by and no recourse at any time shall be asserted or enforced against, any such incorporator, stockholder (including any holder of preferred stock of any Seller or the Purchaser), director, officer, agent or partner, past, present or future, in respect of any breach or violation by any of Sellers or Purchaser of any representation, warranty, covenant or agreement made in this Agreement, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released. For purposes of clarity, this Section 7.16 shall not limit or impair in any way the rights and obligations of the parties to the Voting Agreement of near or even date herewith among Candlewood, Purchaser and certain stockholders of Candlewood, or any other separate agreement or instrument.

7.17                           Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

[SIGNATURES BEGIN ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, under seal, by their respective duly authorized officers, effective on the date and year first above written.

PURCHASER:

SIX CONTINENTS HOTELS, INC.

By:	/s/ STEVAN D. PORTER
Name:	STEVAN D. PORTER
Its:	CHAIRMAN AND PRESIDENT

[CORPORATE SEAL]

SELLERS:

CANDELWOOD HOTEL COMPANY, INC.

By:	/s/ JACK P. DE BOER
Name:	JACK P. DE BOER
Its:	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

[CORPORATE SEAL]

CANDELWOOD HOTEL COMPANY, L.L.C.

By:	/s/ JACK P. DE BOER
Name:	JACK P. DE BOER
Its:	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

[COMPANY SEAL]

Appendix B

TERMINATION AGREEMENT

Termination Agreement (this “Agreement”) dated October 27, 2003 among HPT CW Properties Trust (“HPT CW”), John G. Murray, Trustee of HPT CW MA Realty Trust (“HPT CW MA”), HH HPTCW II Properties LLC (“HPTCW II” and collectively with HPT CW and HPT CW MA, the “Landlord”), Hospitality Properties Trust (“HPT” and together with Landlord, the “Guaranteed Parties”), Candlewood Hotel Company, Inc. (“Guarantor”) and Candlewood Leasing No. 1, Inc. (“Tenant”).

RECITALS

Pursuant to an Agreement to Lease dated as of November 19, 1997, HPT CW and Tenant entered into a Second Amended and Restated Lease Agreement dated as of April 12, 2002, as amended by a First Amendment to Second Amended and Restated Lease Agreement dated as of July 21, 2003, between the Landlord and the Tenant (as amended, the “Second Amended Lease”) with respect to the real property, related improvements and personal property described therein.  Capitalized terms not defined in this Agreement shall have the meanings given therefor in the Second Amended Lease.

As a condition precedent to Landlord entering into the Second Amended Lease, the Guarantor guaranteed all payment and performance obligations of the Tenant with respect to the Second Amended Lease to the Guaranteed Parties pursuant to a Third Amended and Restated Guaranty Agreement dated July 21, 2003 (the “Guaranty”).

Guarantor desires to be relieved of its obligations under the Guaranty, which the Guaranteed Parties are willing to do on the terms and conditions set forth in this Agreement.

Contemporaneously with the execution of this Agreement, Guarantor and certain of its Subsidiaries and HPT are entering into that certain Purchase and Sale Agreement (the “HPT Purchase Agreement”) and Six Continents Hotels, Inc. (“SCH”), Guarantor and Candlewood Hotel Company, L.L.C. are entering into an Asset Purchase Agreement (the “SCH Purchase Agreement”).

NOW, THEREFORE, it is agreed:

1.                                       Termination of the Guaranty. The Guaranteed Parties hereby acknowledge termination of the Guaranty at 11:59 pm on the Effective Date (hereafter defined) and release the Guarantor from any and all of its obligations set forth therein arising thereafter; provided the conditions set forth in Section 6 below are satisfied and further provided Guarantor’s obligations under the proviso in Section 10 of the Guaranty shall not be terminated with respect to and Guarantor shall remain liable to the Guaranteed Parties thereunder with respect to, payments made prior to 11:59 pm on the Effective Date.

2.                                       Termination of the Second Amended Lease. Landlord and Tenant hereby agree that the term of the Second Amended Lease shall terminate at 11:59 pm on the Effective Date provided the conditions set forth in Section 6 below are satisfied and further provided the consideration described in Section 4, below, is paid.

3.                                       Surrender of Leased Property and Tenant’s Personal Property. Tenant agrees that, on the Effective Date, Tenant shall surrender the Leased Property to the

Landlord in substantially the same condition as the Leased Property is in on the date of this Agreement except as repaired, rebuilt, restored, altered or added to as permitted or required by the Second Amended Lease, reasonable wear and tear excepted (and casualty damage and Condemnation excepted if the Second Amended Lease is terminated following such casualty or Condemnation as provided therein). Upon the occurrence of the Effective Date and the satisfaction of the conditions in Section 6 below, Tenant shall be conclusively deemed to have satisfied its obligations under the immediately preceding sentence and under Section 5.3 of the Second Amended Lease, and Landlord shall have no right to bring any claim for monetary damages or other relief against Tenant or Guarantor for any alleged violation of any such obligations. For purposes of Articles 10 and 11 of the Second Amended Lease, any casualty, destruction or Condemnation of the Leased Property after the date of this Agreement and prior to the Effective Date shall be treated as if it had occurred during the last two (2) years of the Term. In addition, Tenant acknowledges that, in accordance with the terms of Section 5.2 of the Second Amended Lease, all of Tenant’s Personal Property shall become the property of Landlord on the Effective Date, and, in connection therewith, Tenant agrees to execute and deliver a bill of sale in substantially the form attached as Exhibit A, conveying Tenant’s Personal Property to Landlord or its designee as of the Effective Date.

4.                                       Consideration to Landlord. In consideration for Landlord’s execution and performance of this Agreement, Tenant hereby agrees that on the Effective Date Tenant shall cause the FF&E Reserves to be paid to Landlord by wire transfer and that Landlord may retain the Retained Funds less $2,500,000, which amount shall be released by Landlord to Tenant and paid by wire transfer on the Effective Date.

5.                                       Termination of Security Agreements and Certain Prior Agreements. Provided the conditions set forth in Section 6 below are satisfied, on the Effective Date, without further action by Landlord, Tenant or Guarantor: (a) the Stock Pledge Agreement, (b) the Security Agreement, (c) the FF&E Pledge and (d) those agreements listed in Exhibit B (collectively the “Prior Agreements”) shall be terminated without recourse to Tenant or Guarantor, and Landlord shall return the certificate evidencing the stock of Tenant to Guarantor.

6.                                       Compliance with Second Amended Lease. It is a condition to this Agreement becoming effective that on the Effective Date, no Event of Default arising from the failure to pay Rent or any other sum due under the Second Amended Lease shall exist.

7.                                       Timing of Rent Payments. Anything contained in the Second Amended Lease to the contrary notwithstanding, Landlord and Tenant hereby agree that payments of Minimum Rent and Additional Rent, if any, due pursuant to the Second Amended Lease for each of the November, 2003, December, 2003 and January, 2004 Accounting Periods shall be paid on the 15th day of such Accounting Period. Notwithstanding the foregoing, if payment of Rent for any such Accounting Period is not made as provided in this Section 7, then such non-payment shall constitute an Event of Default under the Second Amended Lease.

8.                                       Assets and Trade Payables; Impositions.

(a)                                  From and after the Effective Date, Landlord or its designee shall be solely responsible for collecting all current assets (“Current Assets”) and for paying all current trade payables which are disclosed to Landlord pursuant to the good faith estimate and/or the Final Calculation which Tenant is required to prepare in accordance this Section 8 (“Current Trade Payables”) that arose in connection with Tenant’s (or its affiliates) operation of the Leased Property prior to the Effective Date. On or before the date that is ten (10) days prior to the Effective Date, Tenant shall provide Landlord with a good faith estimate of what the total Current Assets and Current Trade Payables will be on the Closing Date. Such estimate shall be provided to Landlord for information purposes only. Within thirty (30) days after the Effective Date, Tenant shall provide Landlord with a calculation of the actual amount of the Current Assets and the Current Trade Payables as of the Effective Date (the “Final Calculation”). The Final Calculation shall be made on an accrual basis in accordance with GAAP and shall provide for reasonable allowances for uncollectible Current Assets in accordance with GAAP. Landlord shall have five (5) Business Days after its receipt of the Final Calculation to approve or reject the same. If Landlord does not approve or reject the Final Calculation within such five (5) Business Day period, Landlord shall be deemed to have approved the Final Calculation. Within three (3) Business Days after Landlord’s approval of the Final Calculation, (i) if the amount of the Current Assets determined therein exceeds the amount of the Current Trade Payables determined therein, then Landlord or its designee shall pay such excess amount to Tenant in immediately available funds and (ii) if the amount of the Current Trade Payables determined therein exceeds the amount of the Current Assets determined therein, then Guarantor and Tenant shall pay such excess amount to Landlord or its designee in immediately available funds. Such payment shall be a final settlement of the Current Assets and the Current Trade Payables. If Landlord and Tenant are not able to reach agreement on the Final Calculation within five (5) Business Days after Landlord’s rejection of the same, then a certified public accountant reasonably acceptable to the parties hereto shall determine any portion of the Final Calculation that shall not theretofore have been agreed to by the parties hereto. The charges for such accountant shall be borne equally by the parties to such disputed amount. Tenant and Guarantor hereby acknowledge and agree that nothing contained in this Section 8 shall construed so as to relieve Tenant of any of its obligations to make any payments required to be made by it under the Lease, including, without limitation, any Minimum Rent, Additional Rent or Additional Charges (except to the extent that such Additional Charges constitute Current Trade Payables).

(b)                                 On the Effective Date, a fair and reasonable estimated accounting of all Impositions with respect to the Leased Property shall be performed and agreed to by Landlord and Tenant. All Impositions imposed upon the Leased Property for all periods prior to and including the Effective Date shall be for the account of Tenant and all Impositions imposed upon the Leased Property for all periods after the Effective Date shall be for the account of Landlord. All adjustments to be made as a result of such accounting shall be paid to the party entitled thereto in immediately available funds on the Effective Date. All Impositions for which current bills are not available as of the Closing Date or the date of the Final Calculation, if applicable, including, without limitation, real estate and personal property taxes, shall be apportioned based on 100% of the most recent actual bill available. Notwithstanding anything contained herein to the contrary, the Impositions with respect to each Leased Property shall be calculated and allocated in accordance with the local custom and practice for such Leased Property as determined by Chicago Title Insurance Company.

9.                                       Representations.

(a)                                  Each of Guarantor and Tenant, jointly and severally, represent and warranty to the Guaranteed Parties that:

(i)                                     to their knowledge, there is no Event of Default or Default by either the Landlord or Tenant under the Second Amended Lease; and

(ii)                                  the execution and delivery of this Agreement, the HPT Purchase Agreement and the SCH Purchase Agreement and the transactions contemplated hereby and thereby were duly approved by the boards of directors of Guarantor and the Guarantor’s Subsidiaries party thereto at meetings duly held on October 26, 2003.

(b)                                 The Guaranteed Parties, jointly and severally represent and warrant to the Guarantor and Tenant that to their knowledge, there is no Event of Default or Default by either the Landlord or Tenant under the Second Amended Lease.

10.                                 Release. On the Effective Date and provided the conditions set forth in Section 6 above have been satisfied, the Guaranteed Parties hereby waive, release, and discharge to the fullest extent permitted by law any and all claims, causes of action, demands, suits, costs, expenses and damages existing on or before 11:59 pm on the Effective Date in any way related to or connected with Tenant or Guarantor or their respective affiliates that the Guaranteed Parties may have, of whatsoever nature and kind whether arising at law or at equity (whether based in contract, tort, or any other theory) against Tenant, Guarantor or their respective affiliates and their respective shareholders, officers, directors, members, employees, agents, attorneys or other representatives based in whole or in part on the Second Amended Lease, the Guaranty, the Stock Pledge Agreement, the Security Agreement, the FF&E Pledge, the Prior Agreements and/or any other document executed and delivered in connection therewith or on facts known or knowable to the Guaranteed Parties on the Effective Date, provided nothing in this Section 10 shall release or discharge Guarantor from its obligations to the Guaranteed Parties under the proviso in Section 10 of the Guaranty as set forth in Section 1 above or otherwise under this Agreement.

11.                                 Effective Date. The term “Effective Date” shall mean the date on which all conditions for closing under each of the HPT Purchase Agreement and the SCH Purchase Agreement shall have been satisfied and the closings under each have occurred.

12.                                 Cooperation; Access. To facilitate Landlord’s acceptance of Tenant’s surrender of the Leased Property, following the date of this Agreement upon reasonable notice, Guarantor will and will cause Tenant to permit the Guaranteed Parties and their respective representatives to inspect, during Guarantor’s normal business hours, the Leased Property, to examine the books, records and other information of Guarantor and Tenant related to the Leased Property, and to consult with the employees of Guarantor and Tenant at such reasonable times as the Guaranteed Parties and or their respective representatives may reasonably request by notice to Guarantor (which notice may be oral). Guarantor agrees to provide to the Guaranteed Parties with such information, from time to time, as the Guaranteed Parties may reasonably request, (a) regarding the Leased Properties and the condition and operation thereof, (b) relating to the values of the Fixtures and Leased Personal Property and (c) required to determine results of operations of the Leased Property through the Effective Date. In addition, promptly upon HPT’s request and at HPT’s sole cost and expense, such audited and unaudited financial and other information and certifications required by HPT in connection with its reporting obligations under the Securities Exchange Act of 1934, and if required or requested, to permit HPT to incorporate any information included in filings made by Guarantor with the Securities

Exchange Commission. The Guaranteed Parties shall indemnify, defend and hold harmless Guarantor and Tenant from and against any and all expense, loss or damage which they incur as a result of any act or omission of the Guaranteed Parties or their respective representatives in connection with such inspection and examination, other than to the extent that any expense, loss or damage arises from any negligence or misconduct of Guarantor or Tenant.

13.                                 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Date, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after Stockholder Approval:

(a)                                  by mutual written consent of HPT and Guarantor;

(b)                                 by either HPT or Guarantor if the Transactions shall not have been consummated prior to February 28, 2004 (the “Outside Date”); provided however that the right to terminate this Agreement under this Section 13 (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Transactions to occur on or before the Outside Date;

(c)                                  by either HPT or Guarantor if “Stockholder Approval” (as defined in the HPT Purchase Agreement) is not obtained by reason of the failure to obtain the required vote at a duly held meeting of Guarantor’s stockholders or at any adjournment thereof;

(d)                                 by either HPT or Guarantor if either the HPT Purchase Agreement or the SCH Purchase Agreement has been terminated; or

(e)                                  by HPT if the conditions set forth in Section 6 are not satisfied on the Effective Date.

14.                                 Effect of Termination. In the event of termination of this Agreement by either HPT or Guarantor as provided in Section 13, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HPT or Guarantor or their respective Subsidiaries, officers or directors except with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its covenants or other agreements set forth in this Agreement and except as otherwise provided in the HPT Purchase Agreement.

15.                                 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.

To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.                                 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

17.                                 Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

18.                                 Further Assurances. The parties hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement, including, without limitation, on the Effective Date and provided the conditions set forth in Section 6 above have been satisfied, upon request of Guarantor, HPT will deliver a certificate confirming the termination of the Guaranty, the Second Amended Lease, the Stock Pledge Agreement, the FF&E Pledge and the Prior Agreements, and that the release in Section 10 above has become effective, all in accordance with the terms of this Agreement.

19.                                 Entire Agreement; Waiver. This Agreement contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereto, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

20.                                 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any provision of this Agreement.

21.                                 Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement to the financial community, government agencies, employees or the public generally shall be mutually agreed upon in advance, unless HPT, or Guarantor is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law, by New York Stock Exchange rule or by American Stock Exchange rule, or Nasdaq National Market rule, in which case to the extent practicable, the party making the announcement or disclosure will consult with the other party and use reasonable efforts to agree on the nature, extent and form of the announcement or disclosure. Notwithstanding anything to the contrary contained in this Agreement, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

22.                                 Declaration of Trust of HPT. The Declaration of Trust of HPT, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Hospitality Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, stockholder, employee or agent of HPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT. All persons dealing with HPT in any way shall look only to the assets of HPT for the payment of any sum or the performance of any obligation.

23.                                 Declaration of Trust of HPT CW. The Declaration of Trust of HPT CW, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “HPT CW Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, stockholder, employee or agent of HPT CW shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT CW. All persons dealing with HPT CW in any way shall look only to the assets of HPT CW for the payment of any sum or the performance of any obligation.

24.                                 Post-Closing Agreement. Landlord hereby extends the time for Tenant and Guarantor to fulfill all their obligations under Sections 1 and 3 of that certain Post-Closing Agreement, dated as of July 21, 2003 among Guaranteed Parties, Guarantor and Tenant, from the dates set forth therein to the Effective Date.

[Remainder of the page intentionally left blank; signatures on next page]

Executed under seal as of the date first above written.

HPT CW PROPERTIES TRUST

By:	/s/ JOHN G. MURRAY
	Name:	John G. Murray
	Title:	President

HPT CW MA REALTY TRUST

By:	/s/ JOHN G. MURRAY
John G. Murray, as Trustee and not individually

HH HPTCW II PROPERTIES LLC

By:	/s/ JOHN G. MURRAY
Name: John G. Murray
Title: President

HOSPITALITY PROPERTIES TRUST

By:	/s/ JOHN G. MURRAY
	Name:	John G. Murray
	Title:	President

CANDLEWOOD HOTEL COMPANY, INC.

By:	/s/ JACK P. DE BOER
	Name:	Jack P. De Boer
	Title:	Chairman and Chief Executive Officer

CANDLEWOOD LEASING NO. 1, INC.

By:	/s/ JACK P. DE BOER
Name:Jack P. De Boer
Title:Chairman and Chief Executive Officer

[Signature page to Termination Agreement]

Appendix C

PURCHASE AND SALE AGREEMENT

by and among

CANDLEWOOD HOTEL COMPANY, INC. AND CERTAIN OF ITS AFFILIATES,
as Sellers,

and

HOSPITALITY PROPERTIES TRUST,

as Purchaser

October    , 2003

SECTION 1.	DEFINITIONS

1.1	1934 Act
1.2	Agreement
1.3	Allocable Purchase Price
1.4	Apportionment Time
1.5	Assets
1.6	Assumed Debt
1.7	Business Day
1.8	Candlewood
1.9	Candlewood Parties
1.10	Closing
1.11	Closing Date
1.12	Contracts
1.13	Code
1.14	Documents
1.15	Excluded Assets
1.16	FAS
1.17	FF&E
1.18	Final Calculation
1.19	Financial Agreement
1.20	Fort Worth Property
1.21	Hoffman Estates Property
1.22	Hotel
1.23	Improvements
1.24	Intangible Property
1.25	Inventories
1.26	Jersey City Owner
1.27	Jersey City Property
1.28	JPD
1.29	Knowledge
1.30	Lease
1.31	Material Adverse Effect
1.32	Opening Date
1.33	Other Transaction Agreements
1.34	Outside Closing Date
1.35	Overland Park Lender
1.36	Permitted Encumbrances
1.37	Plano Property
1.38	Plans and Specifications
1.39	Properties
1.40	Proxy Statement
1.41	Purchase Price
1.42	Purchase Proposal
1.43	Purchaser

1.44	Real Property
1.45	Review Period
1.46	San Antonio Property
1.47	SCH
1.48	SCH Agreements
1.49	SCH Purchase Agreement
1.50	SEC
1.51	Sellers
1.52	Special Meeting
1.53	Stockholder Approval
1.54	Tax
1.55	Tax Return
1.56	Tenant Leases
1.57	Termination Agreement
1.58	Title Company
1.59	Transactions
1.60	Treasury Regulations
1.61	True-up
1.62	Uniform System of Accounts

SECTION 2.	PURCHASE AND SALE; DILIGENCE

2.1	Purchase and Sale
2.2	Jersey City Owner
2.3	Diligence Inspections

SECTION 3.	PURCHASE AND SALE

3.1	Closing
3.2	Purchase Price

SECTION 4.	CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE

4.1	Accuracy of Representations
4.2	Performance of Obligations
4.3	Closing Documents
4.4	Condition of Properties
4.5	Title and Survey
4.6	Lease
4.7	Termination Agreement
4.8	Termination of Lease for Jersey City Property
4.9	SCH Transactions
4.10	Stockholder Approval
4.11	Assumed Debt

SECTION 5.	CONDITIONS TO CANDLEWOOD PARTIES’ OBLIGATION TO CLOSE

5.1	Purchase Price
5.2	Accuracy of Representations
5.3	Performance of Obligations
5.4	Closing Documents
5.5	Assumed Debt
5.6	Termination Agreement
5.7	SCH Transactions
5.8	Stockholder Approval

SECTION 6.	REPRESENTATIONS AND WARRANTIES OF CANDLEWOOD PARTIES

6.1	Status and Authority of the Candlewood Parties
6.2	Action of the Candlewood Parties
6.3	No Violations of Agreements
6.4	Litigation
6.5	Existing Leases, Agreements, Etc
6.6	Assumed Debt
6.7	Disclosure
6.8	Utilities, Etc
6.9	Compliance With Law
6.10	Taxes
6.11	Not A Foreign Person
6.12	Hazardous Substances
6.13	Insurance
6.14	Ownership of Sellers
6.15	Substantial Completion
6.16	Condition of Properties
6.17	Jersey City Owner
6.18	Tax Abatement for Jersey City Property
6.19	Fort Worth Property
6.20	Plano Property
6.21	San Antonio Property

SECTION 7.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

7.1	Status and Authority of the Purchaser
7.2	Action of the Purchaser
7.3	No Violations of Agreements
7.4	Litigation
7.5	Financing

SECTION 8.	COVENANTS OF THE CANDLEWOOD PARTIES

8.1	Compliance with Laws, Etc
8.2	Approval of Agreements
8.3	Approval of SCH Agreements
8.4	Notice of Material Changes or Untrue Representations

8.5	Financial Information
8.6	Jersey City Owner
8.7	Proxy Statement
8.8	Special Meeting
8.9	No Solicitation
8.10	Termination Fee
8.11	Conduct of the Business
8.12	Cooperation
8.13	Lender Estoppel Certificate

SECTION 9.	PRORATIONS AND OTHER ADJUSTMENTS

9.1	Prorations
9.2	Closing Costs
9.3	Additional Tax Matters
9.4	Survival

SECTION 10.	CASUALTY AND CONDEMNATION

10.1	Casualty
10.2	Condemnation
10.3	Survival

SECTION 11.	TERMINATION

11.1	Right to Terminate
11.2	Effect of Termination

SECTION 12.	MISCELLANEOUS

12.1	Brokerage Commissions
12.2	Publicity
12.3	Notices
12.4	Waivers, Etc
12.5	Assignment; Successors and Assigns
12.6	Severability
12.7	Counterparts, Etc
12.8	Governing Law
12.9	Waiver of Trial by Jury
12.10	Performance on Business Days
12.11	Attorneys’ Fees
12.12	Section and Other Headings
12.13	Specific Performance
12.14	Tax Treatment of Acquisition of Member Interests
12.15	Non-Recourse
12.16	Nonliability of Trustees

Schedule A	The Properties; Allocable Purchase Prices
Schedules B-1 - B-12	Legal Descriptions
Schedule C	Title Conditions
Schedules D-1 - D-12	Title Policies
Schedule E	List of Plans and Specifications
Schedule F	Form of Bill of Sale
Schedule G	Form of Seller’s Certificate
Schedule H	Form of Lender’s Estoppel
Schedule I	Disclosure Schedule

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made as of October      , 2003 by and among (i) CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation (“Candlewood”), (ii) the entities listed as “sellers” on the signature pages of this Agreement (each, individually, a “Seller” and, collectively, the “Sellers”), (iii) JPD CORPORATION, a Kansas corporation (“JPD”), and (iv) HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (the “Purchaser”).

WITNESSETH:

WHEREAS, the Sellers are the owners of all the Properties (all capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and

WHEREAS, the Purchaser desires to purchase the Properties, as more fully set forth below; and

WHEREAS, the Sellers are willing to sell all of the Properties to the Purchaser, subject to and upon the terms and conditions hereinafter set forth; and

WHEREAS, Candlewood owns, directly or indirectly, all of the Sellers and the transactions contemplated by this Agreement are of direct and material benefit to Candlewood; and

WHEREAS, contemporaneously with the execution of this Agreement, Candlewood and certain of its subsidiaries are entering into the Termination Agreement and the SCH Purchase Agreement (such agreement, together with the Termination Agreement, the “Other Transaction Agreements”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Candlewood Parties and the Purchaser hereby agree as follows:

SECTION 1. DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

1.1                        “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

1.2                        “Agreement” shall mean this Purchase and Sale Agreement, together with the Schedules attached hereto, as it and they may be amended from time to time as herein provided.

1.3                        “Allocable Purchase Price” shall mean, with respect to each Property, the amount set forth in Schedule A opposite the name of such Property, it being understood and agreed that the aggregate amount of the Allocable Purchase Prices of the Properties shall be Ninety Million Dollars ($90,000,000).

1.4                        “Apportionment Time” shall have the meaning given such term in Section 9.1 of this Agreement.

1.5                        “Assets” shall mean, with respect to any Hotel, collectively, all of the Real Property, the FAS, the FF&E, the Contracts, the Documents, the Improvements, the Intangible Property, the Inventories and the Tenant Leases owned by any of the Sellers in connection with or relating to such Hotel, excluding the Excluded Assets.

1.6                        “Assumed Debt” shall mean the outstanding indebtedness of the Candlewood Parties to the Overland Park Lender which is secured by, among other things, a mortgage and security agreement which encumbers the Property located at 11001 Oakmont, Overland Park, Kansas 66210.

1.7                        “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of New York are authorized by law or executive action to close.

1.8                        “Candlewood” shall have the meaning given such term in the first paragraph of this Agreement.

1.9                        “Candlewood Parties” shall mean, collectively, Candlewood, the Sellers and JPD.

1.10                  “Closing” shall have the meaning given such term in Section 3.1.

1.11                  “Closing Date” shall have the meaning given such term in Section 3.1.

1.12                  “Contracts” shall mean, with respect to any Property, all hotel licensing agreements and other service contracts,

equipment leases, booking agreements and other arrangements or agreements to which any of the Sellers is a party affecting the ownership, repair, maintenance, management, leasing or operation of such Property, to the extent the Sellers’ interest therein is assignable or transferable, excluding the Excluded Assets; provided, however, that the term “Contracts” shall not include any agreement between any Seller and any Candlewood Party or any of its affiliates, including, without limitation, those certain management agreements, dated as of various dates, between any Seller and Candlewood with respect to such Seller’s respective Properties, which management agreements shall be terminated with respect to such affected Properties on or prior to the Closing Date.

1.13                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.14                  “Documents” shall mean, with respect to any Property, all books, records and files relating to the leasing, maintenance, management or operation of such Property, excluding the Excluded Assets.

1.15                  “Excluded Assets” shall mean any “Assets” as such term is defined in the SCH Purchase Agreement.

1.16                  “FAS” shall mean, with respect to any Property, all items included within “Property and Equipment” under the Uniform System of Accounts, including, but not limited to, linen, china, glassware, tableware, uniforms and similar items, whether used in connection with public space or guest rooms, owned by any of the Sellers and located in or at, or used in connection with the ownership, operation or maintenance of such Property, excluding the Excluded Assets.

1.17                  “FF&E” shall mean, with respect to any Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever (other than motor vehicles) owned by any of the Sellers and located in or at, or used in connection with the ownership, operation or maintenance of such Property, excluding the Excluded Assets.

1.18                  “Final Calculation” shall have the meaning given such term in Section 9.1(c).

1.19                  “Financial Agreement” shall mean that certain Financial Agreement, dated as of December 14, 1998, between the Jersey City Owner and the City of Jersey City, as amended by an

Amended Financial Agreement, dated as of September 13, 1999, and an Amendment to the Amended Financial Agreement, dated as of April 18, 2002.

1.20                  “Fort Worth Property” shall mean, collectively, all of the Assets relating to the Property located at 5201 Endicott Avenue, Fort Worth, Texas 76137.

1.21                  “Hoffman Estates Property” shall mean, collectively, all of the Assets relating to the Property located at 2875 Greenspoint Parkway, Hoffman Estates, Illinois 60195.

1.22                  “Hotel” shall mean each hotel located at the properties identified on Schedule A, the legal descriptions of which properties are set forth on Schedules B-1 through B-12.

1.23                  “Improvements” shall mean, with respect to any Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

1.24                  “Intangible Property” shall mean, with respect to any Property, all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, the Contracts, telephone exchange numbers identified with such Property held by any of the Sellers and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to such Property held by any of the Sellers, excluding the Excluded Assets.

1.25                  “Inventories” shall mean, with respect to any Property, all “Inventories” as defined in the Uniform System of Accounts owned by any of the Sellers and located in or at, or used in connection with the ownership, operation or maintenance of such Property, excluding the Excluded Assets.

1.26                           “Jersey City Owner” shall mean Candlewood Jersey City-Urban Renewal, L.L.C., a New Jersey limited liability company and the owner of the fee simple interest in the Real Property comprising a portion of the Jersey City Property and certain of the other Assets related thereto.

1.27                  “Jersey City Property” shall mean, collectively, all of the Assets relating to the Property located at 21 2nd Avenue Extension, Jersey City, New Jersey 07302.

1.28                  “JPD” shall have the meaning given such term in the first paragraph of this Agreement.

1.29                  “Knowledge” means (a) with respect to an individual, “knowledge” of a particular fact or other matter if such individual is aware of such fact or other matter; and (b) with respect to any entity (other than an individual), “knowledge” of a particular fact or other matter if any individual who is serving as a director, executive officer or an executive-level manager of such entity (as opposed to an on-site manager of any Property) is aware of such fact or other matter.

1.30                  “Lease” shall mean that certain Second Amended and Restated Lease Agreement, dated as of April 12, 2002, between HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust and HH HPTCW II Properties LLC, as landlord, and Candlewood Leasing No. 1, Inc., as tenant, as the same has been and may be amended from time to time.

1.31                  “Material Adverse Effect” shall mean (a) any changes, events, developments or effects that have had or are reasonably likely to have, in the aggregate, a materially adverse effect on (i) the liabilities, prospects, condition (financial or other), or results of operations of the Properties, taken as a whole, or (ii) the ability of the Candlewood Parties or the Purchaser to consummate the transactions contemplated by this Agreement, (b) any changes, events, developments or effects that have had, or are reasonably likely to have, in the aggregate, an adverse effect on the liabilities, prospects, condition (financial or other) or results of operations of the Properties (including any loss, cost, damage, expense or diminution in value) with an aggregate value of $9,000,000 or more, except in each case of clause (a)(i) and (b) above, for any such change or condition resulting from (i) changes or developments primarily resulting from the announcement or pendency of this Agreement or the Other Transaction Agreements, (ii) changes or developments in the industry in which the Candlewood Parties operate, (iii) changes or developments which are attributable to seasonal fluctuations in the industry in which the Candlewood Parties operate provided that such fluctuations are consistent with the historical seasonal fluctuations in such industry over the past three (3) years, or (iv) changes or developments in financial or securities markets or the economy in general.

1.32                  “Opening Date” shall mean, with respect to any Property, the date as of which all Improvements located at such Property, including, without limitation, all guest rooms and/or suites, shall have opened for business to the public as a Candlewood hotel, in accordance with applicable brand standards.

1.33                  “Other Transaction Agreements” shall have the meaning given such term in the introductory clauses to this Agreement.

1.34                  “Outside Closing Date” shall have the meaning given such term in Section 11.1(b).

1.35                  “Overland Park Lender” shall mean LaSalle Bank National Association, Trustee for Holders of Bank of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-PB1, the holder of the Assumed Debt.

1.36                  “Permitted Encumbrances” shall mean, with respect to any Property, (a) liens for Taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of such Property as an extended stay hotel as currently operated and constructed; (c) such other nonmonetary encumbrances as do not, in the Purchaser’s reasonable opinion, impair marketability and do not materially interfere with the use of such Property as a fully functioning Candlewood hotel; (d) the mortgages, deeds of trust and other recorded instruments securing the Assumed Debt; and (e) such other encumbrances with respect to such Property which appear on Schedules D-1 through D-12.

1.37                  “Plano Property” shall mean, collectively, all of the Assets relating to the Property located at 4701 Legacy, Plano, Texas 75024.

1.38                  “Plans and Specifications” shall mean, with respect to each Property other than the Hoffman Estates Property and the San Antonio Property, the plans and specifications identified on Schedule E with respect to such Property.

1.39                  “Properties” shall mean, collectively, all of the Assets relating to the properties identified on Schedule A, the legal descriptions of which are set forth in Schedules B-1 through B-12.

1.40                  “Proxy Statement” shall have the meaning given such term in Section 8.7 of this Agreement.

1.41                  “Purchase Price” shall mean the sum of the Allocable Purchase Prices, but in no event more than Ninety Million Dollars ($90,000,000).

1.42                  “Purchase Proposal” shall have the meaning given such term in Section 8.9(a) of this Agreement.

1.43                  “Purchaser” shall have the meaning given such term in the first paragraph of this Agreement.

1.44                  “Real Property” shall mean, with respect to any Property, the real property described in the applicable Schedule B-1 through B-12, together with all easements, rights of way, privileges, licenses and appurtenances which the Sellers may own with respect thereto.

1.45                  “Review Period” shall mean the period expiring on October 27, 2003.

1.46                  “San Antonio Property” shall mean, collectively, all of the Assets relating to the Property located at 8350 IH Highway West, San Antonio, Texas 78230.

1.47                  “SCH” shall mean Six Continents Hotels, Inc., a Delaware corporation.

1.48                  “SCH Agreements” shall mean, collectively, the SCH Purchase Agreement, together with each and every document contemplated therein and thereby to which SCH (or any of its affiliates) is a party, as the same may be amended from time to time.

1.49                  “SCH Purchase Agreement” shall mean that certain Asset Purchase and Sale Agreement, dated as of the date hereof, among SCH, Candlewood and Candlewood Hotel Company, L.L.C., as the same may be amended from time to time.

1.50                  “SEC” shall mean the United States Securities and Exchange Commission.

1.51                  “Sellers” shall have the meaning given such term in the first paragraph of this Agreement.

1.52                  “Special Meeting” shall have the meaning given such term in Section 8.8 of this Agreement.

1.53                  “Stockholder Approval” shall have the meaning given such term in Section 4.10 of this Agreement.

1.54                  “Tax” shall mean any and all federal, state, local or non-U.S. taxes, fees, levies, duties, tariffs, imposts, and other similar charges on or with respect to net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, or windfall profit tax, custom, duty, value added or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax.

1.55                  “Tax Return” shall mean any return, claim, election, information return, declaration, report, statement or other document required to be filed in respect of Taxes.

1.56                  “Tenant Leases” shall mean, with respect to any Property, all leases, rental agreements or other agreements (other than agreements for letting of rooms or other facilities to hotel guests), including all amendments or modifications thereto, which entitle any person to have rights with respect to the use or occupancy of any portion of such Property, excluding the Excluded Assets.

1.57                  “Termination Agreement” shall mean that certain Termination Agreement, dated as of the date hereof, among the Purchaser, Candlewood and the other parties to the Lease, as the same may be amended from time to time.

1.58                  “Title Company” shall mean Chicago Title Insurance Company, or such other title insurance company as shall have been selected by the Purchaser and approved by the Sellers, which approval shall not be unreasonably withheld, delayed or conditioned.

1.59                  “Transactions” shall have the meaning given such term in Section 4.10.

1.60                  “Treasury Regulations” shall mean the federal income Tax regulations promulgated under the Code, as such regulations may be amended from time to time.

1.61                  “True-up” shall have the meaning given such term in Section 9.1(b).

1.62                  “Uniform System of Accounts” shall mean A Uniform System of Accounts for Hotels, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

SECTION 2.  PURCHASE AND SALE; DILIGENCE

2.1                        Purchase and Sale. In consideration of the mutual covenants herein contained, the Purchaser hereby agrees to purchase and assume from the Candlewood Parties and the Candlewood Parties hereby agree to sell and assign to the Purchaser, all of their right, title and interest in and to the Properties owned by them and the Assumed Debt for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

2.2                        Jersey City Owner. Notwithstanding anything to the contrary contained herein, the Purchaser shall have the right, in its sole and absolute discretion, to elect, by written notice given to Candlewood given at least five (5) Business Days prior to the Closing Date, to accomplish the purchase and sale of the Jersey City Property by acquiring all of the membership interests in the Jersey City Owner, and, to the extent that any of the Assets related to the Jersey City Property are not owned by the Jersey City Owner, the direct transfer, sale and conveyance of the title to such Assets by the Candlewood Parties (or other owners thereof) to the Purchaser or its designee in accordance with the terms and conditions of this Agreement. In no event shall the foregoing affect, limit or impair the rights, obligations and agreements of the Candlewood Parties or the Purchaser contained herein with respect to the Jersey City Property; it being understood and agreed that, if the foregoing election is made, then, in addition to the substantive understandings herein that govern the transfer of membership interests in the Jersey City Owner, the substantive understandings herein that govern the transfer of the Assets related to the Jersey City Property, including, without limitation, those contained in Section 9.1, shall be applied to the purchase and sale of the Jersey City Property as if no such election had been made.

2.3                        Diligence Inspections. For the Review Period and, thereafter, until Closing, the Candlewood Parties shall permit the Purchaser and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein), to perform due diligence, soil analysis and environmental investigations, to examine the books of account and records of the Candlewood Parties with respect to the Properties, including, without limitation, all leases and agreements affecting the Properties, and make copies thereof, at such reasonable times as the Purchaser or its representatives may request by notice to the Candlewood Parties (which notice may be oral). Such inspections, diligence, analyses, and investigations are being permitted for information purposes only and shall not entitle the Purchaser to refuse to close the transactions contemplated in this Agreement, except as expressly set forth herein. To the extent that, in connection with such investigations, the Purchaser, its agents, representatives or contractors, damages or disturbs any of the Real Property, the Improvements, the FAS, the FF&E or the Inventories located thereon, the Purchaser shall, at its expense, return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Neither the Purchaser nor any of its agents, representatives or contractors shall have any right whatsoever to alter the condition of any Property, or portion thereof, without the prior written consent of the Candlewood Parties, which consent may be withheld in the Candlewood Parties’ sole discretion. The Purchaser shall indemnify, defend and hold harmless the Candlewood Parties from and against any and all expense, loss or damage which the Candlewood Parties may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than to the extent that any expense, loss or damage arises from any negligence or misconduct of the Candlewood Parties. The provisions of this Section 2.3 shall survive the termination of this Agreement and the Closing.

SECTION 3.  PURCHASE AND SALE

3.1                        Closing. The purchase and sale of the Properties shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Candlewood Parties and the Purchaser may agree as soon as practicable after the satisfaction or, if permissible, the waiver of, the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

3.2                        Purchase Price. The Purchase Price shall be payable at the Closing by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by the Candlewood Parties prior to the Closing. Notwithstanding anything contained herein to the contrary, the Purchaser shall receive a credit against the Purchase Price for the amount of the Assumed Debt.

SECTION 4.  CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE

The obligation of the Purchaser to acquire each of the Properties on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of such Closing Date:

4.1                        Accuracy of Representations. The representations and warranties of the Candlewood Parties contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, except for any representations and warranties that speak as of a specific date (which shall be true in all material respects as of such date), unless the failure of any such representation or warranty to be true in all material respects on and as of the Closing Date or such specific date could not be reasonably expected to have a Material Adverse Effect; provided, however, if the Purchaser does not elect to acquire all of the membership interests of the Jersey City Owner pursuant to Section 2.2, then it shall not be a condition precedent that the representations and warranties set forth in Section 6.17 be true in all material respects on the Closing Date.

4.2                        Performance of Obligations. The Candlewood Parties shall have performed, complied with and satisfied all material agreements, covenants and conditions required by this Agreement to be performed, complied with and satisfied by it prior to the Closing Date, in all material respects and otherwise in accordance with the terms of this Agreement, unless the failure to perform, comply with or satisfy any such agreement, covenant or condition could not be reasonably expected to have a Material Adverse Effect.

4.3                        Closing Documents. The Candlewood Parties shall have delivered to the Purchaser the following documents:

(a)                         A good and sufficient warranty deed with covenants against grantor’s acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by the applicable Seller(s), conveying good and marketable title to each of the Properties (including, without limitation, those Assets, if any, related to the Jersey City Property that are not owned by the Jersey City Owner) and using the legal descriptions attached to the applicable Seller’s vesting deed for such property, free from all liens and encumbrances other than the Permitted Encumbrances; provided, however, any Seller shall also deliver a quitclaim deed without warranties of any kind with respect to any Property and using such legal descriptions as the Purchaser may reasonably request;

(b)                        One or more bill(s) of sale and assignment agreement(s), substantially in the form attached hereto as Schedule F, duly executed and acknowledged by the applicable Seller(s), with respect to all of the Sellers’ right, title and interest in, to and under the FAS, the FF&E, the Contracts, the Documents, the Intangible Property, the Inventories and the Tenant Leases with respect to each of the Properties, the Sellers’ rights under all builder’s warranties with respect to each of the Properties (including, without limitation, those Assets, if any, related to the Jersey City Property that are not owned by the Jersey City Owner) and, if the Purchaser elects to purchase the membership interests of the Jersey City Owner in accordance with the provisions of Section 2.2, such membership interests;

(c)                         A Sellers’ closing certificate in the form attached hereto as Schedule G;

(d)                        Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to the applicable Candlewood Parties;

(e)                         If the Purchaser elects to acquire the membership interests of the Jersey City Owner in accordance with Section 2.2, the books and records of the Jersey City Owner;

(f)                           If the Purchaser elects to acquire the membership interests of the Jersey City Owner in accordance with Section 2.2, evidence of the resignation of the existing managers, officers and directors of the Jersey City Owner (if any) effective as of the Closing Date;

(g)                        A non-foreign affidavit from each Seller (and also from Candlewood and JPD if the Purchaser elects to acquire the membership interests of the Jersey City Owner in accordance with Section 2.2) dated as of the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code so that the Purchaser is exempt from withholding any portion of the Purchase Price; and

(h)                        Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Purchaser or the Title Company may reasonably require to effectuate the transactions contemplated by this Agreement.

4.4                        Condition of Properties.

(a)                         No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any material agreement benefiting or affecting any of the Properties in any respect, which default could reasonably be expected to have a Material Adverse Effect ; and

(b)                        All licenses, permits and other authorizations necessary for the current use, occupancy and operation of each of the Properties shall be in full force and effect unless the failure of any such license, permit or other authorization to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

4.5                        Title and Survey. The Candlewood Parties shall have satisfied each of the title conditions set forth on Schedule C, and the Title Company shall be prepared, subject only to payment of the applicable premium and endorsement fees and delivery of all conveyance documents in recordable form, to issue title insurance policies to the Purchaser with respect to each of the Properties, having an effective date as of the Closing Date and otherwise in the form attached hereto as Schedules D-1 through D-12, in each case revised to incorporate the changes handmarked thereon.

4.6                        Lease. No Default (as such term is defined in the Lease) shall have occurred and be continuing under the Lease (which in the case of any non-monetary Default only, could reasonably be expected to have a Material Adverse Effect), and the tenant under the Lease shall have paid or caused to be paid all Rent and other monetary charges under the Lease in a timely fashion in accordance with the terms thereof as the same may be affected by Section 7 of the Termination Agreement. Notwithstanding the foregoing, nothing contained in this Section 4.6 shall be deemed a waiver by the Purchaser or any of its affiliates of any of their rights and remedies hereunder or under the Lease with respect to any such Default.

4.7                        Termination Agreement. The Termination Agreement shall be in full force and effect, and the transactions contemplated by the Termination Agreement shall have been consummated or shall be consummated simultaneously with the Closing.

4.8                        Termination of Lease for Jersey City Property. The Jersey City Owner shall have (without cost or penalty to itself)

terminated the lease agreement between the Jersey City Owner and Candlewood Jersey City, NJ, LLC with respect to the Jersey City Property, and the Jersey City Owner shall deliver proof of such termination to the Purchaser.

4.9                        SCH Transactions. The SCH Agreements shall be in full force and effect and shall not have been amended or modified in any material respect without the prior written consent of the Purchaser, which consent may be given or withheld in the Purchaser’s reasonable discretion, and the transactions contemplated by the SCH Agreements shall have been consummated or shall be consummated simultaneously with the Closing.

4.10                  Stockholder Approval. The stockholders of Candlewood shall have approved at a special meeting of the stockholders duly convened (the “Stockholder Approval”) the execution and delivery of this Agreement and the Other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby (the “Transactions”).

4.11                  Assumed Debt. The Overland Park Lender shall have agreed to the assumption of all of the indebtedness and obligations of the Candlewood Parties relating to the Assumed Debt arising from and after the Closing Date (including, without limitation, all of the payment obligations of the Candlewood Parties with respect to the Assumed Debt on and as of the Closing Date provided that the Purchaser has received a credit against the Purchase Price for such amount) by the Purchaser or its assignee upon such terms and conditions as the Purchaser and the Overland Park Lender deem acceptable in their sole discretion and the Overland Park Lender shall have provided the Purchaser with evidence regarding the outstanding principal balance of the Assumed Debt as of the Closing Date. Notwithstanding anything contained in this Section 4.11 to the contrary, (a) in no event shall the Purchaser have the right to condition its assumption of the Assumed Debt upon the Purchaser’s receipt of terms and conditions with respect to the Assumed Debt which are more favorable than those that are currently in place and (b) if, prior to the Closing Date or simultaneously with the Closing, the Candlewood Parties cause the Assumed Debt to be satisfied in full and all the documents securing the Assumed Debt to be discharged and otherwise terminated to the Purchaser’s reasonable satisfaction, then this condition precedent shall be null and void.

If any of the foregoing conditions precedent have not been satisfied on the Outside Closing Date, then the Purchaser shall have the right, in its sole discretion, to terminate this

Agreement by notice given to the Candlewood Parties on or after the Outside Closing Date, and Section 11.2(a) below shall be applicable to any such termination, it being expressly understood and agreed that to the extent that any of the above-referenced conditions precedent are not qualified as to a Material Adverse Effect (including, without limitation, the condition precedent set forth in Section 4.5 hereof), then the aforementioned termination right may be exercised by the Purchaser regardless of whether the failure to satisfy such condition precedent could reasonably be expected to have a Material Adverse Effect.

SECTION 5.  CONDITIONS TO CANDLEWOOD PARTIES’ OBLIGATION TO CLOSE

The obligation of the Candlewood Parties to convey the Properties on the Closing Date to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

5.1                        Purchase Price. The Purchaser shall have delivered to the Candlewood Parties the Purchase Price as provided in Section 3.2.

5.2                        Accuracy of Representations. The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, except for any representations and warranties that speak as of a specific date (which shall be true in all material respects as of such date), unless the failure of any such representation or warranty to be true in all material respects on and as of the Closing Date or such specific date could not be reasonably expected to have a Material Adverse Effect.

5.3                        Performance of Obligations. The Purchaser shall have performed, complied with and satisfied all material agreements, covenants and conditions required by this Agreement to be performed, complied with and satisfied by it prior to the Closing Date, in all material respects and otherwise in accordance with the terms of this Agreement, unless the failure to perform, comply with or satisfy any such agreement, covenant or condition could not be reasonably expected to have a Material Adverse Effect.

5.4                        Closing Documents. The Purchaser shall have delivered to the Candlewood Parties the following documents:

(a)                         Duly executed and acknowledged counterparts of the documents described in Section 4.3, where applicable; and

(b)                        Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Purchaser.

5.5                        Assumed Debt. The Purchaser or its assignee shall have assumed and agreed to pay and perform all of the indebtedness and obligations of the Candlewood Parties relating to the Assumed Debt arising from and after the Closing Date (including, without limitation, all of the payment obligations of the Candlewood Parties with respect to the Assumed Debt on and as of the Closing Date provided that the Purchaser has received a credit against the Purchase Price for such amount) upon such terms and conditions as the Purchaser and the Overland Park Lender deem acceptable in their sole discretion. Notwithstanding anything contained in this Section 5.5 to the contrary, (a) in no event shall the Purchaser have the right to condition its assumption of the Assumed Debt upon the Purchaser’s receipt of terms and conditions with respect to the Assumed Debt which are more favorable than those that are currently in place and (b) if, prior to the Closing Date or simultaneously with the Closing, the Candlewood Parties cause the Assumed Debt to be satisfied in full and all the documents securing the Assumed Debt to be discharged and otherwise terminated to the Purchaser’s reasonable satisfaction, then this condition precedent shall be null and void.

5.6                        Termination Agreement. The transactions contemplated by the Termination Agreement shall have been consummated or shall be consummated simultaneously with the Closing.

5.7                        SCH Transactions. The transactions contemplated by the SCH Agreements shall have been consummated or shall be consummated simultaneously with the Closing.

5.8                        Stockholder Approval. The Stockholder Approval shall have been obtained.

If any of the foregoing conditions precedent have not been satisfied on and as of the Outside Closing Date, then the Candlewood Parties shall have the right, in their sole discretion, to terminate this Agreement by notice given to the Purchaser on or after the Outside Closing Date, and Section 11.2(a) below shall be applicable to any such termination, it being expressly understood and agreed that to the extent that any of the above-referenced conditions precedent are not qualified as to a Material Adverse Effect, then the aforementioned termination right may be exercised by the Candlewood Parties regardless of whether the failure to satisfy such condition precedent could reasonably be expected to have a Material Adverse Effect.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF CANDLEWOOD PARTIES

To induce the Purchaser to enter into this Agreement, each of Candlewood, with respect to all Properties, each Seller, with respect to its Property, and JPD, except as set forth in the Disclosure Schedule attached hereto as Schedule I (but, in the case of JPD, not in respect of the representations and warranties contained in Sections 6.6, 6.8, 6.9, 6.10, 6.12, 6.13, 6.15 or 6.16), represents and warrants to the Purchaser as follows:

6.1                        Status and Authority of the Candlewood Parties. It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.2                        Action of the Candlewood Parties. It has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by it on or prior to the Closing Date, such document shall constitute its valid and binding obligation and agreement, enforceable against such Candlewood Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

6.3                        No Violations of Agreements. Neither the execution, delivery or performance of this Agreement, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Properties pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which it is bound.

6.4                        Litigation. To its Knowledge, it has received no written notice of and, to its Knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) could reasonably be expected to result in any material adverse change in the business, operation, affairs or condition of any of the Properties or the Jersey City Owner, (c) could reasonably be expected to result in or subject any of the Properties or the Jersey City Owner to a material liability, or (d) involves condemnation or eminent domain proceedings against any material part of any of the Properties (other than condemnation or eminent domain proceedings for which the Purchaser will receive the applicable award in accordance with Section 10.2).

6.5                        Existing Leases, Agreements, Etc. Other than any agreements provided to the Purchaser prior to the expiration of the Review Period, there are no other material agreements affecting any of the Properties or the Jersey City Owner which will be binding on the Purchaser or the Jersey City Owner subsequent to the Closing Date which the Purchaser or the Jersey City Owner cannot terminate on thirty (30) days notice without payment of premium or penalty.

6.6                        Assumed Debt. It has provided the Purchaser with true, correct and complete copies of all documents evidencing or securing the Assumed Debt and there is no default or event which, with the giving of notice or the passage of time or both, could constitute a default under any such documents. The outstanding principal amount of the Assumed Debt as of the date hereof is $3,893,604.

6.7                        Disclosure. No representation or warranty made by the Candlewood Parties in this Section 6 contains any untrue statement of material fact or omits to state a material fact necessary to make it not misleading.

6.8                        Utilities, Etc. To its Knowledge, all utilities and services necessary for the use and operation of each of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto and are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of each of the Properties. To its Knowledge, no fact, condition or proceeding exists which would result in the termination or material impairment of the furnishing of such utilities to any of the Properties.

6.9                        Compliance With Law. To its Knowledge, except as disclosed to the Purchaser in writing prior to the expiration of the Review Period, including in any engineering report or environmental study: (a) each of the Properties and the current use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto in any manner which could reasonably be expected to have a Material Adverse Effect; and (b) at the time of the Closing there will be in effect all material licenses, permits and other authorizations necessary to use, occupy and operate each Property in accordance with the current use, occupancy and operation of the same by the Candlewood Parties as of the date hereof. Except as disclosed to the Purchaser in writing prior to the expiration of the Review Period, none of the Candlewood Parties has received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway in a material and adverse way.

6.10                  Taxes. To its Knowledge, other than the amounts disclosed by Tax bills or the title commitments and pro formas attached hereto as Schedules D-1 through D-12, no Taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, or the Jersey City Owner, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent.

6.11                  Not A Foreign Person. It is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

6.12                  Hazardous Substances. Except as disclosed to the Purchaser or as described in any engineering report or environmental report delivered to the Purchaser prior to the expiration of the Review Period, to its Knowledge, neither it nor any tenant or other occupant or user of any of the

Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to each Candlewood Party’s Knowledge, except as disclosed to the Purchaser or as described in any engineering report or environmental report delivered to the Purchaser prior to the expiration of the Review Period, each of the Properties is free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law and except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

6.13                  Insurance. It has not received written notice from any insurance carrier of defects or inadequacies in any of the Properties which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

6.14                  Ownership of Sellers. Candlewood is the sole owner, directly or indirectly, of all of the issued and outstanding beneficial interests in the Sellers (except that JPD owns one percent (1%) of the membership interests in the Jersey City Owner), and the transactions contemplated by this Agreement are of direct material benefit to Candlewood.

6.15                  Substantial Completion. Physical completion of the Improvements on each of the Properties has occurred, including, without limitation, physical completion of a hotel of the brand and consisting of the number of rooms set forth on Schedule A, consistent with the Plans and Specifications (if applicable) therefor, free of all liens and encumbrances (other than Permitted Encumbrances) such that the Opening Date of each of the Properties shall have occurred and the Improvements may be used for their intended use.

6.16                  Condition of Properties. To its Knowledge, each of the Properties is in good working order and repair, mechanically and structurally sound, free from material defects in materials and workmanship.

6.17                  Jersey City Owner.

(a)                         All of the membership and other equity interests of the Jersey City Owner are owned, of record and beneficially, by Candlewood and JPD, free and clear of all liens, mortgages, pledges, security interests, encumbrances, purchase options, calls or rights or charges of any kind, and are validly issued, fully paid and nonassessable.

(b)                        The Jersey City Owner does not have any subsidiaries.

(c)                         The Jersey City Owner has kept such books, records and accounts as it is required to keep by law or pursuant to the terms and conditions of the Financial Agreement; the minute books of the Jersey City Owner contain, or will contain prior to the Closing Date, accurate and complete records in all material respects of all meetings held of, and limited liability company action taken by, the members and the managers thereof; and no meeting of any such members or managers has been held for which minutes have not been prepared and are not contained, or will be contained prior to the Closing Date, in such minute books.

(d)                        The Jersey City Owner does not have any employees.

(e)                         The Jersey City Owner has filed for or, prior to the Closing Date, will cause to be filed with the appropriate Tax authorities, all Tax Returns (or any similar documents required under the Financial Agreement) that are required by law (or the Financial Agreement) to be filed by, or with respect to, the Jersey City Owner on or prior to the Closing Date (taking into account any extension of time to file granted to or on behalf of the Jersey City Owner), it being understood that Candlewood and the Jersey City Owner have taken the position for federal income tax purposes that the Jersey City Owner was a mere title holding entity and therefore no federal income Tax Returns were required to be filed, and none have been filed. All such Tax Returns were (or will be) true, correct and complete, and correctly reflected (or will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of the Jersey City Owner and any other information required to be shown thereon.

(f)                           No federal, state or local audits, examinations, investigations or other administrative proceedings or court proceedings have been commenced or are presently pending or threatened with regard to any Taxes or Tax Returns with respect to the Jersey City Owner. There is no unresolved dispute or claim concerning a Tax liability of the Jersey City Owner either claimed or raised by any Tax authority. No claim has been made by a governmental authority in a jurisdiction where the Jersey

City Owner does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

(g)                        Prior to and since the Jersey City Owner’s formation (and through the Closing Date) no election under Treasury Regulation Sections 301.7701-2 or -3 has been (or will be) made on IRS Form 8832 (or similar form) to treat the Jersey City Owner as an “association” for federal, state or local Tax purposes.

6.18                  Tax Abatement for Jersey City Property. It has provided the Purchaser with true, correct and complete copies of the Financial Agreement and all other documents evidencing the property tax abatement applicable to the Jersey City Property. To its Knowledge, there is no default or event which, with the giving of notice or the passage of time or both, could constitute a default under the Financial Agreement or any such other documents, and all reports and other documents required to be filed pursuant to the Financial Agreement have been filed in a timely fashion. To its Knowledge, the tax abatement applicable to the Jersey City Property is in full force and effect.

6.19                  Fort Worth Property. With respect to the Fort Worth Property, it has never received any notice from Northern Crossing Partners, Ltd. or any other development advisory board, committee or similar association with respect to any fees, maintenance charges or violations of the conditions, covenants and restrictions set forth in that certain Development Standards Agreement, dated as of November 9, 1988, and recorded in Volume 9434, Page 808 of the real property records of Tarrant County, Texas. To its Knowledge, Northern Crossing Partners, Ltd. no longer exists nor has any other development advisory board, committee or similar association succeeded to its rights under such agreement.

6.20                  Plano Property. With respect to the Plano Property, it has never received any notice from Preston/Legacy Corporate Centre Association, or any other board of directors, architectural control committee or similar association with respect to any fees, maintenance charges or violations of the conditions, covenants and restrictions set forth in that certain Declaration of Restrictions, Covenants and Easements, dated as of April 15, 1998, between Breeze Texas Corporation and Candlewood Dallas TX-Plano, LLC and recorded in Volume 4152, Page 1358 of the real property records of Collin County, Texas.

6.21                  San Antonio Property. With respect to the San Antonio Property, (a) when it purchased the San Antonio Property in March, 2002 the construction of the improvements referred to in the Easement and Other Agreements (Ingress/Egress),dated February 26, 1996, between itamic, inc. and Innhome America, Inc. and recorded in Volume 6675, Page 0356 of the real property records of Bexar County Texas had been completed and (b) it has neither sent nor received a notice of default under that certain Reciprocal Access Agreement, dated as of August 15, 2000, between IH San Antonio Limited Partnership and Robert S. Folsom, and recorded in Volume 8569, Page 1475 of the real property records of Bexar County, Texas.

The representations and warranties made in this Agreement by the Candlewood Parties are made as of the date hereof and shall be deemed remade by the Candlewood Parties as of the Closing Date with the same force and effect as if made on, and as of, such date. The representations and warranties made in this Agreement with respect to the Jersey City Property shall not be affected, limited or impaired by the Purchaser’s election to acquire the membership interests of the Jersey City Owner pursuant to Section 2.2. All representations and warranties made in this Agreement or in any other document delivered pursuant to this Agreement shall expire as of, and be of no further force and effect after, the Closing. Notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by any Candlewood Party of any of such Candlewood Party’s representations and warranties, the Purchaser’s sole right shall be the exercise of its right of termination as provided in Section 4 (and the Purchaser’s sole remedies in connection therewith shall be those expressly set forth in Section 11.2(a)) and none of the Candlewood Parties shall at any time (whether before, on or after the Closing Date) have any further liability whatsoever for any such breach.

Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Purchaser at the Closing, the Candlewood Parties disclaim the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by the Candlewood Parties, on the Candlewood Parties’ behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Purchaser acknowledges (a) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and (b) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at any Closing, made by the Candlewood Parties or anyone acting on the Candlewood Parties’ behalf. The Purchaser further acknowledges that it has not received from or on behalf of the Candlewood Parties any accounting, Tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, Tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, the Purchaser shall purchase the Properties in their “as is” condition on the Closing Date.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce the Candlewood Parties to enter in this Agreement, the Purchaser represents and warrants to the Candlewood Parties as follows:

7.1                        Status and Authority of the Purchaser. The Purchaser is a Maryland real estate investment trust duly organized, validly existing and in trust good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.2                        Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

7.3                        No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

7.4                        Litigation. No investigation, action or proceeding is pending and, to the Purchaser’s Knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

7.5                        Financing. The Purchaser has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the transactions contemplated by this Agreement, and will have sufficient funds available to consummate such transactions on the Closing Date.

The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement or in any other document delivered pursuant to this Agreement shall expire as of, and be of no further force and effect after, the Closing. Notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by the Purchaser of any of its representations or warranties, the Candlewood Parties’ sole right shall be the exercise of its right of termination as provided in Section 5 (and the Candlewood Parties’ sole remedies in connection therewith shall be those expressly set forth in Section 11.2(a)) and the Purchaser shall not at any time (whether before, on or after the Closing Date) have any further liability whatsoever for any such breach.

SECTION 8.  COVENANTS OF THE CANDLEWOOD PARTIES

Candlewood, with respect to all Properties, and each other Candlewood Party, with respect to each of its Properties, hereby covenant with the Purchaser between the date of this Agreement and the Closing Date as follows:

8.1                        Compliance with Laws, Etc. To comply or to cause compliance in all material respects with (a) all applicable laws, regulations and other requirements from time to time of every governmental body having jurisdiction over the Properties, the Jersey City Owner or the use or occupancy of the Improvements located on the Real Property and (b) all terms, covenants and conditions of all instruments of record and other agreements affecting the Properties, in each case where non-compliance could reasonably be expected to have a Material Adverse Effect.

8.2                        Approval of Agreements. Except as otherwise authorized by this Agreement or in the ordinary course of business, not to enter into, modify or amend any other agreement with respect to any Property or the Jersey City Owner which would encumber or be binding upon such Property or the Jersey City Owner from and after the Closing Date (other than the SCH Agreements, which shall be governed by Section 8.3) without in each instance obtaining the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

8.3                        Approval of SCH Agreements. To not modify or amend any of the SCH Agreements in any material respect without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

8.4                        Notice of Material Changes or Untrue Representations. Upon learning of any material change in any condition with respect to any of the Properties or the Jersey City Owner or of any event or circumstance which makes any representation or warranty of the Candlewood Parties to the Purchaser under this Agreement untrue or misleading in any material respect, promptly to notify the Purchaser thereof (the Purchaser agreeing, on learning of any such fact or condition, promptly to notify the Candlewood Parties thereof).

8.5                        Financial Information. To provide to the Purchaser, promptly upon request at the Purchaser’s sole cost and expense, such audited and unaudited financial and other information and certifications of the Candlewood Parties with respect to the

Candlewood Parties and the Properties as the Purchaser may from time to time reasonably request in order to comply with any applicable securities laws and/or any rules, regulations or requirements of the SEC and, if required or requested, to permit the Purchaser to incorporate by reference any information included in filings made by Candlewood with the SEC. Notwithstanding the foregoing, the Candlewood Parties shall be required to provide, pursuant to this Agreement, unaudited financial information with respect to each individual Property through the Closing Date at the Candlewood Parties’ sole cost and expense.

8.6                        Jersey City Owner. To not, with respect to the Jersey City Owner, (a) make any change in its accounting methods or practices for Tax purposes, (b) make any Tax election (including for avoidance of doubt any election under Treasury Regulation Section 301.7701-3 to be treated as an association for purposes of the Code), (c) amend any Tax Return, or (d) settle or compromise any Tax liability, except in the ordinary course of business consistent with past practice.

8.7                        Proxy Statement. As promptly as practicable after the execution of this Agreement, Candlewood will prepare and file with the SEC a proxy statement (“Proxy Statement”) and any other filings required to be made by Candlewood with the SEC which shall comply in all material respects with the provisions of the 1934 Act. The Purchaser will provide Candlewood with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement. Candlewood will use its commercially reasonable efforts to respond to any comments from the SEC. Candlewood will notify the Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Candlewood will promptly inform the Purchaser of such occurrence and file with the SEC or its staff, and/or mail to stockholders of Candlewood, such amendment or supplement. Candlewood shall provide the Purchaser (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC.

8.8                        Special Meeting. Candlewood (a) shall call a special meeting of its stockholders (“Special Meeting”) to be held as promptly as practicable after the filing of the Proxy Statement with the SEC for the purpose of voting upon the execution and delivery of this Agreement, the Other Transaction Agreements and the Transactions, (b) will cause the Proxy Statement to be mailed to its stockholders and (c) subject to the fiduciary duties of the board of directors of Candlewood under Delaware law, shall use all efforts to obtain the Stockholder Approval.

8.9                        No Solicitation.

(a)                         If, prior to receipt of the Stockholder Approval, Candlewood shall receive a Purchase Proposal from any person, and Candlewood’s board of directors shall determine in good faith, after consultation with independent counsel and Candlewood’s financial advisor, that failing to take such action would be inconsistent with its fiduciary obligations under Delaware law, Candlewood’s board of directors may, in response to a Purchase Proposal, terminate this Agreement and accept such Purchase Proposal, and then Candlewood shall give the Purchaser notice thereof and, subject to the continuing obligation of the Candlewood Parties hereunder, including under Section 8.10 and Section 11.2, this Agreement shall terminate without recourse. For purposes of this Agreement, a “Purchase Proposal” shall mean any offer or proposal concerning any (i) merger, consolidation, business combination, or similar transaction involving Candlewood or any of its subsidiaries, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets representing 25% or more of the consolidated assets of Candlewood and its subsidiaries or any of (X) the Properties or (Y) the Excluded Assets, (iii) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 25% or more of the voting power of Candlewood or (iv) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding voting capital stock of Candlewood or (v) any combination of the foregoing.

(b)                        Candlewood shall not, and shall not permit any of its subsidiaries, officers or directors, or any of its representatives, directly or indirectly, to knowingly solicit or initiate (including by way of furnishing any non-public information concerning Candlewood’s business, properties, assets or prospects) discussions, inquiries or proposals or participate in any negotiation leading to any proposal concerning any Purchase Proposal, or the sale of all or substantially all of Candlewood’s assets or for the purchase of all or substantially all of

Candlewood’s equity securities, except for the transactions contemplated by this Agreement and the Other Transaction Agreements; provided, however, that if, at any time prior to the obtaining of the Stockholder Approval, Candlewood’s board of directors determines in good faith, after consultation with independent counsel, that failing to take such action would be inconsistent with its fiduciary duties to Candlewood’s stockholders, Candlewood may, in response to a Purchase Proposal, (i) furnish information with respect to Candlewood and its subsidiaries to the person making such Purchase Proposal pursuant to a customary confidentiality agreement and (ii) participate in discussions and negotiations with respect to such Purchase Proposal. If Candlewood shall receive any offer or request for non-public information, it shall (X) inform the Purchaser that an offer or request has been received and (Y) furnish the Purchaser with the identity of the offeror or person making the request and, in the case of an offer, a copy of such offer, or, if oral, a description of the material terms thereof.

8.10                  Termination Fee. If Candlewood accepts a Purchase Proposal and terminates this Agreement pursuant to Section 8.9, Candlewood shall promptly, but in no event later than two (2) Business Days after the consummation of the transactions contemplated by such Purchase Proposal, pay the Purchaser an aggregate termination fee of $2,571,428.

8.11                  Conduct of the Business. Except as expressly contemplated in this Agreement or as otherwise consented to in writing by the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)                         to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, to use commercially reasonable efforts to preserve intact its current organization, maintain the Properties in good condition in a manner consistent with past practice, keep available the services of its current officers and employees, and preserve its relationships with persons having business dealings with it;

(b)                        to use its commercially reasonable efforts to maintain insurance coverage of the types and in the amounts carried by it prior to the execution of this Agreement and promptly report all known claims within the applicable claims period;

(c)                         not to purchase, sell, lease or dispose of any of the Properties or any membership interests in the Jersey City Owner and not incur any material liability or make any material commitment or enter into any other material transaction related to the Properties or the Jersey City Owner, except in the ordinary and usual course of business or pursuant to contracts existing on the date hereof;

(d)                        except as contemplated by this Agreement, by those certain voting agreements entered into between the Purchaser and certain of Candlewood’s stockholders in connection with the Transactions, by the Other Transaction Agreements or by any plan of dissolution approved by Candlewood’s stockholders, not to amend the articles of incorporation or organization, bylaws, operating agreement, partnership agreement or other comparable charter or organizational documents of any Candlewood Party;

(e)                         not to acquire (1) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (2) any assets that are material, in the aggregate, to Candlewood and its subsidiaries, taken as a whole, except purchases of assets in the ordinary course of business;

(f)                           not to pledge or encumber, sell, lease, license, dispose of or otherwise transfer any assets material to the Properties or the Jersey City Owner, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock or other equity interests of any of its subsidiaries) other than (i) in the case of pledges, encumbrances and leases, in connection with the purchase of equipment subject to capital lease or other similar financing arrangements in the ordinary course of business consistent with Candlewood’s past practice, and (ii) dispositions in the ordinary course of business of equipment no longer used in the businesses of Candlewood and its subsidiaries;

(g)                        except as contemplated by the Other Transaction Agreements, not to enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Candlewood or any of its subsidiaries;

(h)                        not to make any changes in accounting methods, principles or practices or any assumption underlying, or method of calculating, any bad debt, contingency or other reserve,

except as may have been required by a change in GAAP or applicable law;

(i)                            not to (i) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, unless such payment, discharge, settlement or satisfaction would not reasonably be expected to impose upon Candlewood or any of its subsidiaries any material burden that would remain in effect and apply to the Properties or the Jersey City Owner after the Closing, or (ii) waive any benefits of, modify in any respect, or fail to enforce any confidentiality, standstill or similar agreements to which Candlewood or any of its subsidiaries is a party which could reasonably be expected to have a Material Adverse Effect;

(j)                            not to knowingly waive, release or assign any material rights or claims in a manner adverse to the Properties or the Jersey City Owner;

(k)                         not to compromise or settle any material litigation or arbitration proceeding related to the Properties or the Jersey City Owner; or

(l)                            not to authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction of any conditions in Section 4.

8.12                  Cooperation. The Candlewood Parties shall reasonably cooperate with the Purchaser in order to effectuate the assignment and assumption of the Assumed Debt from the Overland Park Lender and the acquisition of the membership interests of Jersey City Owner in accordance with the terms and conditions of the Financial Agreement so as to preserve and protect the tax abatement applicable to the Jersey City Property. In addition, the Candlewood Parties (a) shall provide the Purchaser with all documents relating to the calculation of “Total Project Costs” as defined in the Financial Agreement and (b) shall reasonably cooperate with the Purchaser in order to resolve any issues raised by the audit of the Jersey City Property pursuant to the Financial Agreement, as further described on Schedule I attached hereto (which obligation shall survive the Closing hereunder).

8.13                  Lender Estoppel Certificate. The Candlewood Parties shall use reasonable commercially efforts to obtain a Lender’s

Estoppel Certificate, substantially in the form and substance attached hereto as Schedule H, together with such changes as the Overland Park Lender may reasonably request and which are reasonably satisfactory to the Purchaser, duly executed and acknowledged by the Overland Park Lender.

SECTION 9.  PRORATIONS AND OTHER ADJUSTMENTS

9.1                        Prorations.

(a)                         At the Closing, the following adjustments and prorations shall be computed as of 11:59 p.m. (local time at each Property) on the Closing Date (the “Apportionment Time”). All items of revenue, cost and expense (including for avoidance of doubt real estate and personal property Taxes and assessments) with respect to the period prior to the Apportionment Time shall be for the account of the Sellers. All revenues attributable to guests of the Hotels for the night of the Closing Date shall be for the account of the Sellers. All items of revenue, cost and expense (including for avoidance of doubt real estate and personal property Taxes and assessments) of such Property with respect to the period from and after the Apportionment Time shall be for the account of the Purchaser. All adjustments and prorations shall be on an accrual basis in accordance with GAAP. The Sellers shall be entitled to receive any refunds of any Taxes (real, personal or sales) for any periods prior to Closing, regardless of when received.

(b)                        At the Closing and in connection with the Final Calculation, a fair and reasonable estimated accounting of all adjustments and prorations shall be performed and agreed to by the Sellers and the Purchaser. All amounts for which current bills are not available as of the Closing Date or the date of the Final Calculation, if applicable, including, without limitation, real estate and personal property taxes, shall be apportioned based on 100% of the most recent actual bill available. Subsequent final adjustments and payments (the “True-up”) shall be made in cash or other immediately available funds as soon as practicable after the Closing Date for each Property, based upon an accounting performed by the Sellers and acceptable to the Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 9.1(b) within thirty (30) days of the Closing Date, upon application by any such party, a certified public accountant reasonably acceptable to the parties hereto shall determine any such adjustments which have not theretofore been agreed to by the parties hereto. The charges for such accountant shall be borne equally by the parties to such disputed adjustment. All adjustments to be made as a result of the final results of the True-up shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof.

(c)                         From and after the Closing Date, the Purchaser or its assignee shall be solely responsible for collecting all current assets (“Current Assets”) and for paying all current trade payables which are disclosed to the Purchaser pursuant to the good faith estimate and/or the Final Calculation which the Seller is required to prepare in accordance this Section 9.1(c) (“Current Trade Payables”) that arose in connection with the Candlewood Parties’ operation of the Properties prior to the Closing Date. On or before the date that is ten (10) days prior to the Closing Date, the Candlewood Parties shall provide the Purchaser with a good faith estimate of what the total Current Assets and Current Trade Payables will be on the Closing Date. Such estimate shall be provided to the Purchaser for information purposes only. Within thirty (30) days after the Closing Date, the Candlewood Parties shall provide the Purchaser with a calculation of the actual amount of the Current Assets and the Current Trade Payables as of the Closing Date (the “Final Calculation”). The Final Calculation shall be made on an accrual basis in accordance with GAAP and shall provide for reasonable allowances for uncollectible Current Assets in accordance with GAAP. The Purchaser shall have five (5) Business Days after its receipt of the Final Calculation to approve or reject the same. If the Purchaser does not approve or reject the Final Calculation within such five (5) Business Day period, the Purchaser shall be deemed to have approved the Final Calculation. Within three (3) Business Days after the Purchaser’s approval of the Final Calculation, (i) if the amount of the Current Assets determined therein exceeds the amount of the Current Trade Payables determined therein, then the Purchaser or its assignee shall pay such excess amount to the Candlewood Parties in immediately available funds and (ii) if the amount of the Current Trade Payables determined therein exceeds the amount of the Current Assets determined therein, then the Candlewood Parties shall pay such excess amount to the Purchaser or its assignee in immediately available funds. Such payment shall be a final settlement of the Current Assets and the Current Trade Payables. If the Candlewood Parties and the Purchaser are not able to reach agreement on the Final Calculation within five (5) Business Days after the Purchaser’s rejection of the same, then a certified public accountant reasonably acceptable to the parties hereto shall determine any portion of the Final Calculation that shall not theretofore have been agreed to by the parties hereto. The charges for such accountant shall be borne equally by the parties to such disputed amount.

(d)                        Notwithstanding anything to the contrary contained herein, the proration of real and personal property Taxes for each Property located in the State of Michigan shall be determined assuming that Taxes due July 1 are paid for the twelve (12) month period from such July 1 through the following June 30, and Taxes due December 1 are paid for the twelve month period from such December 1 through the following November 30.

9.2                        Closing Costs. The Candlewood Parties, on one hand, and the Purchaser, on the other hand, shall share equally all costs and expenses associated with the transaction contemplated hereby, including, without limitation, recording, sales and transfer fees and Taxes, local counsel fees (limited to those incurred in connection with usual and customary local counsel services in similar commercial real estate transactions), title insurance premiums for the owner’s policies, market studies and appraisals, title, survey, environmental and zoning reports, engineering studies, the Taxes (if any) associated with the transfer of the FF&E, the FAS and Inventories, and any costs associated with the transfer of the roof warranties; provided, however, each party shall pay its own attorneys’ and accountants’ fees and costs in connection with this transaction and the Candlewood Parties shall pay any costs or expenses associated with the defeasance or prepayment of any existing debt with respect to the Properties, the assumption of the Assumed Debt by the Purchaser and any fees or costs owed their investment banker The parties shall make appropriate allocations of the Purchase Price for purposes of determining any transfer or recording Taxes due in connection herewith.

9.3                        Additional Tax Matters. The parties agree that (i) Candlewood shall have sole responsibility, authority and control over the Tax Returns filed with respect to the Jersey City Owner for all periods ending on or before the Closing Date and (ii) Candlewood shall be responsible for all Taxes (including payment thereof) relating to such Tax Returns. The Purchaser agrees to reasonably cooperate in providing any records, information and documents to Candlewood to enable Candlewood to file such Tax Returns. With respect to Tax Returns not otherwise addressed in Section 9.1 or Section 9.2 hereof (if any) filed for the Jersey City Owner that include both periods before and after the Closing Date (“Straddle Returns”), the Purchaser shall have sole responsibility to file such Straddle Returns, provided that (x) Candlewood shall have the right to review and comment on such

Straddle Returns prior to their filing, (y) Candlewood shall be responsible for all Taxes (including payment thereof) on such Straddle Returns attributable to the portion of the taxable period prior to and including the Closing Date, and (z) Candlewood will reasonably cooperate in providing any records, information and documents to the Purchaser to enable the Purchaser to file such Straddle Returns. In the event that the Purchaser and Candlewood fail to resolve any dispute with respect to any such Straddle Return, then any disputed aspects shall be resolved before the last day on which such Straddle Return is due (taking into account any extensions) by a “big four” accounting firm mutually agreed upon by the Purchaser and Candlewood having no material relationship with either the Purchaser or Candlewood.

9.4                        Survival. The obligations of the parties under this Section 9 shall survive the Closing hereunder until such time as the parties’ obligations under Section 9 shall have been satisfied.

SECTION 10.  CASUALTY AND CONDEMNATION

10.1                  Casualty. If, prior to the Closing, all or any part of any Property is destroyed or damaged by fire or other casualty, the Candlewood Parties shall promptly notify the Purchaser of such fact. There shall be no abatement of the Purchase Price as a result of such casualty and the Seller shall assign to the Purchaser at the Closing all of the rights of the Seller to the proceeds, if any, under the Seller’s insurance policies covering the Property with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of (a) any amounts received by the Candlewood Parties as of the Closing under any such insurance policies and (b) any deductible. The Candlewood Parties shall not negotiate or agree to any settlement of any claim under any insurance policy without the prior approval of the Purchaser, which approval may be withheld in the Purchaser’s sole discretion.

10.2                  Condemnation. If, prior to the Closing, all or any part of any Property, including access or parking thereto, is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), the Candlewood Parties shall notify the Purchaser of such fact promptly after obtaining Knowledge thereof. There shall be no abatement of the Purchase Price as a result of such condemnation and the Seller shall assign to the Purchaser at the Closing all of the Seller’s right, title and interest in and to all awards, if any, for the taking, and the Purchaser shall be entitled to receive and keep all awards for the taking of such Property or portion thereof. The Candlewood Parties shall not negotiate or agree to any settlement of any claim with respect to any such condemnation without the prior approval of the Purchaser, which approval may be withheld in the Purchaser’s sole discretion.

10.3                  Survival. The parties’ obligations, if any, under this Section 10 shall survive the Closing.

SECTION 11.  TERMINATION.

11.1                  Right to Terminate. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after receipt of the Stockholder Approval:

(a)                         By mutual written consent of Candlewood and the Purchaser;

(b)                        By either Candlewood or the Purchaser if the transactions contemplated by this Agreement shall not have been consummated prior to February 28, 2004 (the “Outside Closing Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the transactions contemplated by this Agreement to occur on or before the Outside Closing Date;

(c)                         By either Candlewood or the Purchaser if the Stockholder Approval is not obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

(d)                        By either Candlewood or the Purchaser if either of the SCH Purchase Agreement or the Termination Agreement has been terminated;

(e)                         by Candlewood, in accordance with the provisions of Section 8.9;

(f)                           By the Purchaser, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or could reasonably be expected to have, individually or in the aggregate, a Material

Adverse Effect and such Material Adverse Effect is not cured within twenty (20) days after written notice thereof;

(g)                        By the Purchaser if (i)(A) there shall be breached any covenant or agreement on the part of a party other than the Purchaser set forth in this Agreement or (B) any representation or warranty of a party other than the Purchaser shall have become untrue, (ii) such breach or misrepresentation is not cured within twenty (20) days after written notice thereof, and (iii) such breach or misrepresentation would cause the conditions set forth in Section 4 not to be satisfied;

(h)                        By Candlewood, if (i)(A) the Purchaser has breached any covenant or agreement on the part of the Purchaser set forth in this Agreement, (B) any representation or warranty of the Purchaser shall have become untrue (ii) such breach or misrepresentation is not cured within twenty (20) days after written notice thereof and (iii) such breach or misrepresentation would cause the conditions set forth in Section 5 not to be satisfied.

11.2                  Effect of Termination.

(a)                         In the event of termination of this Agreement by either Purchaser or Candlewood as provided in Section 4, Section 5 or Section 11.1, this Agreement shall terminate and there shall be no liability or obligation on the part of the Candlewood Parties, the Purchaser or their respective subsidiaries, officers or directors except (i) with respect to Section 8.10 (if applicable), this Section 11.2 , Section 9, Section 10 and Section 12 and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

(b)                        The Candlewood Parties and the Purchaser agree that if this Agreement is terminated pursuant to Section 11.1(d), Section 11.1(e), or Section 11.1(g), (but, in the case of Section 11.1(d), only if the termination required Candlewood to pay the fees, costs and expenses of SCH under the SCH Purchase Agreement) then the Candlewood Parties shall pay the Purchaser an amount equal to the sum of all reasonable and customary out-of-pocket expenses incurred by the Purchaser or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Termination Agreement and the transactions contemplated hereby and thereby.

(c)                         The Candlewood Parties and the Purchaser agree that if this Agreement is terminated pursuant to Section 11.1(h), then the Purchaser shall pay the Candlewood Parties an amount equal to the sum of all reasonable and customary out-of-pocket expenses incurred by the Candlewood Parties or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Termination Agreement and the transactions contemplated hereby and thereby.

(d)                        Payment of expenses pursuant to Section 11.2(b) or Section 11.2(c) shall be made not later than two (2) business days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 90th day after such party delivers such notice of demand for payment).

(e)                         All payments under Section 11.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

SECTION 12.  MISCELLANEOUS

12.1                  Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, except that the Candlewood Parties have dealt with their investment banker in connection with this Agreement and the transactions contemplated hereby and the Candlewood Parties shall be responsible for paying any such claims for commissions or other compensation owed to their investment banker. The Candlewood Parties shall be solely responsible for and shall indemnify and hold harmless the Purchaser and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or such transactions made by any broker, finder or like agent if such claim or claims are based in whole or in part on dealings with any of the Candlewood Parties. The Purchaser shall be solely responsible for and shall indemnify and hold harmless the Candlewood Parties and their respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this

Agreement or the transactions contemplated hereby made by any broker, finder or like agent if such claim or claims are based in whole or in part on dealings with the Purchaser. The provisions of this Section 12.1 shall survive the Closing and any termination of this Agreement.

12.2                  Publicity. The timing and content of all announcements regarding any aspect of this Agreement to the financial community, government agencies, employees or the public generally shall be mutually agreed upon in advance, unless any party hereto is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law, by New York Stock Exchange rule, by American Stock Exchange rule, or by Nasdaq National Market rule, in which case to the extent practicable, the party making the announcement or disclosure will consult with the other party and use reasonable efforts to agree on the nature, extent and form of the announcement or disclosure. Notwithstanding anything to the contrary contained in this Agreement, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction, and all materials of any kind (including opinions or other Tax analyses) that are provided to the taxpayer relating to such Tax treatment and Tax structure.

12.3                  Notices. All notices, offers, acceptances and other communications required or permitted under this Agreement shall be in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed properly addressed as follows:

To any
Candlewood Party:	Candlewood Hotel Company, Inc.
8621 E. 21st Street North, Suite 200
Wichita, Kansas 67206
Attn: Mr. Warren D. Fix
[Telecopier No. (316) 631-1382]

with copies to:		Candlewood Hotel Company, Inc.
8621 E. 21st Street North, Suite 200
Wichita, Kansas 67206
Attn: Mr. Tim D. Johnson
[Telecopier No. (316) 631-1382]

Candlewood Hotel Company, Inc.
8621 E. 21st Street North, Suite 200
Wichita, Kansas 67206
Attn: Mr. Jack P. DeBoer
[Telecopier No. (316) 631-1382]

GoodSmith, Gregg & Unruh
105 West Adams Street, 26th Floor
Chicago, Illinois 60603
Attn: Kenneth Crews, Esq.
[Telecopier No. 312-322-0056]

Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626

	Attn:	William J. Cernius
Charles K. Ruck
[Telecopier No. (714) 755-8290]

To the Purchaser:		Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts 02458
Attn: Mr. John G. Murray
[Telecopier No. (617) 969-5730]

with a copy to:		Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
	Attn:	Nancy S. Grodberg, Esq.
[Telecopier No. (617) 338-2880]

and such notice shall be deemed to have been received (a) on the date of delivery if delivered in person or if sent by telecopier or other facsimile transmission (with hard copy of same being mailed to recipient) or (b) on the first (1st) Business Day after the date of delivery if sent by same day or overnight courier service, or (c) upon receipt, if sent by certified or registered United States Mail, return receipt requested, postage and charges prepaid. The time period in which a response to any such notice must be given, or any action taken with respect thereto, however, shall commence to run from the date of receipt of such notice by the addressee. Rejection, failure or refusal to accept delivery or the inability to deliver because of changed address of which no notice was given, shall be deemed to constitute receipt of the notice sent by the addressee. Any party may change its address for notice, election, and other communication from time to time by notifying the other parties of the new address in the manner provided for giving notice herein. If notice is given pursuant to this Section to a permitted successor or assign, then notice shall be given in accordance with the foregoing to such permitted successor or assign.

12.4                  Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

12.5                  Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that the Purchaser may assign this Agreement, in whole or in part, to one or more entities, in each case wholly owned, directly or indirectly, by the Purchaser (provided, however, that, in the event this Agreement shall be wholly or partially assigned to any entity wholly owned, directly or indirectly, by the Purchaser, Hospitality Properties Trust shall remain liable for the obligation of the “Purchaser” hereunder). In addition, the Purchaser shall have the right to require that the Properties or any part thereof be conveyed directly to one or more designees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

12.6                  Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

12.7                  Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

12.8                  Governing Law. Except as set forth below, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (a) where this Agreement is executed or delivered; or (b) where any payment or other performance required by this Agreement is made or required to be made; or (c) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing. Notwithstanding anything contained herein to the contrary, Sections 8.7 through and including Section 8.11 of this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Delaware applicable to contracts between residents of Delaware which are to be performed entirely within Delaware, regardless of (T) where this Agreement is executed or delivered; or (U) where any payment or other performance required by this Agreement is made or required to be made; or (V) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (W) where any action or other proceeding is instituted or pending; or (X) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (Y) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Delaware; or (Z) any combination of the foregoing.

To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in such court or courts located in the State of Delaware as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

12.9                  WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR THE ACTS OR FAILURE TO ACT OF OR BY ANY OTHER PARTY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR BY ANY OTHER PARTY IN THE PERFORMANCE OF ANY OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

12.10            Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

12.11            Attorneys’ Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

12.12            Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.13            Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.14            Tax Treatment of Acquisition of Member Interests. If the Purchaser elects to purchase all of the membership interests in the Jersey City Owner in lieu of acquiring the Assets owned by the Jersey City Owner with respect to the Jersey City Property, then to the extent permitted by applicable law, the parties will treat and report for purposes of federal (and where applicable, state and local) income Taxes said purchase consistently with the principles of Situation 2 of Internal Revenue Service Revenue Ruling 99-6, 1999-1 C.B. 432, and in particular (a) the Purchaser shall treat and report its acquisition of all of the membership interests as a purchase of all of the assets of the Jersey City Owner from Candlewood and JPD and (b) Candlewood and JPD shall each treat and report their sale of the membership interests as a sale of partnership interests in accordance with Section 741 of the Code.

12.15            Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every warranty, representation, covenant and agreement made in this Agreement on the part of any of the Candlewood Parties or the Purchaser was not made or intended to be made as a personal or individual warranty, representation, covenant or agreement on the part of the incorporator or any stockholder (including any holder of preferred stock of any Candlewood Party), director, officer, agent or partner, past, present or future, of any of the Candlewood Parties or the Purchaser, or any of them, and no personal or individual liability or responsibility is assumed by and no recourse at any time shall be asserted or enforced against, any such incorporator, stockholder (including any holder of preferred stock of any Candlewood Party), director, officer, agent or partner, past, present or future, of any of the Candlewood Parties or the Purchaser, or any of them, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released.

12.16            Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING THE PURCHASER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME “HOSPITALITY PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PURCHASER. ALL PERSONS DEALING WITH THE PURCHASER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

CANDLEWOOD PARTIES:

CANDLEWOOD:

CANDLEWOOD HOTEL COMPANY, INC.,
a Delaware corporation

By:	/s/ JACK P. DE BOER
	Name:	JACK P. DE BOER
	Its:	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

JPD:

JPD CORPORATION,
a Kansas corporation

By:	/s/ JACK P. DE BOER
	Name:	JACK P. DE BOER
	Its:	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

SELLERS:

CANDLEWOOD PORTFOLIO I, L.L.C.,
a Delaware limited liability company

By:		Candlewood Hotel Company, Inc., a Delaware corporation, its sole member

	By:	/s/ JACK P. DE BOER
	Name:	JACK P. DE BOER
Its: CHIEF EXECUTIVE OFFICER

CANDLEWOOD CHICAGO, IL - WHEELING,
L.L.C., a Delaware limited liability
company

By:	Candlewood Hotel Company, Inc., a Delaware corporation, its sole member

	By:	/s/ JACK P. DE BOER
	Name:	JACK P. DE BOER
	Its:	CHIEF EXECUTIVE OFFICER

CANDLEWOOD JERSEY CITY, NJ, LLC,
a Delaware limited liability company

By:	Candlewood Hotel Company, Inc., a Delaware corporation, its sole member

	By:	/s/ JACK P. DE BOER
	Name:	JACK P. DE BOER
	Its:	CHIEF EXECUTIVE OFFICER

CANDLEWOOD JERSEY CITY-URBAN RENEWAL,
L.L.C., a Delaware limited liability
company

By:	Candlewood Hotel Company, Inc., a Delaware corporation, its manager

	By:	/s/ JACK P. DE BOER
	Name:	JACK P. DE BOER
	Its:	CHIEF EXECUTIVE OFFICER

CANDLEWOOD OVERLAND PARK-COLLEGE
BOULEVARD, L.L.C., a Delaware limited
liability company

By:	Candlewood Hotel Company, Inc., a Delaware corporation, its sole member

	By:	/s/ JACK P. DE BOER
	Name:	JACK P. DE BOER
	Its:	CHIEF EXECUTIVE OFFICER

PURCHASER:

HOSPITALITY PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ John G. Murray
John G. Murray
President

SCHEDULE A

The Properties

Location	Allocable Purchase Price
Chicago (Hoffman Estates), IL	$8,100,000
Chicago (Wheeling), IL	$5,500,000
Kansas City (Overland Park), KS	$5,200,000
Detroit (Auburn Hills), MI	$6,800,000
Detroit (Troy), MI	$6,600,000
Jersey City (Jersey City), NJ	$26,700,000
Cary (Raleigh), NC	$5,200,000
Charlotte (Coliseum), NC	$3,600,000
Greensboro (Greensboro), NC	$6,000,000
Dallas/Ft. Worth (Fossil Creek), TX	$4,700,000
Dallas/Ft. Worth (Plano), TX	$7,000,000
San Antonio (San Antonio), TX	$4,600,000

Appendix D

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CANDLEWOOD HOTEL COMPANY, INC.,
a Delaware corporation

Candlewood Hotel Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.             That the Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 16, 1996 (the “Restated Certificate”).  The following certificates were subsequently filed:  (i) Certificate of Correction filed on November 7, 1996; (ii) Certificate of Designation filed September 22, 1997; (iii) Certificate of Amendment filed July 13, 1998; and Certificate of Designation filed July 13, 1998 (collectively, the Restated Certificate with the subsequently filed certificates shall be referred to as the “Certificate of Incorporation”).

2.             That the Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation.  The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall read in its entirety as follows:

“FIRST:  The name of the Corporation is WCH, Inc.”

3.             That pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

4.             That said amendment was duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

5.             That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned has executed this certificate on _______________________, 20__.

(Signature of Authorized Officer)
Name (typed):
Title:

D-1

Appendix E

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS OF PREFERRED STOCK
AND QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS THEREOF

OF

SERIES A CUMULATIVE CONVERTIBLE
PREFERRED STOCK

AND

SERIES B CUMULATIVE CONVERTIBLE
PREFERRED STOCK

OF

CANDLEWOOD HOTEL COMPANY, INC.

Candlewood Hotel Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES

HEREBY CERTIFY THAT:

1.               The Board of Directors of the Corporation, acting pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series A Cumulative Convertible Preferred Stock of the Corporation (the “Series A Certificate of Designations”) and the Series B Cumulative Convertible Preferred Stock of the Corporation (the “Series B Certificate of Designations”), which amendment shall be filed with the Secretary of State of the State of Delaware immediately preceding the closing of the transactions set forth in the resolution.  The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that upon and concurrent with the closing of the transactions contemplated by (i) that certain Purchase and Sale Agreement by and among the Corporation and certain of its affiliates, JPD Corporation, a Kansas corporation, and Hospitality Properties Trust (“HPT”), a Maryland real estate investment trust, and by (ii) that certain Asset Purchase and Sale Agreement by and among the Corporation and certain of its affiliates and Six Continents Hotels, Inc., a Delaware corporation (together, the “Proposed Transactions”), the Series A Certificate of Designations and Series B Certificate of Designations, respectively, will be amended as follows:

I.  Amendment to Series A Certificate of Designations

(A)                              The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

“(ii)  Dividends.  The Series A Preferred Stock shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid.”

(B)                                The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

“(iii)  Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a “Liquidation”), whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to those amounts as described in Section (vii) (“Distributions Upon the Sale of the Corporation’s Assets”) hereof.  Except as provided in this paragraph, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation.  The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph.”

(C)                                The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

“(iv)  The Series A Preferred Stock shall not be subject to redemption.”

(D)                               The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

“(b)                           Reserved.”

(E)                                 The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

“(h)                           Reserved.”

(F)                                 The Series A Certificate of Designations is hereby amended by inserting the following new Section (vii):

“(vii)  Distributions Upon a Sale of the Corporation’s Assets. (a)  Distribution to Series A Holders.  The holders of the Series A Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation (“Net Liquidation Proceeds”) before any payment shall be made or any assets distributed to the holders of Common Stock.

(b)                                 Distribution to Common Stock Holders.  After the payment in full to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock of the $25,000,000 specified in Section vii(a) above, the holders of the Corporation’s Common Stock shall receive, on a pro-rata basis among all holders of the Corporation’s Common Stock, a total of $500,000 in Net Liquidation Proceeds.

(c)                                  Distribution to Series A Holders and Common Stock Holders.  After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series A Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock, and the holders of the Corporation’s Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

(d)                                 Payment of Net Liquidation Proceeds.  The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

(e)                                  Sole Payments.  The foregoing distributions are the only amounts that shall be paid to the holders of the Series A Preferred Stock with respect to such stock.  No other amounts, including without limitation accrued dividends, shall be paid to such holders with respect to such stock.”

II.  Amendment to Series B Certificate of Designations

(A)                              The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

 “(ii)  Dividends.  The Series B Preferred Stock shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid.”

(B)                                The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

“(iii)  Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a “Liquidation”), whether voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to those amounts as described in Section (vii) (“Distributions Upon the Sale of the Corporation’s Assets”) hereof.  Except as provided in this paragraph, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation.  The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph.”

(C)                                The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

“(iv)  The Series B Preferred Stock shall not be subject to redemption.”

(D)                               The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

“(b)                           Reserved.”

(E)                                 The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

“(h)                           Reserved.”

(F)                                 The Series B Certificate of Designations is hereby amended by inserting the following new Section (vii):

“(vii)  Distributions Upon a Sale of the Corporation’s Assets. (a)  Distribution to Series B Holders.  The holders of the Series B Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation (“Net Liquidation Proceeds”) before any payment shall be made or any assets distributed to the holders of Common Stock.

(b)                                 Distribution to Common Stock Holders.  After the payment in full to the holders of Series B Preferred Stock and the holders of Series A Preferred Stock of the $25,000,000 specified in Section vii(a) above, the holders of the Corporation’s Common Stock shall receive, on a pro-rata basis among all holders of the Corporation’s Common Stock, a total of $500,000 in Net Liquidation Proceeds.

(c)                                  Distribution to Series B Holders and Common Stock Holders.  After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series B Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock, and the holders of the Corporation’s Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

(d)                                 Payment of Net Liquidation Proceeds.  The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

(e)                                  Sole Payments.  The foregoing distributions are the only amounts that shall be paid to the holders of the Series B Preferred Stock with respect to such stock.  No other amounts, including without limitation accrued dividends, shall be paid to such holders with respect to such stock. “

2.               Paragraphs I. (A) through (F) and II. (A) through (F) of the foregoing amendment will not become effective and shall have no force and effect unless and until the Proposed Transactions have closed in accordance with their respective terms.

3.               The holders of (i) a majority of the voting power of the outstanding capital stock of the Corporation, (ii) a majority of the outstanding Common Stock of the Corporation, the outstanding Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the “Series A Preferred”), and the outstanding Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the “Series B Preferred”) voting together as a single class pursuant to the Restated Certificate of Incorporation of the Corporation, (iii) 66-2/3% of the outstanding shares of the Series A Preferred, and (iv) 66-2/3% of the outstanding shares of the Series B Preferred, entitled to vote have approved the foregoing amendment at a Special Meeting of the stockholders of the Corporation in accordance with the Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation, and the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.               The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Candlewood Hotel Company, Inc. has caused this Certificate to be executed by                  , its                  , on this          day of                , 2003.

CANDLEWOOD HOTEL COMPANY, INC.,
a Delaware corporation

By:
Name:
Title:

Appendix F

PLAN OF DISSOLUTION OF CANDLEWOOD HOTEL COMPANY, INC.

This Plan of Dissolution (the “Plan”) is for the purpose of effecting the complete liquidation and dissolution of Candlewood Hotel Company, Inc., a Delaware corporation (the “Company”), in accordance with the Delaware General Corporation Law (“DGCL”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”).

I.              ADOPTION OF THE PLAN.  The board of directors of the Company (the “Board”) has adopted this Plan and called a meeting (the “Meeting”) of the Company’s stockholders (the “Stockholders”) to take action on the Plan.  The Stockholders include all holders of the Company’s outstanding Common Stock, par value $.01 per share (the “Common Stock”), the Company’s outstanding Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred”), and the Company’s Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred” and collectively with the Series A Preferred, the “Preferred Stock”).  If (i) Stockholders holding a majority of the outstanding Common Stock, the outstanding Series A Preferred, and the outstanding Series B Preferred voting together as a single class pursuant to the Restated Certificate of Incorporation of the Company, (ii) Stockholders holding 66 2/3% of the outstanding Series A Preferred, and (iii) Stockholders holding 66 2/3% of the outstanding Series B Preferred each vote for the adoption of this Plan at the Meeting, then the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the “Adoption Date”).  The Plan, once adopted, will become effective simultaneously with the occurrence of both of the following events:  (A) the closing of (i) the transactions contemplated by the Asset Purchase and Sale Agreement, dated as of October 27, 2003, by and among the Company, Candlewood Hotel Company LLC, a Delaware limited liability company and Six Continents Hotels, Inc., a Delaware corporation, as may be amended from time to time, (ii) the transaction contemplated by the Purchase and Sale Agreement, dated as of October 27, 2003, by and among the Company and certain of its affiliates, JPD Corporation, a Kansas corporation and Hospitality Properties Trust, a Maryland real estate investment trust, as may be amended from time to time, and (iii) the other transactions contemplated by the foregoing agreements (the “Closing”) and (B) the Certificate of Amendment of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock attached hereto as Exhibit A (the “Certificate of Amendment”) becoming effective.

II.            INTERIM MATTERS.  Notwithstanding anything to the contrary herein, the Board may take no action prior to the Closing with respect to the Plan without the approval of at least (i) one director who has been designated by the holders of the outstanding Series A Preferred and (ii) one director who has been designated by the holders of the outstanding Series B Preferred, in accordance with Section 2.1 of the Amended and Restated Stockholders Agreement, dated as of July 10, 1998, by and among the Company, Doubletree Corporation, a Delaware corporation, the Warren D. Fix Family Partnership,

L.P., Jack P. DeBoer and the other entities set forth on the signature pages thereto, as may be amended from time to time (the “Stockholders Agreement”).

III.           CERTIFICATE OF DISSOLUTION.  Promptly following the Closing, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, file any certificates required by the Delaware governmental authorities, or any other documents as may be required to effectuate the dissolution of the Company, including filing with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL.  The dissolution will be effective (the “Effective Date”) upon the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware or upon such later date as may be specified in the Certificate of Dissolution.  From and after the Effective Date, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for a period of three years, or such longer period as ordered by the Delaware Court of Chancery for the purposes of prosecuting suits by or against the Company, paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company’s business affairs.  The members of the Board in office on the Effective Date shall have all powers provided to them under the DGCL and other applicable law.

IV.           CESSATION OF BUSINESS ACTIVITIES.  After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan and the DGCL.  Effective upon the Closing, the number of directors on the Board of the company shall be five (5), consisting of two (2) directors designated by holders of a majority of the outstanding Series A Preferred, one (1) director designated by holders of a majority of the outstanding Series B Preferred, and two (2) directors, one of whom shall be an independent director, designated by certain holders of the Company’s Common stock in accordance with Section 2.1 of the Stockholders Agreement (such persons collectively, the “Continuing Directors”), each of whom shall serve as a director of the Board until his successor is duly elected by the Stockholders having the right to designate such successor and qualified or until such person’s death, retirement, resignation or removal.  The Continuing Directors in office from and after the Closing and, at the pleasure of the Board, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

V.            LIQUIDATION OF ASSETS.  From and after the Effective Date, the Company shall determine whether and when to sell, exchange, transfer, lease, license or otherwise dispose of all of its property and assets, including the Company’s intangible assets, in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders.  The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation.  As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of all accounts receivable, debts and claims owing to the company, including all recoveries under any pending litigation to which the Company is a party.  In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

VI.           PAYMENT OF DEBTS.  Prior to making any distributions to the Stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company.  Such claims shall be paid or provided for in full if there are sufficient assets.  If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore.  If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims against the Company, including, without limitation, unknown events, tax obligations, claims that are the subject of pending litigation, and all expenses of the sale of the Company’s property and assets, of the collection and defense of the Company’s property and assets, and of the liquidation and dissolution provided for in this Plan.  The Board may, in its discretion, increase or decrease the amount of the Contingency Reserve at any time and shall place or cause to be placed such funds in an account of the Company as the Board has determined to be maintained as the Contingency Reserve.

VII.          DISTRIBUTIONS TO STOCKHOLDERS.  Following the payment or the provision for the payment of the Company’s claims and obligations as provided above, and by law, the Company shall distribute all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition to the Stockholders as provided in the Certificate of Amendment.  If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate be taken:

•              The giving of notice of the dissolution to all persons having a claim against the Company and any rejection of any such claims in accordance with Section 280 of the DGCL;

•              The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who has rejected such offer in accordance with Section 280 of the DGCL;

•              The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (1) claims that are subject of pending litigation against the Company; and (2) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

•              The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected in accordance with Section 280 of the DGCL;

•              The posting of all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

•              The payment, or the making of adequate provision for payment, of all other claims that are mature, known and contested or that have been finally determined to be owing by the Company.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the Board and the officers of the Company are hereby authorized, without further stockholder action, to proceed with the dissolution, liquidation and termination of existence of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof, including the adoption of a plan of distribution as contemplated by such section.

VIII.        NOTICE OF LIQUIDATION.  As soon as practicable after the Effective Date, the Board may direct the officers to mail notice in accordance with the DGCL to all its claimants at this Plan has been approved by the Board and the Company’s stockholders.

IX.           POWERS OF BOARD AND OFFICERS.  Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, following the Closing, the Board may interpret any of the provisions of this Plan, modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders, to the extent permitted by the DGCL.  The Board may also make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code, the Internal Revenue Service and the DGCL and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to do business in any state in which the Company is so qualified, as well as the preparation and filing of any federal or state tax returns.  Prior to the filing of the Certificate of Dissolution, the Board shall have full authority to abandon and revoke the dissolution as the Board deems appropriate without further stockholder action.

X.            CANCELLATION OF STOCK.  The distributions to the Stockholders pursuant to Sections VI and XI hereof shall be in respect of all interests formerly represented by the outstanding Common Stock and Preferred Stock of the Company.  As a condition to receipt of any distribution to the Stockholders, the Board, in its absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock and Preferred Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of their certificates evidencing the Common Stock and Preferred Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board.  The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock and Preferred Stock on the date on which the Company files a Certificate of Dissolution with the Secretary of State of the State of Delaware under the DGCL (the “Final Record Date”), and thereafter certificates representing Common Stock and Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.  If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock and Preferred Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution.  The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and shall escheat to the applicable state or other jurisdiction in accordance with applicable law.  In no event shall the proceeds of any such distribution revert to or become the property of the Company.

XI.           LIQUIDATING TRUST.  From and after the Closing, if deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the “Trustees”), under a liquidating trust (the “Trust”), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock and Preferred Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (ii) held as the Contingency Reserve.  If assets are transferred to the Trust, each Stockholder on the Final Record Date shall receive an interest (an “Interest”) in the Trust in accordance with the allocation set forth in Section VII above.  All distributions from the Trust will be made in accordance with the Interests.  The Interests shall not be transferable except by operation of law or upon death of the recipient.  The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company.  Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities.  Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders.  Any such conveyance to the Trustees shall be in trust for the Stockholders.  The Company, subject to this Section and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable.  Adoption of this Plan as set forth in Section I above shall constitute the approval of the Stockholders of any such appointment, but only to the extent that such appointment is made following the Effective Date, and any such liquidating trust agreement as their act and as a part hereof as if herein written.

XII.         COMPENSATION.  From and after the Closing, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay to the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.  Adoption of this Plan as set forth in Section I above shall constitute the approval of the Stockholders of the payment of any such compensation, subject to Section II of this Plan.

XIII.        EMPLOYEES AND CONSULTANTS.  For the purposes of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board of Directors, such employees and consultants as the Board of Directors deems necessary or desirable to supervise the dissolution.

XIV.        INDEMNIFICATION.  The Company shall indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company.  The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust.  The Trust will similarly be authorized to indemnify the Trustees and any employees, agents or representatives of the Trust for actions taken in connection with the operations of the Trust.  Any claims arising in respect of such indemnification will be satisfied out of the assets of the Trust.  The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations hereunder.

XV.         FURTHER AUTHORITY.  Subject to Section II of this Plan, the Board is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

XVI.        DELISTING OF COMMON STOCK.  At any time, the Board may, if the Board deems such action to be in the best interests of the Company and the Stockholders, cause the shares of Common Stock of the Company to be delisted from any securities exchange on which they are traded.

XVII.       ABSENCE OF APPRAISAL RIGHTS.  Under Delaware law, the Stockholders are not entitled to appraisal rights for their shares of capital stock with the transactions contemplated by the Plan.

XVIII.     STOCKHOLDER CONSENT TO SALE OF ASSETS.  Subject to Section II of this Plan, adoption of this Plan as set forth in Section I above, shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

XIX.        EXPENSES OF DISSOLUTION.  In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan, subject to Section II of this Plan.

XX.         MERGER OF SUBSIDIARIES.  At any time, the Board may, if the Board deems such action to be in the best interests of the Company and the Stockholders, cause any or all of the subsidiaries of the Company to be merged into or with the Company.

EXHIBIT A

Certificate of Amendment of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock

Appendix G

October 26, 2003

Board of Directors

Candlewood Hotel Company, Inc.

8621 East 21st Street North
Suite 200

Wichita, Kansas  67206

Members of the Board of Directors:

Candlewood Hotel Company, Inc. (the “Company”) and certain of its affiliates propose to enter into a purchase and sale agreement (the “Purchase Agreement”) with Hospitality Properties Trust (the “Hotel Acquirer”) pursuant to which the Company and certain of its subsidiaries will sell (the “Hotel Sale”) 12 hotel properties and related assets to the Hotel Acquirer for $90.0 million in cash (the “Hotel Sale Consideration”).  Concurrently with entering into the Purchase Agreement, the Company and Candlewood Hotel Company, L.L.C. (the “Franchisor”), a subsidiary of the Company, propose to enter into an asset purchase agreement (the “Asset Agreement”) with Six Continents Hotels, Inc. (the “Brand Assets Acquirer”) pursuant to which the Company and the Franchisor will sell (collectively, the “Brand Assets Sale”) to the Brand Assets Acquirer certain trademarks, brand names and franchise agreements as set forth in the Asset Agreement for a total consideration of $15.0 million in cash (the “Brand Consideration” and together with the Hotel Sale Consideration, the “Consideration”).  Contemporaneously with the Hotel Sale and the Brand Assets Sale, the Company will terminate the (“Termination”) various lease agreements between the Company, a subsidiary of the Company and the Hotel Acquirer and certain subsidiaries of Hotel Acquirer pursuant to a termination agreement (the “Termination Agreement”).  The Hotel Sale, the Brand Assets Sale and the Termination taken together are referred to as the “Transactions.”  Subsequent to the consummation of the Transactions, the Company and its subsidiaries shall pay or make reasonable provision to pay, certain claims and obligations of the Company (the “Payment of Obligations”).

You have asked us whether in our opinion, in the light of the Transactions and the Payment of Obligations taken as a whole, the Consideration to be received by the Company at the closing of the Transactions pursuant to the Purchase Agreement and the Asset Agreement is fair to the Company from a financial point of view.

In arriving at the opinion set forth below, we have, among other things:

(1)                                  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(2)                                  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and furnished to us by the Company;

(3)                                  Conducted discussions with members of senior management of the Company concerning the matters described in clauses 1 and 2 above;

(4)                                  Performed various valuation analyses of the Company that we deemed relevant, including a discounted cash flow analysis;

(5)                                  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6)                                  Compared the proposed financial terms of the Transactions with the financial terms of certain other transactions that we deemed to be relevant;

(7)                                  Participated in certain discussions and negotiations among representatives of the Hotel Acquirer, the Brand Assets Acquirer, their respective financial and legal advisors and the Company and its legal advisors;

(8)                                  Reviewed a draft dated October 24, 2003 of the Purchase Agreement;

(9)                                  Reviewed a draft dated October 24, 2003 of the Asset Agreement; and

(10)                            Reviewed a draft dated October 24, 2003 of the Termination Agreement.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.  In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company.  With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company.  We have also assumed that the final forms of the Purchase Agreement, the Asset Agreement and the Termination Agreement will be substantially similar to the last drafts reviewed by us.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

We are acting as financial advisor to the Company in connection with the Transactions and will receive a fee from the Company for our services, a significant potion of which is contingent upon the consummation of the Transactions.  In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.  We have, in the past, provided financial advisory and financing services to the Company , the Hotel Acquirer and the ultimate parent corporation of the Brand Assets Acquirer, Intercontinental Hotels Group plc (“IHG”) and may continue to do so and have received, and may receive, fees for the rendering of such services.  Further, one of our officers is a current beneficial owner of 0.1% of the Company’s Series A Preferred Stock and 0.2% of the Company’s Series B Preferred Stock.  In addition, in the ordinary course of our business, we may actively trade the securities of the Company, as well as the securities of the Hotel Acquirer and IHG, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company.  Our opinion does not address the merits of the underlying decision by the Company to engage in the Transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transactions or any matter related thereto.  In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company.  In addition, you have not asked us to address, and this opinion does not address, the merits or fairness of any plan of liquidation or dissolution that the Company may pursue after or in connection with the consummation of the Transactions.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof and in the light of the Transactions and the Payment of Obligations taken as a whole, the Consideration to be received by the Company at the closing of the Transactions pursuant to the Purchase Agreement and the Asset Agreement is fair to the Company from a financial point of view.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

Appendix H

October 27, 2003

Mr. J. Michael Issa

Chairman of the Special Committee of the

Board of Directors of Candlewood Hotel Company, Inc.

8621 E. 21st Street North

Wichita, KS  67206

Dear Mr. Issa:

We understand that as a result of a solicitation process conducted by Merrill Lynch & Co. on behalf of Candlewood Hotels Company, Inc. (the “Company” or “Candlewood”), Candlewood is considering entering into agreements with Hospitality Properties Trust (“HPT”) and Intercontinental Hotels Group, plc (“Intercontinental”) pursuant to which: (i) HPT will purchase 12 hotel assets owned by Candlewood for $90 million in cash consideration, in the aggregate, less the amount of certain assumed debt; (ii) Intercontinental will acquire the Company’s “Candlewood Suites” franchise operation (including the franchise system and agreements and intellectual property including brand names and trademarks) for $15 million in cash consideration, in the aggregate, and assume certain liabilities incidental to such franchise operations; (iii) the leases between Candlewood, as lessee, and HPT, as lessor,  will be cancelled by HPT and HPT will retain the Company’s security deposit less a rebate of $2.5 million; and (iv) the Company will retain all of its other existing assets (including the “Cambridge Suites by Candlewood” franchise system and agreements and intellectual property including brand names and trademarks) and liabilities other than those noted above and will be converted into a liquidating entity (the “Liquidating Entity”) with the stated purpose of making cash distributions from the net proceeds (after settlement of certain net current assets and net current liabilities) when the Board of Directors deems appropriate subsequent to the close of the sale transactions noted above.

The aforementioned transactions (as set forth in (i) through (iv) above) are referred to collectively herein as the “Transaction.”  In connection with the Transaction the holders (the “Preferred Stockholders”) of the Company’s Series A and B Preferred Stock (collectively, the “Preferred Stock”) will agree to amend their respective certificates of designation such that the total accrued and unpaid dividends plus the current liquidation preference currently due to them would be reduced to a total of $25 million, and the Preferred Stockholders will also agree to a distribution formula described below (the “Distribution Formula”).

The Distribution Formula is such that the first $25 million in distributions from the Liquidating Entity will be made to the Preferred Stockholders, the next $500,000 will be made to the Company’s common stockholders (“Common Stockholders”) and any other distributions will be allocated on the basis of 90% to the Preferred Stockholders and 10% to the Common Stockholders. The distributions paid to the Company’s Common Shareholders pursuant to the Distribution Formula are referred to herein as the “Consideration.”

Los Angeles • 1930 Century Park West • Los Angeles, California 90067 • tel.310.553.8871 • fax.310.553.2173

New York Chicago San Francisco Washington, D.C. Minneapolis Dallas Atlanta London

Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

You have requested our opinion (the “Opinion”) as to the matters set forth below.  The Opinion does not address the Company’s underlying business decision to effect the Transaction.  We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.  Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.                    reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-Q for the 2 quarters ended March 31 and June 30, 2003;

2.                    reviewed draft copies of the following agreements: Asset Purchase Agreement by and Among Six Continents Hotels, Inc., Candlewood Hotel Company, Inc., and Candlewood Hotel Company, L.L.C. as of October 23, 2003; the Purchase and Sale Agreement by and among Candlewood Hotel Company, Inc. and Certain of its Affiliates and Hospitality Properties Trust as of October 24, 2003; the Certificates of Amendment of Certificates of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Preferred Stock as of October 26, 2003; the Termination Agreement among HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPTCW II Properties LLC, Hospitality Properties Trust, Candlewood Hotel Company, Inc. and Candlewood Leasing No. 1, Inc. as of October 23, 2003; and the Voting Agreement among Hospitality Properties Trust, Candlewood Hotel Company, Inc., Six Continents Hotels, Inc. and certain stockholders as of October 23, 2003 (collectively, the “Transaction Agreements”);

3.                    met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and held discussions with representatives of the Company’s counsel to discuss certain matters including, but not limited to, the rights and privileges of the Preferred Stockholders and the status of the transaction process;

4.                    visited certain facilities and business offices of the Company including corporate headquarters in Wichita, Kansas as well as certain of the Company’s hotel properties in this area;

5.                    reviewed Merrill Lynch presentations to the Board of Directors of the Company which, among other things, included a status of the marketing and transaction process, dated November 20, 2002, February 7, 2003 and February 24, 2003;

6.                    reviewed the Draft Plan of Liquidation dated October 26, 2003;

7.                    reviewed internal financial schedules, forecasts and projections prepared by the Company’s management with respect to the Company including, but not limited to, hotel profit and loss statements for fiscal years ending December 31, 2000 through 2003; hotel profit and loss statements for year-to-date periods ended June 30, 2003 and 2002; forecasted cash flows for the East Lansing joint venture property for 30 years; pro forma profit and loss statement for the Company (including contributions from leased, franchised, managed and owned hotel properties) for the trailing twelve months ended June 30, 2003 and future growth rate assumptions; sources and uses schedule prepared for the Board of Directors of the Company on

October 23, 2003; Preferred Stock schedule as of September 30, 2003; and tax status schedule (including the NOL carryforward estimate as of August 31, 2003);

8.                    reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

9.                    reviewed the current certificates of designation for the Preferred Stock;

10.              reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction or certain components of the Transaction; and

11.              conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it.  We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

We have also assumed, that the final forms of the Transaction Agreements will be substantially similar to the last drafts reviewed by us.  We have further assumed (i) that the representations and warranties of each party contained in each of the Transaction Agreements and other agreements executed in connection therewith are true and correct, that each party will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof; (ii) that the Transaction and other transactions contemplated by the Transaction Agreements will be consummated as described in the Transaction Agreements; and (iii) that the Company will create the Liquidating Entity and distribute the proceeds from the liquidation thereof in accordance with the Distribution Formula.

As you know, we have been retained by the Special Committee of the Board of Directors of the Company (the “Special Committee”) to render this Opinion and provide other financial advisory services in connection with the Transaction and will receive a fee for such services.

This Opinion is for the use and benefit of the Special Committee and is rendered to the Special Committee in connection with its consideration of the Transaction.  This Opinion does not constitute a recommendation to any of the stockholders of the Company.  This Opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except that the Company may include this Opinion in its entirety in any proxy or information statement mailed to the stockholders of the Company and filed with the Securities and Exchange Commission.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be received by the Common Stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Appendix I

VOTING AGREEMENT

THIS VOTING AGREEMENT is made October 27, 2003, among Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”), Six Continents Hotels, Inc., a Delaware corporation (“SCH”) and those stockholders of Candlewood Hotel Company, Inc. (“CHC”) listed on Schedule A, as updated from time to time in accordance with Section 5.10 hereof (the “Stockholders”).

RECITALS:

1.                                       As of the date hereof, each Stockholder beneficially owns and is entitled to vote the number of (a) shares of common stock, par value $0.01 per share (“CHC Common Stock”), of CHC or (b) shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of CHC (“CHC Series A Stock”) or (c) shares of Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of CHC (“CHC Series B Stock”, and collectively with the CHC Series A Stock, the “CHC Preferred Stock”) set forth opposite such Stockholder’s name on Schedule B hereto.

2.                                       HPT and CHC and certain of its affiliates are contemporaneously entering into that certain Purchase and Sale Agreement (the “Hotel Purchase Agreement”), SCH and CHC are contemporaneously entering into that certain Asset Purchase and Sale Agreement (the “Brand Purchase Agreement”) and HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPT CW II Properties LLC, HPT, CHC and Candlewood Leasing No. 1, Inc. are contemporaneously entering into that certain Termination Agreement (the “Termination Agreement”, and together with the Hotel Purchase Agreement and the Brand Purchase Agreement, the “Transaction Agreements”).

3.                                       In order to induce HPT, SCH and their respective affiliates to enter into the Transaction Agreements and perform their respective obligations thereunder, the Stockholders desire to make certain representations, warranties and agreements.

In consideration of the foregoing, the parties agree as follows:

SECTION I

DEFINITIONS

The terms set forth below shall have the following meanings:

1.1                                 “beneficially own”: shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”).

1.2                                 “CHC Charter Documents”: shall mean CHC’s Restated Certificate of Incorporation (including any Certificates of Designation) and by-laws, in each case, as amended.

1.3                                 “CHC Stock”:  shall mean the CHC Common Stock and the CHC Preferred Stock.

1.4                                 “Discretionary Accounts”: shall mean (i) JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of JPMorgan Chase Bank, (ii) JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Multi-Market Special Investment Trust Fund of JPMorgan Chase Bank, (iii) JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Investment Manager and Agent for the Alfred P. Sloan Foundation (Multi-Market Account) and (iv) Peck’s Management Partners Ltd.

1.5                                 “Effective Time”: shall mean the time at which the transactions contemplated by the Transaction Agreements close.

1.6                                 “Party”:  shall mean HPT, SCH and each of the Stockholders.

1.7                                 “Person”:  shall mean an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any domestic or foreign governmental, administrative, judicial or regulatory authority.

1.8                                 “Purchase Proposal”:  shall mean any offer or proposal concerning any (A) merger, consolidation, business combination, or similar transaction involving CHC or any of its subsidiaries, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets representing 25% or more of the consolidated assets of CHC and its subsidiaries or any of (x) the “Properties” (as defined in the Hotel Purchase Agreement) or (y) the “Assets” (as defined in the Brand Purchase Agreement), (C) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) of CHC or any of the “Sellers” (as defined in the Hotel Purchase Agreement), (D) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding voting capital stock of CHC or (E) any combination of the foregoing; provided however, that any offer or proposal relating to the transactions contemplated by the Transaction Agreements shall not constitute a “Purchase Proposal”.

1.9                                 “Transfer” shall mean any sale, transfer, assignment, pledge, encumbrance or other disposition, including through any “short sale” or derivative transactions.

SECTION II

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

2.1                                 Representations and Warranties of the Stockholders.  Each Stockholder represents and warrants, severally but not jointly, to HPT:

(a)                                  Ownership of CHC Stock.  Set forth in Schedule B opposite the name of such Stockholder are all shares of CHC Stock owned of record or beneficially by such Stockholder as of the date hereof.  Except as set forth in Schedule B, (i) such Stockholder has the exclusive right to vote such securities in the manner required under this Agreement and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any such securities (other than this Agreement) which would prevent such Stockholder from voting such securities in the manner required under this Agreement; provided that with respect to shares of CHC Stock held in the Discretionary Accounts, such representation is qualified by, subject to, and does not apply to the extent of, any rights of the beneficial owners or clients of the Discretionary Accounts to cause a Transfer of such securities or to have such securities returned to them and thereafter to vote or cause such securities to be voted.

(b)                                 Organization of Certain Stockholders.  If such Stockholder is a corporation, partnership, limited liability company or other entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation.

(c)                                  Authority to Execute and Perform Agreements.  Such Stockholder has the requisite power and authority required to enter into, execute and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder.  The execution and delivery of this Agreement by such Stockholder have been duly authorized by all requisite organizational action, if any, on the part of such Stockholder.  This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 No Conflicts; Consents.

(i)                                     The execution and delivery by such Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which such Stockholder is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to such Stockholder.

(ii)                                  No consents, authorizations, orders or approvals of any governmental commission, board, or other regulatory body are required to be obtained or made by such Stockholder in connection with the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

(e)                                  Investigation.  Such Stockholder has had a full opportunity to review and discuss this Agreement and the Transaction Agreements and to ask all questions of HPT, SCH, CHC and CHC’s directors and executive officers necessary in order for such Stockholder to make an informed decision to enter into this Agreement.

2.2                                 Representations and Warranties of HPT and SCH.  Each of SCH and HPT, in each instance solely with respect to itself, represents and warrants to the Stockholders that (i) it is duly organized and validly existing under the laws of the jurisdiction of its formation, (ii) it has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (iii) it has duly authorized, by all necessary action, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by HPT and SCH, (iv) its execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which it is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to it, (v) no consents, authorizations, orders or approvals of any governmental commission, board, or other regulatory body are required to be obtained or made by it in connection with it execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (vi) this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION III

VOTING; WAIVER OF RIGHTS

3.1                                 Agreement to Vote.  Each Stockholder hereby agrees that, at any meeting of the stockholders of CHC, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of CHC, to vote all of the shares of CHC Stock to which he is entitled to vote (including, without limitation, shares of any class of CHC Preferred Stock whether such shares are to be voted separately as a class or, together with shares of other classes or on an as-converted basis, each in accordance with CHC’s Charter Documents, as applicable):

(a)                                  in favor of (i) approval of the terms of the transactions contemplated by the Transaction Agreements, with any modifications that are approved by such Stockholder, (ii) any action required to consummate such transactions and (iii) the adoption of the Plan of Dissolution of CSC in substantially the form attached hereto as Exhibit A with any modifications that are approved by such Stockholder, provided that each of the matters listed in clauses (i), (ii) and (iii) of this Section 3.1(a) are contemporaneously approved;

(b)                                 against any Purchase Proposal;

(c)                                  prior to the Effective Time, against any action or proposal involving CHC or any CHC subsidiary that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Transaction Agreements;

(d)                                 in favor of the amendment to CHC’s certificate of incorporation to change the name of CHC; and

(e)                                  in favor of the adoption of the Certificate of Amendment of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock of CHC, in the form attached hereto as Exhibit B.

SECTION IV

COVENANTS

4.1                                 No Disposition of Shares Prior to Effective Time.  Each Stockholder covenants and agrees that, prior to the Effective Time, such Stockholder shall not Transfer any of the shares of CHC Stock set forth opposite his name on Schedule B as to which such Stockholder has or shares dispositive power; provided that with respect to shares of CHC Stock held in the Discretionary Accounts, such representation is qualified by, subject to, and does not apply to the extent of, any right of the beneficial owners or clients of the Discretionary Accounts to cause a Transfer of such securities or to have such securities returned to them and thereafter to vote or cause such securities to be voted.

4.2                                 Voting Arrangements.  Each Stockholder covenants and agrees that, except pursuant to this Agreement, prior to the Effective Time such Stockholder shall:

(a)                                  not act in concert with any Person to solicit or participate, directly or indirectly, in any solicitation of proxies or powers of attorney or similar rights to vote from any holder of CHC Stock, or with respect to any action, proposal, transaction or agreement that would reasonably be expected to lead to a Purchase Proposal, or to recommend that the Stockholders vote in favor of a Purchase Proposal except as otherwise expressly provided by Section 3 of this Agreement;

(b)                                 not, directly or indirectly: (A) solicit, initiate, encourage, take any action to facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any proposal or offer (including any proposal or offer to the Stockholders) that constitutes or may reasonably be expected to lead to any Purchase Proposal, (B) furnish to any Person other than HPT, SCH or their respective affiliates any information with respect to any Purchase Proposal (except as required by law or regulatory authority), (C) participate in or engage in discussions or negotiations with any Person with respect to any Purchase Proposal, except to notify such Person as to the existence of these provisions, (D) approve, endorse or recommend any Purchase Proposal, or (E) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Purchase Proposal or a transaction contemplated thereby.  Each Stockholder shall, and each Stockholder other than the Discretionary Accounts and J.P. Morgan Partners (SBIC), LLC (formerly known as Chase Venture Capital Associates, L.P.) shall cause its affiliates to, immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Purchase Proposal; and

(c)                                  Notwithstanding any of the provisions of this Agreement, if a Stockholder is a member of the Board of Directors of CHC or has an officer, employee or other representative who is a member of the Board of Directors of CHC, nothing herein shall be construed to obligate such Stockholder or such officer, employee or representative to act in his capacity as a director in any manner which may conflict with such Stockholder’s or such officer’s, employee’s or representative’s fiduciary duties as a director of CHC.

SECTION V

MISCELLANEOUS

5.1                                 Termination.

(a)                                  This Agreement shall terminate, and none of the Parties hereto shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the consent of each of HPT, SCH and each Stockholder, (ii) the termination of either the Hotel Purchase Agreement or the Brand Purchase Agreement or (iii) February 28, 2004.

(b)                                 This Agreement shall terminate with respect to a Discretionary Account and such Discretionary Account shall have no further obligations hereunder, at such time as shares of CHC Stock are no longer held in such Discretionary Account.

5.2                                 Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, or (ii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to HPT, to:

Hospitality Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Attn:  John G. Murray

Telecopy No.:  617.969.5730

with a copy to:

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

Attn:  Richard Teller

Telecopy No.:  (617) 338-2880

If to SCH, to:

Six Continents Hotels, Inc.

Suite 100

Three Ravinia Drive

Atlanta, Georgia 30346-2149

Attn:  Robert Gunkel

with copies to:

Six Continents Hotels, Inc.

Suite 100

Three Ravinia Drive

Atlanta, Georgia 30346-2149

Attn:  Robert Jackman

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Suite 2300

Atlanta, Georgia  30309-3996

Attn:  James Kacena, Esq.

If to the Stockholders, to:

such Stockholder at the address set forth on Schedule A;

with a copy to (only with respect to holders of CHC Preferred Stock):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn:  John Evangelakos

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing.

5.3                                 Interpretation.

(a)                                  When a reference is made in this Agreement to a section or schedule such reference shall be to a section or schedule of this Agreement unless otherwise clearly indicated to the contrary.

(b)                                 The schedules and all documents expressly referred to in this Agreement are incorporated into this Agreement and are made a part of this Agreement as if set out in full.

(c)                                  The titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

(d)                                 The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)                                  The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(f)                                    The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any provision of this Agreement.

5.4                                 Assignment; Successors in Interest.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns, and any reference to a Party shall also be a reference to a successor or assign.  For the avoidance of doubt, the preceding sentence shall not apply to any beneficial owner or client of a Discretionary Account to which shares of CHC Stock have been returned.

5.5                                 No Third-Party Beneficiaries.  With the exception of the Parties and Intercontinental Hotel Group Resources, Inc., which the Parties agree is an intended third party beneficiary to the extent a vote in favor of the transactions contemplated by the Brand Purchase Agreement is required, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

5.6                                 Amendments.  To the extent permitted by law, this Agreement may be amended only by a subsequent writing signed by all of the Parties.

5.7                                 Controlling Law; Integration; Waiver; Waiver of Trial by Jury.

(a)                                  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

(b)                                 This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement, constitutes the entire agreement among the Parties.  The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same.

(c)                                  No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

(d)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH

WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(d).

5.8                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

5.9                                 Further Assurances.  Each Party shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

5.10                           Additional Stockholders.  The Parties agree that, from time to time after the date hereof, additional Stockholders may be added as parties hereto by executing a counterpart of this Agreement or an instrument, reasonably acceptable to HPT, whereby such Stockholder shall join in and become a party to this Agreement as a Stockholder and shall agree to be bound by and to perform all obligations of a Stockholder hereunder, without in either case further action by any Party.  In each such event, the Schedules A and B shall be updated to reflect information relating to such Stockholder.

5.11                           Specific Performance.  The Parties agree that the remedy at law for any breach of this Agreement will be inadequate and that any Party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy.  Such Party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other equitable relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such equitable relief on the basis that there is an adequate remedy at law.

5.12                           Several and Not Joint Obligations.  The obligations of the Stockholders under this Agreement are the several and not joint obligations, each Stockholder has made an individual and separate decision relating to his execution of this Agreement, and the Stockholders shall not by action of this Agreement (i) be deemed to be acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) or (ii) be deemed to have formed a partnership or joint venture.

5.13                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

5.14                           Declaration of Trust of HPT.  The Declaration of Trust of HPT, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Hospitality Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, stockholder, employee or agent of HPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT.  All persons dealing with HPT in any way shall look only to the assets of HPT for the payment of any sum or the performance of any obligation.

5.15                           Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every warranty, representation, covenant and agreement made in this Agreement on the part of any of the Stockholders which is a corporation, trust, partnership or limited liability company was not made or intended to be made as a personal or individual warranty, representation, covenant or agreement on the part of the incorporator or any stockholder (including any holder of preferred stock of CHC), director, officer, trustee, member, manager, agent, general or limited partner, past, present or future, of a Stockholder, and no personal or individual liability or responsibility is assumed by and no recourse at any time shall be asserted or enforced against, any such incorporator, stockholder (including any holder of preferred stock of CHC), director, officer, trustee, member, manager, agent, general or limited partner, past, present or future, of such Stockholder, or any of them, all of such recourse, whether in common law, in equity, by statute or otherwise) is hereby forever waived and released, provided that for purposes of obtaining specific performance only and for no other purpose whatsoever, this Agreement may be enforced against the general partner of any Stockholder which is a limited partnership and provided further that the provisions of this Section 5.15 shall have no application to any Stockholder who is a natural person with respect to whom the warranties, representations, covenants and agreements are personal and individual and against whom there shall be recourse and individual liability and responsibility.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto had caused this Agreement to be duly executed and delivered as of the day and year first above written.

Hospitality Properties Trust

By:	/s/ John G. Murray
	Name:	John G. Murray
	Title:	President

Six Continents Hotels, Inc.

By:	/s/ Stevan D. Porter
	Name:	Stevan D. Porter
	Title:	Chairman and President, The Americas

[Signature page to Voting Agreement]

STOCKHOLDER:

J.P. Morgan Partners (SBIC), LLC,
formerly known as
Chase Venture Capital Associates, L.P.

By:	/s/ David Gilbert
	Name:	David Gilbert
	Title:	Managing Director

[Signature page to Voting Agreement]

STOCKHOLDER:

JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of JPMorgan Chase Bank

By:	/s/ Joan Huggins
	Name:	Joan Huggins
	Title:	Vice President

[Signature page to Voting Agreement]

STOCKHOLDER:

JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Multi-Market Special Investment Trust Fund of JPMorgan Chase Bank

By:	/s/ Joan Huggins
	Name:	Joan Huggins
	Title:	Vice President

[Signature page to Voting Agreement]

STOCKHOLDER:

JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Investment Manager and Agent for the Alfred P. Sloan Foundation (Multi-Market Account)

By:	/s/ Joan Huggins
	Name:	Joan Huggins
	Title:	Vice President

[Signature page to Voting Agreement]

STOCKHOLDER:

Olympus Executive Fund, L.P.

By:
General Partner

	By:	/s/ Robert S. Morris
		Name:	Robert S. Morris
		Title:	Managing Member

[Signature page to Voting Agreement]

STOCKHOLDER:

Olympus Growth Fund II, L.P.

By:
General Partner

	By:	/s/ Robert S. Morris
		Name:	Robert S. Morris
		Title:	Managing Member

[Signature page to Voting Agreement]

STOCKHOLDER:

Peck’s Management Partners Ltd.

By:	Peck’s Management Partners as Investment Manager and Agent

	By:	/s/ Robert J. Cresci
		Name:	Robert J. Cresci
		Title:	Managing Director

[Signature page to Voting Agreement]

STOCKHOLDER:

Equity-Linked Investors-II

By:	Rohit M. Desai Associates-II
General Partner

	By:	/s/ Frank J. Pados
		Name:	Frank J. Pados
		Title:	Attorney-In-Fact

[Signature page to Voting Agreement]

STOCKHOLDER:

Private Equity Investors III, L.P.

By:	Rohit M. Desai Associates-III, LLC
General Partner

	By:	/s/ Frank J. Pados
		Name:	Frank J. Pados
		Title:	Attorney-In-Fact

[Signature page to Voting Agreement]

STOCKHOLDER:

MONY Life Insurance Company

By:	J. ROMEO & CO. as nominee
for MONY Life Insurance Company

	By:	/s/ Raymond Duffy
		Name:	Raymond Duffy
		Title:	A Partner

[Signature page to Voting Agreement]

STOCKHOLDER:

Jack P. DeBoer

/s/ Jack P. DeBoer
Jack P. DeBoer

[Signature page to Voting Agreement]

STOCKHOLDER:

Arbor Lake Club, Ltd.

By:	Lennar Commercial Properties, Inc.,
its General Partner

	By:	/s/ Jeffrey P. Krasnoff
		Name:	Jeffrey P. Krasnoff
		Title:	President

[Signature page to Voting Agreement]

SCHEDULE A

Stockholder	Address
J.P. Morgan Chase Partners (SBIC), LLC, formerly known as Chase Venture Capital Associates, L.P.	J.P. Morgan Partners 1221 Avenue of the Americas, 40th Floor New York, New York 10020

JP Morgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of JPMorgan Chase Bank	JPMorgan Chase Bank 270 Park Avenue New York, New York 10017

JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Multi-Market Special Investment Trust Fund of JPMorgan Chase Bank	JPMorgan Chase Bank 270 Park Avenue New York, New York 10017

JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Investment Manager and Agent for the Alfred P. Sloan Foundation (Multi-Market Account)	JPMorgan Chase Bank 270 Park Avenue New York, New York 10017

Olympus Executive Fund, L.P.	Olympus Partners Metro Center, One Station Place Stamford, Connecticut 06902

Olympus Growth Fund II, L.P.	Olympus Partners Metro Center, One Station Place Stamford, Connecticut 06902

Peck’s Management Partners, Ltd. (Peck’s Management Partners as Investment Manager and Agent)	Peck’s Management Partners, Ltd. One Rockefeller Plaza New York, New York 10020

MONY Life Insurance Company	MONY Life Insurance Company 1740 Broadway New York, New York 10019

Equity-Linked Investors-II	Desai Capital Management Incorporated 410 Park Avenue New York, New York 10022

Private Equity Investors III, L.P.	Desai Capital Management Incorporated 410 Park Avenue New York, New York 10022

Jack P. DeBoer	Candlewood Hotel Company, Inc. 8621 E. 21st Street North Suite 200 Wichita, Kansas 67206

Arbor Lake Club, Ltd.	c/o LNR Property Corporation 1601 Washington Avenue, Suite 800 Miami Beach, Florida 33139

SCHEDULE B

Stockholder	Common Stock	Series A Preferred	Series B Preferred	Options/ Warrants
J.P. Morgan Partners (SBIC), LLC, formerly known as Chase Venture Capital Associates, L.P.		7,000

JP Morgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of JPMorgan Chase Bank		7,000

JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Multi-Market Special Investment Trust Fund of JPMorgan Chase Bank		1,500

JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Investment Manager and Agent for the Alfred P. Sloan Foundation (Multi-Market Account)		1,500

Olympus Executive Fund, L.P.		100	49	392

Olympus Growth Fund II, L.P.		9,900	4,841	38,728

Peck’s Management Partners, Ltd. (Peck’s Management Partners as Investment Manager and Agent)		7,000	7,900	63,200

MONY Life Insurance Company		3,250	3,000	24,000

Equity-Linked Investors-II		3,500	12,000	96,000

Private Equity Investors III, L.P.		3,500	12,000	96,000

Jack P. DeBoer	2,271,099	1,000		275,000

Arbor Lake Club, Ltd.		7,000

Total:	2,271,099	52,250	39,790	593,320

CANDLEWOOD HOTEL COMPANY, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 12, 2003

PROXY VOTING INSTRUCTIONS

MAIL:  Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR

TELEPHONE:  Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions.  Have your control number and proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

The undersigned stockholder of Candlewood Hotel Company, Inc., a Delaware corporation, hereby appoints each of Jack P. DeBoer and Warren D. Fix, with full power to act without the other and to appoint his substitute, as Proxy and attorney-in-fact and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all the shares of voting stock of Candlewood Hotel Company, Inc. held of record by the undersigned on November 17, 2003, at the Special Meeting of Stockholders to be held on December 12, 2003, or any adjournment or postponement thereof, with respect to.

The Proxy will vote the shares represented by this proxy in the manner indicated on the reverse side hereof.  Unless a contrary direction is indicated, the Proxy will vote such shares FOR proposals 1 through 5 set forth on the reverse side hereof and as the Proxy deems advisable, on such other matters as may properly come before the Special Meeting.  If any further matters properly come before the Special Meeting, it is the intention of the persons named above to vote such proxies in accordance with their best judgment.

(Continued and to be dated and signed on the reverse side)

The Board of Directors recommends a vote FOR the following proposals:

1.               To approve the sale of twelve of our hotels to Hospitality Properties Trust (“HPT”) pursuant to the Asset Purchase Agreement between Candlewood and HPT, a copy of which is attached as Appendix A to the accompanying proxy statement.

                        ☐  FOR            ☐ AGAINST            ☐  ABSTAIN

2.     To approve the sale of our rights to all existing Candlewood franchise agreements and certain trademarks and brand names to Six Continents Hotels, Inc. (“SCH”) pursuant to the Asset Purchase Agreement between Candlewood and SCH, a copy of which is attached as Appendix C to the accompanying proxy statement.

                        ☐  FOR            ☐ AGAINST            ☐  ABSTAIN

3.               To approve an amendment to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to change our corporate name from “Candlewood Hotel Company, Inc.” to “WCH, Inc.,” a copy of which is attached as Appendix D to the accompanying proxy statement.

                        ☐  FOR            ☐ AGAINST            ☐  ABSTAIN

4.               To approve an amendment to our Certificate of Designations of our Series A Cumulative Convertible Preferred Stock and our Certificate of Designations of our Series B Cumulative Convertible Preferred Stock, a copy of which is attached as Appendix E to the accompanying proxy statement, to change the dividend rights, redemption rights and liquidation preferences of the Preferred Stock such that the holders of the our Common Stock are entitled to receive a portion of the liquidation proceeds in excess of $25 million.

                        ☐  FOR            ☐ AGAINST            ☐  ABSTAIN

5.               To approve the Plan of Dissolution of Candlewood Hotel Company, Inc., a copy of which is attached as Appendix F to the accompanying proxy statement, to liquidate Candlewood’s remaining assets and wind up its corporate affairs.

                        ☐  FOR            ☐ AGAINST            ☐  ABSTAIN

6.     In the discretion of the persons acting as Proxy, on such other matters as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

                        ☐  FOR            ☐ AGAINST            ☐  ABSTAIN

This proxy, when property executed, will be voted in the manner directed herein by the undersigned shareholder.  If this proxy is executed and no direction is made, this proxy will be voted “FOR” proposals 1 through 5 and as the Proxy deems advisable on such other matters as may properly come before the Special Meeting.

A majority of the proxies or substitutes as shall be present and shall act at said meeting or any adjournment (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

The undersigned acknowledge receipt of the Notice of Meeting and Proxy Statement dated November 17, 2003.

Signature of Stockholder:                                                 Date:  ________________________

Signature of Stockholder:                                                 Date:  ________________________

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.